As filed with the Securities and Exchange Commission on  December 12, 2000

                                                      Registration No. 333-89691

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       POST EFFECTIVE AMENDMENT NO. THREE

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


                        -------------------------------


                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)

                              JAMES M. SENEFF, JR.
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                          THOMAS H. McCORMICK, ESQUIRE
                          JAMES A. BLALOCK III, ESQUIRE
                                  Shaw Pittman
                               2300 N Street, N.W.
                             Washington, D.C. 20037



         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                        CNL HOSPITALITY PROPERTIES, INC.


                    Supplement No. 3, dated December 12, 2000

                        to Prospectus, dated May 23, 2000

================================================================================



         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 23, 2000. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of November 21, 2000, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after November 21, 2000, will be reported in a subsequent Supplement.


         At the annual meeting of stockholders of the Company, held on May 23, 2000, the stockholders of the Company approved amendments to the Articles of Incorporation proposed by the Board of Directors to increase the number of authorized shares of Common Stock and to expand the range of borrowers to which the Company may make loans. These amendments became effective upon filing with the Maryland State Department of Assessments and Taxation on June 27, 2000.


                               RECENT DEVELOPMENTS


         On November 3, 2000, the Company acquired a TownePlace Suites(R) by Marriott(R) located in Newark, California. The Newark Property, which opened in September 2000, includes 127 guest suites, an outdoor swimming pool , an exercise room and guest laundry facilities. The Property is located in Alameda County, adjacent to Santa Clara County, which is considered to be the heart of Silicon Valley.

         On November 21, 2000, the Company acquired a Courtyard(R) by Marriott(R) and a Fairfield Inn(R) by Marriott(R) both located in Orlando, Florida, in the community of Little Lake Bryan. The Courtyard Little Lake Bryan Property, which opened in October 2000, includes 312 guest rooms, 3,500 square feet of meeting space, four executive board rooms, a poolside bar and grill, a breakfast cafe, a fitness center, an indoor/outdoor whirlpool and a beach entry indoor/outdoor swimming pool. The Fairfield Inn Little Lake Bryan Property, which also opened in October 2000, includes 388 guest rooms, a poolside bar and grill, a fitness center, a whirlpool and an outdoor swimming pool . The Properties are located at the entrance to Lake Buena Vista and close to Orlando's entertainment attractions. Central Florida is home to eight theme parks and the Orange County Convention Center is one of the largest convention centers in the country.


         As of November 21, 2000, the Company owned interests in 25 Properties and had commitments to acquire an additional five properties directly and an interest in one property through a joint venture. All of the Properties owned by the Company are leased on a long-term, triple-net basis and the hotels are all operated as national hotel chains.

         On October 1, November 1 and December 1, 2000, the Board of Directors declared a distribution of $0.0625 per Share to stockholders of record on October 1, November 1 and December 1, 2000, respectively, representing an annualized distribution rate of 7.50%.

                               PROSPECTUS SUMMARY

OUR BUSINESS

         The following paragraph is inserted after the second paragraph under the heading " -- Our Business" on page 5 of the Prospectus.

         We will borrow money to acquire properties, make mortgage loans and secured equipment leases, and pay related fees and intend to encumber properties in connection with the borrowing. We plan to obtain one or more revolving lines of credit in an aggregate amount up to $200,000,000, and may also obtain permanent financing. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $200,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We do not anticipate that the aggregate amount of the permanent financing will exceed 30% of our total assets. However, our Articles of Incorporation limit the maximum amount of borrowing in relation to our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, to 300% of our net assets. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

OUR INVESTMENT OBJECTIVES

         The following sentence is inserted after the first paragraph on page 8 under the heading " -- Our Investment Objectives" of the Prospectus.

         We depreciate buildings and equipment on the straight-line method over their estimated useful lives of 40 and 7 years, respectively.



                                  THE OFFERINGS

GENERAL


         Upon completion of its Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in gross proceeds, including 7,264 Shares ($72,637) issued pursuant to the Reinvestment Plan. Following the completion of the Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following completion of the 1999 Offering on September 14, 2000, the Company commenced this offering of up to 45,000,000 Shares. As of November 21, 2000, the Company had received aggregate subscriptions for 47,174,442 Shares totalling $471,744,422 in gross proceeds, including 136,974 Shares ($1,369,740) issued pursuant to the Reinvestment Plan from its Initial Offering, the 1999 Offering and this offering. As of November 21, 2000, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and organizational and offering expenses, totalled approximately $418,400,000. The Company has used the net offering proceeds to invest, directly or indirectly, approximately $345,500,000 in 25 hotel Properties, to pay $1,769,000 as a deposit on one additional hotel Property, to redeem 140,450 Shares of Common Stock for $1,292,142 and to pay approximately $24,200,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $45,700,000 available to invest in Properties and Mortgage Loans. See "Business -- Pending Investments" for information on the five properties the Company has entered into commitments to acquire directly and the interest in one property through a joint venture.


         The following information updates and replaces the last paragraph on page 123 of the Prospectus.

         A maximum of 45,000,000 Shares ($450,000,000) are being offered at a purchase price of $10.00 per Share. Included in the 45,000,000 Shares offered, the Company has registered 5,000,000 Shares ($50,000,000) available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in one of the Prior Offerings and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.


                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         The following sentence replaces the first sentence in item 3 under the heading " -- Certain Conflict Resolution Procedures" on page 35 of the Prospectus.

         The Company will not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).


                                    BUSINESS

GENERAL

         The following information updates and replaces the second paragraph on page 42 and the last paragraph on page 43 of the Prospectus.

         Revenue per available room increased by 3.2% from $49.86 in 1998 to $51.44 in 1999. In 1999, growth in room supply exceeded growth in room demand and resulted in a decrease in occupancy. In 1999, total occupancy fell 0.8% from 63.8% in 1998 to 63.3%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996. Demand in the hospitality industry has increased in 11 of the past 12 years, with an average compounded growth rate of 2.2% between 1987 and 1999.


         As of November 21, 2000, the Company had acquired, directly or indirectly, 25 hotel Properties consisting of land, building and equipment and had initial commitments to acquire five additional Properties directly and an interest in one property through a joint venture. However, as of November 21, 2000, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.


PROPERTY ACQUISITIONS

Western International Portfolio.

         The following information updates and replaces the fifth and sixth paragraph on page 46 of the Prospectus.


         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement under which Hotel Investors agreed to redeem 2,104 shares of Class A Preferred Stock and an equivalent number of shares of common stock of Hotel Investors held by Five Arrows for $2,104,000. In addition, the Company purchased 7,563 shares of both Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000. Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the
Company for $1,653,000. Five Arrows' remaining 38,670 shares of Class A Preferred Stock and the Company's 7,563 shares of Class A Preferred Stock were exchanged for an equivalent number of shares of Class E Preferred Stock, par value $0.01 ("Class E Preferred Stock"), of Hotel Investors. Upon the consummation of this transaction, the Company owns an interest of approximately 53% and Five Arrows owns an interest of approximately 47%, in the common stock of Hotel Investors. Pursuant to this agreement, the Company repurchased 65,285 Shares held by Five Arrows for an aggregate price of $620,207. Additionally, Five Arrows granted the Company the following options: (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for Common Stock of the Company at an exchange rate of 157.000609 Shares of the Company's Common Stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company.

         The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to Common Stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's Common Stock on June 30, 2000. Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors. Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.


         Wyndham Portfolio. On June 1, 2000, the Company acquired two hotel Properties. The Properties are a WyndhamSM Hotel located in Billerica, Massachusetts, a suburb of Boston (the "Wyndham BillericaSM Property"), and a
Wyndham Hotel located in Denver, Colorado, in the Denver Tech Center (the "Wyndham Denver Tech CenterSM Property").

         The Company acquired the Wyndham Billerica Property for $25,092,000 from PAH Billerica Realty Company, LLC and the Wyndham Denver Tech Center Property for $18,353,000 from WII Denver Tech, LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years each.

o The leases require minimum rent payments to the Company of $2,509,200 per year for the Wyndham Billerica Property and $1,835,300 per year for the Wyndham Denver Tech Center Property.

o Minimum rent payments will increase to $2,571,930 per year for the Wyndham Billerica Property and $1,881,183 per year for the Wyndham Denver Tech Center Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 10% of the aggregate amount of all revenues combined, for the Wyndham Billerica and the Wyndham Denver Tech Center Properties, in excess of $13,683,000.

o A security deposit equal to $1,254,600 for the Wyndham Billerica Property and $917,650 for the Wyndham Denver Tech Center Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Wyndham International, Inc. for operation of the Wyndham Billerica and Wyndham Denver Tech Center Properties are subordinated to minimum rents due to the Company.

o The tenant of the Wyndham Billerica and Wyndham Denver Tech Center Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After June 1, 2003, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.


         The federal income tax basis of the depreciable portion of the Wyndham Billerica Property and the Wyndham Denver Tech Center Property is approximately $22.7 million and $15.5 million, respectively.

         The Wyndham Billerica Property, which opened in May 1999, is a Wyndham Hotel with a new prototype design located in Billerica, Massachusetts, a suburb of Boston. The Wyndham Billerica Property has 210 guest rooms, including 14 suites, 4,346 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. Other lodging facilities located in proximity to the Wyndham Billerica Property include a Courtyard by Marriott, a Doubletree Hotel, a Homewood Suites, a Marriott, a Renaissance(R) Hotel and a Wyndham Garden(R) Hotel.

         The Wyndham Denver Tech Center Properties, which opened in November 1999, is a Wyndham Hotel with a new prototype design located in Denver, Colorado. The Wyndham Denver Tech Center Property has 180 guest rooms, including 18 suites, 4,040 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. Other lodging facilities located in proximity to the Wyndham Denver Tech Center Property include a Hyatt Regency, a Marriott, an Embassy Suites, a Sheraton Hotel, a Hilton and a Summerfield Suites by WyndhamSM. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                            Wyndham Billerica Property                        Wyndham Denver Tech Center Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------


      *1999        60.25%           $109.38             $65.89            31.17%            $76.40               $23.76
     **2000        77.40%            119.86              92.77            66.60%             90.90                60.54


* Data for the Wyndham Billerica Property represents the period May 15, 1999 through December 31, 1999 and data for the Wyndham Denver Tech Center Property represents the period November 15, 1999 through December 31, 1999.

**       Data for 2000 represents the period January 1, 2000 through October 31,
         2000.

         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties had only been open since May and November 1999, respectively.

         Wyndham Brands. The brand, Wyndham Hotels & Resorts(R), is part of Wyndham International, Inc.'s portfolio of lodging brands. According to Wyndham's company overview, Wyndham International, Inc. is one of the world's largest hospitality and lodging companies serving business and leisure travelers with hotels and resorts located in major metropolitan business centers and leading vacation markets in the United States, Canada, the Caribbean, Mexico and Europe.

         Palm Desert Portfolio. On June 16, 2000, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott and a Residence Inn(R) by Marriott(R), both located in Palm Desert, California (the "Courtyard Palm Desert Property" and the "Residence Inn Palm Desert Property").

         The Company acquired the Palm Desert Properties for an aggregate purchase price of $30,250,000 from PDH Associates LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into a long-term lease agreement. Both hotels are managed by Marriott International, Inc. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:


o        The initial term of the lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The lease requires minimum rent payments to the Company of $3,025,000 per year allocated as follows: $1,351,000 per year for the Courtyard Palm Desert Property and $1,674,000 per year for the Residence Inn Palm Desert Property.


o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.


o A security deposit equal to approximately $416,000 for the Courtyard Palm Desert Property and approximately $519,000 for the Residence Inn Palm Desert Property has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant of the Courtyard Palm Desert and Residence Inn Palm Desert Properties has established an FF&E Reserve. Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.


o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee was $3,025,000. Upon acquisition of the Newark Property on November 3, 2000, the maximum amount of the guarantee increased to $6,405,400 and the guarantee covers minimum rent payments for the Gaithersburg , Merrifield and Newark Properties described below and the Mira Mesa Property described in the Prospectus under the heading "Business-- Property Acquisitions," in addition to the Palm Desert Properties (collectively, the "Pooled Properties"). Net operating income from all of the Pooled Properties will be pooled in determining whether the Pooled Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for the Courtyard Little Lake Bryan and Fairfield Inn Little Lake Bryan Properties (collectively, the "Little Lake Bryan Properties"), described below in "Little Lake Bryan Properties," contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to either of the Little Lake Bryan Properties or the Pooled Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to the Little Lake Bryan Properties and the Pooled Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The federal income tax basis of the depreciable portion of the Courtyard Palm Desert Property and the Residence Inn Palm Desert Property is approximately $12.9 million and $15.6 million, respectively.


         The Courtyard Palm Desert Property, which opened in September 1999, has 151 guest rooms, three meeting rooms, a 60-seat dining room and lounge/bar area, tennis courts, exercise room, pool and putting green. The Residence Inn Palm Desert Property, which opened in February 1999, has seven two-story buildings with 130 guest suites and a separate building with a lobby, hearth room, three meeting rooms and a ballroom. Additional amenities include a swimming pool, whirlpool, two tennis courts and a putting green. The hotel Properties are located in the Coachella Valley, which according to Hospitality Real Estate Counselors, Inc. (HREC) is one of the fastest growing areas in California. The Residence Inn and Courtyard Properties are the first new hotels to be constructed in Palm Desert in ten years. Other lodging facilities located in proximity to the Courtyard Palm Desert and Residence Inn Palm Desert Properties include the Marriott Desert Springs, an Embassy Suites, the Shadow Mountain Resort, the Indian Wells Resort, the Miramonte Resort and the Renaissance Esmeralda. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                          Courtyard Palm Desert Property                       Residence Inn Palm Desert Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------


      *1999        50.50%          $  92.33             $46.62            50.50%           $122.25               $61.74
     **2000        75.90%            109.88              83.45            69.70%            109.27                76.18


* Data for the Courtyard Palm Desert Property represents the period September 1, 1999 through December 31, 1999 and data for the Residence Inn Palm Desert Property represents the period February 19, 1999 through December 31, 1999.

**       Data for 2000 represents the period January 1, 2000 through October 17,
         2000.


         The Company believes that the results achieved by the Properties for 1999, as shown in the table above, are not indicative of their long-term operating potential, as the Properties had only been open since September and February 1999, respectively.

         SpringHill SuitesTM by Marriott(R) located in Gaithersburg, Maryland. On July 28, 2000, the Company acquired a SpringHill Suites located in
Gaithersburg, Maryland (the "Gaithersburg Property") for $15,214,600 from SpringHill SMC Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,521,460 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $468,142 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.


o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See the seventh bullet point under the heading " - Palm Desert Portfolio" above.


o The Gaithersburg Property is one of the Pooled Properties described above in "Palm Desert Portfolio."


         The estimated federal income tax basis of the depreciable portion of the Gaithersburg Property is approximately $13.6 million.

         The Gaithersburg Property, which opened in June 2000, is a SpringHill Suites by Marriott located in Gaithersburg, Maryland. The Gaithersburg Property includes 162 guest suites and approximately 500 square feet of meeting space. The Property is located approximately 15 miles northwest of the nation's capital. Other lodging facilities located in proximity to the Gaithersburg Property include two Courtyard by Marriott properties and a Quality Suites.

         Residence Inn by Marriott located in Merrifield, Virginia. On July 28, 2000, the Company acquired a Residence Inn located in Merrifield, Virginia (the "Merrifield Property") for $18,816,000 from Residence Inn by Marriott, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,881,600 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $578,954 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.


o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See the seventh bullet point under the heading " - Palm Desert Portfolio" above.


o The Merrifield Property is one of the Pooled Properties described above in "Palm Desert Portfolio."


         The estimated federal income tax basis of the depreciable portion of the Merrifield Property is approximately $17.5 million.


         The Merrifield Property, which opened in June 2000, is a Residence Inn by Marriott located in Merrifield, Virginia. The Merrifield Property includes 159 guest suites, approximately 500 square feet of meeting space, an exercise room and SportCourt(R). The Property is located in Fairfax County, which according to Hospitality Valuation Services (HVS) data, is one of the fastest-growing areas in the Washington, D.C. area. Located approximately 12 miles west/southwest of the nation's capital, the hotel is within driving distance of the legislative, judicial and executive branches of the United States government. Other lodging facilities located in proximity to the Merrifield Property include a Residence Inn by Marriott, a Homewood Suites and a Homestead Village.

                              Gaithersburg Property                                   Merrifield Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------


      *2000        62.70%           $95.47             $59.91            68.20%           $135.70               $92.57

*        Data for the Gaithersburg  Property represents the period June 30, 2000
         through  November  3,  2000  and  data  for  the  Merrifield   Property
         represents the period June 24, 2000 through November 3, 2000.


         Courtyard by Marriott located in Alpharetta, Georgia, Residence Inn by Marriott located in Salt Lake City, Utah and three TownePlace Suites by Marriott located in Mt. Laurel, New Jersey, Scarborough, Maine and Tewksbury, Massachusetts. On August 22, 2000, the Company purchased five Properties for an aggregate purchase price of approximately $52 million. The Properties are a Courtyard by Marriott located in Alpharetta, Georgia (the "Alpharetta Property"), a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood (the "Cottonwood Property") and three TownePlace Suites Properties located in each of Mt. Laurel, New Jersey (the "Mt. Laurel Property"), Scarborough, Maine (the "Scarborough Property") and Tewksbury, Massachusetts (the "Tewksbury Property").


         The Company acquired the Alpharetta Property for $13,877,000 from Courtyard Management Corporation, the Cottonwood Property for $14,573,000 from Residence Inn by Marriott, Inc. and the Mt. Laurel, Scarborough and Tewksbury Properties for $7,711,000, $7,160,000 and $9,050,000, respectively, from
TownePlace Management Corporation. In connection with the purchase of the five Properties, the Company, as lessor, entered into five separate, long-term lease agreements. The tenant of the Properties is the same unaffiliated lessee. The leases for the five Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:


o        The initial term of each lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years.

o        The leases require minimum rent payments as follows:

                                                                  Minimum
                  Property               Location               Annual Rent
         -----------------------   ----------------------     ---------------

         Alpharetta Property        Alpharetta, GA                $1,387,700
         Cottonwood Property        Salt Lake City, UT             1,457,300
         Mt. Laurel Property        Mt. Laurel, NJ                   771,100
         Scarborough Property       Scarborough, ME                  716,000
         Tewksbury Property         Tewksbury, MA                    905,000

o A security deposit for each of the Properties has been retained by the Company as security for the tenant's obligations under the leases as follows:

                    Alpharetta Property                     $693,850
                    Cottonwood Property                      728,650
                    Mt. Laurel Property                      385,550
                    Scarborough Property                     358,000
                    Tewksbury Property                       452,500

o The tenant of the five Properties has established an FF&E Reserve for each Property which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve are made once every four weeks as follows:
         (i) for the Alpharetta Property, 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (ii) for the Cottonwood Property, 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (iii) for the Mt. Laurel, Scarborough and Tewksbury Properties, 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and ======== all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has entered into an agreement with the tenant in which Marriott International, Inc. has agreed to advance and loan to the tenant any amounts needed to pay minimum rent under the leases (the "Liquidity Facility Agreement"). The Liquidity Facility Agreement terminates on the earlier of the end of the fourth lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the liquidity facility is $5,237,100. Upon acquisition of the Courtyard Overland Park Property and the three SpringHill Suites by Marriott Properties located in Centreville, Virginia, and Charlotte and Raleigh, North Carolina, as described in "-- Pending Investments," the maximum amount of the liquidity facility will increase to $10,017,000 and the agreement will cover minimum rent payments for the pending investments listed above, in addition to these five Properties. From such time, net operating income from all nine properties will be pooled in determining whether the properties' aggregate net operating income exceeds the aggregate minimum rent due under the lease by 25%. The tenant has assigned its rights to receive advances under the Liquidity Facility Agreement to the lessor.

         The estimated federal income tax basis of the depreciable portion of the five Properties is as follows:


               Alpharetta Property                    $12,300,000
               Cottonwood Property                     13,100,000
               Mt. Laurel Property                      7,000,000
               Scarborough Property                     6,700,000
               Tewksbury Property                       8,600,000



         The Alpharetta Property, which opened in January 2000, is a Courtyard by Marriott located in Alpharetta, Georgia. The Alpharetta Property includes 153 guest rooms, two meeting rooms with approximately 1,100 square feet, an indoor pool and spa, an exercise room and a restaurant and lounge. The property is located approximately 26 miles north of downtown Atlanta. Other lodging facilities located in proximity to the Alpharetta Property include an AmeriSuites, a Hampton Inn & Suites, a Residence Inn by Marriott, a SpringHill Suites by Marriott and a Sumner Suites.

         The Cottonwood Property, which opened in August 1999, is a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood. The Cottonwood Property includes 144 guest rooms, a 690 square foot meeting room, an outdoor pool and spa, a SportCourt and an exercise room. Other lodging facilities located in proximity to the Cottonwood Property include a Candlewood Suites, a Homewood Suites and a Residence Inn by Marriott.

         The Mt. Laurel Property, which opened in November 1999, is a TownePlace Suites by Marriott located in Mt. Laurel, New Jersey. The Mt. Laurel Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. The property is located within 15 miles of downtown Philadelphia, Pennsylvania. Other lodging facilities located in proximity to the Mt. Laurel Property include a Courtyard by Marriott and a Fairfield Inn by Marriott.

         The Scarborough Property, which opened in June 1999, is a TownePlace Suites by Marriott located in Scarborough, Maine, which is a suburb of Portland. The Scarborough Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. Other lodging facilities located in proximity to the Scarborough Property include an AmeriSuites, a Comfort Inn, a Fairfield Inn by Marriott, a Hampton Inn, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The Tewksbury Property, which opened in July 1999, is a TownePlace Suites by Marriott located in Tewksbury, Massachusetts. The Tewksbury Property includes 95 guest rooms, an outdoor swimming pool and an exercise room. The property is located approximately 25 miles northwest of downtown Boston. Other lodging facilities located in proximity to the Tewksbury Property include a Hawthorn Suites, a Homewood Suites, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                             Revenue
                                                                          Average           Average            per
                                                                         Occupancy           Daily          Available
         Property                     Location              Year            Rate           Room Rate          Room
----------------------------     --------------------     ----------    -------------     -------------    ----------


Alpharetta Property              Alpharetta, GA              **2000         53.60%           $97.10           $52.06

Cottonwood Property              Salt Lake City, UT           *1999         29.20%           $85.10           $27.00
                                                             **2000         68.50%            89.59            61.37

Mt. Laurel Property              Mt. Laurel, NJ               *1999         26.10%           $55.65           $15.04
                                                             **2000         70.30%            67.87            47.70

Scarborough Property             Scarborough, ME              *1999         65.70%           $70.38           $47.44
                                                             **2000         71.80%            65.35            46.94

Tewksbury Property               Tewksbury, MA                *1999         72.60%           $83.16           $62.60
                                                             **2000         85.20%            90.87            77.39


* Data for the Cottonwood Property represents the period August 11, 1999 through December 31, 1999, data for the Mt. Laurel Property represents the period November 22, 1999 through December 31, 1999, data for the Scarborough Property represents the period June 25, 1999 through December 31, 1999 and data for the Tewksbury Property represents the period July 15, 1999 through December 31, 1999.

** Data for the Alpharetta Property represents the period January 7, 2000 through November 3, 2000 and data for the Cottonwood, Mt. Laurel, Scarborough and Tewksbury Properties represents the period January 1, 2000 through November 3, 2000.


         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties opened between June 1999 and January 2000.


         TownePlace Suites by Marriott located in Newark, California. On November 3, 2000, the Company acquired a TownePlace Suites located in Newark, California (the "Newark Property") for $13,600,000 from TownePlace Management Corporation. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the Prospectus under the heading " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,360,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $418,462 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See the seventh bullet point under the heading " - Palm Desert Portfolio" above.

o The Newark Property is one of the Pooled Properties described in the Prospectus Supplement dated October 23, 2000, under the heading " -- Palm Desert Portfolio."

         The estimated federal income tax basis of the depreciable portion of the Newark Property is approximately $11.4 million.

         The Newark Property, which opened in September 2000, is a TownePlace Suites by Marriott located in Newark, California. The Newark Property includes 127 guest suites, an outdoor swimming pool, an exercise room and guest laundry facilities. The Property is located in Alameda County, adjacent to Santa Clara County, which is considered to be the heart of the Silicon Valley. Other lodging facilities located in proximity to the Newark Property include an Extended Stay America, a Homestead Village, two Residence Inn by Marriott hotels and a Woodfin Suites. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational is as follows:

                                      Newark Property
                    -----------------------------------------------------
                     Average            Average             Revenue
                    Occupancy        Daily Room Rate     per Available
       Year            Rate                                   Room
    ------------    ------------     ----------------    ----------------
       *2000          92.10%             $88.27              $81.27

* Data for the Newark Property represents the period September 1, 2000 through November 3, 2000.

         The Company believes that the results achieved by the Property, as shown in the table above, may or may not be indicative of its long-term operating potential, as the Property opened in September 2000.

         Little Lake Bryan Properties. On November 21, 2000, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott and a Fairfield Inn by Marriott, both located in Orlando, Florida, in the community of Little Lake Bryan (the "Courtyard Little Lake Bryan Property" and the "Fairfield Inn Little Lake Bryan Property").

         The Company acquired the Little Lake Bryan Properties for an aggregate purchase price of $66,877,680 from Marriott International, Inc. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements with the same unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of each lease is approximately 15 years.

o At the end of the initial term of each lease, the tenant will have two consecutive renewal options of ten years each.

o The leases require minimum rent payments of $3,766,360 per year for the Courtyard Little Lake Bryan Property and $3,255,795 per year for the Fairfield Inn Little Lake Bryan Property.

o In addition to minimum rent, for each lease year after the second lease year, each lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $1,103,695 for the Courtyard Little Lake Bryan Property and $954,079 for the Fairfield Inn Little Lake Bryan Property has been retained by the Company as security for the tenant's obligations under the leases.

o The tenant of the Courtyard Little Lake Bryan and Fairfield Inn Little Lake Bryan Properties has established an FF&E Reserve. Deposits to the FF&E Reserve for the Courtyard Little Lake Bryan Property are made every four weeks as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Deposits to the FF&E Reserve for the Fairfield Inn Little Lake Bryan Property are made every four weeks as follows: 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under each lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the applicable property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The aggregate maximum amount of the guarantee is $6,755,700. Upon acquisition of the SpringHill Suites by Marriott in Orlando, Florida (the "SpringHill Suites Little Lake Bryan Property"), as described in "-- Pending Investments," the maximum amount of the guarantee will increase to $10,433,632 and the guarantee will also cover minimum rent payments for the SpringHill Suites Little Lake Bryan Property. From such time, net operating income from the Little Lake Bryan Properties will be pooled with the SpringHill Suites Little Lake Bryan Property in determining whether the three Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for the Little Lake Bryan Properties contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to either of the Little Lake Bryan Properties or the Pooled Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to the Little Lake Bryan Properties and the Pooled Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The federal income tax basis of the depreciable portion of the Courtyard Little Lake Bryan Property and the Fairfield Inn Little Lake Bryan Property is approximately $30.5 million and $26.4 million, respectively.

         The Courtyard Little Lake Bryan Property, which opened in October 2000, has 312 guest rooms, 3,500 square feet of meeting space, four executive board rooms, a poolside bar and grill, a breakfast cafe, a fitness center, an indoor/outdoor whirlpool and a beach entry indoor/outdoor swimming pool. The Fairfield Inn Little Lake Bryan Property, which also opened in October 2000, has 388 guest rooms, a poolside bar and grill, a fitness center, a whirlpool and an outdoor swimming pool. The hotel Properties are located close to SeaWorld(R) Orlando. Central Florida is home to eight theme parks and the Orange County Convention Center is one of the largest convention centers in the country. Other lodging facilities located in proximity to the Courtyard Little Lake Bryan and Fairfield Little Lake Bryan Properties include a DoubleTree Guest Suites, a Holiday Inn, a Homewood Suites and a Sheraton World Resort. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                      Courtyard Little Lake Bryan Property                  Fairfield Inn Little Lake Bryan Property
                --------------------------------------------------      --------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------
   *2000          69.00%             $91.07            $62.81            59.30%             $70.41             $41.75

*        Data for 2000  represents the period October 16, 2000 through  November
         24, 2000.

         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties opened in October 2000.

PENDING INVESTMENTS

         The following information updates and replaces the last two paragraphs on page 53, the table beginning on page 54 and the chart on page 60 of the Prospectus.


         As of November 21, 2000, the Company had initial commitments to acquire five additional hotel properties directly. The five properties are a Courtyard by Marriott (in Overland Park, Kansas) and four SpringHill Suites by Marriott hotels (one in each of Centreville, Virginia; Charlotte, North Carolina; Orlando, Florida and Raleigh/Durham, North Carolina) . The acquisition of each of these properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire all of these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the five properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                  Estimated
                                  Purchase        Lease Term and         Minimum Annual
Property                            Price         Renewal Options             Rent                       Percentage Rent
--------                            -----         ---------------             ----                       ---------------

SpringHill Suites by Marriott    $36,779,320   15 years; two ten-    10% of the Company's total     for each lease year after the
Orlando, FL                                    year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites Little                                                                      revenues in excess of revenues
Lake Bryan Property")                                                                               for the second lease year
Hotel under construction

Courtyard by Marriott            $15,790,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Overland Park, KS (1)                          year renewal options  cost to purchase the property  second lease year, 7% of
(the "Courtyard Overland                                                                            revenues in excess of revenues
Park Property")                                                                                     for the second lease year
Hotel under construction

SpringHill Suites by Marriott    $11,414,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Centreville, VA (1)                            year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites                                                                             revenues in excess of revenues
Centreville Property")                                                                              for the second lease year
Hotel under construction

SpringHill Suites by Marriott    $11,773,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Charlotte, NC (1)                              year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites                                                                             revenues in excess of revenues
Charlotte Property")                                                                                for the second lease year
Hotel under construction

SpringHill Suites by Marriott     $8,822,000   15 years; two ten-    10% of the Company's total     for each lease year after the
Raleigh/Durham, NC (1)                         year renewal options  cost to purchase the property  second lease year, 7% of
(the "SpringHill Suites                                                                             revenues in excess of revenues
                                                                                                    for the second lease year

------------------------------
FOOTNOTES:

(1) The leases for the Courtyard Overland Park, the SpringHill Suites Centreville, the SpringHill Suites Charlotte and the SpringHill Suites Raleigh/Durham Properties are expected to be with the same unaffiliated lessee.

         In addition to the above commitments, on August 28, 2000 the Company entered into an agreement in principle to invest in a property in Phoenix, Arizona (the "Desert Ridge Property"). The Desert Ridge Property is expected to be owned by a Joint Venture (the "Desert Ridge Joint Venture") between the Company, Marriott International, Inc. or an affiliate thereof, and a partnership of which an Affiliate of the Advisor will be the general partner. The Company is anticipated to have a 44% equity interest in the Desert Ridge Joint Venture, and an equivalent interest in the Desert Ridge Joint Venture's profits and losses. The overall cost of the Property (including acquisition of land, development and construction) is estimated to be approximately $293,000,000. The Company expects that the Desert Ridge Joint Venture will obtain permanent financing from a third party lender for approximately 60% of this amount, with such financing to be secured by a mortgage on the Desert Ridge Property. In addition, Marriott International, Inc. or an affiliate thereof is expected to provide financing for an additional 20% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity interests in the Desert Ridge Joint Venture. The remaining 20% of the costs are expected to be financed by the co-venturers' equity contributions to the Desert Ridge Joint Venture. In connection with the development of the Desert Ridge Property, the Company anticipates that the Desert Ridge Joint Venture will pay Development Fees to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The Desert Ridge Property will be leased to a subsidiary of the Desert Ridge Joint Venture (which will also be an indirect subsidiary of the Company and will make an election after January 1, 2001 to be treated as a taxable REIT subsidiary under the Code) and will be managed by Marriott International, Inc.

         The Desert Ridge Property will be constructed on a 400 acre site as part of a 5,700 acre master-planned development in the north Phoenix/Scottsdale, Arizona area. The Property will be operated as a Marriott Resort & Spa and will include 950 guest rooms (including 85 suites), approximately 77,000 square feet of meeting and banquet facilities, a full service health spa, eating and beverage facilities that seat 947 people, two 18-hole golf courses and 8 tennis courts. The Desert Ridge Property is currently anticipated to open to the public in January 2003.

         Marriott and Wyndham Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands and Wyndham Hotels:


                          Total Occupancy Rate for 1999
                Marriott Brand and Wyndham Hotels as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate

U.S. Lodging Industry                                         63.3%
Fairfield Inn by Marriott                                     68.7%
Wyndham Hotels                                                69.3%
Courtyard by Marriott                                         73.2%
Marriott Hotels, Resorts and Suites                           73.8%
Residence Inn by Marriott                                     79.0%

Source:  Smith  Travel  Research  (U.S.   Lodging   Industry   only),   Marriott
         International, Inc. 1999 Form 10-K and Wyndham International, Inc. 1999 Form 10-K


BORROWING

         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 71 of the Prospectus.

         On November 8, 2000, the Company through the LLC obtained a loan from a bank to be used by the Company to refinance a portion of the purchase of the Philadelphia Downtown Property. The loan provides that the Company will be able to borrow up to $32,500,000 which will be secured by the Property. Borrowings under the loan will bear interest at a fixed rate of 8.29% per annum. Interest expense shall be payable monthly for the first year, and thereafter, interest expense and principal shall be payable monthly for the remaining six years. In connection with the loan, the Company incurred loan fees of approximately $165,000.

         The Company has entered into a loan commitment with a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan commitment provides that the Company will be able to borrow up to $50,000,000 which will be secured by the three applicable Properties. Borrowings under the loan will bear interest at a fixed rate of 8.335% per annum. Interest expense shall be payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company is expected to incur loan fees of $300,000. As of November 21, 2000, the closing for the $50,000,000 loan had not occurred.

         The following information updates and replaces the third full paragraph under the heading "Business -- Borrowing" on page 72 of the Prospectus.

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $200,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                      Nine Months Ended
                                 September         September                          Year Ended December 31,
                                   30,                30,
                                   2000               1999
                               (Unaudited)        (Unaudited)            1999              1998           1997 (1)       1996(1)(2)
                              ---------------    ---------------    ---------------    -------------     ------------    -----------

Revenues                        $20,812,135         $6,402,130        $10,677,505       $1,955,461         $ 46,071           $ --
Net earnings                     13,839,648          4,314,045          7,515,988          958,939           22,852             --
Cash distributions
  declared (3)                    19,469,870          6,331,072        10,765,881        1,168,145           29,776             --
Funds from operations (4)        19,610,141          6,129,945         10,478,103        1,343,105           22,852             --
Earnings per Share
  Basic                                0.38               0.34               0.47             0.40             0.03             --
  Diluted                              0.37               0.33               0.45             0.40             0.03             --
Cash distributions declared
  per Share                             0.55               0.54               0.72             0.47             0.05             --
Weighted average number
  of Shares outstanding (5)
     Basic                       36,178,713         12,652,059         15,890,212        2,402,344          686,063             --
     Diluted                     43,767,651         17,509,791         21,437,859        2,402,344          686,063             --


                                 September         September
                                   30,                30,
                                   2000               1999                                   December 31,
                               (Unaudited)        (Unaudited)            1999             1998             1997            1996
                              ---------------    ---------------    ---------------    -------------     ------------    ----------

Total assets                    $408,485,158      $198,384,857       $266,968,274      $48,856,690       $9,443,476       $598,190

Total stockholders' equity      378,919,272        196,460,350        253,054,839       37,116,491        9,233,917        200,000




(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.


(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 29%, 32%, 30%, 18% and 23% of cash distributions for the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998, net earnings included $70,244, $36,363, $35,239 and
         $44,160, respectively, of these amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B -- Financial Information.


(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances.

                                  Introduction

The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC.

         The Company was formed to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional limited service, extended stay and full service Hotel Chains. The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of Gross Proceeds from the Company's offerings of Shares of Common Stock.

                         Liquidity and Capital Resources

Common Stock Offerings


         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Upon completion of the 1999 Offering on September 14, 2000, the Company had received subscriptions for approximately 27,500,000 Shares totalling approximately $275,000,000 in Gross Proceeds, including $965,194 (96,520 Shares) through the Company's Reinvestment Plan. Following the completion of the 1999 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of September 30, 2000, the Company had received subscriptions for 1,792,977 Shares totalling $17,929,765 in Gross Proceeds from this offering, including $331,909 (33,191 Shares) through the Company's Reinvestment Plan.

         As of September 30, 2000 and December 31, 1999, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $390,000,000 and $257,000,000, respectively. As of September 30, 2000, the Company had used net proceeds from the offerings to invest directly or indirectly, approximately $296,000,000 in 22 hotel Properties, to pay $5,680,000 as deposits on four additional hotel Properties, to redeem 140,450 Shares of Common Stock for approximately $1,292,000 and to pay approximately $24,000,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $63,000,000 available for investment in Properties and Mortgage Loans.

         During the period October 1, 2000 through November 21, 2000, the Company received additional net offering proceeds from this offering of approximately $28,700,000 and as of November 21, 2000, had approximately $45,700,000 available for investment in Properties and Mortgage Loans. The
Company expects to use the uninvested net proceeds plus any additional net proceeds from the sale of Shares in this offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $30,000,000 Line of Credit available, as described below. Borrowings on the Line of Credit may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the nine months ended September 30, 2000 and the year ended December 31, 1999, 127,565 and 12,885 Shares, respectively, were redeemed at $9.20 per Share for a total of $1,173,600 and $118,542, respectively. These Shares were retired from Shares outstanding of Common Stock. No Shares were redeemed in 1998.

Indebtedness

         On July 31, 1998, the Company entered into an initial Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $138,000. Proceeds from the Line of Credit were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties during 1998. As of September 30, 2000 and December 31, 1999, the Company had no amounts outstanding under the Line of Credit.

         In March 2000, the Company through the LLC entered into a Tax Increment Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Interest on the TIF Note is 12.85% and payments are due yearly through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfall pursuant to its guarantee of the TIF Note.

         On November 8, 2000, the Company through the LLC obtained a loan from a bank to be used by the Company to refinance a portion of the purchase of the Philadelphia Downtown Property. The loan provides that the Company will be able to borrow up to $32,500,000 which will be secured by the Property. Borrowings under the loan will bear interest at a fixed rate of 8.29% per annum. Interest expense shall be payable monthly for the first year, and thereafter, interest expense and principal shall be payable monthly for the remaining six years. In connection with the loan, the Company incurred loan fees of approximately $165,000.

         In addition, the Company has entered into a loan commitment with a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan commitment provides that the Company will be able to borrow up to $50,000,000 which will be secured by the three applicable Properties. Borrowings under the loan will bear interest at a fixed rate of 8.335% per annum. Interest expense shall be payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company is expected to incur loan fees of $300,000. As of November 21, 2000, the closing for the $50,000,000 loan had not occurred.

Market Risk

         The  Company  may  be  subject  to  interest   rate  risk  through  any
outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down any outstanding balances on the Line of Credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on its variable Line of Credit at September 30, 2000 and December 31, 1999.


Property Acquisitions and Investments

         As of December 31, 1998, the Company owned two Properties in the Atlanta, Georgia area which were each being operated by Crestline Capital Corp. as Residence Inn by Marriott. In February 1999, the Company executed a series of agreements with Five Arrows pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, Hotel Investors, for the purpose of acquiring up to eight Properties. At the time the agreement was entered into, the eight Properties were either newly constructed or in various stages of completion.

         In February 1999 and June 1999, Hotel Investors purchased seven of the eight Properties for an aggregate purchase price of approximately $167 million and paid $3 million as a deposit on the one remaining Property. For a description of the Properties acquired, see "Business -- Property Acquisitions -- Western International Portfolio." The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement.

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by the Hotel Investors Loan. In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Class A Preferred Stock and the Company received 37,979 shares of Class B Preferred Stock.


         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement under which Hotel Investors agreed to redeem 2,104 shares of Class A Preferred Stock and an equivalent number of shares of common stock of Hotel Investors held by Five Arrows for $2,104,000. In addition, the Company purchased 7,563 shares of both Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000. Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000. Five Arrows' remaining 38,670 shares of Class A Preferred Stock and the Company's 7,563 shares of Class A Preferred Stock were exchanged for an equivalent number of shares of Class E Preferred Stock, par value $0.01 ("Class E Preferred Stock"), of Hotel Investors. Upon the consummation of this transaction, the Company owns an interest of approximately 53% and Five Arrows owns an interest of approximately 47%, in the common stock of Hotel Investors. Pursuant to this agreement, the Company repurchased 65,285 Shares held by Five Arrows for an aggregate price of $620,207. Additionally, Five Arrows granted the Company the following options: (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for Common Stock of the Company at an exchange rate of 157.000609 Shares of the Company's Common Stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company.

         The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to Common Stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's Common Stock on June 30, 2000. Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors. Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.


         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to Common Stock.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor and Hotel Investors, certain Affiliates agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         On November 16, 1999, the Company acquired an 89% interest in the LLC for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic Property was recently renovated and converted into a hotel which commenced operations in late November 1999.

         In addition, on December 10, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California, for approximately $15.5 million. The Property is being operated by a subsidiary of Marriott International, Inc. as a Residence Inn by Marriott.

         On June 1, 2000, the Company acquired two Wyndham hotel Properties located in Billerica, Massachusetts and Denver, Colorado for approximately $43.5 million. These Properties are being operated by Wyndham International, Inc. as Wyndham Hotels.


         On June 16, 2000, the Company acquired two Properties located in Palm Desert, California for approximately $30.3 million. These Properties are being operated by the tenant as a Residence Inn by Marriott and a Courtyard by Marriott.

         On July 28, 2000, the Company acquired two Properties located in Gaithersburg, Maryland and Merrifield, Virginia for approximately $34 million. These Properties are being operated by a subsidiary of Marriott International, Inc. as a SpringHill Suites by Marriott and a Residence Inn by Marriott.


         On August 22, 2000, the Company acquired five Properties located in Alpharetta, Georgia; Salt Lake City, Utah; Mt. Laurel, New Jersey; Scarborough, Maine and Tewksbury, Massachusetts for approximately $52 million. These Properties are being operated by a subsidiary of Marriott International, Inc. as a Courtyard by Marriott, a Residence Inn by Marriott and three TownePlace Suites by Marriott.


         On November 3, 2000, the Company acquired a Property located in Newark, California for approximately $13.6 million. This Property is being operated by a subsidiary of Marriott International, Inc. as a TownePlace Suites by Marriott.

         On November 21, 2000, the Company acquired two Properties located in Orlando, Florida for approximately $66.9 million. These Properties are being operated by a subsidiary of Marriott International, Inc. as a Courtyard by Marriott and a Fairfield Inn by Marriott.


         Hotel Investors, the LLC and the Company, as lessors, have entered into long-term, triple-net leases with operators of Hotel Chains, as described below in "Liquidity Requirements."

Commitments


         As of November 21, 2000, the Company had initial commitments to acquire five additional hotel Properties directly for an anticipated aggregate purchase price of approximately $85 million and an interest in one property through a joint venture for approximately $25 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire all of these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with one of these agreements, the Company has a deposit, in the form of a letter of credit, collateralized by a certificate of deposit, amounting to $1,769,000. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

         As of November 21, 2000, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of November 21, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At September 30, 2000, the Company had $76,838,139 invested in such short-term investments as compared to $101,972,441 at December 31, 1999. The decrease in the amount invested in short-term investments was primarily attributable to the acquisition of 11 Properties during the nine months ended September 30, 2000. These funds will be used to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.


Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses and the acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its Line of Credit.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development and investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its Line of Credit and proceeds from this offering. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

Distributions


         During the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants, and dividend, interest and other income received, less cash paid for operating expenses) of $26,133,477, $4,642,118, $12,890,161, $2,776,965 and $22,469, respectively.
Based on cash from operations and dividends due to the Company from Hotel Investors, the Company declared Distributions to its stockholders of $19,469,870, $6,331,072, $10,765,881, $1,168,145 and $29,776 during the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively. In addition, on October 1, November 1 and December 1, 2000, the Company declared Distributions to stockholders of record on October 1, November 1 and December 1, 2000, totalling $2,766,393, $2,877,134 and $2,972,521, respectively (each representing $0.0625 per Share), payable in
December 2000. For the nine months ended September 30, 2000 and 1999, approximately 54 percent and 73 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 46 percent and 27 percent, respectively, were considered a return of capital for federal income tax purposes. For the years ended December 31, 1999, 1998 and 1997, approximately 75 percent, 76 percent and 100 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 25 percent and 24 percent were considered a return of capital for federal income tax purposes for the years ended December 31, 1999 and 1998, respectively. No amounts distributed to the stockholders for the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

Related Party Transactions

         During the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $3,258,476, $2,387,955, $3,257,822, $459,250 and $638,274,
respectively, for certain Organizational and Offering Expenses, $554,019, $530,233, $653,231, $392,863 and $26,149, respectively, for certain Acquisition Expenses, and $530,944, $285,847, $325,622, $98,212 and $11,003, respectively, for certain Operating Expenses. As of September 30, 2000 and 1999, the Company owed the Advisor and other related parties $1,281,404 and $307,977, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of gross offering proceeds.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at September 30, 2000 and December 31, 1999, was $16,437,410 and $15,275,629, respectively.

Other

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company, or in the case of the seven Properties owned indirectly, to Hotel Investors. For the nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998, revenues relating to the FF&E Reserve of the Properties directly owned by the Company totalled $901,771, $194,301, $320,356 and $98,099, respectively, of which $192,993, $56,745 and $15,962 was classified as a receivable at September 30, 2000 and December 31, 1999 and 1998, respectively. For the nine months ended September 30, 2000 and the year ended December 31, 1999, revenues relating to the FF&E Reserve of the Properties indirectly owned through Hotel Investors totalled $693,224 and $343,264, respectively, of which $84,748 and $59,646, respectively, was classified as a receivable. No such amounts were outstanding or earned during 1997. Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.


         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

                              Results of Operations


         As of September 30, 2000 and December 31, 1999, the Company had acquired 22 and 11 Properties, respectively, either directly or indirectly, consisting of land, buildings and equipment, and had entered into a long-term, triple-net lease agreement relating to each of these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $716,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays contingent rent computed as a percentage of gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties, directly or indirectly owned by the Company, have been reported as additional rent for the quarters and nine months ended September 30, 2000 and 1999, and the years ended December 31, 1999 and 1998.

Comparison of quarter and nine months ended September 30, 2000 to quarter and nine months ended September 30, 1999

         During the nine months ended September 30, 2000 and 1999, the Company earned rental income from operating leases and FF&E Reserve income of $12,718,572 and $2,450,269, respectively ($6,261,656 and $837,710 of which was earned during the quarters ended September 30, 2000 and 1999, respectively). No contingent rental income was earned for the quarters and nine months ended September 30, 2000 and 1999. The increase in rental income and FF&E Reserve income was due to the fact that the Company and the LLC owned 15 Properties directly during the quarter and nine months ended September 30, 2000, as compared to two Properties directly during the quarter and nine months ended September 30, 1999. Because the Company has not yet acquired all of its Properties, revenues for the nine months ended September 30, 2000, represent only a portion of revenues which the Company is expected to earn in future periods.

         During 1999, the Company owned and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, during the nine months ended September 30, 2000 and 1999, the Company recorded $2,780,566 and $1,826,818, respectively, in dividend income and $386,627 and $557,733, respectively, in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,939 and $1,269,085, respectively ($800,641 and $759,404 represented net earnings from this investment for the quarters ended September 30, 2000 and 1999, respectively).

         During the nine months ended September 30, 2000 and 1999, the Company also earned $5,312,997 and $2,125,043, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income ($1,351,809 and $1,217,304 of which was earned during the quarters ended September 30, 2000 and 1999, respectively). The increase in interest income was primarily attributable to increased offering proceeds in the current year being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As net offering proceeds from the 1999 Offering and this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the nine months ended September 30, 2000, Crestline Capital Corp. and City Center Annex Tenant Corporation each contributed more than ten percent of the Company's total rental income. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott brand chains during the nine months ended September 30, 2000. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         Operating expenses, including interest expense and depreciation and amortization expense, were $6,182,433 and $1,530,352 for the nine months ended September 30, 2000 and 1999, respectively ($3,025,265 and $392,902 of which was incurred during the quarters ended September 30, 2000 and 1999, respectively). The increase in the dollar amount of operating expenses during the quarter and nine months ended September 30, 2000, as compared to the same periods for 1999, was primarily as a result of the Company and the LLC owning two Properties directly during the quarter and nine months ended September 30, 1999, compared to 15 Properties during the quarter and nine months ended September 30, 2000. This resulted in an increase in Asset Management Fees of $621,426 and $916,270, and an increase in depreciation and amortization expense of $1,713,176 and $3,219,905, for the quarter and nine months ended September 30, 2000, respectively, as compared to the same periods for 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense, including loan cost amortization, decreased from $239,922 for the nine months ended September 30, 1999 to $26,155 for the nine months ended September 30, 2000 ($9,933 and $6,592 of which was incurred during the quarters ended September 30, 2000 and 1999, respectively). The decrease in interest expense was a result of the Company not having any amounts outstanding on its Line of Credit during the nine months ended September 30, 2000.


         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

Comparison of year ended December 31, 1999 to year ended December 31, 1998

         During the years ended December 31, 1999 and 1998, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve income of $4,230,995 and $1,316,599, respectively. The 221% increase in rental income, contingent rental income and FF&E Reserve income was due to the fact that the Company owned two Properties for the full year ended December 31, 1999, as compared to two Properties for approximately six months during the year ended December 31, 1998. In addition, the Company invested in two additional Properties during 1999. Because the Company had not yet acquired all of its Properties, revenues for the year ended December 31, 1999, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the year ended December 31, 1999, the Company acquired and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 1999 and 1998, the Company also earned $3,693,004 and $638,862, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The 478% increase in interest income was primarily attributable to increased offering proceeds received during 1999 being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As net offering proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the year ended December 31, 1999, two lessees, Crestline Capital Corp. (formerly STC Leasing Associates, LLC) (which operates and leases two Properties) and WI Hotel Leasing, LLC (which leases the seven Properties in which the Company owns an interest through Hotel Investors), each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors). In addition, all of the Company's rental income (including the Company's share of total rental income from Hotel Investors) was earned from Properties operating as Marriott brand chains.


         Operating expenses, including interest expense and depreciation and amortization expense, were $2,318,717 and $996,522 for the years ended December 31, 1999 and 1998, respectively (21.7% and 51%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 1999, as compared to 1998, was primarily as a result of the Company owning two Properties for approximately six months during 1998 compared to a full year during 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense decreased from $350,322 for the year ended December 31, 1998 to $248,094 for the year ended December 31, 1999. The decrease in interest expense of 29.2% was the result of the Line of Credit being outstanding for two months in 1999 as compared to the majority of 1998.

         For the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. For the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

Comparison of year ended December 31, 1998 to year ended December 31, 1997

         Operations of the Company commenced on October 15, 1997, when the Company received the minimum offering proceeds of $2,500,000. As of December 31, 1998, the Company had acquired two Properties, each consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to each of the Properties. The Company earned $1,316,599 in rental income from operating leases and FF&E Reserve income from the two Properties during the year ended December 31, 1998.

         During the years ended December 31, 1998 and 1997, the Company earned $638,862 and $46,071, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase was attributable to offering proceeds being temporarily invested in money market accounts or other short-term, highly liquid investments.

         Operating expenses, including interest expense and depreciation and amortization expense, were $996,522 and $23,219 for the years ended December 31, 1998 and 1997, respectively. Operating expenses increased during the year ended December 31, 1998 as compared to the year ended December 31, 1997, primarily as a result of the fact that the Company did not commence operations until October 15, 1997, and due to the fact that the Company acquired Properties and received advances under the Line of Credit during 1998. As discussed above, for the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. For the year ended December 31, 1997, the Expense Cap was not applicable.

Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1999, 1998 and 1997. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of contingent rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a
material  adverse  effect  on  liquidity,   capital   resources  or  results  of
operations.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the "Directors and Executive Officers" section beginning on page 84 of the Prospectus.

         The Directors and executive officers of the Company are listed below:

      Name                    Age       Position with the Company
      ----                    ---       -------------------------

James M. Seneff, Jr.          54        Director, Chairman of the Board, and
                                        Chief Executive Officer
Robert A. Bourne              53        Director, Vice Chairman of the Board,
                                        and President
Matthew W. Kaplan             37        Director
Charles E. Adams              38        Independent Director
Lawrence A. Dustin            55        Independent Director
John A. Griswold              51        Independent Director
Craig M. McAllaster           49        Independent Director
Charles A. Muller             42        Chief Operating Officer and Executive
                                        Vice President
C. Brian Strickland           38        Senior Vice President of Finance and
                                        Administration
Thomas J. Hutchison III       59        Executive Vice President
Lynn E. Rose                  51        Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4 billion in assets, representing interests in more than 2,000 properties and 900 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.), a public, unlisted real estate investment trust, as well as CNL Retirement Corp. (formerly CNL Health Care Corp.), its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds.

The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne serves as a director, Vice Chairman of the Board and President of CNL Hospitality Corp., the Advisor to the Company, and director and President of CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director and President of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Retirement Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of nearly $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of WNY Group, Inc., a private corporation, since 1999. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild, Inc., an affiliate of Rothschild Realty, Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master-planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health, and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and an M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A Dustin. Independent Director. Mr. Dustin is president of the lodging division of Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin was a principal of BBT, an advisory company specializing in hotel operations, marketing and development, from September 1998 to August 1999. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan, and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer, and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotel & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association, Orlando/Orange County Convention & Visitors Bureau, Inc. and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.


         Craig M. McAllaster. Independent Director. Dr. McAllaster is the dean of the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, an M.S. from Alfred University in 1981 and an M.A. and Doctorate from Columbia University in 1987.


         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Muller also serves as Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, PKF Consulting and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Senior Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., and CNL Hotel Development Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional developmental offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Corp., the Advisor of the Company, and Hotel Investors. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the Chief Operating Officer of CNL Community Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Retirement Properties, Inc. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Retirement Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following information updates and replaces the first paragraph on page 89 of the Prospectus.

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         The following information updates and replaces "The Advisor" section beginning on page 89 of the Prospectus.

         CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

        The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. .........  Chairman of the Board, Chief Executive
                                        Officer, and Director
        Robert A. Bourne..............  Vice Chairman of the Board, President,
                                        and Director
        Matthew W. Kaplan.............  Director
        Charles A. Muller.............  Chief Operating Officer and Executive
                                        Vice President
        C. Brian Strickland...........  Senior Vice President of Finance and
                                        Administration
        Thomas J. Hutchison III.......  Executive Vice President
        Lynn E. Rose..................  Secretary, Treasurer and Director

         The backgrounds of these individuals are described above under "Management-- Directors and Executive Officers." In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

         Gregory A. Denton, age 36, joined CNL Hospitality Corp. in July 1999 as Director of Portfolio Management. Mr. Denton is responsible for overseeing the Company's portfolio performance and acquisition due diligence processes. Mr. Denton has twelve years of experience in the appraisal, financial analysis and asset management of hotel properties. Prior to joining the Advisor, he served as vice president of asset management for White Lodging Services Corp., in
Merrillville, Indiana. In this capacity, he provided operational oversight, strategic planning, and construction monitoring services on a portfolio of 58 hotels in eight states. Mr. Denton served as associate director of the Miami office of HVS International from 1994 to 1996, where he managed hotel appraisal and consulting assignments, trained new associates and supervised hospitality-related research throughout the southeastern United States, Latin America, and the Caribbean. Mr. Denton previously served as senior associate/director of research for HVS International's Mineola, New York office. He received his B.S. and M.S. from the Cornell School of Hotel Administration.

         Brian Guernier, age 38, joined CNL Hospitality Corp. in August 1999 as Director of Acquisitions and Development and in August 2000, became Vice President of Acquisitions and Development. In this capacity, Mr. Guernier is responsible for hotel acquisitions, site acquisition/selection for development, identifying and assessing tenants and maintaining professional relationships with current and potential project partners. Prior to joining the Advisor, Mr. Guernier worked at Marriott International starting in 1995, most recently as director in Feasibility and Development Planning at Marriott Vacation Club's headquarters in Orlando, Florida. His responsibilities included internal project planning for development of several timeshare resorts from the early feasibility stage through site acquisition. He also focused on hotel/timeshare joint projects and the negotiation of use agreements between timeshare operators and hotel owner/operators for shared use of campus facilities. Prior to joining Marriott's timeshare division, Mr. Guernier worked as director in Market Planning & Feasibility for Marriott International's Lodging Division in Bethesda, Maryland, where his responsibilities included pro forma development, brand recommendations to development, preparation of feasibility and market planning reports, presentation of projects to Hotel Development Committee, and reviewing outside appraisals for Marriott's Treasury Department in conjunction with credit enhancements. Before joining Marriott, Mr. Guernier was a senior consultant with Arthur Andersen's

Real Estate Services Group focusing on property tax appeals for hospitality clients. Mr. Guernier holds an M.P.S. from the Hotel School at Cornell University and a B.S. from the College of Agriculture and Life Sciences at Cornell University.

         Tammie A. Quinlan, age 37, joined CNL Hospitality Corp. in August 1999 as Director of Financial Reporting and Analysis and in August 2000, became Vice President of Corporate Finance and Accounting. In this capacity, Ms. Quinlan is responsible for all accounting and financial reporting requirements, and corporate finance functions. Prior to joining the Advisor, Ms. Quinlan, was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP, Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors, or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.


                              CERTAIN TRANSACTIONS

         The following information updates and replaces the first, second, fourth, fifth and seventh paragraphs under the heading "Certain Transactions" beginning on page 92 of the Prospectus.


         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, of such fees in connection with the Initial Offering, of which $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $6,904,047 of such fees in connection with the Initial Offering, during the period June 18, 1999 through September 14, 2000, the Company incurred $20,624,924 of such fees in connection with the 1999 Offering, and during the period September 15, 2000 through November 21, 2000, the Company incurred $3,500,460 of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees in connection with the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $460,270 of such fees in connection with the Initial Offering, during the period June 18, 1999 through September 14, 2000, the Company incurred $1,374,995 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through November 21, 2000, the Company incurred $233,364 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. For the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $4,712,413 of such fees in connection with the Initial Offering, during the period June 18, 1999 through September 14, 2000, the Company incurred $12,374,954 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through November 21, 2000, the Company incurred $2,100,276 of such fees in connection with this offering. Additionally, during the nine months ended September 30, 2000, the Company incurred Acquisition Fees totalling $1,935,794 as the result of permanent financing used to acquire certain Properties.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the
outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, the Company incurred $1,003,416, $106,788 and $68,114, respectively, of such fees. Additionally, the Company's unconsolidated subsidiary, Hotel Investors, incurred asset management fees and subordinated incentive fees to the Advisor, of which the Company's pro rata share totalled $61,806 and $114,133, respectively, and $166,935 and $164,428, respectively, during the nine months ended September 30, 2000 and the year ended December 31, 1999.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2000, and the years ended December 31, 1999, 1998 and 1997, the Company incurred a total of $3,491,013, $4,206,709, $644,189 and
$192,224, respectively, for these services, $3,156,163, $3,854,739, $494,729 and
$185,335, respectively, of such costs representing stock issuance costs, $0, $124, $9,084 and $0, respectively, representing acquisition related costs and $334,850, $351,846, $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.



                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of June 30, 2000, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 81,000 investors, and owned approximately 1,500 fast-food, family-style and casual-dining restaurant properties, and one health care property. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $15,000,000               December 31, 1986             30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987               50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                50,000              June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000               December 6, 1988              60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                  50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990              70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990                30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991                 35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992                4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)






                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $30,000,000               October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998              3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)

CNL Retirement             $164,718,974              September 18, 2000 (4)        971,898 (4)         April 2000 (4)
Properties, Inc.           (16,471,898 shares)



(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. On September 18, 2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Following completion of the initial offering on September 18, 2000, the Retirement Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 15,500,000 shares ($155,000,000) of common stock. The Retirement Properties REIT acquired its first property on April 20, 2000.

         As of June 30, 2000, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of June 30, 2000. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of June 30, 2000. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of June 30, 2000 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 2000, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.


Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA

CNL Income                  50 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               family-style          IL, IN, KS, LA, MI,
                            restaurants           MN, MO, NC, NM, OH,
                                                  TN, TX, WA, WY

CNL Income                  40 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              family-style          GA, IA, IL, IN, KS,
                            restaurants           KY, MD, MI, MN, MO,
                                                  NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA

CNL Income                  36 fast-food or       AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                family-style          MI, NH, NY, OH, SC,
                            restaurants           TN, TX, UT, WA

CNL Income                  60 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          IL, IN, KS, MA, MI,
                            restaurants           MN, NC, NE, NM, NY,
                                                  OH, OK, PA, TN, TX,
                                                  VA, WA, WY





Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  52 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           OH, PA, SC, TN, TX,
                                                  UT, WA

CNL Income                  43 fast-food or       AZ, FL, IN, LA, MI,          All cash            Public
Fund VIII, Ltd.             family-style          MN, NC, NY, OH, TN,
                            restaurants           TX, VA

CNL Income                  46 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MI, MN,
                            restaurants           MS, NC, NH, NY, OH,
                                                  SC, TN, TX

CNL Income                  55 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, LA, MI, MO,
                            restaurants           MT, NC, NE, NH, NM,
                                                  NY, OH, PA, SC, TN,
                                                  TX, WA

CNL Income                  44 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  52 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund XII, Ltd.              family-style          LA, MO, MS, NC, NM,
                            restaurants           OH, SC, TN, TX, WA

CNL Income                  50 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, NC, OH, PA, SC,
                                                  TN, TX, VA

CNL Income                  68 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

CNL Income                  57 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA






Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  49 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, MN,
                            restaurants           MO, NC, NM, NV, OH,
                                                  PA, TN, TX, UT, WI

CNL Income                  32 fast-food,         CA, FL, GA, IL, IN,       All cash           Public
Fund XVII, Ltd.             family-style or       MI, NC, NV, OH, SC,
                            casual-dining         TN, TX, WA
                            restaurants

CNL Income                  26 fast-food,         AZ, CA, FL, GA, IL,       All cash           Public
Fund XVIII, Ltd.            family-style or       KY, MD, MN, NC, NV,
                            casual-dining         NY, OH, PA, TN, TX,
                            restaurants           VA

CNL American                703 fast-food,        AL, AZ, CA, CO, CT,            (1)           Public REIT
Properties Fund, Inc.       family-style or       DE, FL, GA, IA, ID,
                            casual-dining         IL, IN, KS, KY, LA,
                            restaurants           MD, MI, MN, MO, MS,
                                                  NC, NE, NH, NJ, NM,
                                                  NV, NY, OH, OK, OR,
                                                  PA, RI, SC, TN, TX,
                                                  UT, VA, WA, WI, WV

CNL Retirement              1 assisted                                           (2)           Public REIT
Properties, Inc.            living facility       IL



--------------------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of June 30, 2000, the Retirement Properties REIT had invested approximately $13,900,000 in one assisted living property, which includes $8,100,000 in advances relating to the line of credit.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between July 1995 and June 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

         The following sentence replaces item 16 under the heading " -- Certain Investment Limitations" on page 102 of the Prospectus.

         The Company will not make loans to the Advisor or its Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).


                               DISTRIBUTION POLICY

DISTRIBUTIONS


         The following information updates and replaces the table and footnotes under the heading " -- Distributions" on page 103 of the Prospectus.

         The following table presents total  Distributions and Distributions per
Share:


        2000 Quarter                   First           Second             Third             Fourth             Year
                                                                                                               ====
-----------------------------       ------------     ------------      ------------      -------------     --------------

Total Distributions declared         $5,522,124        $6,414,210       $7,529,787        $8,616,048         $28,082,169
Distributions per Share                   0.181             0.181            0.188             0.188               0.738


        1999 Quarter                   First           Second             Third             Fourth             Year
-----------------------------       ------------     ------------      ------------      -------------     --------------

Total Distributions declared           $998,652       $2,053,964        $3,278,456         $4,434,809        $10,765,881
Distributions per Share                   0.175            0.181             0.181              0.181              0.718


        1998 Quarter                   First           Second             Third             Fourth             Year
-----------------------------       ------------     ------------      ------------      -------------     --------------

Total Distributions declared           $101,356         $155,730          $362,045           $549,014         $1,168,145
Distributions per Share                   0.075            0.075             0.142              0.175              0.467


(1) For the nine months ended September 30, 2000, the years ended December 31, 1999 and 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 54%, 75%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, approximately 46%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of September 30, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of distributions declared for the nine months ended September 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.

(2)      Distributions declared  for the years ended December 31, 2000, 1999 and
         1998,  represent  distribution  rates  of  7.38%,  7.18%  and   4.67%,
         respectively, of Invested Capital.



                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The following sentences replace the first and third sentences of the first paragraph under the heading " -- Description of Capital Stock" on page 104 of the Prospectus.

         The Company has authorized a total of 216,000,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. As of October 9, 2000, the Company had 44,727,232 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 136,974 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

         The second paragraph under the heading " -- Description of Capital Stock" on page 105 of the Prospectus is deleted in its entirety.

         The following information updates and replaces the third paragraph under the heading " -- Description of Capital Stock" on page 105 of the Prospectus.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.



                                  THE OFFERING

PLAN OF DISTRIBUTION

         The  following   information  updates  and  replaces  the  second  full
paragraph on page 125 and the fourth paragraph on page 126 under the heading " -- Plan of Distribution" of the Prospectus.

         Selling Commissions for purchases of 500,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.20 per Share ($0.15 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         Stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount described in the section of the Prospectus entitled " -- Plan of Distribution" will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription (or for such six year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

                                   ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION


            -------------------------------------------------------

            THE  UPDATED  PRO  FORMA  FINANCIAL   STATEMENTS  AND
            THE UNAUDITED FINANCIAL STATEMENTS OF CNL HOSPITALITY PROPERTIES, INC. CONTAINED IN THIS ADDENDUM SHOULD BE READ IN CONJUNCTION WITH APPENDIX B TO THE ATTACHED PROSPECTUS, DATED MAY 23, 2000.

            -------------------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                          Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of September 30, 2000                                         B-2

    Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2000             B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999                     B-4

    Notes to Pro Forma Consolidated Financial Statements for the nine months ended
      September 30, 2000 and the year ended December 31, 1999                                             B-5

Updated Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Hospitality Properties, Inc.'s September 30, 2000 Form 10-Q:

    Condensed Consolidated Balance Sheets as of September 30, 2000 and December 31, 1999                  B-8

    Condensed Consolidated Statements of Earnings for the quarters and nine months ended
      September 30, 2000 and 1999                                                                         B-9

    Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
      September 30, 2000 and year ended December 31, 1999                                                 B-10

    Condensed Consolidated Statements of Cash Flows for the nine months ended
      September 30, 2000 and 1999                                                                         B-11

    Notes to Condensed Consolidated Financial Statements for the quarters and nine months
      ended September 30, 2000 and 1999                                                                   B-13


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $443,001,390 in gross offering proceeds from the sale of 44,300,139 shares of common stock for the period from inception through September 30, 2000, and the application of such funds to purchase 14 properties, to acquire an 89 percent interest in a limited liability company which owns one property, to invest in an unconsolidated subsidiary which owned seven properties as of September 30, 2000, to place deposits on one additional property, to redeem 140,450 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $28,743,032 in gross offering proceeds from the sale of 2,874,303 additional shares for the period October 1, 2000 through November 21, 2000, (iii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes, (b) to acquire certain shares of 8% Class A Cumulative Preferred Stock and common stock of CNL Hotel Investors, Inc. and (c) the purchase of three additional properties, as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on September 30, 2000.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2000 and for the year ended December 31, 1999, includes the historical operating results of the properties described in (i) and
(iii) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1999, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                                    CNL Hospitality         CNL Hotel
                                                    Properties, Inc.     Investors, Inc.
                                                    and Subsidiaries       Historical          Pro Forma
                        ASSETS                         Historical              (c)            Adjustments               Pro Forma
                                                    -----------------    ----------------    ---------------          -------------


Land, buildings and equipment on operating leases    $ 278,813,679        $ 161,600,822         $92,768,704 (b)(c)     $533,183,205
Investment in unconsolidated subsidiary                 37,202,729                   --         (37,202,729)(c)                  --
Cash and cash equivalents
                                                        76,838,139            7,566,423         (67,154,933)(a)(b)(c)    17,249,629
Restricted cash                                          1,062,752              878,814                  --               1,941,566
Certificate of deposit                                   5,000,000                   --                  --               5,000,000
Dividend receivable                                      1,150,602                   --          (1,150,602)(c)                  --
Receivables                                                482,452               84,748                  --                 567,200
Prepaid expenses                                           691,500               38,390                  --                 729,890
Loan costs                                                 124,527              663,188                  --                 787,715
Accrued rental income                                      149,643              400,553                  --                 550,196
Other assets                                             6,969,135                   --          (2,609,160)(a)(b)        4,359,975
                                                 ------------------    -----------------   -----------------          -------------
                                                     $ 408,485,158        $ 171,232,938       $ (15,348,720)           $564,369,376
                                                 ==================    =================   =================          =============

        LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                            9,684,609           87,224,210                  --               96,908,819
Accounts payable and accrued expenses                   1,006,098              684,356                  --                1,690,454
Distribution payable                                    5,372,782            2,364,472          (1,150,602)(c)            6,586,652
Due to related parties                                  1,281,404              356,860                  --                1,638,264
Security deposits                                      11,810,719                   --           2,476,236 (b)           14,286,955
Rents paid in advance                                     410,274              450,034                  --                  860,308
                                                 -----------------     ----------------    ----------------          --------------
       Total liabilities                               29,565,886           91,079,932           1,325,634              121,971,452

Minority Interest                                              --                   --          37,035,063               37,035,063
                                                 -----------------     ----------------    ----------------          --------------

Redeemable Preferred Stock:
    Class A 8%: 50,886 share authorized; 48,337
       issued and outstanding                                  --           47,802,692         (47,802,692 )(c)                  --
    Class B 9.76%: 39,982 share authorized;
       37,979 issued and outstanding                           --           37,559,172         (37,559,172 )(c)                  --
                                                 -----------------     ----------------    ----------------          --------------
                                                               --           85,361,864         (85,361,864 )                     --
                                                 -----------------     ----------------    ----------------          --------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                --                    1                  (1 )(c)                  --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares               --                   --                  --                       --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 47,053,547 shares, as adjusted         441,792                  948              27,795  (a)(c)          470,535
    Capital in excess of par value                    390,263,511               99,999          26,314,847  (a)(c)      416,678,357
    Accumulated distributions in excess of
       net earnings                                    (9,096,245 )         (5,309,806 )         5,309,806  (a)(c)      (9,096,245)
    Minority interest distributions in excess of
       contributions and accumulated earnings          (2,689,786 )                 --                  --              (2,689,786)
                                                 -----------------     ----------------    ----------------          --------------
          Total stockholders' equity                  378,919,272           (5,208,858 )        31,652,447              405,362,861
                                                 -----------------     ----------------    ----------------          --------------

                                                    $ 408,485,158        $ 171,232,938       $ (15,348,720 )           $564,369,376
                                                 =================     ================    ================          ==============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000


                                              CNL Hospitality     CNL Hotel
                                                Properties,      Investors,
                                                 Inc. and           Inc.
                                               Subsidiaries      Historical           Pro Forma
                                                Historical          (c)             Adjustments             Pro Forma
                                            ----------------    --------------      ---------------         -------------

Revenues:
    Rental income from operating leases         $ 11,816,801       $13,231,100         $ 6,946,972  (1)     $ 31,994,873
    FF&E reserve income                              901,771           693,224             559,857  (2)        2,154,852
    Dividend income                                2,780,566                 0          (2,780,566 )(7)                0
    Interest and other income                      5,312,997           432,574          (2,409,478 )(3)        3,336,093
                                              ---------------  ----------------    ----------------        --------------
                                                  20,812,135        14,356,898           2,316,785            37,485,818
                                              ---------------  ----------------    ----------------        --------------

Expenses:
    Interest and loan cost amortization               26,155         5,017,193                  --             5,043,348
    General operating and administrative           1,079,101           628,085                  --             1,707,186
    Professional services                            117,263                --                  --               117,263
    Asset management fees to
       related party                               1,003,416           126,134             420,986  (4)        1,550,536
    Depreciation and amortization                  3,956,498         3,648,654           2,397,626  (5)(7)    10,002,778
                                              ---------------  ----------------    ----------------        --------------
                                                   6,182,433         9,420,066           2,818,612            18,421,111
                                              ---------------  ----------------    ----------------        --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends and Minority Interest               14,629,702         4,936,832            (501,827 )          19,064,707

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                       (386,627 )              --             386,627  (7)               --

Minority Interest                                   (403,427 )              --          (2,312,412 )(7)       (2,715,839 )
                                              ---------------  ----------------    ----------------        --------------

Net Earnings                                    $ 13,839,648       $ 4,936,832       $  (2,427,612 )        $ 16,348,868
                                              ===============  ================    ================        ==============

Earnings Per Share of Common Stock (6):
    Basic                                          $    0.38                                                $       0.42
                                              ===============                                              ==============
    Diluted                                        $    0.37                                                $       0.42
                                              ===============                                              ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                      36,178,713                                                  38,809,195
                                              ===============                                              ==============
       Diluted                                    43,767,651                                                  38,809,195
                                              ===============                                              ==============








                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1999

                                                CNL
                                            Hospitality        CNL Hotel
                                            Properties,        Investors,
                                             Inc. and             Inc.
                                           subsidiaries        Historical          Pro Forma
                                            Historical             (c)            Adjustments            Pro Forma
                                           --------------     --------------    ----------------       --------------

Revenues:
    Rental income from
       operating leases                        $3,910,639      $ 12,452,195       $  5,313,646  (1)     $ 21,676,480
    FF&E reserve income                           320,356           343,264            430,181  (2)        1,093,801
    Dividend income                             2,753,506                --         (2,753,506 )(7)                0
    Interest and other income                   3,693,004           230,519         (1,929,878 )(3)        1,993,645
                                            --------------  ----------------   ----------------        --------------
                                               10,677,505        13,025,978          1,060,443            24,763,926
                                            --------------  ----------------   ----------------        --------------

Expenses:
    Interest and loan cost amortization           248,094         4,785,818                 --             5,033,912
    General operating and
       administrative                             626,649           563,826                 --             1,190,475
    Professional services                          69,318                --                 --                69,318
    Asset management fees to
       related party                              106,788           113,757            322,007  (4)          542,552
    Depreciation and amortization               1,267,868         3,457,641          1,802,747 (5)(7)      6,528,256
                                            --------------  ----------------   ----------------        --------------
                                                2,318,717         8,921,042          2,124,754            13,364,513
                                            --------------  ----------------   ----------------        --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends and Minority Interest             8,358,788         4,104,936         (1,064,311 )          11,399,413

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                    (778,466 )              --            778,466  (7)               --

Minority Interest                                 (64,334 )              --         (1,922,752 )(7)       (1,987,086 )
                                            --------------  ----------------   ----------------        --------------

Net Earnings                                   $7,515,988       $ 4,104,936       $ (2,208,597 )         $ 9,412,327
                                            ==============  ================   ================        ==============

Earnings Per Share of Common Stock (6):
    Basic                                        $   0.47                                                $      0.59
                                            ==============                                             ==============
    Diluted                                      $   0.45                                                $      0.59
                                            ==============                                             ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                   15,890,212                                                 15,890,212
                                            ==============                                             ==============
       Diluted                                 21,437,859                                                 15,890,212
                                            ==============                                             ==============






                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $28,743,032 from the sale of 2,874,303 shares during the period October 1, 2000 through November 21, 2000, used (i) to pay acquisition fees and costs of $1,293,436 ($96,112 of which was accrued at September 30, 2000), and to pay selling commissions and offering expenses of $2,200,443 which have been netted against stockholders' equity (a total of $1,084,661 of which was accrued as of September 30, 2000), leaving $25,249,153 for investments.

(b) Represents the use of $78,806,085 of cash and cash equivalents to purchase seven properties for $85,185,054 (which includes closing costs of $804,777 and acquisition fees and costs of $3,902,597, which had been recorded as other assets as of September 30, 2000), net of $2,476,236 received from the lessees for security deposits.

                                                                              Acquisition
                                                                            Fees and Costs
                                                                              And Closing
                                                    Asset Value or          Costs Allocated
                                                    Purchase Price           To Investment           Total
                                                 ---------------------     ------------------    --------------

         TownePlace Suites in Newark, CA                 $ 13,600,000           $  227,928       $ 13,827,928
         Courtyard Little Lake Bryan, FL                   35,870,100            2,394,351         38,264,451
         Fairfield Inn Little Lake Bryan, FL               31,007,580            2,085,095         33,092,675
                                                  --------------------    -----------------    ---------------

                                                         $ 80,477,680          $ 4,707,374        $85,185,054
                                                  ====================    =================    ===============


(c) In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement with the following terms:

         o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
         o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
         o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;
         o The Company repurchased 65,285 shares of the Company's common stock owned by Five Arrows for $620,207;
         o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 ("Class E Preferred Stock") of Hotel Investors;
         o Five Arrows granted the following options (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for common stock of the Company at an exchange rate of 157.000609 shares of the Company's common stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company;

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet - Continued:

         o The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to common stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's common stock on June 30, 2000;
         o Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors; and
         o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C Preferred Stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8%
               return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

               Upon consummation of this transaction, the Company owned an interest of approximately 53% and Five Arrows owns approximately 47% of Hotel Investors.

         As  of  December  31,  1999,   Hotel   Investors  owned  the  following
properties:

                                                         Date Placed
                                                          in Service
                                                        by  the Company
                                                       -----------------

               Residence Inn in Las Vegas, NV          February 25, 1999
               Residence Inn in Plano, TX              February 25, 1999
               Marriott Suites in Dallas, TX           February 25, 1999
               Courtyard in Plano, TX                  February 25, 1999
               Residence Inn in Phoenix, AZ            June 16, 1999
               Courtyard in Scottsdale, AZ             June 16, 1999
               Courtyard in Seattle, WA                June 16, 1999

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of November 21, 2000 (the "Pro Forma Properties") for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 1999, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                             Date Pro Forma
                                                                 Date Placed                 Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                               -----------------             -----------------

               Residence Inn in Mira Mesa, CA                  December 10, 1999             September 20, 1999
               Courtyard in Philadelphia, PA                   November 20, 1999             November 20, 1999
               Wyndham in Billerica, MA                        June 1, 2000                  May 15, 1999
               Wyndham in Denver, CO                           June 1, 2000                  November 15, 1999
               Residence Inn in Palm Desert, CA                June 16, 2000                 February 19, 1999
               Courtyard in Palm Desert, CA                    June 16, 2000                 September 1, 1999
               Residence Inn in Merrifield ,VA                 July 28, 2000                 June 24, 2000
               SpringHill Suites in Gaithersburg, MD           July 28, 2000                 June 30, 2000
               Courtyard in Alpharetta, GA                     August 22, 2000               January 7, 2000


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                             Date Pro Forma
                                                                  Date Placed                Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                               -----------------             -----------------
               Residence Inn in Salt Lake City, UT             August 22, 2000               August 11, 1999
               TownePlace Suites in Tewksbury, MA              August 22, 2000               July 15, 1999
               TownePlace Suites in Mt. Laurel, NJ             August 22, 2000               November 22, 1999
               TownePlace Suites in Scarborough, ME            August 22, 2000               June 25, 1999
               TownePlace Suites in Newark, CA                 November 3, 2000              September 1, 2000
               Courtyard in Orlando, FL                        November 21, 2000             October 16, 2000
               Fairfield Inn in Orlando, FL                    November 21, 2000             October 16, 2000


         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during 1999 and the nine months ended September 30, 2000 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1999 and the nine months ended September 30, 2000.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the actual date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1999 and the nine months ended September 30, 2000.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(5) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999 and the nine months ended September 30, 2000.

(7) Represents certain elimination adjustments and pro forma adjustments due to the consolidation of CNL Hotel Investors, Inc., consistent with Note (c) above.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                   September 30, 2000     December 31, 1999
                                                                 ---------------------    ------------------

                           ASSETS
Land, buildings and equipment on operating leases, less
    accumulated depreciation of $5,522,091 and $1,603,334,
    respectively                                                         $278,813,679          $112,227,771
Investment in unconsolidated subsidiary                                    37,202,729            38,364,157
Cash and cash equivalents                                                  76,838,139           101,972,441
Restricted cash                                                             1,062,752               275,630
Certificate of deposit                                                      5,000,000             5,000,000
Dividends receivable                                                        1,150,602             1,215,993
Receivables                                                                   482,452               112,184
Prepaid expenses                                                              691,500                41,165
Loan costs, less accumulated amortization of $112,782 and
    $86,627, respectively                                                     124,527                51,969
Accrued rental income                                                         149,643                79,399
Other assets                                                                6,969,135             7,627,565
                                                                      ----------------
                                                                                          ------------------


                                                                         $408,485,158          $266,968,274
                                                                      ================    ==================

                LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable                                                             $  9,684,609              $     --
Accounts payable and accrued expenses                                       1,006,098               405,855
Distributions payable                                                       5,372,782                89,843
Due to related parties                                                      1,281,404               995,500
Security deposits                                                          11,810,719             5,042,054
Rents paid in advance                                                         410,274               255,568
                                                                      ----------------    ------------------
       Total liabilities                                                   29,565,886             6,788,820
                                                                      ----------------    ------------------

Commitments and contingencies (Note 12)

Minority interest                                                                  --             7,124,615
                                                                      ----------------    ------------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                  --                    --
    Excess shares,  $.01 par
    value per share.
       Authorized and unissued 63,000,000 shares                                   --                    --
    Common stock, $.01 par value per share. 150,000,000
       and 60,000,000 authorized shares, respectively;
       issued and outstanding  44,179,244 and 28,902,914
       shares, respectively                                                   441,792               289,029
    Capital in excess of par value                                        390,263,511           256,231,833
      Accumulated distributions in excess of net earnings                  (9,096,245 )          (3,466,023 )
    Minority    interest    distributions   in   excess   of
contributions                                                              (2,689,786 )                  --
       and accumulated earnings
                                                                      ----------------    ------------------
          Total stockholders' equity                                      378,919,272           253,054,839
                                                                      ----------------    ------------------

                                                                         $408,485,158         $ 266,968,274
                                                                      ================    ==================



     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                     Quarters Ended                          Nine Months Ended
                                                      September 30,                            September 30,
                                               2000                  1999                 2000                1999
                                           --------------       ---------------       -------------        ------------

Revenues:
    Rental income from operating
       leases                                 $5,839,998          $  769,442         $ 11,816,801          $2,255,968
    FF&E Reserve income                          421,658              68,268              901,771             194,301
    Dividend income                              926,831             926,687            2,780,566           1,826,818
    Interest and other income                  1,351,809           1,217,304            5,312,997           2,125,043
                                          ---------------     ---------------      ---------------      --------------
                                               8,540,296           2,981,701           20,812,135           6,402,130
                                          ---------------     ---------------      ---------------      --------------

Expenses:
    Interest and loan cost amortization            9,933               6,592               26,155             239,922
    General operating and
       administrative                            382,216             107,216            1,079,101             421,213
    Professional services                         35,626              16,206              117,263              45,478
    Asset management fees to
       related party                             641,136              19,710            1,003,416              87,146
    Depreciation and amortization              1,956,354             243,178            3,956,498             736,593
                                          ---------------     ---------------      ---------------      --------------
                                               3,025,265             392,902            6,182,433           1,530,352
                                          ---------------     ---------------      ---------------      --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary and
    Minority Interest                          5,515,031           2,588,799           14,629,702           4,871,778

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                   (126,190 )          (167,283 )           (386,627 )          (557,733 )

Minority Interest                               (137,217 )                --             (403,427 )                --
                                          ---------------     ---------------      ---------------      --------------

Net Earnings                                 $ 5,251,624         $ 2,421,516          $13,839,648          $4,314,045
                                          ===============     ===============      ===============      ==============

Earnings Per Share of Common Stock:
    Basic                                      $    0.13           $    0.13            $    0.38            $   0.34
                                          ===============     ===============      ===============      ==============
    Diluted                                    $    0.13           $    0.12            $    0.37            $   0.33
                                          ===============     ===============      ===============      ==============

Weighted Average Number of Shares
    of Common Stock Outstanding:
               Basic                          41,094,629          19,073,159           36,178,713          12,652,059
                                          ===============     ===============      ===============      ==============
               Diluted                        48,653,567          26,437,719           43,767,651          17,509,791
                                          ===============     ===============      ===============      ==============



      See accompanying notes to condensed consolidated financial statements

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

      Nine Months Ended September 30, 2000 and Year Ended December 31, 1999


                                                                                                     Minority interest
                                                                                                     distributions in
                                            Common stock                              Accumulated     excess of con-
                                    ------------------------------   Capital in      distributions    tributions and
                                       Number             Par         excess of     in excess of net    accumulated
                                      of Shares          value        par value         earnings        earnings          Total
                                    --------------    ------------  --------------  ----------------- --------------  -------------

Balance at December 31, 1998            4,321,908        $ 43,219     $37,289,402       $ (216,130 )  $          --     $37,116,491

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                  24,593,891         245,939     245,692,968               --               --     245,938,907

Retirement of common stock                (12,885)           (129)       (118,413)              --               --        (118,542)


Stock issuance costs                           --              --     (26,632,124 )             --               --     (26,632,124)

Net earnings                                   --              --              --        7,515,988               --       7,515,988

Distributions declared and paid
    ($.72 per share)                           --              --              --      (10,765,881 )             --     (10,765,881)
                                    --------------    ------------ ---------------  ---------------   --------------  --------------

Balance at December 31, 1999           28,902,914         289,029     256,231,833       (3,466,023 )             --     253,054,839

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                  15,403,895         154,039     153,935,981               --               --     154,090,020

Retirement of common stock               (127,565 )        (1,276 )    (1,172,324 )             --               --      (1,173,600)

Stock issuance costs                           --              --     (18,731,979 )             --               --     (18,731,979)

Net earnings                                   --              --              --       13,839,648               --      13,839,648

Minority interest distributions in
    excess of contributions and
    accumulated earnings                       --              --              --               --       (2,689,786 )    (2,689,786)

Distributions declared
    ($.55 per share)                           --              --              --      (19,469,870 )             --     (19,469,870)
                                    --------------    ------------ ---------------  ---------------   --------------  --------------

Balance at September 30, 2000          44,179,244        $441,792   $ 390,263,511     $ (9,096,245 )   $ (2,689,786 )  $378,919,272
                                    ==============    ============ ===============  ===============   ==============  ==============










     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Nine Months Ended September 30,
                                                                          2000                 1999
                                                                      -------------        -------------
Cash flows from operating activities:
   Net earnings                                                       $ 13,839,648          $ 4,314,045
    Adjustments to reconcile net earnings to net
          cash provided by operating activities:
        Depreciation                                                     3,918,757              692,085
        Amortization                                                        63,896              109,984
        Distributions received from investment in
          unconsolidated subsidiary, net
          of equity in loss                                              1,123,687              679,989
        Minority interest                                                  403,427                   --
        Changes in operating assets and
          liabilities:
            Dividends receivable                                            65,391             (951,431 )
            Receivables                                                   (370,268 )            (38,970 )
            Prepaid expenses                                              (650,335 )            (44,179 )
            Accrued rental income                                          (70,244 )            (36,363 )
            Accounts payable and accrued
              expenses                                                     600,243              (65,588 )
            Due to related parties -  operating expenses                   285,904              (13,965 )
            Security deposits                                            6,768,665                   --
            Rents paid in advance                                          154,706               (3,489 )
                                                                    ---------------      ---------------

               Net cash provided by operating activities                26,133,477            4,642,118
                                                                    ---------------      ---------------

Cash flows from investing activities:
      Additions to land, buildings and equipment on
       operating leases                                               (170,504,665 )                 --
      Investment in unconsolidated subsidiary                                               (37,172,644 )
      Increase in restricted cash                                         (787,122 )           (167,770 )
      Deletions (additions) to other assets                                658,430           (7,529,504 )
                                                                    ---------------      ---------------

                Net cash used in investing activities                 (170,633,357 )        (44,869,918 )
                                                                    ---------------      ---------------


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                            Nine Months Ended
                                                                              September 30,
                                                                        2000                 1999
                                                                   ----------------      --------------

Cash flows from financing activities:
    Proceeds from note payable                                          10,000,000                 --
    Repayment of borrowings on line of credit                                   --         (9,600,000 )
    Subscriptions received from stockholders                           154,090,020        180,301,963
    Distributions to stockholders                                      (14,280,431 )       (6,331,072 )
    Distributions to minority interest                                 (10,439,719 )               --
    Retirement of common stock                                          (1,173,600 )          (27,600 )
    Payment of stock issuance costs                                    (18,731,979 )      (19,268,627 )
    Other                                                                  (98,713 )          (56,163 )
                                                                  -----------------     --------------

         Net cash provided by financing activities                     119,365,578        145,018,501
                                                                  -----------------     --------------

Net increase (decrease) in cash and cash equivalents                   (25,134,302 )      104,790,701

Cash and cash equivalents at beginning of period                       101,972,441         13,228,923
                                                                  -----------------     --------------

Cash and cash equivalents at end of period                            $ 76,838,139       $118,019,624
                                                                  =================     ==============


Supplemental schedule of non-cash financing activities:

      Distributions declared but not paid to minority
         interest                                                       $  183,343            $    --
                                                                  =================     ==============

      Distributions declared but not paid to
         stockholders                                                  $ 5,189,439            $    --
                                                                  =================     ==============

      Reduction of TIF Note from property
         taxes paid by tenant                                           $  315,391            $    --
                                                                  =================     ==============


     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners,
         LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC (the "LLC").

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to hotel operators. The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of hotel chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of shares of common stock.

         The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP and CNL Philadelphia Annex, LLC (an 89% owned limited liability company). All significant intercompany balances and transactions have been eliminated in consolidation. Interest of an unaffiliated third party is reflected as minority interest.

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and nine months ended September 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000. Amounts as of December 31, 1999, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1999.

         Certain items in the prior period's financial statements have been reclassified to conform with the 2000 presentation, including a change in the presentation of the cash flow from the direct to the indirect method. These reclassifications had no effect on stockholders' equity or net earnings.

         In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 ("SAB 101"), which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 is not expected to have a material impact on the Company's results of operations. SAB 101 requires the Company to defer recognition of certain percentage rental income until certain thresholds are met. We have adopted SAB 101 beginning January 1, 2000 without restatement of prior periods.

2.       Public Offerings:

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares available only to stockholders who elected to participate in the Company's reinvestment plan. Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"), which included 2,500,000 shares available only to stockholders who elected to participate in the Company's reinvestment plan. On September 14, 2000, the Company completed the 1999 Offering and commenced an offering of up to 45,000,000 additional shares of common stock ($450,000,000) (the "2000 Offering"). Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


2.       Public Offerings - Continued:

         selling  commissions  and expenses in connection  with the offering and
         (ii) to CNL Hospitality Corp. (the "Advisor") for acquisition fees, are substantially the same as the Company's Initial Offering and the 1999 Offering. As of September 30, 2000, the Company had received total subscription proceeds from the Initial Offering, the 1999 Offering and the 2000 Offering of $443,001,390 (44,300,139 shares), including
         $1,369,740 (136,974 shares) through the reinvestment plan. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

3.       Investment in Unconsolidated Subsidiary:

         During 1999, the Company with Five Arrows Realty Securities II L.L.C. ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), which acquired seven hotel Properties. In order to fund the acquisition of the Properties, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the Properties. In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock. The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and those of Hotel Investors.

         Five Arrows also invested approximately $14 million in the Company through the purchase of common stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors (See Note 13 - Subsequent Events).

         The following presents condensed financial information for Hotel Investors as of and for the nine months ended and year ended:

                                                                   September 30,       December 31,
                                                                       2000                1999
                                                                 -----------------   ----------------

       Land, buildings and equipment on operating leases, net        $161,600,822      $165,088,059
       Cash and cash equivalents (including restricted cash)            8,445,237
                                                                                          5,172,658
       Loan costs, net                                                    663,188
                                                                                            708,006
       Accrued rental income                                              400,553           283,914
       Prepaid expenses, receivables and other assets                     123,138         3,422,806
       Liabilities                                                     91,079,932        92,229,193
       Redeemable preferred stock - Class A and Class B                85,361,864        85,361,864
       Stockholders' deficit                                           (5,208,858  )     (2,915,614   )
       Revenues                                                        14,356,898        13,025,978
       Net earnings                                                     4,936,832         4,104,936
       Preferred stock dividends                                       (5,725,866  )     (5,693,642   )
       Loss applicable to common stockholders                            (789,034  )     (1,588,706   )


         During the nine months ended September 30, 2000 and 1999, the Company recorded $2,780,566 and $1,826,818, respectively, in dividend income and $386,627 and $557,733, respectively, in equity in loss after deduction of preferred stock dividends resulting in net earnings of $2,393,939 and $1,269,085, respectively, attributable to this investment ($800,641 and $759,404 which represented net earnings from this investment for the quarters ended September 30, 2000 and 1999, respectively).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


4.       Other Assets:

         Other assets consist of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties and deposits.

5.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. During the nine months ended September 30, 2000, 127,565 shares of common stock, respectively, were redeemed and retired.

6.       Indebtedness:

         The Company has a line of credit in the amount of $30,000,000 which expires on July 30, 2003. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. As of September 30, 2000 and December 31, 1999, the Company had no amounts outstanding under the line of credit.

         In March 2000, the Company through the LLC entered into a Tax Increment Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel property. Interest on the TIF Note is 12.85% and payments are due yearly through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfall pursuant to its guarantee of the TIF Note.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with its offerings of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. The Advisor has agreed to pay all offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

         During the nine months ended September 30, 2000 and 1999, the Company incurred $18,731,979 and $18,913,477, respectively, in stock issuance costs, including $12,323,459 and $13,224,189, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

8.       Distributions:

         For the nine months ended September 30, 2000 and 1999, approximately 54 percent and 73 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and approximately 46 percent and 27 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2000 and 1999 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the nine months ended September 30, 2000 may not be indicative of the characterization of distributions that may be expected for the year ended December 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


9.       Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         During the nine months ended September 30, 2000 and 1999, the Company incurred $11,553,242 and $12,397,677, respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($11,017,401 and $11,569,902, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the nine months ended September 30, 2000 and 1999, the Company incurred $770,217 and $826,512, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Company's initial offering of up to 16,500,000 shares of common stock (the "Initial Offering"), a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2000 in the amount of 0.20% of "invested capital," as defined in the Company's prospectus, from the Initial Offering. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients hold shares on such date. As of September 30, 2000, no such fees had been incurred.

         In addition, in connection with its 1999 Offering, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the nine months ended September 30, 2000, the Company issued approximately 819,000 Soliciting Dealer Warrants to CNL Securities Corp. In addition, as of September 30, 2000, CNL Securities Corp. was entitled to approximately 141,900 additional Soliciting Dealer Warrants for shares sold during the quarter then ended.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the nine months ended September 30, 2000 and 1999, the Company incurred $6,873,751 and $8,007,241, respectively, of such fees. Additionally, during the nine months ended September 30, 2000, the Company incurred $1,935,794 of such fees as a result of permanent financing used to acquire certain Properties. Acquisition fees are included in land, buildings and equipment on operating leases, investment in unconsolidated subsidiary and other assets.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described below, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). For the Expense Years ended September 30, 2000 and 1999, the Company's operating expenses did not exceed the Expense Cap.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


9.       Related Party Transactions - Continued:

         exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year, as the
         Advisor shall determine. During the nine months ended September 30, 2000 and 1999, the Company incurred $1,003,416 and $87,146, respectively, of such fees.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follow for the nine months ended September 30:

                                                                          2000                      1999
                                                                    ------------------         ----------------

               Stock issuance costs                                      $  3,156,163             $  1,709,008
               General operating and
                   administrative expenses                                    334,850                  150,380
                                                                    ------------------         ----------------
                                                                          $ 3,491,013              $ 1,859,388
                                                                    ==================         ================

The amounts due to related parties consisted of the following at:

                                                                   September 30, 2000          December 31, 1999
                                                                  ---------------------       -------------------
               Due to the Advisor:
                    Expenditures incurred on behalf
                       of the Company for accounting
                       and administrative services                         $  556,626               $  387,690
                    Acquisition fees                                          140,178                  337,797
                    Management fees                                           361,536                   19,642
                                                                    ------------------         ----------------
                                                                            1,058,340                  745,129
                                                                    ------------------         ----------------
               Due to CNL Securities Corp.:
                    Commissions                                               209,075                  229,834
                    Marketing support and due diligence
                       expense reimbursement fee                               13,989                   16,764
                                                                    ------------------         ----------------
                                                                              223,064                  246,598
                                                                    ------------------         ----------------

               Due to other related party                                          --                    3,773
                                                                    ------------------         ----------------
                                                                          $ 1,281,404               $  995,500
                                                                    ==================         ================

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $16,437,410 and $15,275,629 at September 30, 2000 and December 31, 1999, respectively.


10.      Concentration of Credit Risk:

         Crestline Capital Corp. and City Center Annex Tenant Corporation each contributed more than ten percent of the Company's total rental income for the quarter and nine months ended September 30, 2000. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


10.      Concentration of Credit Risk - Continued:

         It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

11.      Earnings Per Share:

         Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the nine months ended September 30, 2000, approximately
         7.6 million shares related to the conversion of Hotel Investors' Class A Preferred Stock into the Company's common stock were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. Subsequent to September 30, 2000, the Company entered into a transaction whereby the exchange ratio was set at 157.000609 resulting in 7,588,938 shares of the Company's common stock being considered dilutive (see Note 13 - Subsequent Events). The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period.

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the quarters and nine months ended September 30:

                                                              Quarters Ended                     Nine Months Ended
                                                         2000               1999            2000                 1999
                                                 --------------    ----------------    ----------------    ------------------
Basic Earnings Per Share:

   Net earnings                                   $   5,251,624     $    2,421,516      $   13,839,648      $      4,314,045
                                                 ==============    ================    ================    ==================

   Weighted average number of shares
      outstanding                                   41,094,629          19,073,159          36,178,713            12,652,059
                                                 ==============    ================    ================    ==================

   Basic earnings per share                       $       0.13      $         0.13      $         0.38      $           0.34
                                                 ==============    ================    ================    ==================

Diluted Earnings Per Share:

   Net earnings                                   $  5,251,624      $     2,421,516     $   13,839,648      $      4,314,045

   Additional income attributable to
      investment in unconsolidated subsidiary
      assuming all Class A Preferred Shares
      were converted                                   850,450             807,823           2,542,894             1,377,703
                                                 --------------    ----------------    ----------------    ------------------

         Adjusted net earnings assuming
         dilution                                 $  6,102,074      $    3,229,339      $   16,382,542      $      5,691,748
                                                 ==============    ================    ================    ==================

Weighted average number of shares
     outstanding                                    41,094,629          19,073,159          36,178,713            12,652,059

Assumed conversion of Class A Preferred
    Stock                                            7,588,938           7,364,560           7,588,938             4,857,732
                                                 --------------    ----------------    ----------------    ------------------

         Adjusted weighted average number of
             shares outstanding                     48,653,567          26,437,719          43,767,651            17,509,791
                                                 ==============    ================    ================    ==================

Diluted earnings per share                        $       0.13      $         0.12      $         0.37      $           0.33
                                                 ==============    ================    ================    ==================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


12.      Commitments and Contingencies:

         The Company has commitments to acquire eight hotel Properties for an anticipated aggregate purchase price of approximately $161 million. In connection with these commitments, the Company had deposits of approximately $5.7 million held in escrow as of September 30, 2000.

         In connection with the acquisition of two Properties in 1998, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by an earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of September 30, 2000, approximately $135,000 was payable under this agreement.

         In connection with the purchase of two Properties in June 2000, the Company may be required to make an additional payment (the "Earnout Provision") not to exceed $2,471,500 if certain earnout provisions are achieved by the thirty-sixth month following the closing date of the two properties ("Earnout Termination Date"). After the Earnout Termination Date, the Company will no longer be obligated to make any payments under the Earnout Provision. The Earnout Provision is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of September 30, 2000, no such amounts were payable under this agreement.

         In addition, in connection with the acquisition of the 89% interest in the LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11% interest in the LLC. These rights are effective five years after the hotel's opening or November 2004. The price for the 11% interest is equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied times net house profit (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise or (b) the appraised fair market value.

13.      Subsequent Events:

         During the period October 1, 2000 through November 3, 2000, the Company received subscription proceeds for an additional 2,060,086 shares ($20,600,862) of common stock.

         On October 1, 2000 and November 1, 2000, the Company declared distributions totaling $2,766,393 and $2,877,134, respectively or $0.0625 per share of common stock, payable in December 2000, to stockholders of record on October 1 and November 1, 2000, respectively.

         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement with the following terms:

              o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
              o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
              o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;
              o The Company repurchased 65,285 shares of the Company's common stock owned by Five Arrows for $620,207;
              o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 ("Class E Preferred Stock") of Hotel Investors;

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

           Quarters and Nine Months Ended September 30, 2000 and 1999


13.      Subsequent Events - Continued:

              o Five Arrows granted the following options (1) on or before January 31, 2001, the Company has the option to purchase 7,250 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company will have the option, until June 30, 2001, to purchase 7,251 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. If the Company elects not to purchase the remaining shares under the first and/or second options, Five Arrows will have the right, at certain defined dates, to exchange its shares in Hotel Investors for common stock of the Company at an exchange rate of 157.000609 shares of the Company's common stock for each share of Class E Preferred Stock, subject to adjustment in the event of stock dividends, stock splits and certain other corporate actions by the Company;
              o The Company has agreed to pay Five Arrows a fee for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to common stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's common stock on June 30, 2000;
              o   Five   Arrows  has  agreed  to  forfeit  its   priority   cash
                  distributions  from  Hotel  Investors;
              o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C Preferred Stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

         Upon consummation of this transaction, the Company owns an interest of approximately 53% and Five Arrows owns approximately 47% of Hotel Investors.

         On September 12, 2000, the LLC entered into a commitment with a lender to borrow $32.5 million to be secured by a mortgage lien on the real property owned by the LLC known as the Courtyard by Marriott located in Philadelphia, Pennsylvania at a fixed interest rate of 8.29%. It is the Company's intent to close on this loan prior to November 15, 2000.

         On November 3, 2000, the Company acquired a Property located in Newark, California for approximately $13.6 million. This Property is being operated by a subsidiary of Marriott International, Inc. as a TownePlace Suites by Marriott. The Company, as lessor, entered into a long-term, triple-net lease in connection with the acquisition of this Property.

                                  ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES


                   -----------------------------------------

                     The following information updates and
                     replaces the corresponding information
                   in Appendix C to the attached prospectus,
                               dated May 23, 2000

                   -----------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.), to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any prior public programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 2000. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending June 30, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 2000, of the Prior Public Programs, the offerings of which became fully subscribed between July 1995 and June 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between July 1995 and June 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                                      TABLE I
                                     EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                    CNL American       CNL Income          CNL Income       CNL Retirement
                                                  Properties Fund,     Fund XVII,          Fund XVIII,        Properties,
                                                        Inc.              Ltd.                Ltd.               Inc.
                                                  -----------------   --------------      --------------   ------------------
                                                      (Note 1)                                                 (Note 2)

Dollar amount offered                                 $747,464,420      $30,000,000         $35,000,000
                                                  =================   ==============      ==============

Dollar amount raised                                         100.0 %          100.0 %             100.0 %
                                                  -----------------   --------------      --------------

Less offering expenses:

   Selling commissions and discounts                          (7.5 )           (8.5 )              (8.5 )
   Organizational expenses                                    (2.2 )           (3.0 )              (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                   (0.5 )           (0.5 )              (0.5 )
                                                  -----------------   --------------      --------------
                                                             (10.2 )          (12.0 )             (12.0 )
                                                  -----------------   --------------      --------------
Reserve for operations                                          --               --                  --
                                                  -----------------   --------------      --------------

Percent available for investment                              89.8 %           88.0 %              88.0 %
                                                  =================   ==============      ==============

Acquisition costs:

   Cash down payment                                          85.3 %           83.5 %             83.5%
   Acquisition fees paid to affiliates                         4.5              4.5                4.5%
   Loan costs                                                   --               --                  --
                                                  -----------------   --------------      --------------

Total acquisition costs                                       89.8 %           88.0 %              88.0 %
                                                  =================   ==============      ==============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                          --               --                  --

Date offering began                               4/19/95, 2/06/97          9/02/95             9/20/96
                                                       and 3/02/98

Length of offering (in months)                       22, 13 and 9,               12                  17
                                                      respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                            23, 16 and 11,               15                  17
                                                      respectively


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998
          Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. ("CRP") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of CRP commenced September 18, 1998. As of June 30, 2000, CRP had received subscription proceeds of $8,521,527 (852,153 shares) from the Initial Offering, including $50,427 (5,043 shares) through the reinvestment plan. Upon termination of the Initial Offering on September 18, 2000, CRP commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.

                                                     TABLE II
                                              COMPENSATION TO SPONSOR

                                                   CNL American        CNL Income       CNL Income      CNL Retirement
                                                 Properties Fund,      Fund XVII,       Fund XVIII,       Properties,
                                                       Inc.               Ltd.             Ltd.               Inc.
                                                 ------------------  ---------------  ----------------  -----------------
                                                  (Notes 1, 2 and                                           (Note 4)
                                                        6)
Date offering commenced                           4/19/95, 2/06/97          9/02/95           9/20/96
                                                       and 3/02/98

Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000
                                                 ==================  ===============  ================
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000
     Real estate commissions                                    --               --                --
     Acquisition fees (Notes 5 and 6)                   33,604,618        1,350,000         1,575,000
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
unaffiliated entities)                                   3,737,322          150,000           175,000
                                                 ------------------  ---------------  ----------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000
                                                 ==================  ===============  ================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2000 (6 months) (Note 7)                          (46,945,156 )      1,051,688         1,342,621
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071
     1998                                               42,216,874        2,638,733         2,964,628
     1997                                               18,514,122        2,611,191         1,471,805
     1996                                                6,096,045        1,340,159            30,126
     1995                                                  594,425           11,671                --
     1994                                                       --               --                --
     1993                                                       --               --                --
Amount paid to sponsor from operations
   (administrative, accounting and
management fees) (Note 6):
     2000 (6 months)                                       956,233           66,591            72,061
     1999                                                4,369,200          117,146           124,031
     1998                                                3,100,599          117,814           132,890
     1997                                                1,437,908          116,077           110,049
     1996                                                  613,505          107,211             2,980
     1995                                                   95,966            2,659                --
     1994                                                       --               --                --
     1993                                                       --               --                --
Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash (Note 3)                                      25,163,154        1,675,385           688,997
     Notes                                                      --               --                --
Amount paid to sponsors from property sales
   and refinancing:
     Real estate commissions                                    --               --                --
     Incentive fees                                             --               --                --
     Other                                                      --               --                --



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998
          Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998,
          $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3:   Excludes   properties  sold  and  substituted   with   replacement
          properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. ("CRP") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of CRP commenced September 18, 1998. As of June 30, 2000, CRP had received subscription proceeds of $8,521,527 (852,153 shares) from the Initial Offering, including $50,427 (5,043 shares) through the reinvestment plan. From the commencement of the Initial Offering through June 30, 2000, total selling commissions and discounts were $639,115, marketing support and due diligence expense reimbursement fees were $42,608, and acquisition fees were $383,469, for a total due to the sponsor of $1,065,192. CRP had cash generated from operations for the period July 13, 1999 (the date funds were originally released from escrow) through June 30, 2000 of $670,519. CRP made payments of $287,902 to the sponsor from operations for this period.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note
          6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                               TABLE III Operating
                            Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.


                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------

Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Gain (loss) on sale of assets (Notes 7, 15 and 18)                 0               0                 0                 0
Provision for losses on assets (Notes 12, 14 and 17)               0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145 )        (908,924 )      (2,066,962 )
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131 )        (521,871 )      (1,795,062 )
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint ventures                                            0             (76 )         (29,927 )         (31,453 )
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)               0               0                 0           (41,115 )
                                                         ============    ============     =============     =============

Cash generated from (used in) operations (Notes 4, 5               0         498,459         5,482,540        17,076,214
       and 19)
Cash generated from sales (Notes 7, 15, 18 and 20)                 0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from (used in) operations, sales and                0         498,459         5,482,540        23,365,450
       refinancing
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459 )      (5,439,404 )     (16,854,297 )
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827 )               0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827 )          43,136         6,511,153
Special items (not including sales of real estate and
    refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
        Advisors, Inc.                                       200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121 )         (34,020 )
      Stock issuance costs                                       (19 )    (3,680,704 )      (8,486,188 )     (19,542,862 )
      Acquisition of land and buildings                            0     (18,835,969 )     (36,104,148 )    (143,542,667 )
      Investment in direct financing leases                        0      (1,364,960 )     (13,372,621 )     (39,155,974 )
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Increase in restricted cash                                  0               0                 0                 0
      Purchase of other investments (Note 19)                      0               0                 0                 0
      Investment in mortgage notes receivable (Note 19)            0               0       (13,547,264 )      (4,401,982 )
      Collections on mortgage notes receivable (Note19)            0               0           133,850           250,732
      Investment in equipment and other notes
        receivable                                                 0               0                 0       (12,521,401 )
      Collections on equipment and other notes
        receivable                                                 0               0                 0                 0
      Investment in (redemption of) certificates of
deposit                                                            0               0                 0        (2,000,000 )
      Proceeds of borrowing on line of credit and
note payables                                                      0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080 )     (20,784,577 )
      Reimbursement of organization, acquisition, and
        deferred offering and stock issuance costs paid
        on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036 )    (2,500,056 )        (939,798 )      (2,857,352 )
      Increase in intangibles and other assets                     0        (628,142 )      (1,103,896 )               0
      Proceeds from borrowings on mortgage
warehouse facility                                                 0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533 )          49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions
    and special items                                            945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============




                                      6 months
     1998              1999             2000
   (Note 3)          (Note 3)         (Note 3)
---------------   ---------------   --------------

   $33,202,491      $ 62,165,451     $ 42,275,405
        16,018            97,307           48,665
             0        (1,851,838 )        198,682
      (611,534 )      (7,779,195 )       (174,641 )
     8,984,546        13,335,146       10,110,235
    (5,354,859 )     (12,078,868 )    (11,481,633 )
             0        (6,798,803 )     (6,702,955 )
             0       (10,205,197 )    (18,288,098 )
    (4,054,098 )     (10,346,143 )     (7,742,567 )
             0       (76,333,516 )              0

       (30,156 )         (41,678 )       (208,663 )
---------------   ---------------   --------------
    32,152,408       (49,837,334 )      8,034,430
===============   ===============   ==============

    33,553,390        58,152,473        7,777,866
===============   ===============   ==============
      (149,948 )        (789,861 )       (482,056 )
===============   ===============   ==============

    39,116,275       307,261,214      (47,901,389 )

     2,385,941         5,302,433        6,486,944
             0                 0                0
---------------   ---------------   --------------
    41,502,216       312,563,647      (41,414,445 )


   (39,116,275 )     (60,078,825 )              0
             0                 0                0
      (265,053 )               0      (33,164,804 )
       (67,821 )               0                0
---------------   ---------------   --------------
     2,053,067       252,484,822      (74,579,249 )


   385,523,966           210,736                0

             0                 0                0

      (639,528 )         (50,891 )              0
             0           740,621                0
       (34,073 )         (66,763 )        (52,585 )
   (34,579,650 )        (737,190 )              0
  (200,101,667 )    (286,411,210 )    (27,279,430 )
   (47,115,435 )     (63,663,720 )    (23,301,254 )

             0         2,252,766          483,669
      (974,696 )        (187,452 )              0
             0                 0       (3,467,086 )
   (16,083,055 )               0                0
    (2,886,648 )      (4,041,427 )              0
       291,990           393,468                0

    (7,837,750 )     (26,963,918 )     (4,152,100 )

     1,263,633         3,500,599        1,712,462

             0         2,000,000                0

     7,692,040       439,941,245      333,401,000
        (8,039 )     (61,580,289 )   (278,000,000 )



    (4,574,925 )      (1,492,310 )     (1,422,056 )
    (6,281,069 )      (1,862,036 )     (1,776,564 )

             0        27,101,067       71,481,448
             0      (352,808,966 )       (549,093 )
             0        (5,947,397 )     (3,209,908 )
       (95,101 )               0                0
---------------   ---------------   --------------

    75,613,060       (77,188,245 )    (10,710,746 )
===============   ===============   ==============




TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)





                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                             0                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                       0                 0                  0                 0
                                                ==============     =============     ==============     =============
Capital gain (loss) (Notes 7, 15 and 18)                    0                 0                  0                 0
                                                ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 0
   -  from return of capital (Note 10)                      0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations (Note 4)                             0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6 and              0.00 %            5.34 %             7.06 %            7.45 %
    21)
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the
end
    of each year (period) presented
(original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)



Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998
          Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and

                                           6 months
      1998                 1999              2000
    (Note 3)             (Note 3)          (Note 3)
------------------    ---------------   ---------------





               63                 74                 9
==================    ===============   ===============
                0                  0                 0
==================    ===============   ===============
                0                 (1 )              (1 )
==================    ===============   ===============


               60                  0                 9
                0                  0                 0

                0                  0                 0
               14                 76                29
------------------    ---------------   ---------------
               74                 76                38
==================    ===============   ===============

                0                  0                 0
                0                  0                 0
               73                 76                 0
                1                  0                38
                0                  0                 0
------------------    ---------------   ---------------
               74                 76                38
==================    ===============   ===============

            7.625 %            7.625 %           7.625 %

              246                322               360






              100 %              100 %             100 %


Note 4
  (Continued):   purchases of other investments as operating activities  in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and
          $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:   Taxable income presented is before the dividends paid deduction.

Note 9: For the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 67%, 97%, 84.87%, 93.33%, 90.25%
          and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 33%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2000 and the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12:  During the year ended December 31, 1998,  APF recorded  provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15:  During the year ended  December 31, 1999,  APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:  On September 1, 1999, APF issued  6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the six months ended June 30, 2000, APF recorded provision for losses on buildings in the amount of $174,641 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at June 30, 2000 and the estimated net realizable value for these properties.

Note 18: During the six months ended June 30, 2000, APF sold nine properties for aggregate net sales proceeds of $9,262,269 (after deduction of construction costs incurred but not paid by APF as of the date of the sale). As of June 30, 2000, APF had collected $6,486,944 of these net sales proceeds and in July 2000, collected the remaining $2,775,325 in net sales proceeds.

Note 19: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 20: Cash generated from sales during the six months ended June 30, 2000 does not include net sales proceeds totaling $2,775,325 relating to the June 30, 2000 sales of the properties in Nanuet, New York, Jefferson City, Missouri and Alton, Illinois. The net sales proceeds were recorded as accounts receivable for financial reporting purposes at June 30, 2000 due to receiving the net sales proceeds in July 2000.

Note 21: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Loss on dissolution of consolidated joint
venture  (Note 7)                                                 0                 0                 0                   0
Provision for loss on land and buildings (Note 8)                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                          0                 0                 0             (14,139 )
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                      0                 0           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                 0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and
refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507 )           (49,023 )
      Distribution to holder of minority
interest                            from
dissolution of consolidated joint                                 0                 0                 0                   0
venture
      Syndication costs                                    (604,348 )      (2,407,317 )               0                   0
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                 0
      Investment in direct financing leases                       0        (1,784,925 )      (1,130,497 )                 0
      Investment in joint ventures                                0          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                 0
      Increase in other assets                             (221,282 )               0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410 )             410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============










                       6 months
      1999               2000
-----------------    --------------

     $ 2,403,040       $ 1,042,922
         182,132            90,427

         (82,914 )               0
               0          (353,622 )
          44,184            14,771
        (219,361 )        (157,897 )
         (71,366 )         (23,382 )
               0                 0
        (384,985 )        (199,123 )

         (31,461 )               0
-----------------    --------------
       1,839,269           414,096
=================    ==============

       2,003,243           898,708
=================    ==============
         (23,150 )               0
=================    ==============

       2,450,018           985,097
       2,094,231                 0
               0                 0
-----------------    --------------

       4,544,249           985,097

      (2,400,000 )        (985,097 )
               0          (214,903 )
-----------------    --------------

       2,144,249          (214,903 )

               0                 0
               0                 0
               0                 0
         (46,567 )               0


        (417,696 )               0
               0                 0
               0        (1,630,164 )
               0                 0
        (527,864 )             (12 )



               0                 0
               0                 0

               0                 0
               0                 0
-----------------    --------------

       1,152,122        (1,845,079 )
=================    ==============




              66                30
=================    ==============
               0                 0
=================    ==============
              (1 )               0
=================    ==============




TABLE III - CNL INCOME FUND XVII, LTD. (continued)




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain                                    0                 0                 0                  0
    -  from investment income from prior
       period                                               0                 0                 0                  1
     -  from return of capital                              0                 0                 0                  0
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                           0                 0                 0                  0
    -  from prior period                                    0                 0                 0                  0
    -  from operations                                      4                23                73                 80
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 5 and 9)           5.00 %            5.50 %           7.625 %             8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100 %             100 %              100 %


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996, 1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999, and June 30, 2000, are not included in the 1995, 1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6:   During  1998,   CNL  XVII  received   approximately   $306,100  in
          reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for
          financial  reporting  purposes.   In  January  2000,  CNL XVII
          reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

                         6 months
      1999                 2000
------------------    ----------------



               61                  14
                0                   0

               19                   0
                0                  26
------------------    ----------------
               80                  40
==================    ================

                0                   0
                0                   7
               80                  33
------------------    ----------------
               80                  40
==================    ================

             8.00 %              8.00 %

              260                 300






               94 %               100 %

Note 8: During the six months ended June 2000, CNL XVII recorded a provision for loss on land and building in the amount of $353,622 for financial reporting purposes relating to the Boston Market property in Long Beach, California. The tenant of this property filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the carrying value of the property at June 30, 2000 and the estimated net realizable value for this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE III
                     Operating Results of Prior Programs CNL
                             INCOME FUND XVIII, LTD.


                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------

Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466 )
Lease termination refund to tenant (Note 8)                       0                 0                 0                   0
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                          0                 0                 0             (15,522 )
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                        0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and
refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                             0        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                         0                 0        (5,962,087 )           (12,945 )
    Investment in joint venture                                   0                 0                 0            (166,025 )
    Decrease (increase) in restricted cash                        0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                      0          (276,848 )               0                   0
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============










                    6 months
     1999             2000
---------------   -------------

   $ 3,075,379     $ 1,366,920
        61,656          32,475
        46,300               0
             0               0
             0         (84,873 )
        55,336          33,111
      (256,060 )      (130,979 )
       (74,734 )       (22,874 )
             0               0
      (392,521 )      (193,400 )
---------------   -------------
     2,515,356       1,000,380
===============   =============

     2,341,350       1,066,303
===============   =============
        80,170               0
===============   =============

     2,797,040       1,270,560
       688,997               0
             0               0
---------------   -------------

     3,486,037       1,270,560

    (2,797,040 )    (1,270,560 )
        (2,958 )      (129,440 )
---------------   -------------

       686,039        (129,440 )

             0               0
             0               0
             0               0
             0               0
       (25,792 )             0
             0               0
      (526,138 )    (1,001,592 )
      (688,997 )       688,997


        (2,495 )             0
             0               0
          (117 )             0
---------------   -------------

      (557,500 )      (442,035 )
===============   =============




            66              30
===============   =============
             0               0
===============   =============
             2               0
===============   =============




TABLE III - CNL INCOME FUND XVIII, LTD. (continued)




                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from return of capital                               0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from prior period                                    0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception (Note 9)                                   0.00 %            5.00 %             5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the
end
    of each year (period) presented
(original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100 %              100 %             100 %
    acquisition cost of all properties in
    program) (Note 7)


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999, and June 30, 2000, are not
          included in the 1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, the Partnership used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during the six months ended June 30, 2000 is due to lease termination negotiations during the six months ended June 30, 2000 related to the 1999 sale of the Partnership's Property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

Note 9: Certain data for columns representing less than 12 months have been annualized.

                      6 months
     1999               2000
----------------    -------------



             71               28
              1                0
              0                9

              8                3
----------------    -------------
             80               40
================    =============

              0                0
              0                4
             80               36
----------------    -------------
             80               40
================    =============


           8.00 %           8.00 %

            189              229






             98 %            100 %

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------

                                                                                   Purchase
                                                                                    money     Adjustments
                                                              Cash      Mortgage   mortgage   resulting
                                                          received net   balance    taken       from
                                  Date        Date of     of closing    at time    back by   application
          Property              Acquired       Sale          costs      of sale    program     of GAAP       Total
============================  ============= ===========  ============= ========== ========== =========== ============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021      0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457       0           0          0           870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI (12)  05/18/87     10/09/97        833,031       0           0          0           833,031
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
     (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000       0           0          0           150,000
   KFC -
     Jacksonville, FL (14)      09/01/87     06/15/00        601,400       0           0          0           601,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001

                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)                      0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)                      0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ                         0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)                     0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)                      0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)                    0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                           0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                              0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)                         0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)                        0          484,185        484,185      136,615
   KFC -
     Eagan, MN                               0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL                        0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI (12                0          679,000        679,000      154,031
   Wendy's -
     Farmington Hills, MI                    0          887,000        887,000      198,259
     (13) (14)
   Denny's -
     Plant City, FL                          0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                              0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)                      0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                            0          511,200        511,200      167,688
   Little House -
     Littleton, CO                           0          330,456        330,456     (180,456 )
   KFC -
     Jacksonville, FL (14)                   0          441,000        441,000      160,400

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)                        0          591,362        591,362      (94,944 )
   Perkins -
     Bradenton, FL                           0        1,080,500      1,080,500      229,501






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------

                                                                                   Purchase
                                                                                    money     Adjustments
                                                              Cash      Mortgage   mortgage   resulting
                                                          received net   balance    taken       from
                                  Date        Date of     of closing    at time    back by   application
          Property              Acquired       Sale          costs      of sale    program     of GAAP       Total
============================  ============= ===========  ============= ========== ========== =========== ============

CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159        0               0         0        673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981        0         685,000         0        942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040        0               0         0        217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655        0               0         0        721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976       0               0         0      1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973        0               0         0        665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884        0               0         0        788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625        0               0         0        432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193       0               0         0      1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977        0               0         0        700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000        0               0         0        712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650        0               0         0        518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550       0               0         0      1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695        0               0         0        380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690        0               0         0        794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135        0               0         0        674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288        0               0         0        529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127        0               0         0        533,127
   Wendy's
     Detroit, MI (14)            10/21/88      06/29/00     1,056,475       0               0         0      1,056,475

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0        0        1,040,000        0      1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713        0        1,057,299        0      1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741        0               0         0        960,741



                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -                              0          474,755      474,755       198,404
     Kissimmee, FL
   Burger King -                            0          775,226      775,226       167,755
     Roswell, GA
   Wendy's -                                0          190,252      190,252        26,788
     Mason City, IA
   Taco Bell -                              0          559,570      559,570       162,085
     Fernandina Beach, FL (14)
   Denny's -                                0          918,777      918,777        90,799
     Daytona Beach, FL (14)
   Wendy's -                                0          684,342      684,342       (18,369 )
     Punta Gorda, FL
   Po Folks -                               0        1,188,315    1,188,315      (399,431 )
     Hagerstown, MD
   Denny's-                                 0          647,622      647,622      (214,997 )
     Hazard, KY
   Perkins -                                0          993,508      993,508        97,685
     Flagstaff, AZ
   Denny's -                                0          861,454      861,454      (160,477 )
     Hagerstown, MD

CNL Income Fund IV, Ltd.:
   Taco Bell -                              0          616,501      616,501        95,499
     York, PA
   Burger King -                            0          419,936      419,936        98,714
     Hastings, MI
   Wendy's -                                0          828,350      828,350       221,200
     Tampa, FL
   Checkers -                               0          363,768      363,768        16,927
     Douglasville, GA
   Taco Bell -                              0          597,998      597,998       196,692
     Fort Myers, FL (14)
   Denny's -                                0          872,850      872,850      (198,715 )
     Union Township, OH (14)
   Perkins -                                0          737,260      737,260      (207,972 )
     Leesburg, FL
   Taco Bell -                              0          410,546      410,546       122,581
     Naples, FL
   Wendy's                                  0          614,500      614,500       441,975
     Detroit, MI (14)

CNL Income Fund V, Ltd.:
   Perkins -                                0          986,418      986,418        53,582
     Myrtle Beach, SC (2)
   Ponderosa -                              0          996,769      996,769       134,243
     St. Cloud, FL (14) (24)
   Franklin National Bank -                 0        1,138,164    1,138,164      (177,423 )
     Franklin, TN






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------

                                                                                   Purchase
                                                                                    money     Adjustments
                                                              Cash      Mortgage   mortgage   resulting
                                                          received net   balance    taken       from
                                  Date        Date of     of closing    at time    back by   application
          Property              Acquired       Sale          costs      of sale    program     of GAAP       Total
============================  ============= ===========  ============= ========== ========== =========== ============

CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97      1,272,137       0               0         0         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97      1,216,750       0               0         0         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98      1,283,096       0               0         0         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366         0               0         0           433,366
   Hardee's -
     Belding, MI                 03/08/89     03/03/00      124,346         0               0         0           124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97      1,487,725       0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97      1,206,696       0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98      1,236,971       0               0         0         1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98      145,221         0               0         0           145,221



                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                              0           554,200      554,200        82,588
   KFC -
     Salem, NH                               0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                      0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                            0           695,464      695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)                          0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)                    0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                               0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                              0           471,297      471,297           (49 )
   Wendy's -
     Endicott, NY                            0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                          0           329,231      329,231       104,135
   Hardee's -
     Belding, MI                             0           630,432      630,432      (506,086 )

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                          0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                       0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                       0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                              0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                        0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI                  0           725,604      725,604       (95,716 )
   Perkins -
     Naples, FL                              0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                         0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                              0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                           0           448,082      448,082        62,571
   Denny's
     Deland, FL                              0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                           0           341,440      341,440      (196,219 )






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910      0              0          0           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000      0              0          0           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0      0       1,160,000         0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)        04/30/90     12/01/95               0      0        240,000          0           240,000
(25)
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054      0              0          0           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00       1,005,000      0              0          0         1,005,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0      0        240,000          0           240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0      0        220,000          0           220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0      0       1,353,775         0         1,353,775




                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                           0           692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                            0           899,512       899,512          488
   Burger King -
     Greeneville, TN                         0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                            0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                         0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN                      0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                              0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                            0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                        0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)                   0           233,728       233,728        6,272
     (25)
   Shoney's -
     Colorado Springs, CO                    0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                            0           841,642       841,642     (224,607 )
   Hardee's -
     Columbus, IN                            0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                           0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                           0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                           0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                          0           342,669       342,669      108,385
   Shoney's
     Pueblo, CO                              0           961,582       961,582       43,418

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                               0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)               0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)               0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)                    0         1,179,210     1,179,210      174,565





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES


                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96        918,445       0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97      1,053,571       0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99      1,350,000       0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99      1,050,000       0                0         0        1,050,000
   Perkins -
     Williamsville, NY          12/20/91     05/15/00        693,350       0                0         0          693,350

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95     1,050,186       0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97     1,366,550       0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98     1,234,175       0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99     1,150,000       0                0         0        1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99      931,725        0                0         0          931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96     1,044,750       0                0         0        1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98     1,630,296       0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96     1,640,000       0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99      467,300        0           55,000         0          522,300
   Denny's -
     Cleveland, TN              12/23/92      03/03/00      797,227        0                0         0          797,227

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000





                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)                       0          918,445      918,445            0
   Burger King -
     Alpharetta, GA                          0          713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX                      0        1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                           0        1,064,815    1,064,815      (14,815 )
   Perkins -
     Williamsville, NY                       0          981,482      981,482     (288,132 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                              0          987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                            0        1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                          0          969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                            0          302,000      302,000       57,990
   Perkins -
     Amherst, NY                             0        1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL                    0          931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA                        0          818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)                       0          795,264      795,264            0
   Burger King -
     Nashua, NH                              0        1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                             0        1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                              0          239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)                      0          304,002      304,002      218,298
   Denny's -
     Cleveland, TN                           0          622,863      622,863      174,364

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                             0          286,411      286,411            0
   Checkers -
     Richmond, VA                            0          413,288      413,288      136,712









                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES



                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0               0          0          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0               0          0        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0               0          0          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0               0          0          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0               0          0          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0               0          0          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0               0          0          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0               0          0          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0               0          0          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0               0          0          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0               0          0          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0               0          0          385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0               0          0          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0               0          0          259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0               0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0               0          0          631,304
   Long John Silver's
     Lexington, NC                    10/22/94     01/12/00       562,130       0               0          0          562,130



                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                             0         934,120      934,120      (1,271 )
   Jack in the Box -
     Houston, TX                             0         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                           0         339,031      339,031           0
   Checkers -
     Dallas, TX                              0         356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                       0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                       0         672,746      672,746      74,312
   Hardee's -
     Madison, AL                             0         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                     0         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                       0         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)                     0         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                         0         738,340      738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                              0         608,611      608,611    (114,433 )
   Checker's -
     Kansas City, MO                         0         209,329      209,329      59,121
   Checker's -
     Houston, TX                             0         311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                           0         263,221      263,221           0
   Checkers -
     Leavenworth, KS                         0         259,600      259,600           0
   Checkers -
     Knoxville, TN                           0         288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                       0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                       0         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                            0         776,248      776,248    (144,944 )
   Long John Silver's
     Lexington, NC                           0         646,203      646,203     (84,073 )






                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES




                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96          775,000      0               0         0           775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97          610,384      0               0         0           610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98          774,851      0               0         0           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98          713,386      0               0         0           713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99          667,311      0               0         0           667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99        1,675,385      0               0         0         1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99          688,997      0               0         0           688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824





                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                             0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                               0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                         0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)                     0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                             0          774,851       774,851     (107,540 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                            0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)                        0        1,692,994     1,692,994      (17,609 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                              0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                               0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                               0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                             0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                               0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                            0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)                        0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)                    0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL                     0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                         0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                          0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                          0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                          0        1,026,746     1,026,746     (203,922 )





                                                      TABLE V
                                         SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------

                                                                                       Purchase
                                                                                        money     Adjustments
                                                                Cash      Mortgage     mortgage   resulting
                                                            received net   balance      taken       from
                                    Date        Date of     of closing    at time      back by    application
          Property                Acquired       Sale          costs      of sale      program     of GAAP         Total
============================     =========== ===========  ============= ==========   ==========   ===========  ============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99          974,560      0               0         0           974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99          634,122      0               0         0           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99          648,598      0               0         0           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99          939,445      0               0         0           939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99          833,140      0               0         0           833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99        1,098,342      0               0         0         1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99     01/03/00        2,501,175      0               0         0         2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95     02/18/00        1,516,800      0               0         0         1,516,800
   Golden Corral
     Dublin, GA                  08/07/98     05/01/00        1,323,205      0               0         0         1,323,205
   Boston Market -
     San Antonio, TX             04/30/97     05/02/00          517,495      0               0         0           517,495
   Boston Market -
     Corvallis, OR               07/09/96     06/20/00          717,019      0               0         0           717,019
   Big Boy -
     St. Louis, MO               01/19/99     06/28/00        1,463,050      0               0         0         1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97     06/30/00          964,825      0               0         0           964,825
   Big Boy -
     Jefferson City, MO          01/19/99     06/30/00          905,250      0               0         0           905,250
   Big Boy -
     Alton, IL                   01/19/99     06/30/00          905,250      0               0         0           905,250





                                                     Cost of Properties
                                                   Including Closing and
                                                         Soft Costs
                                        -------------------------------------
                                                        Total                     Excess
                                                     acquisition               (deficiency)
                                                    cost, capital               of property
                                                     improvements              operating cash
                                          Original   closing and               receipts over
                                          mortgage    soft costs                   cash
          Property                        financing      (1)         Total      expenditures
============================            ========== ============= ============  ==============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                              0          997,296       997,296      (22,736 )
   Boston Market -
     Edgewater, CO                             0          904,691       904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)                          0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)                           0        1,062,633     1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                              0          987,034       987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                             0        1,098,342     1,098,342            0
   Golden Corral -
     Waldorf, MD (32) (33)                     0        2,430,686     2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA                           0        1,119,567     1,119,567      397,233
   Golden Corral
     Dublin, GA                                0        1,272,765     1,272,765       50,440
   Boston Market -
     San Antonio, TX                           0          757,069       757,069     (239,574 )
   Boston Market -
     Corvallis, OR                             0          925,427       925,427     (208,408 )
   Big Boy -
     St. Louis, MO                             0        1,345,100     1,345,100      117,950
   Ground Round -
     Nanuet, NY                                0          927,273       927,273       37,552
   Big Boy -
     Jefferson City, MO                        0        1,113,383     1,113,383     (208,133 )
   Big Boy -
     Alton, IL                                 0        1,012,254     1,012,254     (107,004 )




(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.


(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

                                   ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

         -------------------------------------------------------

         THE STATEMENT OF ESTIMATED  TAXABLE  OPERATING RESULTS
         BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES
         AND REPLACES  APPENDIX E TO THE ATTACHED PROSPECTUS,
         DATED MAY 23, 2000.

         -------------------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH NOVEMBER 21, 2000
                For the Year Ended December 31, 1999 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from inception through November 21, 2000. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 1999, and (ii) had been operational during the period January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                Residence Inn by Marriott   Residence Inn by Marriott    Residence Inn by        Marriott Suites
                                Buckhead (Lenox Park) (1)       Gwinnett Place (1)     Marriott Mira Mesa (2)    Market Center (3)
                              ---------------------------   ------------------------- ---------------------     -------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                  $1,668,185                   $1,220,977                 $1,542,300                 $1,807,078

FF&E Reserve Income (10)               166,584                      127,865                     32,000                     62,225

Asset Management Fees  (11)            (94,388 )                    (69,085  )                 (93,232  )                (105,172 )

Interest Expense  (12)                      --                           --                         --                   (711,278 )

General and Administrative
    Expenses  (13)                    (132,144 )                    (96,719  )                (123,384  )                (144,567 )
                                  -------------               ---------------            ---------------            ---------------

Estimated Cash Available from
    Operations                       1,608,237                    1,183,038                  1,357,684                    908,286

Depreciation and Amortization
    Expense  (14) (15)                (569,033 )                   (425,414  )                (409,488  )                (570,141 )
                                  -------------               ---------------            ---------------            ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                  $1,039,204                    $ 757,624                  $ 948,196                  $ 338,145
                                  =============               ===============            ===============            ===============


                                  See Footnotes



                               Residence Inn by Marriott    Residence Inn by         Courtyard by Marriott   Courtyard by Marriott
                                   Hughes Center (3)      Marriott Dallas Plano(3)  Scottsdale Downtown (3)    Lake Union (3)
                              ---------------------------  --------------------     ------------------------    ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,813,855                $640,305            $1,074,940                $1,962,054

FF&E Reserve Income (10)                   64,075                  20,281                15,063                    56,341

Asset Management Fees  (11)              (105,566  )              (37,265  )            (62,562  )               (114,192  )

Interest Expense  (12)                   (702,854  )             (233,572  )           (437,834  )               (767,372  )

General and Administrative
    Expenses  (13)                       (145,108  )              (51,225  )            (85,996  )               (156,964  )
                                   ----------------         ---------------        --------------             -------------

Estimated Cash Available from
    Operations                            924,402                 338,524               503,611                   979,867

Depreciation and Amortization
    Expense  (14) (15)                   (512,475  )             (199,805  )           (245,727  )               (588,284  )
                                   ----------------         ---------------        --------------             -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $ 411,927               $ 138,719              $257,884                 $ 391,583
                                   ================         ===============        ==============             =============



                                  See Footnotes

                                Residence Inn by Marriott    Courtyard by Marriott     Courtyard by Marriott          Wyndham
                                   Phoenix Airport (3)          Legacy Park (3)      Philadelphia Downtown (4)      Billerica (5)
                              -----------------------------  ---------------------- ---------------------------- ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,170,161                    $695,691                $ 5,785,000             $2,509,200

FF&E Reserve Income (10)                   16,650                      19,607                    161,674                 64,190

Asset Management Fees  (11)               (68,103  )                  (40,489  )                (309,060  )            (150,552 )

Interest Expense  (12)                   (430,112  )                 (268,351  )              (2,694,250  )                  --

General and Administrative
    Expenses  (13)                        (93,614  )                  (55,655  )                (462,800  )            (513,520 )
                                    ---------------              --------------             --------------        --------------

Estimated Cash Available from
    Operations                            594,982                     350,803                  2,480,564              1,909,318

Depreciation and Amortization
    Expense  (14) (15)                   (366,949  )                 (218,342  )              (1,804,256  )            (787,694 )
                                    ---------------              --------------             --------------        --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $ 228,033                    $132,461                  $ 676,308             $1,121,624
                                    ===============              ==============             ==============        ==============


                                  See Footnotes

                                                                                                                  SpringHill Suites
                                       Wyndham            Residence Inn by Marriott     Courtyard by Marriott        by Marriott
                               Denver Tech Center (5)          Palm Desert (6)             Palm Desert (6)         Gaithersburg (2)
                              -------------------------  ---------------------------  -------------------------- ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                    $1,835,300                  $1,674,000                 $1,351,000                $1,521,460

FF&E Reserve Income (10)                  41,540                     144,660                    142,470                    40,150

Asset Management Fees  (11)             (110,118  )                 (100,440  )                 (81,060  )                (91,288 )

Interest Expense  (12)                        --                          --                         --                        --

General and Administrative
    Expenses  (13)                      (146,824  )                 (133,920  )                (108,080  )               (121,717 )
                                  ----------------              --------------              -------------           ---------------

Estimated Cash Available from
    Operations                         1,619,898                   1,584,300                  1,304,330                 1,348,605

Depreciation and Amortization
    Expense  (14) (15)                  (600,411  )                 (528,205  )                (486,897  )               (674,838 )
                                  ----------------              --------------              -------------           ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $1,019,487                  $1,056,095                   $817,433                  $673,767
                                  ================              ==============              =============           ===============


                                  See Footnotes

                                                                                      TownePlace Suites
                               Residence Inn by Marriott    Courtyard by Marriott        by Marriott      Residence Inn by Marriott
                                     Merrifield (2)            Alpharetta (7)           Tewksbury (7)           Cottonwood (7)
                              ----------------------------  ----------------------  --------------------- -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,830,000                $1,387,700                  $905,000          $1,457,300

FF&E Reserve Income (10)                   46,210                    41,520                    22,010              37,870

Asset Management Fees  (11)              (109,800  )                (83,262  )                (54,300  )          (87,438  )

Interest Expense  (12)                         --                        --                        --                  --

General and Administrative
    Expenses  (13)                       (146,400  )               (111,016  )                (72,400  )         (116,584  )
                                     --------------             -------------          ----------------     ---------------

Estimated Cash Available from
    Operations                          1,620,010                 1,234,942                   800,310           1,291,148

Depreciation and Amortization
    Expense  (14) (15)                   (538,707  )               (471,691  )               (283,944  )         (502,722  )
                                     --------------             -------------          ----------------     ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $1,081,303                 $ 763,251                  $516,366           $ 788,426
                                     ==============             =============          ================     ===============





                                  See Footnotes


                                TownePlace Suites       TownePlace Suites      TownePlace Suites
                                   by Marriott             by Marriott            by Marriott               Courtyard by Marriott
                                  Mt. Laurel (7)         Scarborough (7)          Newark (2)                Little Lake Bryan (8)
                                ----------------------  ------------------- ---------------------       -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                      $771,100             $716,000              $1,360,000                     $3,631,950

FF&E Reserve Income (10)                  19,350               18,120                  32,150                        330,650

Asset Management Fees  (11)              (46,266  )           (42,960   )             (81,600 )                     (217,917 )

Interest Expense  (12)                        --                   --                      --                     (1,442,372 )

General and Administrative
    Expenses  (13)                       (61,688  )           (57,280   )            (108,800 )                     (290,556 )
                                   ---------------        -------------        ---------------                ---------------

Estimated Cash Available from
    Operations                           682,496              633,880               1,201,750                      2,011,755

Depreciation and Amortization
    Expense  (14) (15)                  (248,671  )          (240,198   )            (435,590 )                   (1,183,895 )
                                   ---------------        -------------        ---------------                ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $433,825             $393,682               $ 766,160                      $ 827,860
                                   ===============        =============        ===============                ===============


                                  See Footnotes


                                               Fairfield Inn by Marriott
                                                 Little Lake Bryan (8)                   Total
                                              ----------------------------           --------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                                    $3,123,750                       $43,454,306

FF&E Reserve Income (10)                                 315,250                         2,038,505

Asset Management Fees  (11)                             (187,425  )                     (2,543,540 )

Interest Expense  (12)                                (1,246,499  )                     (8,934,494 )

General and Administrative
    Expenses  (13)                                      (249,900  )                     (3,786,861 )
                                                   ---------------                 ----------------

Estimated Cash Available from
    Operations                                         1,755,176                        30,227,916

Depreciation and Amortization
    Expense  (14) (15)                                (1,023,407  )                    (13,916,784 )
                                                   ---------------                 ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                      $731,769                       $16,311,132
                                                   ===============                 ================


                                  See Footnotes


FOOTNOTES:

(1) The lessee of the Buckhead (Lenox Park) and Gwinett Place Properties is the same unaffiliated lessee.

(2) The lessee of the Mira Mesa, Gaithersburg, Merrifield and Newark Properties is the same unaffiliated lessee.

(3) In February 1999, the Company formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("CHI") with Five Arrows Realty Securities II, L.L.C. to acquire seven hotel Properties. The Company had a 49% ownership interest in CHI. However, in October 2000, the Company entered into an agreement whereby the Company's ownership interest in CHI increased to 53%. The seven hotel Properties are the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. The lessee of these seven hotel Properties is the same unaffiliated lessee. For purposes of this table, the balances presented represent the 53% interest owned by the Company.

(4) In November 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) to own and lease one hotel Property. The hotel Property is the
         Philadelphia Downtown Property. For purposes of this table, the balances presented represent the 89% interest owned by the Company.

(5) The lessee of the Wyndham Billerica and the Wyndham Denver Tech Center Properties is the same unaffiliated lessee.

(6) The lessee of the Residence Inn Palm Desert and the Courtyard Palm Desert Properties is the same unaffiliated lessee.

(7) The lessee of the Alpharetta, Tewksbury, Cottonwood, Mt. Laurel and Scarborough Properties are the same unaffiliated lessee.

(8) The lessee of the Courtyard Little Lake Bryan and the Fairfield Inn Little Lake Bryan Properties are the same unaffiliated lessee.

(9) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(10) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. FF&E Reserve income earned is estimated at three percent of projected hotel gross receipts. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years one through four and has been estimated based on projected gross revenues.

(11) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(12) Estimated at 7.625% per annum based on the bank's base rate as of February 24, 1999 and June 21, 1999, assuming $88 million was borrowed to acquire the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. For purposes of this table, the amounts presented represent the 53% interest owned by the Company. Estimated at 8.29% per annum based on the bank's rate as of November 9, 2000, assuming $32.5 million was borrowed against the Philadelphia Downtown Property. Estimated at 8.335% per annum based on the bank's rate as of November 17, 2000, assuming $32.3 million was borrowed to acquire the Courtyard Little Lake Bryan and the Fairfield Inn Little Lake Bryan Properties.

(13) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that the Company did not incur such fee for the year ended December 31, 1999.

(14) The estimated federal tax basis of the depreciable portion of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 53% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):

                                                                                                    Furniture and
                                                                          Buildings                    Fixtures
                                                                        (5-15 years)                  (39 years)
                                                                        --------------             -----------------

              Buckhead (Lenox Park) Property                               $13,459,000                  $1,235,000
              Gwinett Place Property                                        10,017,000                   1,114,000
              Legacy Park Property                                           5,414,000                     508,000
              Market Center Property                                        14,885,000                   1,273,000
              Hughes Center Property                                        14,839,000                     882,000
              Dallas Plano Property                                          5,087,000                     438,000
              Scottsdale Downtown Property                                   8,399,000                     584,000
              Lake Union Property                                           14,601,000                     916,000
              Phoenix Airport Property                                       9,546,000                     685,000
              Philadelphia Downtown Property                                47,237,000                   4,367,000
              Mira Mesa Property                                            12,924,000                   1,701,000
              Wyndham Billerica Property                                    20,471,000                   2,255,000
              Wyndham Denver Tech Center Property                           13,436,000                   2,094,000
              Residence Inn Palm Desert Property                            14,212,000                   1,375,000
              Courtyard Palm Desert Property                                11,269,000                   1,599,000
              Gaithersburg Property                                         11,931,000                   1,683,000
              Merrifield Property                                           15,499,000                   2,011,000
              Alpharetta Property                                           10,916,000                   1,392,000
              Tewksbury Property                                             7,982,000                     591,000
              Cottonwood Property                                           11,659,000                   1,480,000
              Mt. Laurel Property                                            6,395,000                     623,000
              Scarborough Property                                           6,109,000                     612,000
              Newark Property                                               10,166,000                   1,270,000
              Courtyard Little Lake Bryan Property                          27,001,000                   3,562,000
              Fairfield Inn Little Lake Bryan Property                      23,341,000                   3,079,000


(15) A loan origination fee of $758,000 from the issuance of promissory notes, to facilitate the acquisition of the seven CHI hotel Properties, is being amortized under the effective interest method over the term of the loans. For purposes of this table, the amounts presented represent the 53% interest owned by the Company.

                                                                      Prospectus

                        CNL HOSPITALITY PROPERTIES, INC.
                        45,000,000 Shares of Common Stock

                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans

            Minimum purchase is higher in Nebraska and North Carolina


         Of the 45,000,000 shares of common stock that we have registered, we are offering 40,000,000 shares to investors who meet our suitability standards and up to 5,000,000 shares to participants in our reinvestment plan.

         We are qualified and operated for federal income tax purposes as a real estate investment trust.

         An investment in our shares involves significant risks. See "Risk Factors" beginning on page 12 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:

o We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

o We rely on CNL Hospitality Corp. with respect to all investment decisions.

o Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company.
o If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.



                                                                                Per Share                 Total
                                                                           -----------------        -----------------
Public Offering Price................................................            $10.00                 $450,000,000
Selling Commissions..................................................           $  0.75                 $ 33,750,000
Proceeds to the Company..............................................           $  9.25                 $416,250,000

o The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.
o This offering will end no later than May 23, 2001 unless we elect to extend it to a date no later than May 23, 2002 in states that permit us to make this extension.




         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

         No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on April 28, 2000, but may no longer be accurate. We will amend or supplement this Prospectus if there is a material change in the affairs of the Company.

         It is prohibited for anyone to make forecasts or predictions in connection with this offering concerning the future performance of an investment in the common stock.


                              CNL SECURITIES CORP.
                                  May 23, 2000

                                TABLE OF CONTENTS


TABLE OF CONTENTS...............................................................
QUESTIONS AND ANSWERS ABOUT CNL HOSPITALITY
   PROPERTIES, INC.'S PUBLIC OFFERING...........................................
PROSPECTUS SUMMARY..............................................................
CNL Hospitality Properties, Inc.................................................
     Our Business...............................................................
     Risk Factors...............................................................
     Our REIT Status............................................................
     Our Management and Conflicts of Interest...................................
     Our Affiliates.............................................................
     Our Investment Objectives..................................................
     Management Compensation....................................................
     The Offering...............................................................
RISK FACTORS
     Offering-Related Risks.....................................................
         This is an unspecified property offering...............................
              You cannot evaluate properties that we have not yet
                  acquired or identified for acquisition........................
              We cannot assure you that we will obtain suitable investments.....
              The managing dealer has not made an independent review of
                  the Company or the Prospectus.................................
         There may be delays in investing the proceeds of this offering.........
         The sale of shares by stockholders could be difficult..................
     Company-Related Risks......................................................
         We have limited operating history......................................
         Our management has limited experience with mortgage financing and equipment leasing.................................................
         We are dependent on the Advisor........................................
         We will be subject to conflicts of interest............................
              We will experience competition for properties.....................
              There will be competing demands on our officers and directors.....
              The timing of sales and acquisitions may favor the Advisor........
              Our properties may be developed by affiliates.....................
              We may invest with affiliates of the Advisor......................
              There is no separate counsel for the Company, our affiliates and investors
     Real Estate and Other Investment Risks.....................................
         Possible lack of diversification increases the risk of investment......
         We do not have control over market and business conditions.............
         Adverse trends in the hotel industry may impact our properties.........
         We will not control the management of our properties...................
         We may not control the joint ventures in which we enter................
         Joint venture partners may have different interests than we have.......
         It may be difficult for us to exit a joint venture after an impasse....
         We may not have control over properties under construction.............
         We will have no economic interest in ground lease properties...........
         We do not control third party franchise agreements.....................
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks......................................
         It may be difficult to re-lease our properties.........................
         We cannot control the sale of some properties..........................
         The liquidation of our assets may be delayed...........................
         The hotel industry is seasonal.........................................
         Risks of Mortgage Lending..............................................
              Our mortgage loans may be impacted by unfavorable
                  real estate market conditions.................................
              Our mortgage loans will be subject to interest rate fluctuations.. Delays in liquidating defaulted mortgage loans could reduce our investment returns............................................
              Returns on our mortgage loans may be limited by regulations.......
         Risks of Secured Equipment Leasing.....................................
              Our collateral may be inadequate to secure leases.................
              Returns on our secured equipment leases may be limited by
                regulations
         Our properties may be subject to environmental liabilities.............
     Financing Risks............................................................
         We have no commitment for long-term financing..........................
         Anticipated borrowing creates risks....................................
         We can borrow money to make distributions..............................
     Miscellaneous Risks........................................................
         Our hotel properties may be unable to compete successfully.............
         Inflation could adversely affect our investment returns................
         We may not have adequate insurance.....................................
         Possible effect of ERISA...............................................
         Our governing documents may discourage takeovers.......................
         Our stockholders are subject to ownership limits.......................
         Majority stockholder vote may discourage changes of control............
         Investors in our Company may experience dilution.......................
         The Board of Directors can take many actions without stockholder approval
         We will rely on the Advisor and Board of Directors to manage the
           Company
         Our officers and directors have limited liability......................
     Tax Risks..................................................................
         We will be subject to increased taxation if we fail to qualify as a
              REIT for federal income tax purposes..............................
         Our leases may be recharacterized as financings, which would eliminate depreciation deductions on hotel properties.............
         Excessive non-real estate asset values may jeopardize our REIT status.. We may have to borrow funds or sell assets to meet our distribution requirements
         Ownership limits may discourage a change in control....................
         We may be subject to other tax liabilities.............................
         Changes in tax laws may prevent us from qualifying as a REIT...........
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE......................................
     Suitability Standards......................................................
     How to Subscribe...........................................................
ESTIMATED USE OF PROCEEDS.......................................................
MANAGEMENT COMPENSATION.........................................................
CONFLICTS OF INTEREST...........................................................
     Prior and Future Programs..................................................
     Competition to Acquire Properties and Invest in Mortgage Loans.............
     Sales of Properties........................................................
     Joint Investment With An Affiliated Program................................
     Competition for Management Time............................................
     Compensation of the Advisor................................................
     Relationship with Managing Dealer..........................................
     Legal Representation ......................................................
     Certain Conflict Resolution Procedures.....................................
SUMMARY OF REINVESTMENT PLAN....................................................
     General....................................................................
     Investment of Distributions................................................
     Participant Accounts, Fees, and Allocation of Shares.......................
     Reports to Participants....................................................
     Election to Participate or Terminate Participation.........................
     Federal Income Tax Considerations..........................................
     Amendments and Termination.................................................

REDEMPTION OF SHARES............................................................
BUSINESS
     General
     Investment of Offering Proceeds............................................
     Property Acquisitions......................................................
     Pending Investments........................................................
     Site Selection and Acquisition of Properties...............................
     Standards for Investment in Properties.....................................
     Description of Properties..................................................
     Description of Property Leases.............................................
     Joint Venture Arrangements.................................................
     Mortgage Loans.............................................................
     Management Services........................................................
     Borrowing..................................................................
     Sale of Properties, Mortgage Loans and Secured
         Equipment Leases.......................................................
     Franchise Regulation.......................................................
     Competition................................................................
     Regulation of Mortgage Loans and Secured Equipment Leases..................
SELECTED FINANCIAL DATA.........................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS................................
     Introduction...............................................................
     Liquidity and Capital Resources............................................
     Results of Operations......................................................
MANAGEMENT
     General
     Fiduciary Responsibility of the Board of Directors.........................
     Directors and Executive Officers...........................................
     Independent Directors......................................................
     Committees of the Board of Directors.......................................
     Compensation of Directors and Executive Officers...........................
     Management Compensation....................................................
THE ADVISOR AND THE ADVISORY AGREEMENT..........................................
     The Advisor................................................................
     The Advisory Agreement.....................................................
CERTAIN TRANSACTIONS............................................................
PRIOR PERFORMANCE INFORMATION...................................................
INVESTMENT OBJECTIVES AND POLICIES..............................................
     General
     Certain Investment Limitations.............................................
DISTRIBUTION POLICY.............................................................
     General
     Distributions..............................................................
SUMMARY OF THE ARTICLES OF INCORPORATION
   AND BYLAWS
     General
     Description of Capital Stock...............................................
     Board of Directors.........................................................
     Stockholder Meetings.......................................................
     Advance Notice for Stockholder Nominations for
         Directors and Proposals of New Business................................
     Amendments to the Articles of Incorporation................................
     Mergers, Combinations, and Sale of Assets..................................
     Control Share Acquisitions.................................................
     Termination of the Company and REIT Status.................................
     Restriction of Ownership...................................................
     Responsibility of Directors................................................
     Limitation of Liability and Indemnification................................
     Removal of Directors.......................................................
     Inspection of Books and Records............................................
     Restrictions on  "Roll-Up" Transactions....................................
FEDERAL INCOME TAX CONSIDERATIONS...............................................
     Introduction...............................................................
     Taxation of the Company....................................................
     Taxation of Stockholders...................................................
     State and Local Taxes......................................................
     Characterization of Property Leases........................................
     Characterization of Secured Equipment Leases...............................
     Investment in Joint Ventures...............................................
REPORTS TO STOCKHOLDERS.........................................................
THE OFFERING
     General
     Plan of Distribution.......................................................
     Subscription Procedures....................................................
     Escrow Arrangements........................................................
     ERISA Considerations.......................................................
     Determination of Offering Price............................................
SUPPLEMENTAL SALES MATERIAL.....................................................
LEGAL OPINIONS..................................................................
EXPERTS
ADDITIONAL INFORMATION..........................................................
DEFINITIONS

Form of Reinvestment Plan.............................................................................Appendix A
Financial Information.................................................................................Appendix B
Prior Performance Tables..............................................................................Appendix C
Subscription Agreement................................................................................Appendix D
Statement of Estimated Taxable Operating Results
   Before Dividends Paid Deduction....................................................................Appendix E


                           Questions and Answers About
               CNL Hospitality Properties, Inc.'s Public Offering

Q:     What is CNL Hospitality Properties, Inc.?

A: CNL Hospitality Properties, Inc., which we refer to as the Company, is a real estate investment trust, or a REIT, that was formed in 1996 to acquire hotel properties and lease them on a long-term, triple-net basis to hotel operators. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators of hotel chains.

       As of April 28, 2000, the Company had invested in 11 hotels, located in seven states, and had commitments to acquire an additional 19 hotels. As of March 31, 2000, the Company had total assets of over $300,000,000.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

       o combines the capital of many investors to acquire or provide financing for real estate,
       o offers benefits of a diversified portfolio under professional management,
       o typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and
       o must pay distributions to investors of at least 95% of its taxable income (90% in 2001 and thereafter).

Q:     What kind of offering is this?

A: We are offering up to 40,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 5,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:     How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix D, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank, N.A. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     How long will the offering last?

A: This offering will not last beyond May 23, 2001, unless we decide to extend the offering until not later than May 23, 2002, in any state that allows us to extend the offering.

Q:     Who can buy shares?

A:     Anyone who receives  this  Prospectus  can buy shares  provided that they
       have  a  net  worth  (not  including   home,   furnishings  and  personal
       automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:     Is there any minimum required investment?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q:     After I subscribe for shares, can I change my mind and withdraw my money?

A:     Once  you  have   subscribed   for  shares  and  we  have  deposited  the
       subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     If I buy shares in the offering, how can I sell them?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

       We plan to list the shares on a national securities exchange or over-the-counter market within two to seven years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2007, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

       Beginning one year after you receive your shares, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you received your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

       If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:     What will you do with the proceeds from this offering?

A: We plan to use approximately 84% of the proceeds to purchase hotel properties and to make mortgage loans, approximately 9% to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

       Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

       Assuming 25,000,000 shares are sold in the 1999 offering, we expect to have invested or available for investment approximately $336,000,000 in hotel properties and mortgage loans.

Q:     What types of hotels will you invest in?

A: We intend to purchase primarily limited service, extended stay and/or full service hotel properties.

Q:     What are the terms of your leases?

A: The leases we have entered into to date, and the leases we expect to enter into in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally require the tenant to pay us percentage rent or provide for increases in the base rent at specified times during the term of the lease.

Q:     How well have your investments done so far?

A: As of April 28, 2000, we have purchased, directly or indirectly, 11 hotel properties, including ten newly constructed properties and one recently restored property listed on the National Register of Historic Places. Our properties were 100% leased as of such date.

Q:     What is the experience of the Company's officers and directors?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. Our Chairman of the Board and Chief Executive Officer, and President have over 25 and 20 years, respectively, of experience with other CNL affiliates. In addition, our Chief Operating Officer and our Vice President of Finance and Administration have extensive previous experience investing in hotel properties. The majority of our directors have extensive experience investing in hotels and/or other types of real estate. Our directors are listed below:

       o James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 25 years of real estate experience. CNL and the entities it has established have more than $4 billion in assets, representing interests in more than 2,000 properties and 900 mortgage loans in 48 states.
       o Robert A. Bourne -- President and director of CNL Financial Group, Inc. with over 20 years of real estate experience involving net lease financing.
       o Matthew W. Kaplan -- Managing Director of Rothschild Realty Inc. responsible for securities investment activities including portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund.
       o Charles E. Adams -- President and Founding Principal with Celebration Associates, Inc., a real estate and advisory firm specializing in large-scale master-planned communities, seniors' housing and specialty commercial developments.
       o Lawrence A. Dustin -- President of the lodging division of Travel Services International, Inc., a specialized distributor of leisure travel products and services, with over 30 years of experience in the hospitality industry.
       o John A. Griswold -- President of Tishman Hotel Corporation, a hotel developer, owner and operator, providing such services for more than 85 hotels, totalling more than 30,000 rooms.
       o Dr. Craig M. McAllaster -- Director of the executive MBA program at the Roy E. Crummer Graduate School of Business at Rollins College and Executive Director of the international consulting practicum programs at the Crummer School.

Q:     How will you choose which investments to make?

A: We have hired CNL Hospitality Corp. as our Advisor. The Advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:     Is the Advisor independent of the Company?

A: No. Some of our officers and directors are officers and directors of the Advisor. The conflicts of interest the Company and Advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q:     If I buy shares, will I receive distributions and, if so, how often?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

       We intend to continue to make quarterly cash distributions to our stockholders. The amount of distributions is determined by the Board of Directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 95% of our REIT taxable income each year (90% in 2001 and thereafter).

Q:     Are distributions I receive taxable?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:     When will I get my tax information?

A:     Your Form 1099 tax information will be mailed by January 31 of each year.

Q: Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the Prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should contact your registered representative or:

                        CNL Marketing Services Department
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                                 (800) 522-3863
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.


                        CNL HOSPITALITY PROPERTIES, INC.

         CNL Hospitality Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company acquires hotel properties which it leases on a long-term "triple-net" basis, which means that the tenant generally is responsible for repairs, maintenance, property taxes, utilities and insurance. We intend to invest the proceeds of this offering in hotel properties, which may include furniture, fixtures and equipment, to be leased to operators of national and regional limited service, extended stay and full service hotel chains, located across the United States. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing to operators of hotel chains through secured equipment leases as loans or direct financing leases. You can read the section of this Prospectus under the caption "Business" for a description of the hotel properties we currently own, our pending investments, the types of properties that may be selected by our Advisor, CNL Hospitality Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2007, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2007, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 12. You should read and understand all of the risk factors before making your decision to invest.

o As of April 28, 2000, we owned, directly or indirectly, 11 hotels and have commitments to acquire 19 additional hotel properties. The acquisition of the 19 properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. In addition, the Board of Directors may approve future offerings, the proceeds of which may be invested in additional properties; therefore, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o We do not anticipate that there will be a public market for the shares in the near term. Therefore, prior to listing, if at all, if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

o We rely on the Advisor which, together with the Board of Directors, has responsibility for the management of our Company and our investments. Not all of the officers and directors of the Advisor have extensive experience, and the Advisor has limited experience, with mortgage financing and equipment leasing, which could adversely affect our business.

o The Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to us.

o Market and economic conditions that we cannot control will affect the value of our investments.

o We may make investments that will not appreciate in value over time, such as mortgage loans and building only properties, with the land owned by a third-party.

o We cannot predict the amount of revenues we will receive from tenants and borrowers.

o If our tenants or borrowers default, we will have less income with which to make distributions.

o If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

o We do not yet have a commitment for long-term financing. If we do not obtain long-term financing, we will not be able to acquire as many properties or make as many mortgage loans and secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

o The secured equipment lease program is dependent upon obtaining financing, which has not yet been secured.

o In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

o        We  may  incur  debt,   including   debt  to  make   distributions   to
         stockholders, in order to maintain our status as a REIT.

o The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the election of directors and amendment of the Company's governing documents.

o Restrictions on ownership of more than 9.8% of the shares of common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to you as a stockholder.

OUR REIT STATUS

         As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis (90% in 2001 and thereafter). If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the Advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the Advisor also are officers or directors of the Company. The Advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the Advisor's actions are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services the Advisor will provide.

         Certain of our officers and directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the Advisor, (v) compensation to the Advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the Advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the Advisor in the past, including 18 public limited partnerships and one unlisted public REIT. As of December 31, 1999, these entities, which invest in restaurant properties that are leased on a "triple-net" basis to operators of restaurant chains, but do not invest in hotel properties, had purchased approximately 1,400 fast-food, family-style, and casual-dining restaurants. In addition, an affiliate sponsors an unlisted public REIT that invests in health care and seniors' housing properties that are leased on a long-term, triple-net basis to operators of health care facilities. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these entities has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix C -- Prior Performance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o        making distributions.

         o obtaining fixed income through the receipt of base rent, and increasing our income (and distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on mortgage loans and secured equipment leases.

         o        remaining qualified as a REIT for federal income tax purposes.

         o providing you with liquidity for your investment within two to seven years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within seven years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         Offering Stage.

                  Selling Commissions and Marketing Support and Due Diligence Expense Reimbursement Fee. The Company will pay the managing dealer selling commissions of 7.5% (a maximum of $30,000,000 if 40,000,000 shares are sold) and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $2,000,000 if 40,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee, to soliciting dealers who are not affiliates of the Company.

         Acquisition Stage.

                  Acquisition Fees. The Company will pay the Advisor a fee equal to 4.5% of the proceeds of this offering ($18,000,000 if 40,000,000 shares are sold) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, the Company will pay the Advisor a fee equal to 4.5% of loan proceeds from permanent financing ($9,000,000 if permanent financing equals $200,000,000) and the line of credit that are used to acquire Properties, but excluding amounts used to finance secured equipment leases, for the services described above. However, no acquisition fees will be paid on loan proceeds from the line of credit until such time as all net offering proceeds have been invested by the Company.

         Operational Stage.

                  Asset Management Fee. The Company will pay the Advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

                  Soliciting Dealer Servicing Fee. Beginning on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter until the Company's shares are listed or the Company liquidates, the Company will pay to the managing dealer .20% of the product of the number of shares from this offering held by stockholders on that date and $10.00, reduced by distributions received by stockholders from the sale of assets of the Company and amounts paid by the Company to repurchase shares under its redemption plan. The managing dealer may pass along all or a portion of this amount to soliciting dealers whose clients own shares from this offering on that date.

                  Secured Equipment Lease Servicing Fee. The Company will pay the Advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         Operational or Liquidation Stage.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                  Deferred, Subordinated Real Estate Disposition Fee. The Company may pay the Advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the Advisor.

                  Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. The Company will pay to the Advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.

         The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the Advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the Advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market occurs.



THE OFFERING

Offering Size....................................   o  Maximum-- $450,000,000
                                                    o  $400,000,000 of common stock to be offered to investors meeting certain suitability standards and up to
                                                       $50,000,000 of common stock available to investors who
                                                       purchased their shares in this offering or one of the
                                                       prior offerings of our Company and who choose to
                                                       participate in our reinvestment plan.  The sale of
                                                       approximately 25,000,000 of the 45,000,000 shares is
                                                       subject to approval by the stockholders of a proposal to
                                                       increase the number of authorized shares of the Company.
                                                       You can read the section of the Prospectus under the
                                                       caption "Summary of the Articles of Incorporation and
                                                       Bylaws-- Description of Capital Stock" for a description
                                                       of authorized shares.  Until such time, if any, as the
                                                       stockholders approve an increase in the number of
                                                       authorized shares, this offering will be limited to
                                                       approximately 20,000,000 shares, up to 2,000,000 of which
                                                       will be available to stockholders purchasing pursuant to
                                                       the reinvestment plan.

Minimum Investments..............................   o  Individuals-- $2,500-- Additional shares may be purchased in ten dollar increments.

                                                    o  IRA,   Keogh   and  other
                                                       qualified plans -- $1,000
                                                       -- Additional  shares may
                                                       be   purchased   in   ten
                                                       dollar increments.

                                                       (Note:  The amounts apply
                                                       to     most     potential
                                                       investors,   but  minimum
                                                       investments may vary from
                                                       state  to  state.  Please
                                                       see    "The     Offering"
                                                       section,  which begins on
                                                       page 123).

Suitability Standards............................   o  Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income
                                                       of at least $45,000; or
                                                    o  Net worth (not  including
                                                       home,   furnishings   and
                                                       personal  automobiles) of
                                                       at least $150,000.

                                                       (Note:  Suitability standards may vary from state to
                                                       state.  Please see the "Suitability Standards and How to
                                                       Subscribe" section, which begins on page 23).

Duration and Listing.............................   Anticipated to be two to seven years from the commencement of this offering.  If the shares are listed on a national
                                                    securities exchange or over-the-counter market, our Company will become a perpetual life entity, and we will then
                                                    reinvest proceeds from the sale of assets.

Distribution Policy..............................   Consistent with our objective of qualifying as a REIT, we
                                                    expect to continue to pay quarterly distributions and
                                                    distribute at least 95% of our REIT taxable income (90% in
                                                    2001 and thereafter).

Our Advisor......................................   CNL Hospitality  Corp. will administer the day-to-day
                                                    operations of our Company and select our Company's real
                                                    estate investments, mortgage loans and secured equipment
                                                    leases.

Estimated Use of Proceeds........................   o  84% -- To acquire hotel properties and make mortgage loans
                                                    o  9% -- To pay fees and expenses to affiliates for their
                                                       services and as reimbursement of offering and
                                                       acquisition-related expenses
                                                    o  7% -- To pay for other expenses of the offering





Our Reinvestment Plan............................   We have adopted a reinvestment plan which will allow some
                                                    stockholders to have the full amount of their distributions reinvested in additional shares that may be available.  We have registered 5,000,000 shares of our common stock for this purpose.  See the "Summary of Reinvestment Plan" and the
                                                    "Federal Income Tax Considerations-- Taxation of
                                                    Stockholders" sections and the Form of Reinvestment Plan
                                                    accompanying this Prospectus as Appendix A for more specific information about the reinvestment plan.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         This is an unspecified property offering.

         You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating hotel chains, particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. In addition, as of the date of this Prospectus, we have purchased, directly or indirectly, 11 hotels and have entered into commitments for the acquisition of 19 additional hotel properties. The acquisition of the 19 properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. In addition, the Board of Directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio.

         We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

         The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

         There may be delays in investing the proceeds of this offering. We may delay investing the proceeds from this offering for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the Advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the Advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

         The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         We have limited operating history. As of the date of this Prospectus, the Company has purchased, directly or indirectly, 11 Properties, and prior to October 15, 1997, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

         Our management has limited experience with mortgage financing and equipment leasing. Not all of the officers and directors of the Advisor have extensive experience, and the Advisor has limited experience, with mortgage financing and equipment leasing, which may adversely affect our results of operations and therefore our ability to pay distributions.

         We are dependent on the Advisor. The Advisor, with approval from the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the Advisor, with or without cause, but only subject to payment and release of the Advisor from all guarantees and other obligations incurred as Advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the Advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the Advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         We will be subject to conflicts of interest.

         We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

         We will experience competition for properties. The Advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the Advisor to us may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

         There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the Advisor, have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

         The timing of sales and acquisitions may favor the Advisor. The Advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the Advisor's recommendation to the Board may be influenced by the impact of the transaction on the Advisor's compensation. The agreements between us and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

         Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

         We may invest with affiliates of the Advisor. We may invest in joint ventures with another program sponsored by the Advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

         There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible lack of diversification increases the risk of investment. There is no limit on the number of properties of a particular hotel chain which we may acquire. However, under investment guidelines established by the Board of Directors, no single hotel chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent directors. The Board of Directors, including a majority of the independent directors, will review the Company's properties and potential investments in terms of geographic and hotel chain diversification. As of April 28, 2000, all of the Company's properties were Marriott-branded hotels; however, we have entered into a commitment to acquire two WyndhamSM Hotels. If we continue to concentrate our acquisitions with Marriott chains or in the future concentrate our acquisitions on another chain, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market sub-segment or by the poor judgment of a particular management group.

         Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the money necessary to diversify our investments or achieve the highest possible return on our investments.

         We do not have control over market and business conditions. Changes in general or local economic or market conditions, increased costs of energy, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, we might not have cash available to make distributions to our stockholders.

         Adverse trends in the hotel industry may impact our properties. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the hotel industry, including greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The "Business -- General" section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel chain, the ability of a hotel chain to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders.

         We will not control the management of our properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior hotel experience. Although we believe the tenants of the 11 properties directly or indirectly owned, and the 19 properties identified as probable acquisitions, as of April 28, 2000, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants are unable to operate the properties successfully, they may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

         We may not control the joint ventures in which we enter. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         Joint venture partners may have different interests than we have. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, our ability to pay distributions to our stockholders.

         It may be difficult for us to exit a joint venture after an impasse. If we enter into a joint venture, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we will have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         We may not have control over properties under construction. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption "Business -- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         We will have no economic interest in ground lease properties. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         We do not control third party franchise agreements. We will not be a party to any franchise agreement between a hotel chain and a tenant; so, those agreements could be modified or canceled without notice to us, or our prior consent. In that event, we could require the tenant to cease its operations at the property, although the tenant's obligation to pay rent to the Company would continue. However, if we removed a tenant due to the cancellation of the tenant's franchise agreement, we would be required to locate a new tenant acceptable to the hotel chain. As a result, if a tenant's franchise agreement is canceled or amended, we may have difficulty removing the tenant and difficulty realizing our expected return on the property.

         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become non-performing in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates could affect our ability to pay distributions.

         We cannot control the sale of some properties. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the Advisor and the Board of Directors to freely control the sale of the property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase."

         The liquidation of our assets may be delayed. For the first two to seven years after commencement of this offering, we intend to use any proceeds from the sale of properties or mortgage loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT to acquire additional properties, make additional mortgage loans and repay outstanding indebtedness. The proceeds from the sale of secured equipment leases will be used to fund additional secured equipment leases, or to reduce our outstanding indebtedness. If our shares are listed on a national securities exchange or over-the-counter market, we may reinvest the proceeds from sales in other properties, mortgage loans or secured equipment leases for an indefinite period of time. If our shares are not listed by December 31, 2007, we will undertake to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise.

         Neither the Advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. We will only return all of our stockholders' invested capital if we sell the properties for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and secured equipment leases with terms of seven years, and those obligations may not expire before all of the properties are sold.

         The hotel industry is seasonal. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our hotel properties. Any reduction in percentage rent would reduce the amount of cash we could distribute to our stockholders.

         Risks of Mortgage Lending.

         Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

         Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

         Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

         Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         Risks of Secured Equipment Leasing.

         Our collateral may be inadequate to secure leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

         Returns on our secured equipment leases may be limited by regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

         The section of this Prospectus captioned " -- Tax Risks" discusses certain federal income tax risks associated with the secured equipment lease program.

         Our properties may be subject to environmental liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has (i) agreed in writing to indemnify us and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure
(i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

         We have no commitment for long-term financing. We intend to obtain long-term financing; however, we have not yet obtained a commitment for any long-term financing, and we cannot be sure that we will be able to obtain any long-term financing on satisfactory terms. If we do not obtain long-term financing, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

         Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit in an aggregate amount of up to $200,000,000 to provide financing for the acquisition of assets. On July 31, 1998, we entered into an initial $30,000,000 line of credit to be used to acquire hotel properties. We may also obtain long-term, permanent financing. We do not think that our permanent financing will exceed 30% of our total assets. We may repay the lines of credit using equity offering proceeds, including proceeds from this offering, working capital, permanent financing or proceeds from the sale of assets. We may not borrow more than 300% of our net assets, without showing our independent directors that a higher level of borrowing is appropriate. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

         We can borrow money to make distributions. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         Our hotel properties may be unable to compete successfully. We compete with other companies for the acquisition of properties. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. Our ability to receive rent, in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties will depend in part on the ability of the tenants to compete successfully with other businesses in the vicinity. In addition, we will compete with other financing sources for suitable tenants and properties. If we and our tenants are unable to compete successfully, our results of operations will be adversely affected.

         Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         We may not have adequate insurance. If we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, and returns to the stockholders could be reduced. "Business -- Description of Property Leases -- Insurance, Taxes Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain.

         Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited   transaction"   rules  under  ERISA  would  be  available  for  our
transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         Our governing documents may discourage takeovers. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "-- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," " -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations, and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         Our stockholders are subject to ownership limits. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         Investors in our Company may experience dilution. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "The Offering -- Plan of Distribution."

         The Board of Directors can take many actions without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the Advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         We will rely on the Advisor and Board of Directors to manage the Company. If you invest in the Company, you will be relying entirely on the management ability of the Advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the Advisor and the Board of Directors.

         Our officers and directors have limited liability. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 95% of its taxable income to its stockholders (90% in 2001 and thereafter). We have not requested, and do not plan to request a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Shaw Pittman, that we meet the requirements for qualification as a REIT for the taxable years ending through December 31, 1999 and that we are in a position to continue such qualification.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         Our leases may be recharacterized as financings, which would eliminate depreciation deductions on hotel properties. Our tax counsel, Shaw Pittman, is of the opinion, based upon certain assumptions, that the leases of hotels where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels where we do not own the underlying land, Shaw Pittman is unable to render this opinion. If the lease of a hotel does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 95% of such income (90% in 2001 and thereafter), would be increased. Any increase in our distribution requirements may limit our ability to invest in additional hotels and to make additional mortgage loans.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT) which have, in the aggregate, a value in excess of 5% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets.

         The 25% and 5% tests are determined at the end of each calendar quarter. If we fail to meet either test at the end of any calendar quarter, we will cease to qualify as a REIT.

         We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 95% of its taxable income (90% in 2001 and thereafter). For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of such class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of the common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         We may be subject to other tax liabilities. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Company's Shares, (d) the background and qualifications of the Advisor, and (e) the tax consequences of the investment.

         Iowa, Maine, Massachusetts, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         IOWA, MASSACHUSETTS, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

         OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering -- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix D. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Company's reinvestment plan (the "Reinvestment Plan"). See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 40,000,000 Shares are sold. The Company estimates that 84% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be available for the purchase of properties (the "Properties") and the making of mortgage loans ("Mortgage Loans"), and approximately 9% of Gross Proceeds will be paid in fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.


                                                                                Maximum Offering (1)
                                                                             ----------------------------
                                                                                Amount          Percent
                                                                             --------------     ---------
GROSS PROCEEDS TO THE COMPANY (2).................................            $400,000,000        100.0%
Less:
    Selling Commissions to CNL
       Securities Corp. (2).......................................              30,000,000          7.5%
    Marketing Support and Due Diligence
       Expense Reimbursement Fee to CNL
       Securities Corp. (2).......................................               2,000,000          0.5%
    Offering Expenses (3).........................................              12,000,000          3.0%
                                                                             --------------     ---------

NET PROCEEDS TO THE COMPANY.......................................             356,000,000         89.0%
Less:
    Acquisition Fees to the Advisor (4)...........................              18,000,000          4.5%
    Acquisition Expenses (5)......................................               2,000,000          0.5%
    Initial Working Capital Reserve...............................           (6)
                                                                             --------------     ---------

CASH PAYMENT FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY (7)...............................................            $336,000,000         84.0%
                                                                             ==============     =========

------------------------
FOOTNOTES:

(1)  Excludes  5,000,000  Shares that may be sold  pursuant to the  Reinvestment
     Plan.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering-- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers, and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering-- Plan of Distribution" for a more complete description of this fee.

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee. The Advisor will pay all Offering Expenses which exceed 3% of Gross Proceeds. The Offering Expenses paid by the Company, together with the 7.5% Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."


                             MANAGEMENT COMPENSATION

         The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan. See "The Advisor and the Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions." For information concerning compensation to the Directors, see "Management."

         A maximum of 40,000,000 Shares ($400,000,000) may be sold, subject to approval by the stockholders of an increase in the number of authorized Shares. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." An additional 5,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. If the stockholders do not approve an increase in the number of authorized Shares, a maximum of 20,000,000 Shares may be sold, including 2,000,000 Shares that may be sold only pursuant to the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


--------------------------- --------------------------------------------------------------------- -- ------------------------------
         Type of
       Compensation                                                                                            Estimated
      and Recipient                                Method of Computation                                    Maximum Amount

--------------------------- --------------------------------------------------------------------- -- ------------------------------

                                                       Offering Stage

--------------------------- --------------------------------------------------------------------- -- ------------------------------
Selling   Commissions   to  Selling  Commissions  of 7.5% per Share on all Shares sold,  subject     $30,000,000   if   40,000,000
Managing     Dealer    and  to  reduction  under  certain  circumstances  as  described  in "The     Shares are sold.
Soliciting Dealers          Offering  --  Plan  of  Distribution."   Soliciting  Dealers  may  be
                            reallowed  Selling  Commissions  of up to 7% with  respect to Shares they sell.

--------------------------- --------------------------------------------------------------------- -- ------------------------------
Marketing  support and due  Expense  allowance of 0.5% of Gross Proceeds to the Managing Dealer,     $2,000,000    if   40,000,000
diligence          expense  all or a portion of which may be  reallowed  to  Soliciting  Dealers     Shares are sold.
reimbursement    fee    to  with prior written  approval  from,  and in the sole  discretion of,
Managing     Dealer    and  the  Managing  Dealer.   The  Managing  Dealer  will  pay  all  sums
Soliciting Dealers          attributable  to bona fide due diligence  expenses from this fee, in the Managing Dealer's sole discretion.

--------------------------- --------------------------------------------------------------------- -- ------------------------------
Reimbursement    to    the  Actual expenses incurred,  except that the Advisor will pay all such     Amount  is  not  determinable
Advisor       and      its  expenses in excess of 3% of Gross  Proceeds.  The Offering  Expenses     at this  time,  but  will not
Affiliates   for  Offering  paid by the Company,  together  with the 7.5%  Selling  Commissions,     exceed     3%    of     Gross
Expenses                    the 0.5% marketing support and due diligence  expense  reimbursement     Proceeds:    $12,000,000   if
                            fee and the Soliciting  Dealer Servicing Fee incurred by the Company     40,000,000 Shares are sold.
                            will not exceed 13% of the proceeds  raised in connection  with this offering.

--------------------------- --------------------------------------------------------------------- -- ------------------------------

                                                     Acquisition Stage

--------------------------- --------------------------------------------------------------------- -- ------------------------------

Acquisition   Fee  to  the  4.5% of Gross  Proceeds,  loan  proceeds  from  permanent  financing     $18,000,000   if   40,000,000
Advisor                     ("Permanent  Financing")  and the  line of  credit  that are used to     Shares    are    sold    plus
                            acquire  Properties,  but excluding loan proceeds
                            used to finance  $9,000,000 if Permanent  secured
                            equipment leases (collectively, "Total Proceeds")
                            payable   Financing  equals  to  the  Advisor  as
                            Acquisition  Fees.  However,  no Acquisition Fees
                            $200,000,000.  will be paid on loan proceeds from
                            the line of  credit  until  such  time as all Net
                            Offering  Proceeds  have  been  invested  by  the
                            Company.


--------------------------- --------------------------------------------------------------------- -- ------------------------------
Other  Acquisition Fees to  Any fees paid to Affiliates  of the Advisor in  connection  with the     Amount  is  not  determinable
Affiliates of the Advisor   financing,  development,  construction  or renovation of a Property.     at this time.
                            Such  fees  are in  addition  to  4.5%  of  Total
                            Proceeds  payable to the  Advisor as  Acquisition
                            Fees, and payment of such fees will be subject to
                            approval by the Board of  Directors,  including a
                            majority of the Directors who are  independent of
                            the Advisor (the  "Independent  Directors"),  not
                            otherwise interested in the transaction.

--------------------------- --------------------------------------------------------------------- -- ------------------------------





--------------------------- --------------------------------------------------------------------- -- -------------------------------
         Type of
       Compensation                                                                                            Estimated
      and Recipient                                Method of Computation                                     Maximum Amount

--------------------------- --------------------------------------------------------------------- -- -------------------------------


Reimbursement           of  Reimbursement  to  the  Advisor  and  its  Affiliates  for  expenses     Acquisition  Expenses,   which
Acquisition   Expenses  to  actually incurred.                                                       are   based  on  a  number  of
the    Advisor   and   its                                                                           factors,   including   the
Affiliates                  The  total  of all  Acquisition  Fees and any  Acquisition  Expenses     purchase    price    of   the
                            payable to the Advisor and its  Affiliates  shall be reasonable  and     Properties,       are      not
                            shall  not  exceed an amount  equal to 6% of the Real  Estate  Asset     determinable at this time.
                            Value of a Property,  or in the case of a Mortgage  Loan,  6% of the funds  advanced,  unless  a  majority  of the  Board  of  Directors, including  a majority of the  Independent  Directors  not  otherwise interested  in the  transaction,  approves  fees in  excess  of this
                            limit  subject  to  a   determination   that  the   transaction   is
                            commercially  competitive,  fair  and  reasonable  to  the  Company.
                            Acquisition  Fees  shall  be  reduced  to the  extent  that,  and if necessary  to limit,  the  total  compensation  paid to all  persons
                            involved  in  the   acquisition   of  any  Property  to  the  amount
                            customarily  charged in  arm's-length  transactions by other persons
                            or  entities   rendering  similar  services  as  an  ongoing  public
                            activity in the same geographical  location and for comparable types of  Properties,  and to the  extent  that  other  acquisition  fees, finder's  fees,  real estate  commissions,  or other similar fees or
                            commissions   are  paid  by  any  person  in  connection   with  the
                            transaction.  "Real Estate  Asset  Value" means the amount  actually paid or  allocated to the  purchase,  development,  construction  or improvement  of  a  Property,  exclusive  of  Acquisition  Fees  and
                            Acquisition Expenses.

--------------------------- --------------------------------------------------------------------- -- ------------------------------

                                                     Operational Stage

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Asset  Management  Fee  to  A monthly Asset  Management Fee in an amount equal to one-twelfth of     Amount is not  determinable at
the Advisor                 0.6% of the  Company's  Real Estate Asset Value and the  outstanding     this  time.  The amount of the
                            principal  amount  of  any  Mortgage  Loans,  as of  the  end of the     Asset   Management   Fee  will
                            preceding  month.  Specifically,  Real Estate Asset Value equals the     depend   upon,   among   other
                            amount  invested  in the  Properties  wholly  owned by the  Company,     things,   the   cost   of  the
                            determined  on the basis of cost,  plus,  in the case of  Properties     Properties   and  the   amount
                            owned by any joint venture or  partnership in which the Company is a     invested in Mortgage Loans.
                            co-venturer or partner  ("Joint  Venture"),  the portion of the cost of such  Properties  paid by the Company,  exclusive of  Acquisition
                            Fees and  Acquisition  Expenses.  The Asset  Management  Fee,  which will not exceed fees which are competitive  for similar  services in the same  geographic  area, may or may not be taken,  in whole or in part as to any year, in the sole  discretion of the Advisor.  All or any portion of the Asset  Management  Fee not taken as to any fiscal year shall be  deferred  without  interest  and may be taken in such other fiscal year as the Advisor shall determine.

--------------------------- --------------------------------------------------------------------- -- -------------------------------





--------------------------- --------------------------------------------------------------------- -- -------------------------------
         Type of
       Compensation                                                                                            Estimated
      and Recipient                                Method of Computation                                     Maximum Amount

--------------------------- --------------------------------------------------------------------- -- -------------------------------
--------------------------- --------------------------------------------------------------------- -- -------------------------------
Reimbursement    to    the  Operating  Expenses (which, in general,  are those expenses relating     Amount is not  determinable at
Advisor   and   Affiliates  to  administration  of the  Company  on an  ongoing  basis)  will be     this time.
for operating expenses      reimbursed  by the Company.  To the extent that  Operating  Expenses payable or  reimbursable  by the Company,  in any
                            four  consecutive  fiscal  quarters (the "Expense
                            Year"),  exceed  the  greater  of 2%  of  Average
                            Invested Assets or 25% of Net Income (the "2%/25%
                            Guidelines"),  the Advisor  shall  reimburse  the
                            Company  within  60  days  after  the  end of the
                            Expense  Year  the  amount  by  which  the  total
                            Operating   Expenses  paid  or  incurred  by  the
                            Company  exceed the 2%/25%  Guidelines.  "Average
                            Invested Assets" means,  for a specified  period,
                            the  average of the  aggregate  book value of the
                            assets  of  the  Company  invested,  directly  or
                            indirectly,  in  equity  interests  in and  loans
                            secured  by  real  estate  before   reserves  for
                            depreciation   or  bad  debts  or  other  similar
                            non-cash reserves, computed by taking the average
                            of such  values at the end of each  month  during
                            such period.  "Net Income"  means for any period,
                            the total  revenues  applicable  to such  period,
                            less the total expenses applicable to such period
                            excluding additions to reserves for depreciation,
                            bad debts,  or other similar  non-cash  reserves;
                            provided,  however,  Net Income for  purposes  of
                            calculating  total allowable  Operating  Expenses
                            shall  exclude  the  gain  from  the  sale of the
                            Company's assets.

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Soliciting     Dealer       An annual fee of .20% of the aggregate  investment  of  stockholders     Amount is not  determinable at
Servicing    Fee    to      who  purchase  Shares in this  offering,  generally  payable  to the     this  time.  Until  such  time
Managing Dealer             Managing  Dealer,  on  December  31  of  each  year,  commencing  on     as  assets   are   sold,   the
                            December  31 of the year  following  the year in which the  offering     estimated  amounts  payable to
                            terminates.  The Managing  Dealer, in its sole discretion,  in turn      the  Managing  Dealer for each
                            may  reallow  all or a  portion  of such fee to  Soliciting  Dealers     of  the  years  following  the
                            whose  clients  hold  Shares  from this  offering  on such date.  In     year  of  termination  of  the
                            general,  the  aggregate  investment  of  stockholders  who purchase     offering  are  expected  to be
                            Shares  in  this  offering  is the  amount  of  cash  paid  by  such     $800,000 if 40,000,000  Shares
                            stockholders  to the  Company for their  Shares,  reduced by certain     are   sold.   The   estimated
                            prior  Distributions to such  stockholders  from the Sale of assets.     maximum  total amount  payable
                            The  Soliciting  Dealer  Servicing  Fee  will  terminate  as of  the     to   the    Managing    Dealer
                            beginning  of any year in which  the  Company  is  liquidated  or in     through  December  31, 2007 is
                            which   Listing  occurs,  provided,  however,  that any  previously       $4,000,000   if  40,000,000
                            accrued but unpaid  portion of the Soliciting  Dealer  Servicing Fee     Shares are sold.
                            may be paid in such year or any subsequent year.

--------------------------- --------------------------------------------------------------------- -- -------------------------------





--------------------------- --------------------------------------------------------------------- -- -------------------------------
         Type of
       Compensation                                                                                            Estimated
      and Recipient                                Method of Computation                                     Maximum Amount

--------------------------- --------------------------------------------------------------------- -- -------------------------------

Deferred,  subordinated     A deferred,  subordinated  real estate  disposition fee, payable upon    Amount is not determinable at
real estate disposition     the Sale of one or more  Properties,  in an amount equal to the          this time. The amount of
fee payable to the          lesser of (i) one-half of a Competitive  Real Estate  Commission, or     this fee, if it becomes
Advisor from a Sale or      (ii) 3% of the sales price of such Property or Properties.  Payment      payable,  will depend upon the
Sales of a Property not     of such fee shall be made only if the Advisor  provides a                price at which Properties are
in liquidation  of the      substantial  amount of services in connection with the Sale of a         sold.
Company                     Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to the sum of
                            (i) their aggregate  Stockholders'  8% Return (as
                            defined below) and (ii) their aggregate  invested
                            capital   ("Invested   Capital").   In   general,
                            Invested  Capital  is the  amount of cash paid by
                            the stockholders to the Company for their Shares,
                            reduced by  certain  prior  Distributions  to the
                            stockholders from the Sale of assets.  If, at the
                            time of a Sale, payment of the disposition fee is
                            deferred  because  the  subordination  conditions
                            have not been satisfied, then the disposition fee
                            shall  be  paid  at  such   later   time  as  the
                            subordination  conditions  are  satisfied.   Upon
                            Listing,  if the Advisor has accrued but not been
                            paid such real estate  disposition  fee, then for
                            purposes of determining whether the subordination
                            conditions have been satisfied, stockholders will
                            be deemed to have received a Distribution  in the
                            amount  equal to the product of the total  number
                            of  Shares of Common  Stock  outstanding  and the
                            average  closing  price  of  the  Shares  over  a
                            period,  beginning 180 days after Listing,  of 30
                            days   during   which  the  Shares  are   traded.
                            "Stockholders' 8% Return," as of each date, means
                            an aggregate  amount  equal to an 8%  cumulative,
                            noncompounded, annual return on Invested Capital.

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Subordinated  incentive     At such time,  if any, as Listing  occurs,  the Advisor shall be paid    Amount is not determinable at
fee payable to the          the subordinated incentive fee  ("Subordinated  Incentive Fee") in an    this time.
Advisor at such time, if    amount equal to 10% of the amount by which (i) the market value of
any, as Listing occurs      the Company (as defined  below) plus the total  Distributions made to stockholders  from the Company's  inception until
                            the date of Listing  exceeds  (ii) the sum of (A)
                            100%  of  Invested  Capital  and  (B)  the  total
                            Distributions   required   to  be   made  to  the
                            stockholders in order to pay the Stockholders' 8%
                            Return from inception through the date the market
                            value is determined.  For purposes of calculating
                            the Subordinated  Incentive Fee, the market value
                            of the Company shall be the average closing price
                            or  average of bid and asked  price,  as the case
                            may be, over a period of 30 days during which the
                            Shares are traded with such period  beginning 180
                            days after Listing.  The  Subordinated  Incentive
                            Fee will be  reduced  by the  amount of any prior
                            payment   to   the   Advisor   of   a   deferred,
                            subordinated  share of Net  Sales  Proceeds  from
                            Sales of assets of the Company.

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Deferred,     subordinated  A deferred,  subordinated  share equal to 10% of Net Sales  Proceeds     Amount is not  determinable at
share    of   Net    Sales  from Sales of assets of the  Company  payable  after  receipt by the     this time.
Proceeds   from  Sales  of  stockholders  of   Distributions   equal  to  the  sum  of  (i)  the
assets of the  Company not  Stockholders'   8%  Return  and  (ii)  100%  of  Invested   Capital.
in   liquidation   of  the  Following  Listing,  no share of Net Sales  Proceeds will be paid to
Company   payable  to  the  the Advisor.
Advisor

--------------------------- --------------------------------------------------------------------- -- -------------------------------





--------------------------- --------------------------------------------------------------------- -- -------------------------------
         Type of
       Compensation                                                                                            Estimated
      and Recipient                                Method of Computation                                     Maximum Amount

--------------------------- --------------------------------------------------------------------- -- -------------------------------

Performance Fee pay-        Upon termination of the Advisory Agreement,  if Listing has not          Amount is not  determinable at
able to the Advisor         occurred and the Advisor has met applicable performance standards,       this time.
                            the Advisor shall be paid the  Performance Fee in
                            the  amount  equal to 10% of the  amount by which
                            (i) the appraised  value of the Company's  assets
                            on  the  date  of  termination  of  the  Advisory
                            Agreement  (the  "Termination  Date"),  less  any
                            indebtedness  secured by such assets,  plus total
                            Distributions   paid  to  stockholders  from  the
                            Company's inception through the Termination Date,
                            exceeds (ii) the sum of 100% of Invested  Capital
                            plus an  amount  equal  to the  Stockholders'  8%
                            Return from  inception  through  the  Termination
                            Date. The Performance  Fee, to the extent payable
                            at the time of  Listing,  will not be  payable in
                            the event the Subordinated Incentive Fee is paid.

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Secured   Equipment  Lease  A fee paid to the  Advisor  out of the  proceeds  of the one or more     Amount is not determinable at
Servicing   Fee   to   the  revolving  lines of credit  (collectively,  the "Line of Credit") or     this time.
Advisor                     Permanent  Financing  for  negotiating  furniture,   fixtures and
                            equipment    ("Equipment")   loans   or   direct
                            financing leases (the "Secured Equipment Leases")
                            and  supervising  the  Secured   Equipment  Lease
                            program equal to 2% of the purchase  price of the
                            Equipment subject to each Secured Equipment Lease
                            and paid upon entering into
                            such lease.

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Reimbursement   to   the    Repayment by the Company of actual expenses incurred.                    Amount is not  determinable at
Advisor  and  Affiliates                                                                             this time.
for  Secured  Equip-ment
Lease servicing expenses

--------------------------- --------------------------------------------------------------------- -- ------------------------------

                                                     Liquidation Stage

--------------------------- --------------------------------------------------------------------- -- -------------------------------
Deferred,  subordinated     A deferred,  subordinated  real estate  disposition fee, payable upon    Amount is not  determinable at
real estate  disposition    Sale of one or more Properties, in an amount equal to the lesser of      this time. The amount of
fee payable to the          (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee,  if it becomes
Advisor from a Sale or      the sales  price of such Property  or  Properties. Payment of such       payable,  will depend upon
Sales in liquidation of     fee shall be made only if the  Advisor  provides  a  substantial amount  the price at which  Properties
the Company                 of services in connection with the Sale of a Property or Properties are  sold.
                            and  shall  be  subordinated  to  receipt  by the
                            stockholders of Distributions equal to the sum of
                            (i) their aggregate  Stockholders'  8% Return and
                            (ii) their aggregate Invested Capital. If, at the
                            time of a Sale,  payment of the  disposition fee
                            is deferred because the subordination  conditions
                            have not been satisfied, then the disposition fee
                            shall  be  paid  at  such   later   time  as  the
                            subordination conditions are satisfied.

--------------------------- --------------------------------------------------------------------- -- -------------------------------

Deferred,     subordinated  A deferred,  subordinated  share equal to 10% of Net Sales  Proceeds     Amount is not  determinable at
share    of   Net    Sales  from Sales of assets of the  Company  payable  after  receipt by the     this time.
Proceeds   from  Sales  of  stockholders  of  Distributions  equal  to  the  sum  of  (i)  the
assets of the  Company  in  Stockholders'   8%  Return  and  (ii)  100%  of  Invested  Capital.
liquidation     of     the  Following  Listing,  no share of Net Sales  Proceeds will be paid to
Company   payable  to  the  the Advisor.
Advisor


--------------------------- --------------------------------------------------------------------- -- -------------------------------

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.


                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                      Retail:
   CNL Capital Markets, Inc. (2)                          Commercial Net Lease Realty, Inc. (6)
     CNL Investment Company
       CNL Securities Corp. (3)                       Restaurant:
     CNL Asset Management, Inc.                         CNL American Properties Fund, Inc. (7)
     CNL Institutional Advisors, Inc.
                                                      Hospitality:
Administrative Services:                                CNL Hospitality Properties, Inc.
   CNL Shared Services, Inc. (4)
                                                      Health Care:
Real Estate Services:                                   CNL Health Care Properties, Inc. (9)
   CNL Real Estate Services, Inc. (5)
     CNL Hospitality Corp. (8)                        Financial Services:
       CNL Hotel Development Company                    CNL Finance, Inc.
     CNL Health Care Corp. (9)                              CNL Capital Corp.
       CNL Health Care Development, Inc.                    CNL Advisory Services, Inc.
     CNL Corporate Properties, Inc.
     CNL Community Development Corp.



-----------------------
(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.) and its affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. (formerly CNL Corporate Services, Inc.) is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Health Care Corp., CNL Corporate Properties, Inc. and CNL Community Development Corp.

(6) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(7) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the position of Chairman of the Board and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(8) CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(9) CNL Health Care Properties, Inc., is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and director of CNL Health Care Properties, Inc. CNL Health Care Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Health Care Properties, Inc. pursuant to an advisory agreement.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may in the future invest in hotel properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See " -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire hotel properties or invest in mortgage loans of a type suitable for acquisition by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and full service hotel chains (the "Hotel Chains") and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property or investment in a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Hotel Chains.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See " -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant, (ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See " -- Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory
Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Shaw Pittman, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw Pittman have invested as limited partners or stockholders in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

         2. The  Company  will not  purchase  or lease  Properties  in which the
Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make any loans to Affiliates. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased on a "triple-net" basis to operators of Hotel Chains, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of hotel properties to be leased on a "triple-net" basis to operators of Hotel Chains until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer Mortgage Loans and/or to offer Secured Equipment Leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of hotels and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under " -- Sales of Properties," " -- Joint Investment With An Affiliated Program," and " -- Legal Representation."


                          SUMMARY OF REINVESTMENT PLAN

         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is MMS Securities, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is currently $10.00 per Share. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 5,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 5,000,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, the initial public offering (the "Initial Offering") or the 1999 offering (the "1999 Offering"), may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution") and a marketing support and due diligence fee of 0.5%. The Company will also pay the Advisor Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see " -- Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See " -- General" above.

         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation, the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares, and the Company's record books will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan, by notifying the Reinvestment Agent and completing any required forms.

         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently MMS Securities, Inc. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, which the Company anticipates will continue to be $10.00 per Share, until such time, if any, as Listing occurs, less a discount of 8%, for a net redemption price of $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a 0.5% marketing support and due diligence fee payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when
Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (the "Partnership"). Properties acquired are expected to be held by the Partnership and, as a result, owned by the Company through the Partnership. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         The Company invests in Properties to be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. Generally, however, the leases will obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Hotel Chains secured by real estate owned by the operators. To a lesser extent, the Company may also offer Secured Equipment Leases to operators of Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties, which typically will be freestanding and will be located across the United States, will be leased to operators of Hotel Chains to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See " -- Description of Property Leases -- Computation of Lease Payments," below.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past eight consecutive years. Also according to Smith Travel Research, in 1998, the industry reached its highest absolute level of pre-tax profit in its history at $20.9 billion, which is 23% more than 1997 and nearly double the amount earned in 1996.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                      Year                     Profitability
                    ---------                  --------------

                        1993                     $   2.4
                        1994                         5.5
                        1995                         8.5
                        1996                        12.5
                        1997                        17.0
                        1998                        20.9

                          Source: Smith Travel Research

         As indicated in the table below, the average daily room rate increased 4.0% in 1999, from $78.15 in 1998 to $81.27 in 1999, resulting in 12 consecutive years of room rate growth.


                          Hospitality Industry Average
                             Daily Room Rate By Year

                      Year                       Rate
                    ---------                  ---------

                        1987                   $  52.58
                        1988                      54.47
                        1989                      56.35
                        1990                      57.96
                        1991                      58.08
                        1992                      58.91
                        1993                      60.53
                        1994                      62.86
                        1995                      65.81
                        1996                      70.81
                        1997                      75.31
                        1998                     78.15
                        1999                      81.27


         Source: Smith Travel Research

         Revenue per available room also increased by 3.2% from $49.86 in 1998 to $51.44 in 1999. In 1999, growth in room supply exceeded growth in room demand and resulted in a slight dip in occupancy. In 1999, total occupancy fell 0.8% from 63.8% in 1998 to 63.3%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996.

         According to American Hotel & Motel Association data, in 1997, Americans traveling in the United States spent more than $1.38 billion per day, $57.4 million per hour and $955,800 per minute on travel and tourism. In 1998, total travel expenditures in the United States generated $495.1 billion in sales. In addition, there were 51,000 hotel properties which included over 3.9 million hotel rooms. Hotels are a vital part of travel and tourism. In the United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry supports over 7.6 million direct jobs, generating $20.2 billion in wages. According to Smith Travel Research data, United States lodging industry revenues reached over $93 billion in 1998.

         The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in " -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See " -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Chains, operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company may also offer Secured Equipment Leases to operators of Hotel Chains. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators of Hotel Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years),
(ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company will borrow money to acquire Properties, Mortgage Loans and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $200,000,000, and may, in addition, also obtain Permanent
Financing. On July 31, 1998, the Company entered into an initial $30,000,000 revolving Line of Credit to be used to acquire hotel Properties. See "Business -- Borrowing" for a description of the $30,000,000 Line of Credit. The Board of Directors anticipates that the aggregate amount of any Permanent Financing, if obtained, will not exceed 30% of the Company's total assets. The Permanent Financing would be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         As of April 28, 2000, the Company had acquired, directly or indirectly, 11 hotel Properties consisting of land, building and equipment and had initial commitments to acquire 19 additional Properties. However, as of April 28, 2000, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

INVESTMENT OF OFFERING PROCEEDS

         The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant,
(ii) a satisfactory credit underwriting for the proposed tenant has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

         Based on the purchase prices of the 30 Properties that the Company had either acquired or committed to acquire as of April 28, 2000 and current market conditions, the Company and the Advisor have estimated an average purchase price of $10,000,000 to $40,000,000 per hotel Property. Assuming the Company receives the full $250,000,000 from the 1999 Offering and the full $400,000,000 in Gross Proceeds from this offering, for which there is no assurance, and acquires the 19 Properties for which it has entered into commitments, the Company could invest in a total portfolio of approximately 35 to 51 hotel Properties. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of Common Stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment for each hotel Property will be for the cost of land, 80% to 85% for the cost of the building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of Gross Proceeds. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS

         Atlanta Portfolio. On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn(R) by Marriott(R) located in the Buckhead (Lenox Park) area of Atlanta, Georgia (the "Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as landlord, entered into two separate, long-term lease agreements. The tenant of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated tenant. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on August 31, 2017.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years.

o The leases require minimum rent payments to the Company of $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

o Minimum rent payments increased to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

o A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the Gwinnett Place Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Crestline Hotels & Resorts, Inc., who was assigned the management rights of Stormont Trice Management Corporation on March 6, 2000, for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

o The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties , the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001.
After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid. As of March 31, 2000, approximately $97,000 was payable under this agreement.

         The federal income tax basis of the depreciable portion of the Buckhead
(Lenox  Park)  Property  and  the  Gwinnett  Place  Property  is   approximately
$14,700,000 and $11,100,000, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property were constructed in 1997 and commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an Amerisuites, a Courtyard(R) by Marriott(R) and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, an Amerisuites, a Sumner Suites and a Hampton Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:


                          Buckhead (Lenox Park) Property                              Gwinnett Place Property
                ----------------------------------------------------     --------------------------------------------------
                     Average           Average            Revenue           Average           Average           Revenue
                    Occupancy        Daily Room        per Available       Occupancy        Daily Room       per Available
     Year              Rate             Rate               Room              Rate              Rate               Room
---------------    -------------    --------------    ----------------   --------------    --------------    ---------------

         *1997         42.93%         $  91.15             $39.13             39.08%          $ 85.97            $ 33.60
          1998         75.20%            99.70              75.01             74.10%            87.36              64.73
          1999         81.00%           104.50              84.66             80.40%            88.16              70.84
        **2000         79.30%           106.09              84.15             76.90%            91.81              70.64


* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett
         Place Property represents the period August 1, 1997 through December 31, 1997.
**       Data for 2000  represents  the period January 1, 2000 through March 31,
         2000.

         The Company believes that the results achieved by the Properties for year-end 1997 are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period. On a proforma basis, had the Company owned the Properties as of January 1, 1998, combined net operating income before subordinated management fees would have been 1.19 times base rent for the 12 months ended December 31, 1998. Actual combined net income before subordinated management fees for the period January 1, 1999 through December 31, 1999, was 1.26 times base rent.

         Western International Portfolio. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International. At the time the agreement was entered into, the eight Properties (four Courtyard by Marriott hotels, three Residence Inn by Marriott hotels, and one Marriott Suites(R)) were either newly constructed or in various stages of completion.

         On February 25, 1999, Hotel Investors purchased four of the Properties for an aggregate purchase price of approximately $90 million (the "Initial Hotels") and paid $10 million as a deposit on the four remaining Properties. The Initial Hotels are a Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), a Marriott Suites located in Dallas, Texas (the "Market Center Property"), a Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and a Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). On June 16, 1999, Hotel Investors purchased three additional Properties (the "Additional Hotels") for an aggregate purchase price of approximately $77 million. The Additional Hotels are a Courtyard by Marriott located in Scottsdale, Arizona (the "Scottsdale Downtown Property"), a Courtyard by Marriott located in Seattle, Washington (the "Lake Union Property") and a Residence Inn by Marriott located in Phoenix, Arizona (the "Phoenix Airport Property"). Hotel Investors applied $7 million of the $10 million deposit toward the acquisition of the Additional Hotels. The $3 million deposit relating to the eighth property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the property under the purchase and sale agreement. Therefore, as of April 28, 2000, Hotel Investors owned seven Properties (the "Seven Hotels").

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company, through a wholly owned subsidiary, CNL Hospitality Partners, LP ("Hospitality Partners"), invested approximately $38 million in Hotel Investors . Hotel Investors funded the remaining amount of approximately $88 million with permanent financing , secured by Hotel Investors' interests in the Properties (the "Hotel Investors Loan").

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per share of the Company's Common Stock.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount" which is $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company on a per share basis, adjusted for any distributions received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and 1999 Offering (the "Prior Offerings"), the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. On April 30, 1999, this loan was converted to 387,868 Shares of Common Stock. In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrows' investment in the Company, the Advisor and Hotel Investors, certain Affiliates agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel
Property,  Ltd.,  the Dallas  Plano  Property  for  $11,684,000  from PLR1 Hotel
Property, Ltd., the Scottsdale Downtown Property for $19,614,216 from SAHD Property, LP, the Lake Union Property for $35,801,212 from Westlake Hotel
Property, LP and the Phoenix Airport Property for $21,351,707 from APRI Hotel Property, LP. In connection with the purchase of the Seven Hotels, Hotel Investors, as lessor, entered into seven separate, long-term lease agreements. The lessee of the Seven Hotels is the same unaffiliated lessee. The leases on all seven Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires  on December 28, 2018.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years.

o        The leases require minimum rent payments as follows:


                                                                               Minimum Annual Rent
                                                                           ------------------------------
                                                                                             Year 2 and
                        Property                        Location             Year 1          Thereafter
           --------------------------------         ----------------       -------------    -------------
           Legacy Park Property                     Plano, TX                $1,308,673        $1,341,390
           Market Center Property                   Dallas, TX                3,399,319         3,484,302
           Hughes Center Property                   Las Vegas, NV             3,412,068         3,497,369
           Dallas Plano Property                    Plano, TX                 1,204,485         1,234,597
           Scottsdale Downtown Property             Scottsdale, AZ            2,022,084         2,072,636
           Lake Union Property                      Seattle, WA               3,690,847         3,783,118
           Phoenix Airport Property                 Phoenix, AZ               2,201,207         2,256,237
           ----------------------------------- ---- ----------------- --- -------------- -- --------------

o In addition to minimum rent, for lease years one and two, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of a combined quarterly threshold of $11,885,000. For lease year three and thereafter, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of lease year two actual room revenues.

o The tenant of the Seven Hotels has established an FF&E Reserve which will be used for the replacement == and renewal of furniture, fixtures and equipment relating to the hotel Properties. Deposits to the FF&E Reserve are made once every four weeks as follows: (i) for the Legacy Park, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to Hotel Investors.

o The tenant under each lease is required to maintain, until December 31, 2003, a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the hotel operations during the one-year period. In addition, providing that all of the hotels have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the hotels equals 125% of total minimum rent due under the leases for 12 consecutive months; or that the lease is terminated pursuant to its terms (other than for an event of default).

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott
International, Inc. or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel
Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry. Although Marriott International, Inc. has entered into a management agreement relating to the Seven Hotels, it has not guaranteed the payments due under the leases.

         The estimated federal income tax basis of the depreciable portion of the Seven Hotels is as follows:

                   Legacy Park Property                              $11,200,000
                   Market Center Property                             30,500,000
                   Hughes Center Property                             29,700,000
                   Dallas Plano Property                              10,400,000
                   Scottsdale Downtown Property                       16,900,000
                   Lake Union Property                                29,300,000
                   Phoenix Airport Property                           19,300,000

         The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. According to Hospitality Valuation Services (HVS) data, Dallas has more than 200 planned industrial districts and is home to over 250 insurance companies and many major oil companies. Since 1996, more than 20 regional and national companies have relocated to or completed expansions in the area. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn(R) by Marriott(R), a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. According to HVS data, in 1998, Las Vegas hosted approximately 4,000 conventions with more than 3.3 million people in attendance. The 1998 economic impact of conventions was an estimated $4.2 billion. In addition, Las Vegas is known as the "Entertainment Capital of the World," drawing more than 30 million visitors in 1998 and generating a 1998 hotel occupancy rate of 85.8% compared to the United States national average occupancy rate of 64%. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorn Suites and another Residence Inn by Marriott.

         The Scottsdale Downtown Property is located approximately 15 miles northeast of Phoenix Sky Harbor International Airport and has 176 guest rooms and four suites. The Phoenix Airport Property is located approximately three miles north of Phoenix Sky Harbor International Airport and has 200 guest suites. According to HVS data, Arizona is one of the top two fastest growing states in the nation, second only to the state of Nevada. Phoenix is the fifteenth largest metropolis in the United States. Due to its location and climate, Phoenix has become a convention destination with more than 347,238 room nights booked in 1998. Other lodging facilities located in proximity to the Scottsdale Downtown Property include a Hampton Inn, a Fairfield Inn by Marriott, a Holiday Inn, a Comfort Suites, a Quality Suites, a Days Inn and a Ramada. Other lodging facilities located in proximity to the Phoenix Airport Property include a Double Tree Suites, an Embassy Suites, an Embassy Suites West, a Wyndham Garden Hotel and a Holiday Inn Select.

         The Lake Union Property is in downtown Seattle, near the University district and the Seattle Center area and has 248 guest rooms and two suites. According to HVS data, computer and electronic jobs in Seattle have grown by 300 percent in the past 20 years. Other lodging facilities located in proximity to the Lake Union Property include a Residence Inn by Marriott, a Hampton Inn & Suites, a Cavanaugh's Inn, a Warwick Hotel, a Mayflower and a Roosevelt Hotel.

         Since the Seven Hotels were constructed in late 1998 and the first half of 1999, limited operating history is available. Of the Seven Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to commence operations, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, the hotels located on these Properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:


                                                                                                                Revenue
                                                                              Average           Average           per
                                                                             Occupancy           Daily         Available
             Property                     Location             Year             Rate           Room Rate          Room
-----------------------------------    ----------------     -----------    ---------------   --------------    -----------

Legacy Park Property                   Plano, TX                 *1998          8.20%         $  45.28         $    3.70
                                                                **1999         61.50%            89.09            54.80
                                                               ***2000         67.10%            91.04            61.07

Market Center Property                 Dallas, TX                *1998         37.90%          $100.95         $  38.26
                                                                **1999         69.20%           115.34            79.87
                                                               ***2000         74.50%           137.44           102.42

Hughes Center Property                 Las Vegas, NV             *1998         47.30%          $107.86         $  51.00
                                                                **1999         75.20%            94.16            70.85
                                                               ***2000         78.60%           106.78            83.96

Dallas Plano Property                  Plano, TX                 *1998         46.70%         $  88.79         $  41.47
                                                                **1999         74.30%            75.38            56.03
                                                               ***2000         90.40%            77.90            70.43

Scottsdale Downtown Property           Scottsdale, AZ           **1999         39.30%         $  76.95         $  30.26
                                                               ***2000         72.30%           128.03            92.62

Lake Union Property                    Seattle, WA              **1999         69.70%          $116.72         $  81.34
                                                               ***2000         55.80%           106.16            59.26

Phoenix Airport Property               Phoenix, AZ              **1999         41.40%         $  83.88         $  34.70
                                                               ***2000         66.20%           119.80            79.26


* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

** Data for the Legacy Park, Market Center, Hughes Center and Dallas Plano Properties represents the period January 2, 1999 through December 31, 1999, and data for the Scottsdale Downtown, Lake Union and Phoenix Airport Properties represents the period May 22, 1999 through December 31, 1999.

***      Data for 2000  represents  the period January 1, 2000 through March 24,
         2000.

         The Company believes that the results achieved by the Initial Hotels for 1998, and the Additional Hotels for 1999, as shown in the table above, are not indicative of their long-term operating potential since , for these periods, they each had been open for less than one year.

         Courtyard by Marriott located in Philadelphia, Pennsylvania. On November 16, 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) (the "LLC"), a limited liability company, a portion of which is indirectly owned by Marriott International, Inc., for $57,876,349. The sole purpose of the LLC is to own and lease a Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania (the "Philadelphia Downtown Property").

         The LLC acquired and renovated the Philadelphia Downtown Property, which is its sole asset. The LLC, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on December 4, 2015.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of seven years, five months and 14 days each.

o        The lease requires minimum rent payments of $6,500,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of total hotel revenues, in excess of total hotel revenues for the second lease year.

o A security deposit equal to $3,150,000 has been retained by the Company as security for the tenant's obligations under the lease until the end of the fifth lease year, at which time such security deposit will be reduced to $2,000,000.

o The tenant has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Property. Deposits to the FF&E Reserve are made every four weeks as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the LLC as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $7,300,000.

o Five years after the hotel opening, the Company will have the right to obligate CBM Annex, Inc. (the minority interest owner in the LLC) to sell its 11% interest in the LLC and CBM Annex, Inc. will have the right to obligate the Company to purchase its 11% interest in the LLC for a price equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied by the "net house profit" (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, and (b) the appraised fair market value.

         The estimated federal income tax basis of the depreciable portion of the Philadelphia Downtown Property is approximately $58 million.

         The Philadelphia Downtown Property is a recently restored building listed on the National Register of Historic Places. The hotel commenced operations in late November 1999. The Philadelphia Downtown Property is located in the historic Penn Square district of Philadelphia and has 477 guest rooms and 21 suites, approximately 6,375 square feet of meeting and banquet rooms, a 160-seat cafe, an 80-seat lobby lounge, a gift shop, an exercise room and an indoor pool and whirlpool. According to HVS data, Philadelphia is the fifth most populous city in the United States, home to approximately 1.5 million residents. Just three blocks from the hotel is the 1.3 million-square-foot Pennsylvania
Convention Center which hosted more than 180 events in 1999 with more than 817,000 people in attendance. Several historical and cultural sites are also within walking distance of the hotel, including Independence National Historical Park, home of the Liberty Bell, and Penn Station. Also in close proximity to the Philadelphia Downtown Property is the Reading Terminal Market, an indoor restaurant and retail area, and the Avenue of the Arts, the city's premier art, theater and music district. Fine restaurants, recreational facilities and a central shopping district with landmark department stores are equally close. Other lodging facilities located in proximity to the Philadelphia Downtown Property include a Marriott(R) Hotel, a Doubletree Hotel, a Wyndham Hotel, an Embassy Suites, a Crowne Plaza, a Hawthorne Suites, a Sheraton Hotel, an Omni Hotel and a Holiday Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are as follows:

                                                       Philadelphia Downtown Property
                                          ---------------------------------------------------------
                                             Average               Average             Revenue
                                            Occupancy            Daily Room         per Available
                         Year                  Rate                 Rate                Room
                   ------------------     ----------------     ----------------     ---------------
                        *1999                   25.20%             $114.95               $28.97
                       **2000                   37.10%              122.39                45.37

* Data for the Philadelphia Downtown Property represents the period November 20, 1999 through December 31, 1999.

**       Data for 2000  represents  the period January 1, 2000 through March 24,
         2000.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential, as the Property had only been open since November 1999.

         Residence Inn by Marriott located in Mira Mesa, California. On December 10, 1999, the Company acquired a Residence Inn located in Mira Mesa, California (the "Mira Mesa Property") for $15,530,000 from Residence Inn by Marriott, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in " -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The lease requires minimum rent payments of $1,542,300 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $474,554 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the hotel exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $1,542,300.

         The estimated federal income tax basis of the depreciable portion of the Mira Mesa Property is approximately $13.6 million.

         The Mira Mesa Property is a newly constructed hotel which commenced operations in late September 1999. The Mira Mesa Property is located in the Sorrento Valley area of northern San Diego, California, approximately 18 miles north of the downtown San Diego area, in the suburb of Sorrento Mesa. The hotel has 150 guest suites, approximately 689 square feet of meeting space, a restaurant and an indoor exercise room. According to the San Diego Regional Economic Development Corporation, the San Diego area has more than 350 computer software companies, the fourth-largest concentration of biotechnology companies in the world and the third-highest concentration of telecommunications companies in the world. According to HVS data, San Diego is a growing center for wireless communications. San Diego's telecommunications industry has grown 26% each year since 1993, and provides more than 25,000 jobs. Due to the tremendous growth in the telecommunications and biomedical industries, San Diego area office occupancy rose to 97% in 1998. To meet the demands, approximately 300,000 square feet of new, high-end office space is currently under construction, including the 150,000-square-foot Uniden building located approximately one block from the Mira Mesa Property. In addition, more than one million square feet of industrial and research and development space is under development in Sorrento Mesa. A number of attractions and shopping areas are in close proximity to the Mira Mesa Property, including Old Town San Diego, Sea World(R) California, the San Diego Zoo and Qualcomm Stadium. The hotel is accessible by a variety of local, county, state and interstate highways, and is less than 11 miles from the San Diego International Airport. Other lodging facilities located in proximity to the Mira Mesa Property include a Doubletree Hotel, a Wyndham Garden Hotel, an Embassy Suites, a Courtyard by Marriott and another Residence Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are estimated to be as follows:

                                                             Mira Mesa Property
                                          ---------------------------------------------------------
                                              Average             Average              Revenue
                                             Occupancy           Daily Room         per Available
                         Year                  Rate                 Rate                 Room
                   ------------------     ----------------     ----------------     ---------------
                        *1999                  74.00%              $104.00               $76.96
                       **2000                  78.90%               121.00                95.50

* Data for the Mira Mesa Property represents the period September 20, 1999 through December 31, 1999.
**       Data for 2000  represents  the period January 1, 2000 through March 24,
         2000.

         The Company believes that the results achieved by the Property, as shown in the table above, may or may not be indicative of its long-term operating potential, as the Property had only been open since September 1999.

         Marriott Brands. The brands, Residence Inn by Marriott, Courtyard by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott International is a leading worldwide hospitality company with operations in the United States and 56 other countries and territories.
According to Marriott data, as of September 1999, Marriott International had more than 1,810 hotels and resorts totalling approximately 345,000 rooms and 4,400 timeshare villas worldwide.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool . Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of September 1999, Residence Inn by Marriott is the top extended-stay lodging chain in the world, with 312 hotels in the United States and seven in Canada and Mexico.

         Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of September 1999, Courtyard by Marriott is the leading United States moderate price lodging chain with 450 Courtyard by Marriott hotels in the United States, Europe and the Asia-Pacific region.

         Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of September 1999, there were over 345 Marriott Hotels, Resorts and Suites, 247 properties in the United States and 98 in 43 other countries and territories.

PENDING INVESTMENTS

         As of April 28, 2000, the Company had initial commitments to acquire 19 additional hotel properties. These Properties are four Courtyard by Marriott properties (one in each of Alpharetta, Georgia; Orlando, Florida; Overland Park, Kansas and Palm Desert, California), one Fairfield Inn by Marriott (in Orlando, Florida), five SpringHill Suites(TM) by Marriott(R) (one in each of Centreville, Virginia; Charlotte, North Carolina; Gaithersburg, Maryland; Orlando, Florida and Raleigh/Durham, North Carolina), three Residence Inn by Marriott properties (one in each of Merrifield, Virginia; Palm Desert, California and Cottonwood,
Utah), four TownePlace Suites(R) by Marriott(R) (one in each of Tewksbury, Massachusetts; Mt. Laurel, New Jersey; Newark, California and Scarborough, Maine) and two Wyndham Hotels (one in each of Billerica, Massachusetts and Denver, Colorado). The acquisition of each of these properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire all of these properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.


         Leases. Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                                              Estimated Purchase            Lease Term and                    Minimum Annual
Property                                               Price             Renewal Options                           Rent
--------------------------------------        -------------------     -----------------------       ------------------------------
Courtyard by Marriott                                 (2)             15 years; two ten-year         10% of the Company's total
Orlando, FL (1)                                                       renewal options                cost to purchase the property
(the "Courtyard Little Lake Bryan
Property")
Hotel under  construction

Fairfield Inn by Marriott                             (2)             15 years; two ten-year         10% of the Company's total
Orlando, FL (1)                                                       renewal options                cost to purchase the property
(the "Fairfield Inn Little Lake Bryan
Property")
Hotel under  construction

SpringHill Suites by Marriott                         (2)             15 years; two ten-year         10% of the Company's total
Orlando, FL (1)                                                       renewal options                cost to purchase the property
(the "SpringHill Suites Little Lake
Bryan Property")
Hotel under  construction

Residence Inn by Marriott                       $18,816,000           15 years; two ten-year         10% of the Company's total cost
Merrifield, VA (3)                                                    renewal options                to purchase the property
(the "Residence Inn Merrifield
Property")
Hotel under construction

SpringHill Suites                               $15,215,000           15 years; two ten-year         10% of the Company's total cost
Gaithersburg, MD (3)                                                  renewal options                to purchase the property
(the "SpringHill Suites Gaithersburg
Property")
Hotel under construction

TownePlace Suites                               $13,600,000           15 years; two ten-year         10% of the Company's total cost
Newark, CA (3)(4)                                                     renewal options                to purchase the property
(the "TownePlace Suites Newark Property")
Hotel under construction






          Percentage Rent
   ----------------------------------
    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year










                                              Estimated Purchase           Lease Term and                     Minimum Annual
Property                                                Price             Renewal Options                           Rent
-------------------------------------         ------------------     -------------------------      --------------------------------
Wyndham Hotel                                    $25,092,000         15 years; three five-year      10% of the Company's total cost
Billerica, MA (5)                                                    renewal options                to purchase the property;
(the "Wyndham Billerica Property")                                                                  increases to 10.25% after the
Existing hotel                                                                                      first lease year, 10.50% after
                                                                                                    the second lease year and every
                                                                                                    year thereafter during the lease
                                                                                                    term (6)

Wyndham Hotel                                    $18,353,000         15 years; three five-year      10% of the Company's total cost
Denver, CO (5)                                                       renewal options                to purchase the property;
(the "Wyndham Denver Property")                                                                     increases to 10.25% after the
Existing hotel                                                                                      first lease year, 10.50% after
                                                                                                    the second lease year and every
                                                                                                    year thereafter during the lease
                                                                                                    term (6)

Courtyard by Marriott                            $13,510,000         15 years; two ten-year         10% of the Company's total cost
Palm Desert, CA (3)                                                  renewal options                to purchase the property
(the "Courtyard Palm
Desert Property")
Existing hotel

Residence Inn by Marriott                        $16,740,000         15 years; two ten-year         10% of the Company's total cost
Palm Desert, CA (3)                                                  renewal options                to purchase the property
(the "Residence Inn
Palm Desert Property")
Existing hotel

Courtyard by Marriott                            $13,877,000         15 years; two ten-year         10% of the Company's total cost
Alpharetta, GA (8)                                                   renewal options                to purchase the property
(the "Courtyard Alpharetta Property")
Existing hotel

Courtyard by Marriott                            $15,790,000         15 years; two ten-year         10% of the Company's total cost
Overland Park, KS (8)                                                renewal options                to purchase the property
(the "Courtyard Overland
Park Property")
Hotel under construction




           Percentage Rent
    --------------------------------
                    (7)







                    (7)







    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year

    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year






                                              Estimated Purchase           Lease Term and                     Minimum Annual
Property                                            Price                 Renewal Options                           Rent
---------------------------------             ------------------     -----------------------        -------------------------------
Residence Inn by Marriott                        $14,573,000         15 years; two ten-year         10% of the Company's total cost
Cottonwood, UT (8)                                                   renewal options                to purchase the property
(the "Residence Inn
Cottonwood Property")
Existing hotel

SpringHill Suites by Marriott                     $11,414,000        15 years;  two ten-year        10% of the Company's total
Centreville, VA (8)                                                  renewal options                cost to purchase the property
(the "SpringHill Suites
Centreville Property")
Hotel under construction

SpringHill Suites by Marriott                    $11,773,000         15 years; two ten-year         10% of the Company's total cost
Charlotte, NC (8)                                                    renewal options                to purchase the property
(the "SpringHill Suites
Charlotte Property")
Hotel under construction

SpringHill Suites by Marriott                     $8,822,000         15 years; two ten-year         10% of the Company's total cost
Raleigh/Durham, NC (8)                                               renewal options                to purchase the property
(the "SpringHill Suites
Raleigh/Durham Property")
Hotel under construction

TownePlace Suites by Marriott                     $9,050,000         15 years; two ten-year         10% of the Company's total cost
Tewksbury, MA (8)                                                    renewal options                to purchase the property
(the "TownePlace Suites
Tewksbury Property")
Existing hotel

TownePlace Suites by Marriott                     $7,711,000         15 years; two ten-year         10% of the Company's total cost
Mt. Laurel, NJ (8)                                                   renewal options                to purchase the property
(the "TownePlace Suites
Mt. Laurel Property")
Existing hotel

TownePlace Suites by Marriott                     $7,160,000         15 years; two ten-year         10% of the Company's total cost
Scarborough, ME (8)                                                  renewal options                to purchase the property
(the "TownePlace Suites
Scarborough Property")
Existing hotel





           Percentage Rent
    ----------------------------------
    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year




    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    second lease year, 7% of revenues
    in excess of revenues for the
    second lease year


    for each lease year after the
    first lease year , 7% of revenues
    in excess of  proforma revenues
    for the second lease year


    for each lease year after the
    first lease year, 7% of revenues
    in excess of  proforma revenues
    for the second lease year


    for each lease year after the
    first lease year, 7% of revenues
    in excess of proforma revenues for
    the second lease year



FOOTNOTES:

(1)      The leases for the  Courtyard  Little Lake  Bryan,  the  Fairfield  Inn
         Little  Lake  Bryan  and  the  SpringHill   Suites  Little  Lake  Bryan
         Properties are expected to be with the same unaffiliated lessee.

(2) The anticipated aggregate purchase price for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties is approximately $100 million.

(3) The leases for the Residence Inn Merrifield, the SpringHill Suites Gaithersburg, the TownePlace Suites Newark, the Courtyard Palm Desert and the Residence Inn Palm Desert Properties are expected to be with the same unaffiliated lessee.

(4) The Company may be obligated to fund up to an additional $1 million in construction costs relating to this Property.

(5) The leases for the Wyndham Billerica and the Wyndham Denver Properties are expected to be with the same unaffiliated lessee.

(6) In connection with the Wyndham Billerica and the Wyndham Denver Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to a total of $2,471,500 if certain earnout provisions are achieved within three years after the acquisition date. Thereafter, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between the earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid.

(7) Percentage rent for the Wyndham Billerica and the Wyndham Denver Properties shall equal 10% of the aggregate amount of all revenues exceeding $13,683,000 per annum.

(8) The leases for the Courtyard Alpharetta, the Courtyard Overland Park, the Residence Inn Cottonwood, the SpringHill Suites Centreville, the SpringHill Suites Charlotte, the SpringHill Suites Raleigh/Durham, the TownePlace Suites Tewksbury, the TownePlace Suites Mt. Laurel and the TownePlace Suites Scarborough Properties are expected to be with the same unaffiliated lessee.

         Little Lake Bryan Properties. Three of the properties are located in Little Lake Bryan, a 300-acre community planned by The Little Lake Bryan Company. Included in the proposed acquisition are a 314-room Courtyard by Marriott, a 389-room Fairfield Inn by Marriott and a 398-room SpringHill Suites by Marriott (formerly Fairfield Suites(R) by Marriott(R)). The hotels are being developed by Marriott International, Inc. with completion scheduled for the year 2000. The community is less than five miles from the WALT DISNEY WORLD(R) Resort and less than ten miles from SeaWorld(R) Orlando, Universal Studios Escape(R) and the Orange County Convention Center.

         As shown below, the lodging market in the Lake Buena Vista area averaged 75.2% occupancy and an average daily room rate of $116..35 for 1999. The Lake Buena Vista lodging market also achieved a 9.6% growth in room demand on a compounded annual basis over the last ten years. The following table reflects the hotel occupancy rates and daily room rates for hotels in the Orlando area:


                                    ORLANDO AREA HOTEL OCCUPANCY RATES
                                      AND AVERAGE DAILY ROOM RATES
                                ORLANDO                                     LAKE BUENA VISTA*
                                              AVERAGE                                        AVERAGE
                       OCCUPANCY            DAILY ROOM                OCCUPANCY            DAILY ROOM
     YEAR                RATE                  RATE                      RATE                 RATE
---------------    ------------------    ------------------        -----------------    ------------------

     1993                72.2%                $64.61                     74.7%               $103.09
     1994                71.3%                 65.85                     76.3%                100.26
     1995                74.6%                 68.55                     80.3%                 96.99
     1996                80.1%                 73.04                     82.5%                104.65
     1997                78.7%                 80.99                     80.2%                116.18
     1998                74.7%                 82.12                     78.0%                113.45
     1999               71.7%                  84.67                     75.2%                116.35

* Little Lake Bryan is part o f the Lake Buena Vista market area.

Source:  Smith Travel Research

         According to the Orlando/Orange County Convention and Visitors Bureau 1999 Orlando Area Market Summary, the number of domestic travelers visiting
Orlando in 1998 increased 4.5% over 1997 to 35.2 million visitors. In 1998, Universal Studios Escape(R) drew an estimated 8.9 million visitors and SeaWorld(R) Orlando had an estimated 4.9 million visitors. Area attractions continue to grow with new developments.

         In addition, according to the Orlando/Orange County Convention and Visitors Bureau 1999 Orlando Area Market Summary, visitor arrivals at Orlando International Airport increased from approximately 21,500,000 passengers in 1993, to approximately 27,700,000 passengers in 1998. The number of domestic non-Florida business travelers during 1998 was 3.5 million. In addition, more than 7.7 million international visitors arrived in Florida in 1998, for a national market share of 16.8%. The Orlando area claimed 7.4% of the national market share. On average, domestic non-Florida visitors spent $2,639 per party/per trip, while visiting Orlando in 1998.

         The Orange County Convention Center has 1.1 million square feet of exhibition space. An independent study has ranked the center as number two in the nation for continuous exhibition space. The following table reflects the number of events which took place at the Orange County Convention Center between 1994 and 1998 and attendance levels for those events:

                  ORANGE COUNTY CONVENTION
                      CENTER ATTENDANCE

  Year             Number of Events             Attendance
-----------       ------------------         -----------------
1994                     188                       705,824
1995                     168                       700,429
1996                     240                     1,017,679
1997                     260                       930,219
1998                     244                       967,363

Source:  Orlando/Orange County CVB

         Merrifield Property. The Merrifield Property, which is scheduled to open in June 2000, is a Residence Inn by Marriott located in Merrifield, Virginia. The Merrifield Property is expected to include 149 guest suites, approximately 500 square feet of meeting space, an exercise room and SportCourt(R). The property is located in Fairfax County, which according to HVS data, is one of the fastest-growing areas in the Washington, D.C. area. The hotel's specific location is within Jefferson Park, an office park that serves as the national headquarters for the American Red Cross. Jefferson Park is currently under expansion with the construction of two 208,000-square-foot buildings that will house additional Red Cross employees. The site is also expanding with new residential developments. The area surrounding the hotel site is comprised of commercial, retail, residential and office developments. The Yorktowne Center, a commercial/retail development, is to the immediate west of the property. Eight Merrifield community shopping centers are within a radius of eight miles from the Residence Inn. The Galleria mall, located just five miles from the hotel, contains approximately one million square feet of retail space and features major retail department stores, jewelry stores and boutiques. Located approximately 12 miles west/southwest of the nation's capital, the hotel is within driving distance of the legislative, judicial and executive branches of the United States government.

         Gaithersburg Property. The Gaithersburg Property, which is scheduled to open in June 2000, is a SpringHill Suites by Marriott located in Gaithersburg, Maryland. The Gaithersburg Property is expected to include 162 guest suites and approximately 500 square feet of meeting space. The hotel is a few hundred yards south of the fully leased Gaithersburg Washingtonian Center (Rio Center), which features retail outlets, restaurants and entertainment. Another prominent office complex, the Avenel Business park, is less than three miles from the hotel. Avenel Business Park houses a number of major companies and is 96% leased with plans for a 177,000-square-foot expansion in 2000. The National Institute of Standards of Technology (NIST), a federal government technology research facility, is just four miles north of the Gaithersburg Property. In addition, the property is located approximately 15 miles northwest of the nation's capital.

         Newark Property. The Newark Property, which is scheduled to open in August 2000, is a TownePlace Suites by Marriott located in Newark, California, near Silicon Valley. The Newark Property is expected to resemble a garden apartment complex and include 127 guest suites. According to HVS data, Silicon Valley is home to more than 33% of the 100 largest technology firms launched since 1965 and currently boasts 11% of the nation's high-technology jobs. Due to this high concentration of high-technology employment, personal wealth levels in the area are 21.2% higher than the national average. One major high technology firm, located just three miles from the hotel, recently completed a 1.1 million square-foot expansion for its worldwide training facility and has begun construction on an 800,000-square-foot research and development site. Additional business growth within 3.5 miles includes the expansion of the Ardenwood Business Park and the Baypoint Center Technology Park, a 500,000-square-foot research and development property. The property is readily accessible by a variety of local and county roadways, as well as some state highways. The San Jose International Airport is located approximately 14 miles south of the hotel and the Oakland International Airport is approximately 18 miles north of the property.

         Marriott Brands. Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of September 1999, there were more than 400 Fairfield Inn by Marriott hotels nationwide.

         SpringHill Suites by Marriott is Marriott's new, all-suite hotel in the upper-moderate tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of September 1999, SpringHill Suites by Marriott had 30 hotels and was projected to grow to 32 hotels by year-end 1999 and 125 properties over the next five years with locations throughout the United States.

         TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of September 1999, there were 48 TownePlace Suites by Marriott. Marriott expects this brand to reach 130 hotels in 2000.

         The following chart provides additional information on systemwide occupancy levels for Marriott system-wide lodging brands:

                          Total Occupancy Rate for 1999
                          Marriott Brand as Compared to
                              U.S. Lodging Industry

                                                    Occupancy Rate
                                                   -------------------
U.S. Lodging Industry                                    63.3%
Courtyard by Marriott                                    73.2%
Fairfield Inn by Marriott                                68.7%
Marriott Hotels, Resorts and Suites                      73.8%
Residence Inn by Marriott                                79.0%

                  Source: Smith Travel Research (U.S. Lodging Industry only) and Marriott International, Inc. 1999 Form 10-K

         Wyndham Billerica Property. The Wyndham Billerica Property, which opened in May 1999, is a Wyndham hotel with a new prototype design located in Billerica, Massachusetts, a suburb of Boston. The Wyndham Billerica Property has 210 guest rooms, including 14 suites, 4,346 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. The property is located within Technology Park, a 1.8 million square-foot commercial park. The hotel is within a four-mile radius of approximately 3.7 million square feet of office, light industrial, and research and development space. The property is accessible by a variety of local and interstate highways, and is less than 25 miles from Logan International Airport. The Billerica area is home to a number of high-technology companies and serves as the world headquarters for a major computer technology company. Billerica is approximately 26 miles from Boston and its numerous historical sites, including The Freedom Trail, Paul Revere's House, Old North Church, Faneuil Hall and the newly restored U.S.S. Constitution, the U.S. Navy's oldest commissioned ship.

         Wyndham Denver Property. The Wyndham Denver Property, which opened in November 1999, is a Wyndham Hotel with a new prototype design located in Denver, Colorado. The Wyndham Denver Property has 180 guest rooms, including 18 suites, 4,040, square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. The property is located within the Denver Tech Center, a 12 million square-foot high-technology park with approximately 1,000 companies and more than 30,000 employees. The center is currently under expansion and several major companies are acquiring additional office space near the center. Four other office parks are within seven miles of the hotel, including Greenwood Plaza, Inverness Business Park, Waterview Development and Meridian International Business Center. A fifth office park, ParkRidge Corporate Center, is currently under construction. In total, more than 21 million square feet of office space is within a seven-mile radius of the hotel. The property is accessible by a variety of local and interstate highways, and is approximately 25 miles from Denver International Airport. According to Hospitality Valuation Services (HVS) data, Denver is known as a hub for cable operations and the telecommunications industry. Several cable, satellite broadcast and telephone companies, as well as investment firms, have facilities in the southern region of Denver.

         Wyndham Brands. The brand, Wyndham Hotels & Resorts(R), is part of Wyndham International's portfolio of lodging brands. According to Wyndham's company overview, Wyndham International is one of the world's largest hospitality and lodging companies serving business and leisure travelers with hotels and resorts located in major metropolitan business centers and leading vacation markets in the United States, Canada, the Caribbean, Mexico and Europe. According to Wyndham data, as of February 2, 2000, Wyndham International owns, leases, manages and franchises more than 300 hotels totalling more than 70,000 guest rooms.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the Hotel Chains selected by the Advisor, and as approved by the Board of Directors, will have full-time personnel engaged in site selection and evaluation. All new sites must be approved by the Hotel Chains. The Hotel Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Hotel Chains also will review and approve all proposed tenants and business sites. The Hotel Chains or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant must meet at least the minimum standards established by a Hotel Chain for its operators. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties proposed and approved by a Hotel Chain may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which generally provide for monthly rental payments with automatic increases in base rent at specified times during the lease terms and/or a percentage of gross sales over specified levels, will increase the value of the Properties and provide an inflation hedge. See "-- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See " -- Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."

         The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property or portfolio of Properties, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed, in the case of an individual Property, the Property's appraised value or, in the case of a portfolio of Properties, the total of the appraised values of the Properties in the portfolio. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender.

         Under  the  development  agreement,  the  developer  generally  will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 18 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity
Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Advisor and its Affiliates may regularly have opportunities to acquire properties suitable for the Company as a result of their relationships with various operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Hotel Chains. The selection of Hotel Chains by the Advisor, as approved by the Board of Directors, will be based on an evaluation of the operations of the hotels in the Hotel Chains, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition, and market penetration. The Hotel Chains will not be affiliated with the Advisor, the Company or any Affiliate.

         Selection of Properties and Tenants. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Hotel Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants, the Advisor will consider the prior experience of the tenant, the net worth of the tenant, past operating results of other hotels currently or previously operated by the tenant, and the tenant's prior experience in managing hotels within a particular Hotel Chain.

         In selecting specific Properties within a particular Hotel Chain and in selecting tenants for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

         3. The initial lease term typically will be at least 10 to 20 years.

         4. The Company will reserve the right to approve or reject any tenant and site selected by a Hotel Chain.

         5. In evaluating prospective tenants, the Company will examine, among other factors, the tenant's historical financial performance and its current financial condition.

         6. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The 11 hotel Properties directly or indirectly owned by the Company as of April 28, 2000, conform, and the Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings.

         Generally, Properties to be acquired by the Company will consist of both land and building; although, in a number of cases, the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing. It is anticipated that hotel sites purchased by the Company will generally be in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for past and future anticipated lodging demand trends. The hotel buildings generally will be low to mid rise construction. The Company may acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities. The Properties may include equipment.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Hotel Chain's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a hotel, and shall receive a certificate from the Hotel Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the chain's requirements, including, but not limited to building plans and specifications approved by the chain. The Company also will receive a certificate of occupancy for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Hotel Chain. These capital expenditures generally will be paid by the tenant during the term of the lease. Some Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with a Hotel Chain, or the operator.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the landlord under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the landlord, and all references in this section to the Company as landlord therefore should be read accordingly. See " -- Joint Venture Arrangements" below.

         Term of Leases. Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as landlord, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See " -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. In addition to minimum annual rent, the tenant will generally pay the Company "percentage rent" and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular Property.

         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         Assignment and Sublease. In general, leases may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of hotel on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. In certain cases, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

         Alterations to Premises. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

         Right of Tenant to Purchase. In some cases, if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases."

         Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved hotel on the Property as long as such approved hotel has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original hotel.

         In addition, certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a business of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Special Conditions. Certain leases may provide that the tenant will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

         Insurance, Taxes, Maintenance and Repairs. Tenants will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the Properties will vary depending upon individual lease negotiations. In some instances, the Company may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

         Events of Default. The leases generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days); (iv) a default under or termination of the franchise agreement between the tenant and its franchisor; (v) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period; and (vi) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (However, unless required to do so by the lease or its investment objectives, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See " -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement operator acceptable to the Hotel Chain involved or will discontinue operation of the hotel. In lieu of obtaining a replacement operator, some Hotel Chains may have the option and may elect to operate the hotels themselves. The Company will have no obligation to operate the hotels, and no Hotel Chain will be obligated to permit the Company or a replacement operator to operate the hotels.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and " -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 10 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in CNL Hospitality Partners, LP to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. The Company is the general partner of CNL Hospitality Partners, LP. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS

         The Company may provide Mortgage Loans to operators of Hotel Chains, or their affiliates, to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loan will be secured by the building and improvements on the land.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or
Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments; inspecting the Properties and the tenants' books and records; and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which generally is payable monthly in an amount equal to one-twelfth of 0.6% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company will borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $200,000,000, and may also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per loan will be due and payable to the bank on funds as advanced. Each loan made under the Line of Credit will be secured by the assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable Property during the term of the loan without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. As of April 28, 2000, the Company had obtained and repaid three advances totalling $9,600,000 relating to the Line of Credit. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of $138,000. The proceeds were used in connection with the purchase of two hotel Properties described in "-- Property Acquisitions" and in connection with the agreement to acquire three additional hotel Properties described in "-- Pending Investments."

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $200,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors . The aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For the first two to seven years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to the end of such seven-year period (December 31, 2007), the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur within seven years after the commencement of this offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets.

FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee and a franchisor. The Company will not be an Affiliate of any franchisor, and is not currently aware of any states in which the relationship between the Company as landlord and the tenant will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel Chains which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

         The hotel industry is characterized by intense competition. The operators of the hotels located on the Properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. Many successful hotel "pockets" have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.

         The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants, Mortgage Loan borrowers and Equipment tenants.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.


                                      Quarter Ended
                                March 31,         March 31,
                                   2000              1999                            Year Ended December 31,
                               (Unaudited)       (Unaudited)           1999              1998           1997 (1)       1996 (2)
                              ---------------    -------------    ---------------    -------------     ------------    ----------
Revenues                         $5,581,157       $1,333,352        $10,677,505       $1,955,461         $ 46,071          $ --
Net earnings                      3,945,084          430,280          7,515,988          958,939           22,852            --
Cash distributions
  declared (3)                    5,522,124          998,652         10,765,881        1,168,145           29,776            --
Funds from operations (4)         5,456,911          787,347         10,478,103        1,343,105           22,852            --
Earnings per Share
  Basic                                0.13             0.07               0.47             0.40             0.03            --
  Diluted                              0.12             0.06               0.45             0.40             0.03            --
Cash distributions declared
  per Share                            0.18             0.17               0.72             0.47             0.05            --
Weighted average number
  of Shares outstanding (5)
     Basic                       31,200,726        6,419,548         15,890,212        2,402,344          686,063            --
     Diluted                     38,622,874        7,812,448         21,437,859        2,402,344          686,063            --


                                March 31,         March 31,
                                   2000              1999                                  December 31,
                               (Unaudited)       (Unaudited)           1999              1998             1997           1996
                              ---------------    -------------    ---------------    -------------     ------------    ----------

Total assets                   $309,122,011      $84,706,283       $266,968,274      $48,856,690       $9,443,476      $598,190
Total stockholders' equity      292,031,594       79,083,113        253,054,839       37,116,491        9,233,917       200,000



(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 29%, 57%, 30%, 18% and 23% of cash distributions for the quarters ended March 31, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying financial statements and notes thereto. See Appendix B-- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, the availability of capital from borrowings under the Company's Line of Credit, availability of proceeds from the Company's offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                  Introduction

The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. In this section, the term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp. , CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC.

         The Company was formed to acquire Properties located across the United States to be leased on a long-term, "triple-net" basis to operators of selected national and regional limited service, extended stay and full service Hotel Chains. The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of Gross Proceeds from the Company's offerings of Shares of Common Stock.

                         Liquidity and Capital Resources

Common Stock Offerings

         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the

Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). As of March 31, 2000, the Company had received subscriptions for 18,866,111 Shares totalling $188,661,114 in Gross Proceeds from the 1999 Offering, including $675,988 (67,599 Shares) through the Company's Reinvestment Plan.

         As of March 31, 2000 and December 31, 1999, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Organizational and Offering Expenses totalled approximately $300,000,000 and $257,000,000, respectively. As of March 31, 2000, the Company had used net proceeds from the Prior Offerings to invest directly or indirectly, approximately $136,500,000 in 11 hotel Properties, to pay $7,120,800 as deposits on eight additional hotel Properties, to redeem 27,490 Shares of Common Stock for $252,905 and to pay approximately $16,700,000 in Acquisition Fees and certain Acquisition Expenses, leaving approximately $139,500,000 available for investment in Properties and Mortgage Loans.

         During the period  April 1, 2000 through  April 28,  2000,  the Company received additional net offering proceeds from its 1999 Offering of approximately $13,500,000 and had approximately $153,000,000 available for investment in Properties and Mortgage Loans. The Company expects to use the uninvested net proceeds , any additional net proceeds from the sale of Shares in the 1999 Offering, plus any net proceeds from the sale of Shares in this offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $30,000,000 Line of Credit available, as described below. Borrowings on the Line of Credit may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the quarter ended March 31, 2000 and the year ended December 31, 1999, 14,605 and 12,885 Shares, respectively, were redeemed at $9.20 per Share for a total of $134,363 and $118,542, respectively. These Shares were retired from Shares outstanding of Common Stock. No Shares were redeemed in 1998 or 1997.

Indebtedness

         On July 31, 1998, the Company entered into an initial Line of Credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial Line of Credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the Line of Credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the Line of Credit will be collateralized by an assignment of rents and leases. In addition, the Line of Credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the Line of Credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the Line of Credit and each advance. In connection with the Line of Credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $138,000. Proceeds from the Line of Credit were used in connection with the purchase of two hotel Properties and the commitment to acquire three additional Properties during 1998. As of March 31, 2000 and December 31, 1999, the Company had no amounts outstanding under the Line of Credit. The Company has not yet received a commitment for any Permanent Financing and there is no assurance that the Company will obtain any Permanent Financing on satisfactory terms.

         During the quarter ended March 31, 2000, the Company through the LLC entered into a Tax Increment Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of twenty years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Interest on the TIF Note is 12.85% and payments are due each May, through May 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfall pursuant to its guarantee of the TIF Note.

         During the quarters ended March 31, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, Affiliates of the Company incurred on behalf of the Company $933,778, $587,498, $3,257,822, $459,250 and $638,274,
respectively, for certain Organizational and Offering Expenses, $81,955, $351,291, $653,231, $392,863 and $26,149, respectively, for certain Acquisition Expenses, and $131,673, $62,145, $325,622, $98,212 and $11,003, respectively, for certain Operating Expenses. As of March 31, 2000, the Company owed the Advisor and other related parties $506,490, for expenditures incurred on behalf of the Company and for Acquisition Fees. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of gross offering proceeds.

Market Risk

         The  Company  may  be  subject  to  interest   rate  risk  through  any
outstanding balances on its variable rate Line of Credit. The Company may mitigate this risk by paying down any outstanding balances on the Line of Credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on its variable Line of Credit at March 31, 2000 and December 31, 1999.

Property Acquisitions and Investments

         As of December 31, 1998, the Company owned two Properties in the Atlanta, Georgia area which were each being operated by the tenant as a Residence Inn by Marriott. In February 1999, the Company executed a series of agreements with Five Arrows pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, Hotel Investors, for the purpose of acquiring up to eight Properties. At the time the agreement was entered into, the eight Properties were either newly constructed or in various stages of completion.

         In February 1999 and June 1999, Hotel Investors purchased seven of the eight Properties for an aggregate purchase price of approximately $167 million and paid $3 million as a deposit on the one remaining Property. For a description of the Properties acquired, see "Business -- Property Acquisitions -- Western International Portfolio." The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement.

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing , collateralized by the Hotel Investors Loan. In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Class A Preferred Stock and the Company received 37,979 shares of Class B Preferred Stock. The Class A Preferred Stock is exchangeable upon demand into Common Stock of the Company, as determined pursuant to a formula that is intended to make the conversion not dilutive to funds from operations (based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts which means net earnings determined in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures) per Share of the Company's Common Stock .

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, described below, on a per share basis, adjusted for any distributions received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded eight percent return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to Common Stock.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor and Hotel Investors, certain Affiliates agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         On November 16, 1999, the Company acquired an 89% interest in the LLC for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic Property was recently renovated and converted into a hotel which commenced operations in late November 1999.

         In addition, on December 10, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California, for approximately $15.5 million. The Property is being operated by the tenant as a Residence Inn by Marriott.

         Hotel Investors, the LLC and the Company, as lessors, have entered into long-term, triple-net leases with operators of Hotel Chains, as described below in "Liquidity Requirements."

Commitments

         As of April 28, 2000, the Company had initial commitments to acquire 19 additional hotel Properties for an anticipated aggregate purchase price of approximately $321 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. In order to acquire all of these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Line of Credit. In connection with three of these agreements, the Company has a deposit, in the form of a letter of credit, collateralized by a certificate of deposit, amounting to $5 million. In connection with four of the remaining agreements, the Company has a deposit of approximately $2.1 million held in escrow. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company.

         As of April 28, 2000, the Company had not entered into any arrangements creating a reasonable probability a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of April 28, 2000, the Company had not acquired any such Properties or entered into any Mortgage Loans.

 Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts , which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At March 31, 2000, the Company had $142,143,157 invested in such short-term investments as compared to $101,972,441 at December 31, 1999. The increase in the amount invested in short-term investments was primarily attributable to proceeds received from the sale of Shares of Common Stock from the 1999 Offering. These funds will be used to purchase additional Properties , to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at March 31, 2000 and December 31, 1999, was $15,534,326 and $15,275,629, respectively.

 Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses, acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders . To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its Line of Credit.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

         The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development and investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its Line of Credit and proceeds from its offerings. The Company expects to meet its long-term liquidity requirements through short or long-term, unsecured or secured debt financing or equity financing.

Distributions

         During the quarters ended March 31, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants, and dividend, interest and other income received, less cash paid for operating expenses) of $5,827,348, $663,437, $12,890,161, $2,776,965 and $22,469, respectively. Based on cash from operations and dividends due to the Company from Hotel Investors, the Company declared and paid Distributions to its stockholders of $5,522,124, $998,652, $10,765,881, $1,168,145 and $29,776 during the quarters ended March 31, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, respectively. In addition, on April 1, 2000, the Company declared Distributions to stockholders of record on April 1, 2000, totalling $2,044,420 ($0.0604 per Share), payable in June 2000. For the quarters ended March 31, 2000 and 1999, approximately 48 percent and 41 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 52 percent and 59 percent, respectively, were considered a return of capital for federal income tax purposes. For the years ended December 31, 1999, 1998 and 1997, approximately 75 percent, 76 percent and 100 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 25 percent and 24 percent were considered a return of capital for federal income tax purposes for the years ended December 31, 1999 and 1998, respectively. No amounts distributed to the stockholders for the quarters ended March 31, 2000 and 1999, and the years ended December 31, 1999, 1998 and 1997, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

Other

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company, or in the case of the seven Properties owned indirectly, to Hotel Investors. For the quarters ended March 31, 2000 and 1999, and the years ended December 31, 1999 and 1998, revenues relating to the FF&E Reserve of the Properties directly owned by the Company totalled $159,237, $61,027, $320,356 and $98,099, of which $133,908, $61,027,
$275,630 and $82,407, respectively, was classified as restricted cash. For the quarter ended March 31, 2000 and the year ended December 31, 1999, revenues relating to the FF&E Reserve of the Properties indirectly owned through Hotel Investors totalled $176,221 and $343,264, of which $94,079 and $288,644, respectively, was classified as restricted cash. No such amounts were outstanding or earned during 1997. Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

                              Results of Operations

         As of March 31, 2000 and December 31, 1999, the Company had acquired 11 Properties, either directly or indirectly , consisting of land, buildings and equipment, and had entered into a long-term, triple-net lease agreement relating to each of these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $1,204,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays contingent rent computed as a percentage of gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties directly or indirectly owned by the Company, have been reported as additional rent for the quarters ended March 31, 2000 and 1999 and the years ended December 31, 1999 and 1998.

Comparison of quarter ended March 31, 2000 to quarter ended March 31, 1999

         During the quarters ended March 31, 2000 and 1999, the Company earned rental income from operating leases and FF&E Reserve income of $2,885,131 and $798,645, respectively. No contingent rental income was earned for the quarters ended March 31, 2000 and 1999. The increase in rental income and FF&E Reserve income was due to the fact that the Company owned four Properties during the quarter ended March 31, 2000, as compared to two Properties during the quarter ended March 31, 1999. Because the Company has not yet acquired all of its Properties, revenues for the quarter ended March 31, 2000, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the quarter ended March 31, 2000, the Company owned and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $926,817 in dividend income and $119,803 in equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $807,014.

         During the  quarters  ended March 31, 2000 and 1999,  the Company  also earned $1,769,209 and $292,864, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to increased offering proceeds in the current year being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As net offering proceeds from the 1999 Offering are invested in Properties and used to make
Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the quarter ended March 31, 2000, STC Leasing Associates, LLC (which was acquired by Crestline Capital Corp. on March 6, 2000) and City Center Annex Tenant Corporation contributed more than ten percent of the Company's total rental income. In addition, all of the Company's rental income was earned from Properties operating as Marriott brand chains during the quarter ended March 31, 2000. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the result of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         Operating expenses, including interest expense and depreciation and amortization expense, were $1,391,580 and $718,533 for the quarters ended March 31, 2000 and 1999, respectively (24.9% and 53.9%, respectively, of total revenues). The increase in the dollar amount of operating expenses during the quarter ended March 31, 2000, as compared to the same period for 1999, was primarily as a result of the Company and the LLC owning two Properties directly during the quarter ended March 31, 1999, compared to four properties during the quarter ended March 31, 2000. This resulted in an increase in Asset Management Fees of $76,857 and an increase in depreciation and amortization expense of $662,883 for the quarter ended March 31, 2000, as compared to the same period for 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense, including loan cost amortization, decreased from $200,573 for the quarter ended March 31, 1999 to $8,110 for the quarter ended March 31, 2000. The decrease in interest expense was a result of the Company not having any amounts outstanding on its Line of Credit during the quarter ended March 31, 2000.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

Comparison of year ended December 31, 1999 to year ended December 31, 1998

         During the years ended December 31, 1999 and 1998, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve income of $4,230,995 and $1,316,599, respectively. The 221% increase in rental income, contingent rental income and FF&E Reserve income was due to the fact that the Company owned two Properties for the full year ended December 31, 1999, as compared to two Properties for approximately six months during the year ended December 31, 1998. In addition, the Company invested in two additional Properties during 1999. Because the Company had not yet acquired all of its Properties, revenues for the year ended December 31, 1999, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the year ended December 31, 1999, the Company acquired and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 1999 and 1998, the Company also earned $3,693,004 and $638,862, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The 478% increase in interest income was primarily attributable to increased offering proceeds received during 1999 being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As net offering proceeds from the 1999 Offering are invested in Properties and used to make
Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the year ended December 31, 1999, two lessees, STC Leasing Associates, LLC ("STC") (which operates and leases two Properties) and WI Hotel Leasing, LLC (which leases the seven Properties in which the Company owns an interest through Hotel Investors), each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors). In addition, all of the Company's rental income (including the Company's share of total rental income from Hotel Investors) was earned from Properties operating as Marriott brand chains. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by STC will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

         Operating expenses, including interest expense and depreciation and amortization expense, were $2,318,717 and $996,522 for the years ended December 31, 1999 and 1998, respectively (21.7% and 51%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 1999, as compared to 1998, was primarily as a result of the Company owning two Properties for approximately six months during 1998 compared to a full year during 1999. Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense decreased from $350,322 for the year ended December 31, 1998 to $248,094 for the year ended December 31, 1999. The decrease in interest expense of 29.2% was the result of the Line of Credit being outstanding for two months in 1999 as compared to the majority of 1998.

         For the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. For the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

Comparison of year ended December 31, 1998 to year ended December 31, 1997

         Operations of the Company commenced on October 15, 1997, when the Company received the minimum offering proceeds of $2,500,000. As of December 31, 1998, the Company had acquired two Properties, each consisting of land, building and equipment, and had entered into a long-term, triple-net lease agreement relating to each of the Properties. The Company earned $1,316,599 in rental income from operating leases and FF&E Reserve income from the two Properties during the year ended December 31, 1998.

         During the years ended December 31, 1998 and 1997, the Company earned $638,862 and $46,071, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase was attributable to offering proceeds being temporarily invested in money market accounts or other short-term, highly liquid investments.

         Operating expenses, including interest expense and depreciation and amortization expense, were $996,522 and $23,219 for the years ended December 31, 1998 and 1997, respectively. Operating expenses increased during the year ended December 31, 1998 as compared to the year ended December 31, 1997, primarily as a result of the fact that the Company did not commence operations until October 15, 1997, and due to the fact that the Company acquired Properties and received advances under the Line of Credit during 1998. As discussed above, for the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. For the year ended December 31, 1997, the Expense Cap was not applicable.

Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 1999, 1998 and 1997. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of contingent rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a
material  adverse  effect  on  liquidity,   capital   resources  or  results  of
operations.


                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has seven Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

           Name                    Age        Position with the Company

James M. Seneff, Jr.                53        Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne                    53        Director, Vice Chairman of the Board, and President
Matthew W. Kaplan                   37        Director
Charles E. Adams                    37        Independent Director
Lawrence A. Dustin                  54        Independent Director
John A. Griswold                    51        Independent Director
Craig M. McAllaster                 48        Independent Director
Charles A. Muller                   41        Chief Operating Officer and Executive Vice President
C. Brian Strickland                 37        Vice President of Finance and Administration
Thomas J. Hutchison III             58        Executive Vice President
Jeanne A. Wall                      41        Executive Vice President
Lynn E. Rose                        51        Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (formerly CNL Group, Inc.), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4 billion in assets, representing interests in more than 2,000 properties and 900 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Health Care Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, and served as Chief Executive Officer from 1994 through August 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A. , and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne serves as a director, Vice Chairman of the Board and President of CNL Hospitality Corp., the Advisor to the Company, and director and President of CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director and President of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Health Care Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc. , the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of nearly $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of WNY Group, Inc., a private corporation, since 1999. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master-planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health, and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and an M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A. Dustin. Independent Director. Mr. Dustin is President of the lodging division of Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin was a principal of BBT, an advisory company specializing in hotel operations, marketing and development, from September 1998 to August 1999. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios Recreation Group, where he was responsible for matters related to hotel development, marketing, operations and management. Mr. Dustin supervised the overall process of developing the five highly themed hotels and related recreational amenities within Universal Studios Escape and provided guidance for hotel projects in Universal City, California, Japan, and Singapore. From 1989 to 1994, Mr. Dustin served as a shareholder, chief executive officer, and director of AspenCrest Hospitality, Inc., a professional services firm which helped hotel owners enhance both the operating performance and asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association, Orlando/Orange County Convention & Visitors Bureau, Inc. and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

         Craig M. McAllaster. Independent Director. Dr. McAllaster has served as director of the executive MBA program at the Roy E. Crummer Graduate School of Business at Rollins College since 1994. Besides his duties as director, he is on the management faculty and serves as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, an M.S. from Alfred University in 1981 and an M.A. and Doctorate from Columbia University in 1987.

         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Muller also serves as Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, PKF Consulting and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., and CNL Hotel Development Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional development offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison serves as an Executive Vice President of CNL Hospitality Corp., the Advisor of the Company, and Hotel Investors. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Health Care Corp. He also serves as the Chief Operating Officer of CNL Community Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Health Care Properties, Inc. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Jeanne A. Wall. Executive Vice President. Ms. Wall serves as an Executive Vice President and a director of CNL Hospitality Corp., the Advisor to the Company. Ms. Wall also serves as an Executive Vice President of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, and CNL Health Care Corp., its advisor. She also serves as a director of CNLBank. Ms. Wall serves as an Executive Vice President of CNL Financial Group, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since 1994 and has served as an Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. and in 1985, became Vice President. In 1987, she became a Senior Vice President and in July 1997, became an Executive Vice President of CNL Securities Corp. In this capacity, Ms. Wall oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees product development , communications and investor services for programs offered through participating brokers. Ms. Wall also served as a Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993. Ms. Wall served as a Vice President of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through 1997, and served as a Vice President of CNL Realty Advisors, Inc. from its inception in 1991 through 1997. Ms. Wall also served as an Executive Vice President of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and as an Executive Vice President of CNL Fund Advisors, Inc., its advisor, from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association, is a member of the Corporate Advisory Council for the Financial Planning Association and is a member of the International Women's Forum. In addition, she previously served on the Direct Participation Program Committee for the National Association of Securities Dealers, Inc. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Health Care Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Health Care Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 to February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.) is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:

         James M. Seneff, Jr......................Chairman of the Board, Chief Executive Officer, and Director
         Robert A. Bourne.........................Vice Chairman of the Board, President, and Director
         Matthew W. Kaplan........................Director
         Charles A. Muller........................Chief Operating Officer and Executive Vice President
         C. Brian Strickland......................Senior Vice President of Finance and Administration
         Thomas J. Hutchison III..................Executive Vice President
         Jeanne A. Wall...........................Executive Vice President and Director
         Lynn E. Rose.............................Secretary, Treasurer and Director

         The backgrounds of these individuals are described above under "Management -- Directors and Executive Officers." In addition to the Directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

         Gregory A. Denton, age 36, joined CNL Hospitality Corp. in July 1999 as Director of Portfolio Management. Mr. Denton is responsible for overseeing the Company's portfolio performance and acquisition due diligence processes. Mr. Denton has twelve years of experience in the appraisal, financial analysis and asset management of hotel properties. Prior to joining the Advisor, he served as vice president of asset management for White Lodging Services Corp, in Merrillville, Indiana. In this capacity, he provided operational oversight, strategic planning, and construction monitoring services on a portfolio of 58 hotels in eight states. Mr. Denton served as associate director of the Miami office of HVS International from 1994 to 1996, where he managed hotel appraisal and consulting assignments, trained new associates and supervised hospitality-related research throughout the southeastern United States, Latin America, and the Caribbean. Mr. Denton previously served as senior associate/director of research for HVS International's Mineola, New York office. He received his B.S. and M.S. from the Cornell School of Hotel Administration.

         Brian Guernier, age 37, joined CNL Hospitality Corp. in August 1999 as Director of Acquisitions and Development. In this capacity, Mr. Guernier is responsible for hotel acquisitions, site acquisition/selection for development, identifying and assessing tenants and maintaining professional relationships with current and potential project partners. Prior to joining the Advisor, Mr. Guernier worked at Marriott International starting in 1995, most recently as director in Feasibility and Development Planning at Marriott Vacation Club's headquarters in Orlando, Florida. His responsibilities included internal project planning for development of several timeshare resorts from the early feasibility stage through site acquisition. He also focused on hotel/timeshare joint projects and the negotiation of use agreements between timeshare operators and hotel owner/operators for shared use of campus facilities. Prior to joining Marriott's timeshare division, Mr. Guernier worked as director in Market Planning & Feasibility for Marriott International's Lodging Division in Bethesda, Maryland, where his responsibilities included pro forma development, brand recommendations to development, preparation of feasibility and market planning reports, presentation of projects to Hotel Development Committee, and reviewing outside appraisals for Marriott's Treasury Department in conjunction with credit enhancements. Before joining Marriott, Mr. Guernier was a senior consultant with Arthur Andersen's Real Estate Services Group focusing on property tax appeals for hospitality clients. Mr. Guernier holds an M.P.S. from the Hotel School at Cornell University and a B.S. from the College of Agriculture and Life Sciences at Cornell University.

         Tammie A. Quinlan, age 37, joined CNL Hospitality Corp. in August 1999 as Director of Financial Reporting and Analysis. In this capacity, Ms. Quinlan is responsible for all accounting and financial reporting requirements. Prior to joining the Advisor, Ms. Quinlan, was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP, Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

         Management anticipates that any transaction by which the Company would become self- advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors, or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under  the  terms  of  the   Advisory   Agreement,   the   Advisor  has
responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) selling commissions, advertising expenses, expense reimbursements, and legal and accounting fees;
(iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location);
(v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on June 16, 2000. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.


                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, of such fees in connection with the Initial Offering, of which $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $6,904,047 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through April 28, 2000, the Company incurred $15,241,443 of such fees in connection with the 1999 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees in connection with the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $460,270 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through April 28, 2000, the Company incurred $1,016,097 of such fees in connection with the 1999 Offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         In addition, in connection with the 1999 Offering, the Company has agreed to issue and sell soliciting dealer warrants to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 Shares sold by the Managing Dealer. All or a portion of the soliciting dealer warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant will be entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing with the date the 1999 Offering began. No soliciting dealer warrants, however, will be exercisable until one year from the date of issuance. During the quarter ended March 31, 2000, the Company issued approximately 479,000 soliciting dealer warrants. As of March 31, 2000, in connection with the 1999 Offering, CNL Securities Corp. was entitled to approximately 171,500 additional soliciting dealer warrants for Shares sold during the quarter then ended. No soliciting dealer warrants will be issued in connection with this offering.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares, loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties, but excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $4,712,413 of such fees in connection with the Initial Offering, and during the period June 18, 1999 through April 28, 2000, the Company incurred $9,144,866 of such fees in connection with the 1999 Offering.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 2000 and the years ended December 31, 1999 and 1998, the Company incurred $126,422, $106,788 and $68,114, respectively, of such fees.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year"), the greater of 2% of Average Invested Assets or 25% of Net Income (the "Expense Cap"). During the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2000, and the years ended December 31, 1999, 1998 and 1997, the Company incurred a total of $1,272,443, $4,206,709, $644,189 and $192,224, respectively, for these services, $1,167,684, $3,854,739, $494,729 and $185,335, respectively, of such costs representing stock issuance costs, $735, $124, $9,084 and $0, respectively, representing acquisition related costs and $104,024, $351,846, $140,376 and $6,889, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Bourne and Seneff believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Bourne and Seneff currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Health Care Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 1999, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 81,000 investors, and owned approximately 1,400 fast-food, family-style and casual-dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.



                                                                                 Number of           Date 90% of Net
                                                                                 Limited             Proceeds Fully
                           Maximum                                               Partnership         Invested or
Name of                    Offering                                              Units or            Committed to
Entity                     Amount (1)                Date Closed                 Shares Sold         Investment (2)
------                     ----------                -----------                 -----------         --------------
CNL Income                 $15,000,000               December 31, 1986           30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987             50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988              50,000              June 1988
Fund III, Ltd.             (50,000 units)


                                                                                 Number of           Date 90% of Net
                                                                                 Limited             Proceeds Fully
                           Maximum                                               Partnership         Invested or
Name of                    Offering                                              Units or            Committed to
Entity                     Amount (1)                Date Closed                 Shares Sold         Investment (2)


CNL Income                 $30,000,000               December 6, 1988            60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990            70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990              30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991               35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991           3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992              4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992             4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               April 15, 1993              4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993          4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994              4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994          4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995               4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)

CNL Income                 $30,000,000               October 10, 1996            3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998            3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221       February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)                                  (3)

CNL Health Care            $155,000,000                        (4)                     (4)                   (4)
Properties, Inc.           (15,500,000 shares)


(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Health Care Properties, Inc. ("CHCP") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. CHCP acquired its first property on April 20, 2000.

         As of December 31, 1999, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 1999. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 216 projects as of December 31, 1999. These 216 projects consist of 19 apartment projects (comprising 10% of the total amount raised by all 69 partnerships), 11 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 169 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 69 partnerships), ten commercial/retail properties (comprising 11% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 1999 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1999, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.




Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
-------------------         ---------------       -------------------       -------------       ------------
CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA


CNL Income                  50 fast-food          AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               or                    IL, IN, KS, LA, MI,
                            family-style          MN, MO, NC, NM, OH,
                            restaurants           TN, TX, WA, WY

CNL Income                  40 fast-food          AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              or                    GA, IA, IL, IN, KS,
                            family-style          KY, MD, MI, MN, MO,
                            restaurants           NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA
CNL Income                  36 fast-food          AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                or                    MI, NH, NY, OH, SC,
                            family-style          TN, TX, UT, WA
                            restaurants

CNL Income                  59 fast-food          AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               or                    IL, IN, KS, MA, MI,
                            family-style          MN, NC, NE, NM, NY,
                            restaurants           OH, OK, PA, TN, TX,
                                                  VA, WA, WY

CNL Income                  51 fast-food          AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              or                    IN, LA, MI, MN, NC,
                            family-style          OH, SC, TN, TX, UT,
                            restaurants           WA

CNL Income                  43 fast-food or       AZ, FL, IN, LA, MI,          All cash            Public
Fund VIII, Ltd.             family-style          MN, NC, NY, OH, TN,
                            restaurants           TX, VA

CNL Income                  46 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MI, MN,
                            restaurants           MS, NC, NH, NY, OH,
                                                  SC, TN, TX




Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
-------------------      --------------------     ---------------------    ---------------     ---------------
CNL Income                  55  fast-food or      AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, LA, MI, MO,
                            restaurants           MT, NC, NE, NH, NM,
                                                  NY, OH, PA, SC, TN,
                                                  TX, WA

CNL Income                  44 fast-food          AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               or                    FL, KS, LA, MA, MI,
                            family-style          MS, NC, NH, NM, OH,
                            restaurants           OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  51 fast-food          AL, AZ, CA, FL, GA,          All cash            Public
Fund XII, Ltd.              or                    LA, MO, MS, NC, NM,
                            family-style          OH, SC, TN, TX, WA
                            restaurants

CNL Income                  50 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, NC, OH, PA, SC,
                                                  TN, TX, VA

CNL Income                  65 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          KS, LA, MN, MO, MS,
                            restaurants           NC, NJ, NV, OH, SC,
                                                  TN, TX, VA

CNL Income                  56 fast-food          AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               or                    KY, MN, MO, MS, NC,
                            family-style          NJ, NM, OH, OK, PA,
                            restaurants           SC, TN, TX, VA

CNL Income                  49 fast-food          AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              or                    GA, ID, IN, KS, MN,
                            family-style          MO, NC, NM, NV, OH,
                            restaurants           TN, TX, UT, WI

CNL  Income                 31 fast-food,         CA, FL, GA, IL, IN,          All cash           Public
Fund XVII, Ltd.             family-style or       MI, NC, NV, OH, SC,
                            casual-dining         TN, TX, WA
                            restaurants

CNL Income                  25 fast-food,         AZ, CA, FL, GA, IL,       All cash           Public
Fund XVIII, Ltd.            family-style or       KY, MD, MN, NC, NV,
                            casual-dining         NY, OH, TN, TX, VA
                            restaurants




Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
-------------------      -------------------    -----------------------    -----------------   ----------------
CNL American                679                   AL, AZ, CA, CO, CT,            (1)           Public REIT
Properties Fund, Inc.       fast-food,            DE, FL, GA, IA, ID,
                            family-style or       IL, IN, KS, KY, LA,
                            casual-dining         MD, MI, MN, MO, MS,
                            restaurants           NC, NE, NH, NJ, NM,
                                                  NV, NY, OH, OK, OR,
                                                  PA, RI, SC, TN, TX,
                                                  UT, VA, WA, WI, WV

CNL Health Care                    (2)                     (2)                   (2)           Public REIT
Properties, Inc.

--------------------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2)      CHCP acquired its first property on April 20, 2000.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1995 and December 1999, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within two to seven years after commencement of this offering, through (a) Listing, or (b) if Listing does not occur within seven years after commencement of this offering (December 31, 2007), the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Hotel Chains under leases generally requiring the tenant to pay base annual rent, with percentage rent based on gross revenues and/or automatic increases in base rent, and (ii) offering Mortgage Loans and Secured Equipment Leases to tenants and operators of Hotel Chains.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are franchisors or franchisees of one of the Hotel Chains to be selected by the Company, based upon recommendations by the Advisor. There is no limit on the number of properties of a particular Hotel Chain which the Company may acquire. However, under investment guidelines established by the Board of Directors, no single Hotel Chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the Independent Directors. In addition, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be operators of Hotel Chains selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives. See "Business."

         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See " -- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. Unless at least 80% of the Company's tangible assets are comprised of Properties or first mortgage loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.

         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter), although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.


DISTRIBUTIONS


         The following table presents total Distributions and Distributions per Share :

          2000 Quarter                First
   ----------------------------    -------------
   Total Distributions               $5,522,125
   declared
   Distributions per Share                0.181


          1999 Quarter                First           Second           Third           Fourth            Year
   ----------------------------    -------------    ------------    -------------    ------------    --------------

   Total Distributions                 $998,652      $2,053,964       $3,278,456      $4,434,809       $10,765,881
   declared
   Distributions per Share                0.175           0.181            0.181           0.181             0.718


          1998 Quarter                First           Second           Third           Fourth            Year
   ----------------------------    -------------    ------------    -------------    ------------    --------------

   Total Distributions                 $101,356        $155,730         $362,045        $549,014        $1,168,145
   declared
   Distributions per Share                0.075           0.075            0.142           0.175             0.467

(1) In April and May 2000, the Company declared Distributions totalling $2,044,420 and $2,133,563, respectively, (each representing $0.0604 per Share), payable in June 2000.

(2) For the quarter ended March 31, 2000, the years ended December 31, 1999 and 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 48%, 75%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the quarter ended March 31, 2000 and the years ended December 31, 1999 and 1998, approximately 52%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of distributions declared for the quarter ended March 31, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.

(3) Distributions declared and paid for the years ended December 31, 1999 and 1998, represent distribution rates of 7.18% and 4.67%, respectively, of Invested Capital. Distributions for the quarter ended March 31, 2000, represent a distribution rate of 7.25% of Invested Capital on an annualized basis.

         The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income (90% in 2001 and thereafter) to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors
(i) advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law, the guidelines for REITs published by the North American Securities Administrators Association and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

         The Company has authorized a total of 126,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at " -- Restriction of Ownership." As of April 28, 2000, the Company had 35,349,194 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 74,863 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 60,000,000 to 150,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the Shares of Common Stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to a vote of the stockholders at its annual meeting in May 2000. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, this offering will be limited to approximately 20,000,000 Shares. If the increase in the number of authorized Shares is approved by the stockholders, this offering will be for up to 45,000,000 Shares. See "The Offering." In addition, if the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following the termination of this offering.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see " -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER  NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company, or remove one or more Directors without the necessity of concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2007, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Hospitality Corp., during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Hospitality Corp. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services;  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful; or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of CNL Hospitality Partners, LP to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state. RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from  participating  in any proposed  Roll-Up
         Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See " -- Description of Capital Stock" and " -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's Articles of Incorporation and described in " -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The  following  is  a  summary  of  the  material  federal  income  tax consequences  of the  ownership  of  Shares  of the  Company,  prepared  by Shaw
Pittman, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in temporary regulations issued by the United States Department of Treasury under the Code ("Temporary Regulations")). (The results described above with respect to the recognition of "built-in gain" assume that the Company will make an election pursuant to the Temporary Regulations or IRS Notice 88-19.)

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 1999, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not  closely  held as defined in section  856(h) of the Code;  and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, regulations promulgated by the United States Department of Treasury under the Code ("Treasury Regulations") provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Hospitality Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing as well as stock of another REIT and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         The common and preferred stock of Hotel Investors owned by Hospitality Partners represents a significant portion of the Company's assets. As mentioned above, stock of a REIT is considered a "real estate asset" for purposes of the 75% asset test and, therefore, the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. Based on representations made by officers of Hotel Investors with respect to relevant factual matters, and assuming that Hotel Investors will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, Hotel Investors is organized in conformity with the requirements for qualification as a REIT, and Hotel Investors' proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that Hotel Investors' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of Hotel Investors' operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If Hotel Investors fails to qualify as a REIT, then the Company would own (through Hospitality Partners) securities of an issuer that exceed 5% of the value of the Company's assets and that represent more than 10% of the outstanding voting securities of an issuer in violation of the asset tests discussed above.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the

Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of other REITS, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes," qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties and dividends from Hotel Investors. Dividends from Hotel Investors will be qualifying income under both the 75% and the 95% test, provided that Hotel Investors qualifies as a REIT. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect, (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year, and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% (90% in 2001 and thereafter) of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement (90% in 2001 and thereafter). Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

         New Tax Legislation. On December 17, 1999, President Clinton signed the Work Incentives Improvement Act of 1999. This law includes several provisions that pertain to REITs, two of which will affect the Company. First, the distribution requirement, discussed in "-- Distribution Requirements" above, will be reduced so that the Company will be required to distribute dividends equal to 90% (rather than 95%) of its net taxable income. Second, another provision will change the method for measuring whether a lease violates the restriction that rent attributable to personal property leased in connection with a lease of real property is no more than 15 percent of the total rent received under the lease. Under current law, the percentage is determined by reference to the adjusted tax bases of the real property and the personal property; under the recently passed law, the percentage will be determined by reference to their respective fair market values. These provisions will be effective beginning in 2001.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement (90% in 2001 and thereafter) for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See " -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the landlord or the tenant of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel cannot opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See " -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- General," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code; and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "-- Taxation of the Company -- Asset Tests" and " -- Taxation of the Company -- Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Leases. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company,   at  the  location  where  such  reports  are  kept  by  the  Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING

GENERAL

         A maximum of 45,000,000 Shares ($450,000,000) are being offered at a purchase price of $10.00 per Share, with the sale of 25,000,000 of such Shares subject to approval by the stockholders of a resolution to increase the number of authorized Shares of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." Included in the 45,000,000 Shares offered, the Company has registered 5,000,000 Shares ($50,000,000) available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in one of the Prior Offerings and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares, this offering will be limited to approximately 20,000,000 Shares ($200,000,000), 2,000,000 Shares ($20,000,000) of which will be available only to stockholders purchasing pursuant to the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

         A minimum investment of 250 Shares ($2,500) is required, except for Nebraska and North Carolina investors who must make a minimum investment of 500 Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See " -- General," " -- Subscription Procedures," and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer, in its sole discretion, may reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. All or any portion of this fee may be reallowed to any Soliciting Dealer with the prior written approval from, and in the sole discretion of, the Managing Dealer, based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing this offering, and bona fide due diligence expenses incurred. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering. See "Summary of Reinvestment Plan."

         In connection with this offering, the Company will pay a Soliciting Dealer Servicing Fee of 0.2% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to this offering) commencing on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to this offering and whose clients who purchased Shares in this offering hold Shares on such date. The Soliciting Dealer Servicing Fee will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the Soliciting Dealer Servicing Fee may be paid in such year or any subsequent year. In connection with the 1999 Offering, the Company will issue to the Managing Dealer, a soliciting dealer warrant to purchase one share of Common Stock for every 25 Shares sold in such offering, to be exercised, if at all, during the five-year period commencing with the date the 1999 Offering began (the "Exercise Period"), at a price of $12.00 per share. The Managing Dealer may, in its sole discretion, reallow all or any part of such soliciting dealer warrant to certain Soliciting Dealers, unless prohibited by federal or state securities laws. Soliciting dealer warrants will not be exercisable until one year from date of issuance. Soliciting dealer warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are officers or partners of such a person. In connection with the Initial Offering, the Company will pay a soliciting dealer servicing fee of 0.2% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to the Initial Offering) commencing December 31, 2000 and each December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to the Initial Offering and whose clients who purchased Shares in the Initial Offering hold Shares on such date. The soliciting dealer servicing fee will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the soliciting dealer servicing fee may be paid in such year or any subsequent year. The soliciting dealer servicing fee will not be assessed with regard to Shares sold in the 1999 Offering.

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is consistent with accepting Selling Commissions, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer shall be reduced in accordance with the following schedule:

                                         Purchase Price per               Reallowed Commissions on Sales
                                          Incremental Share               per Incremental Share in Volume
            Number                       in Volume Discount                       Discount Range
      of Shares Purchased                       Range
--------------------------------         --------------------        ---------------- -------- ----------------
                                                                         Percent                Dollar Amount
--------------------------------         --------------------        ----------------          ----------------
        1   --      25,000                     $10.00                      7.0%                      $0.70
   25,001   --      50,000                       9.85                      5.5%                       0.55
   50,001   --      75,000                       9.70                      4.0%                       0.40
   75,001   --     100,000                       9.60                      3.0%                       0.30
  100,001   --     500,000                       9.50                      2.0%                       0.20

         Selling Commissions for purchases of 500,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.15 per Share ($0.10 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $978,750 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $53,750 ($0.54 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

         In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. The first 0.5% of Gross Proceeds of any such fee will be paid from the 7.5% of Gross Proceeds payable to the Managing Dealer as Selling Commissions. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred
Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for the next six years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

         The Company will also reimburse the Managing Dealer and the Soliciting Dealers for bona fide due diligence expenses and certain expenses as incurred in connection with the offering.

         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, the Soliciting Dealer Servicing Fee, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, N.A., Escrow Agent" or to the Company, in the amount of $10.00 per Share. Subscription proceeds will be held in trust for the benefit of investors until such time as the investors are admitted as stockholders of the Company. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer); or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of

Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix D, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

         The Escrow Agreement between the Company and SouthTrust Bank, N.A. (the "Bank") provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the Shares by such Plan or IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.


                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Hospitality Properties, Inc., (ii) a fact sheet describing the general features of the Company, (iii) a cover letter transmitting the Prospectus, (iv) a summary description of the offering, (v) a slide presentation, (vi) broker updates,
(vii) an audio cassette presentation, (viii) a video presentation, (ix) an electronic media presentation, (x) a cd-rom presentation, (xi) a script for telephonic marketing, (xii) seminar advertisements and invitations, and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Shaw Pittman. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw Pittman, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw Pittman serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.


                                     EXPERTS

         The audited consolidated balance sheets of the Company as of December 31, 1999 and 1998 , the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 and the financial statement schedule, included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, the Company is required to file periodic reports under the Securities Exchange Act of 1934, as amended, and has filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "1999 Offering" means the public offering of the Company of 27,500,000 Shares of Common Stock, including 2,500,000 Shares available pursuant to the Reinvestment Plan, which commenced in June 1999 and is expected to terminate in July 2000.

         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, the Secured Equipment Lease Servicing Fee, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "Advisor" means CNL Hospitality Corp. (formerly CNL Hospitality Advisors, Inc.), a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Hospitality Corp. or any successor advisors subcontracts substantially all of its functions.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, N.A., escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.

         "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution."

         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Hotel Chains.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.


         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.


         "Hotel Chains" means the national and regional hotel chains, primarily limited service, extended stay and full service hotel chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees or borrowers under Secured Equipment Leases.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Offering" means the initial offering of the Company which commenced on July 9, 1997 and terminated on June 17, 1999.

         "Invested Capital" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $200,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.

         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp.
is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net  Offering   Proceeds"   means  Gross  Proceeds  less  (i)  Selling
Commissions, (ii) Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the 7.5% Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee and any soliciting dealer servicing fees in connection with the Initial Offering, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance  Fee" means the fee payable to the Advisor  under  certain
circumstances   if  certain   performance   standards  have  been  met  and  the
Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and, (iv) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the Initial Offering and the 1999 Offering.

         "Properties" means (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only, or (iii) the buildings only, including Equipment, which are acquired by the Company either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is MMS Securities, Inc., for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment  Proceeds" means net proceeds  available from the sale of
Shares  under  the  Reinvestment   Plan  to  redeem  Shares  or,  under  certain
circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards; but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to operators of Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 45,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Soliciting Dealer Servicing Fee" means an annual fee of .20% of the aggregate investment of stockholders who purchase Shares in this offering, payable to the Managing Dealer on December 31 of each year following the year in which the offering terminates. The Managing Dealer, in its sole discretion, in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement in the form attached hereto as Appendix D.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN


         CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. REINVESTMENT OF DISTRIBUTIONS. MMS Securities, Inc., the agent (the "Reinvestment Agent ") for participants (the "Participants ") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares ") owned by each Participant (collectively, the "Distributions "). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share, or $10.00 per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the- counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. ELECTION TO PARTICIPATE. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

         3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. PROXY SOLICITATION. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. ABSENCE OF LIABILITY. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   SUITABILITY.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. ADMINISTRATIVE CHARGES, COMMISSIONS, AND PLAN EXPENSES. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. TAXES. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  TERMINATION.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, if to the Company, or to MMS Securities, Inc., 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. AMENDMENT. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. GOVERNING LAW. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                              Page
Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2000                                  B-2

    Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2000          B-3

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999          B-4

    Notes to Pro Forma Consolidated Financial Statements for the quarter ended
      March 31, 2000 and the year ended December 31, 1999                                      B-5

Updated Unaudited Condensed Consolidated Financial Statements:

    Condensed Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999           B-8

    Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2000
      and 1999                                                                                 B-9

    Condensed Consolidated Statements of Stockholders' Equity for the quarter ended
      March 31, 2000 and the year ended December 31, 1999                                      B-10

    Condensed Consolidated Statements of Cash Flows for the quarters ended March 31,
      2000 and 1999                                                                            B-11

    Notes to Condensed Consolidated Financial Statements for the quarters ended March
      31, 2000 and 1999                                                                        B-13

Audited Consolidated Financial Statements:

    Report of Independent Certified Public Accountants                                         B-21

    Consolidated Balance Sheets as of December 31, 1999 and 1998                               B-22

    Consolidated Statements of Earnings for the years ended December 31, 1999, 1998
      and 1997                                                                                 B-23

    Consolidated Statements of Stockholders' Equity for the years ended December 31,
      1999, 1998 and 1997                                                                      B-24

    Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998
      and 1997                                                                                 B-25

    Notes to Consolidated Financial Statements for the years ended December 31, 1999,
      1998 and 1997                                                                            B-27

Financial Statement Schedule:

    Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1999            B-40

    Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1999   B-42

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $338,986,655 in gross offering proceeds from the sale of 33,900,805 shares of common stock and the sale of warrants for the period from inception through March 31, 2000, and the application of such funds to purchase three properties, to acquire an 89 percent interest in a limited liability company which owns one property, to invest in an unconsolidated subsidiary which owned seven properties as of March 31, 2000, to place deposits on eight additional properties, to redeem 27,490 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $14,758,128 in gross offering proceeds from the sale of 1,475,879 additional shares for the period April 1, 2000 through April 28, 2000, (iii) the application of such funds to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on March 31, 2000.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2000, includes the historical operating results of the properties described in (i) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1999, to (B) the earlier of (1) the date the property was acquired by the Company or its unconsolidated subsidiary or (2) the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000


                                                                                  Pro Forma
                        ASSETS                                  Historical       Adjustments               Pro Forma
                                                               --------------    ---------------         --------------

Land, buildings and equipment on operating leases                $ 111,449,355          $    -- (a)       $111,449,355
Investment in unconsolidated subsidiary                             37,878,065               --             37,878,065
Cash and cash equivalents                                          142,143,157       12,151,656 (a)        154,294,813
Restricted cash                                                        409,538               --                409,538
Certificate of deposit                                               5,000,000               --              5,000,000
Receivables                                                            427,240               --                427,240
Prepaid expenses                                                        23,247               --                 23,247
Dividends receivable                                                 1,280,395               --              1,280,395
Loan costs                                                              43,859               --                 43,859
Accrued rental income                                                   78,276               --                 78,276
Other assets                                                        10,388,879          664,116 (a)         11,052,995
                                                               ---------------    --------------         --------------


                                                                  $309,122,011      $12,815,772           $321,937,783
                                                               ================   ==============         ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                                      $ 10,000,000          $    --            $10,000,000
Accounts payable and accrued expenses                                  892,783         (385,920 ) (a)          506,863
Distribution payable                                                   174,178               --                174,178
Due to related parties                                                 506,490         (375,786 ) (a)          130,704
Security deposits                                                    5,042,054               --              5,042,054
Rents paid in advance                                                  474,912               --                474,912
                                                               ----------------   --------------         --------------
       Total liabilities                                            17,090,417         (761,706 )           16,328,711
                                                               ----------------   --------------         --------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                           --                --                      --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                          --                --                      --
    Common stock, $.01 par value per share.
       60,000,000 authorized shares; issued and
       outstanding 33,873,315 shares; issued and
       outstanding 35,349,194 shares, as adjusted                      338,733           14,758 (a)            353,491
    Capital in excess of par value                                 299,660,797       13,562,720 (a)        313,223,517
    Accumulated distributions in excess of
       net earnings                                                 (5,043,063 )             --             (5,043,063 )
    Minority interest distributions in excess of
       contributions and accumulated earnings                       (2,924,873 )             --             (2,924,873 )
                                                               ----------------   --------------         --------------
          Total stockholders' equity                               292,031,594       13,577,478            305,609,072
                                                               ----------------   --------------         --------------

                                                                                                          $321,937,783
                                                                  $309,122,011     $ 12,815,772
                                                               ================   ==============         ==============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2000



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from
       operating leases                                 $ 2,725,894              $     --           $  2,725,894
    FF&E reserve income                                     159,237                    --                159,237
    Dividend income                                         926,817                    --                926,817
    Interest and other income                             1,769,209                    --              1,769,209
                                                       -------------
                                                                          ----------------       ----------------
                                                          5,581,157                    --              5,581,157
                                                       -------------      ----------------       ----------------

Expenses:
    Interest and loan cost amortization                       8,110                    --                  8,110
    General operating and
       administrative                                       295,070                    --                295,070
    Professional services                                    45,337                    --                 45,337
    Asset management fees to
       related party                                        126,422                    --                126,422
    Depreciation and amortization                           916,641                    --                916,641
                                                       -------------      ----------------       ----------------
                                                          1,391,580                    --              1,391,580
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority Interest                 4,189,577                    --              4,189,577

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                              (119,803 )                  --               (119,803 )

Minority Interest                                          (124,690 )                  --               (124,690 )
                                                       -------------      ----------------       ----------------

Net Earnings                                            $ 3,945,084              $     --           $  3,945,084
                                                       =============      ================       ================

Earnings Per Share of Common Stock (8):
    Basic                                                 $    0.13                                 $      0.13
                                                       =============                             ================
    Diluted                                               $    0.12                                 $      0.13
                                                       =============                             ================

Weighted Average Number of Shares of
    Common Stock Outstanding (8):
       Basic                                             31,200,726                                   31,200,726
                                                       =============                             ================
       Diluted                                           38,622,874                                   38,622,874
                                                       =============                             ================





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1999



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from
       operating leases                                 $ 3,910,639           $    47,126  (1)      $  3,957,765
    FF&E reserve income                                     320,356                 3,953  (2)           324,309
    Dividend income                                       2,753,506               461,106  (3)         3,214,612
    Interest and other income                             3,693,004              (219,052 )(4)         3,473,952
                                                       -------------
                                                                          ----------------       ----------------
                                                         10,677,505               293,133             10,970,638
                                                       -------------      ----------------       ----------------

Expenses:
    Interest and loan cost amortization                     248,094                    --                248,094
    General operating and
       administrative                                       626,649                    --                626,649
    Professional services                                    69,318                    --                 69,318
    Asset management fees to
       related party                                        106,788                24,392  (5)           131,180
    Depreciation and amortization                         1,267,868                15,826  (6)         1,283,694
                                                       -------------      ----------------       ----------------
                                                          2,318,717                40,218              2,358,935
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority Interest                 8,358,788               252,915              8,611,703

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                              (778,466 )            (144,635 )(7)          (923,101 )

Minority Interest                                           (64,334 )                  --                (64,334 )
                                                       -------------      ----------------       ----------------

Net Earnings                                            $ 7,515,988           $   108,280           $  7,624,268
                                                       =============      ================       ================

Earnings Per Share of Common Stock (8):
    Basic                                                 $    0.47                                 $       0.48
                                                       =============                             ================
    Diluted                                               $    0.45                                 $       0.47
                                                       =============                             ================

Weighted Average Number of Shares of
    Common Stock Outstanding (8):
       Basic                                             15,890,212                                   15,918,577
                                                       =============                             ================
       Diluted                                           21,437,859                                   21,466,224
                                                       =============                             ================





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:


(a) Represents gross proceeds of $14,758,787 from the sale of 1,475,879 shares during the period April 1, 2000 through April 28, 2000, used (i) to pay acquisition fees and costs of $778,342 ($114,197 of which was accrued at March 31, 2000 and which had been capitalized as other assets) and (ii) to pay selling commissions and offering expenses of $1,828,212 which have been netted against stockholders' equity (a total of $647,509 of which was accrued as of March 31, 2000), leaving $12,152,233 for future investment.


Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of April 28, 2000 (the "Pro Forma Properties "), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 1999, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                            Date Pro Forma
                                                                  Date Placed               Property became
                                                                  in Service                Operational as
                                                                by  the Company             Rental Property
                                                               -----------------          -------------------
               Residence Inn in Mira Mesa, CA                  December 10, 1999          September 20, 1999
               Courtyard in Philadelphia, PA                   November 20, 1999           November 20, 1999

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during 1999 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1999.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues, per Pro Forma Property.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


(3) Represents adjustment to dividend income earned on the Company's $38,364,157 investment as of December 31, 1999, in the 9.76% Class B cumulative preferred stock of the unconsolidated subsidiary, for the period commencing (A) the later of (i) the date the properties owned by the unconsolidated subsidiary became operational by the previous owner or (ii) January 1, 1999, to (B) the earlier of (i) the date the properties owned by the unconsolidated subsidiary were acquired or (ii) the end of the pro forma period presented. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase seven hotel properties which were operational prior to the Company's investment in the unconsolidated subsidiary. The following presents the actual date the unconsolidated subsidiary properties were acquired or placed in service by the unconsolidated subsidiary as compared to the date the unconsolidated subsidiary's properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings:

                                                                                              Pro Forma
                                                                                          Date Unconsolidated
                                                                  Date Placed                 Subsidiary
                                                                  in Service               Properties became
                                                                    by the                  Operational as
                                                           Unconsolidated Subsidiary        Rental Property
                                                           -------------------------      --------------------
               Residence Inn Las Vegas, NV                     February 25, 1999             January 1, 1999
               Residence Inn Plano, TX                         February 25, 1999             January 1, 1999
               Marriott Suites Dallas, TX                      February 25, 1999             January 1, 1999
               Courtyard Plano, TX                             February 25, 1999             January 1, 1999
               Residence Inn Phoenix, AZ                       June 16, 1999                 May 14, 1999
               Courtyard Scottsdale, AZ                        June 16, 1999                 May 21, 1999
               Courtyard Seattle, WA                           June 16, 1999                 May 22, 1999


(4) Represents adjustment to interest income due to the increase in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the actual date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) and Note (3) above for the year ended December 31, 1999. Interest income increased for the quarter ended March 31, 2000 due to additional gross proceeds from the sale of common stock (see Note (a)). The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1999 and the quarter ended March 31, 2000.

(5) Represents increase in asset management fees relating to the Pro Forma Properties and the investment in unconsolidated subsidiary for the period commencing (A) the later of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) and (3) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, including the investment in the unconsolidated subsidiary, as defined in the Company's prospectus.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(6) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(7) Represents adjustment to equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends for the period commencing
         (A) the date the unconsolidated subsidiary's properties became operational by the previous owner, through (B) the earlier of (i) the date the properties were acquired by the unconsolidated subsidiary or
         (ii) the end of the pro forma  period  presented,  as described in Note
         (3) above. The following represents the Company's share of pro forma net earnings or loss after deduction of preferred stock dividends declared for the pro forma period ending December 31, 1999:

              Unconsolidated Subsidiary Pro Forma
                  Earnings Before Preferred Stock Dividends        $ 4,769,743
              8% Class A Cumulative Preferred Stock
                  Dividends (institutional investor)                (3,431,011)
              9.76% Class B Cumulative Preferred Stock
                  Dividends (the Company)                           (3,214,612)
              8% Class C Cumulative Preferred Stock
                  Dividends (other investors)                           (8,000)
                                                                   ------------
              Pro Forma Net Loss of Unconsolidated Subsidiary
                  After Preferred Stock Dividends                  $(1,883,880)
                                                                   ============
              The Company's 49% Interest in the Pro Forma
                  Loss of the Unconsolidated Subsidiary           $   (923,101)
                                                                  ============


(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999 and the quarter ended March 31, 2000.

         As a result of the investment in the unconsolidated subsidiary being treated in the Pro Forma Consolidated Statements of Earnings as invested beginning on January 1, 1999 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment on January 1, 1999. Due to the fact that approximately 817,000 of these shares of common stock were actually sold subsequent to January 1, 1999, the weighted average number of shares outstanding for the pro forma year ended December 31, 1999 was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the year ended December 31, 1999 and the quarter ended March 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                        March 31, 2000         December 31,1999
                                                                       -----------------     ---------------------
                           ASSETS
Land, buildings and equipment on operating leases, less
    accumulated depreciation of $2,484,663 and $1,603,334,
    respectively                                                           $111,449,355          $112,227,771
Investment in unconsolidated subsidiary                                      37,878,065            38,364,157
Cash and cash equivalents                                                   142,143,157           101,972,441
Restricted cash                                                                 409,538               275,630
Certificate of deposit                                                        5,000,000             5,000,000
Dividends receivable                                                          1,280,395             1,215,993
Receivables                                                                     427,240               112,184
Prepaid expenses                                                                 23,247                41,165
Loan costs, less accumulated amortization of $94,737 and
    $86,627, respectively                                                        43,859                51,969
Accrued rental income                                                            78,276                79,399
Other assets                                                                 10,388,879             7,627,565
                                                                         ---------------     -----------------

                                                                           $309,122,011          $266,968,274
                                                                         ===============     =================


                  LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable                                                                $10,000,000               $    --
Accounts payable and accrued expenses                                           892,783               405,855
Distributions payable                                                           174,178                89,843
Due to related parties                                                          506,490               995,500
Security deposits                                                             5,042,054             5,042,054
Rents paid in advance                                                           474,912               255,568
                                                                         ---------------     -----------------
       Total liabilities                                                     17,090,417             6,788,820
                                                                         ---------------     -----------------

Commitments and contingencies (Note 12)

Minority interest                                                                     --             7,124,615
                                                                         ---------------     -----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                     --                   --
Excess shares,  $.01 par
    value per share.
       Authorized and unissued 63,000,000 shares                                      --                   --
    Common stock, $.01 par value per share. 60,000,000
         authorized shares, issued and outstanding
          33,873,315 and 28,902,914 shares, respectively                        338,733               289,029
    Capital in excess of par value                                          299,660,797           256,231,833
      Accumulated distributions in excess of net earnings                    (5,043,063 )          (3,466,023 )
    Minority interest distributions in excess of contributions
       and accumulated earnings                                              (2,924,873 )                  --
                                                                         ---------------     -----------------
          Total stockholders' equity                                        292,031,594           253,054,839
                                                                         ---------------     -----------------

                                                                           $309,122,011          $266,968,274
                                                                         ===============     =================




          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                                              Quarters Ended March 31,
                                                                            2000                  1999
                                                                       ---------------        -------------
Revenues:
    Rental income from operating leases                                  $ 2,725,894            $ 737,618
    FF&E reserve income                                                      159,237               61,027
    Dividend income                                                          926,817              241,843
    Interest and other income                                              1,769,209              292,864
                                                                    -----------------       --------------
                                                                           5,581,157            1,333,352
                                                                    -----------------       --------------

Expenses:
    Interest and loan cost amortization                                        8,110              200,573
    General operating and administrative                                     295,070              193,431
    Professional services                                                     45,337               21,206
    Asset management fees to related party                                   126,422               49,565
    Depreciation and amortization                                            916,641              253,758
                                                                    -----------------       --------------
                                                                           1,391,580              718,533
                                                                    -----------------       --------------

Earnings Before Equity in Loss of Unconsolidated Subsidiary
    After Deduction of Preferred Stock Dividends and Minority
    Interest                                                               4,189,577              614,819

Equity in Loss of Unconsolidated Subsidiary After Deduction
    of Preferred Stock Dividends                                            (119,803 )           (184,539 )

Minority Interest                                                           (124,690 )                 --
                                                                    -----------------       --------------
Net Earnings                                                             $ 3,945,084            $ 430,280
                                                                    =================       ==============

Earnings Per Share of Common Stock:
    Basic                                                                  $    0.13             $   0.07
                                                                    =================       ==============
    Diluted                                                                $    0.12             $   0.06
                                                                    =================       ==============

Weighted Average Number of Shares of  Outstanding:
    Basic                                                                 31,200,726            6,419,548
                                                                    =================       ==============
    Diluted                                                               38,622,874            7,812,448
                                                                    =================       ==============




          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

          Quarter Ended March 31, 2000 and Year Ended December 31, 1999


                                                                                                  Minority interest
                                                                                                  distributions in
                                          Common stock                             Accumulated     excess of con-
                                    --------------------------    Capital in      distributions    tributions and
                                      Number          Par          excess of     in excess of net   accumulated
                                     of Shares       value         par value        earnings          earnings         Total
                                    ------------   -----------   --------------  ----------------  --------------- ---------------
Balance at December 31, 1998          4,321,908      $ 43,219      $37,289,402      $ (216,130 )    $         --     $37,116,491

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                24,593,891       245,939      245,692,968              --                --     245,938,907

Retirement of common stock              (12,885)         (129)        (118,413)             --                --        (118,542)

Stock issuance costs                         --            --      (26,632,124 )            --                       (26,632,124)
                                                                                                               --

Net earnings                                 --            --               --       7,515,988                         7,515,988
                                                                                                               --

Distributions declared and paid
    ($.72 per share)                         --            --               --     (10,765,881 )              --     (10,765,881)
                                    ------------   -----------  ---------------  --------------    -------------- ---------------

Balance at December 31, 1999         28,902,914      $289,029     $256,231,833    $ (3,466,023)    $          --    $253,054,839

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                 4,985,006        49,850       49,525,914              --                --      49,575,764

Retirement of common stock              (14,605 )        (146 )       (134,217 )            --                --        (134,363)

Stock issuance costs                         --            --       (5,962,733 )            --                --      (5,962,733)

Net earnings                                 --            --               --       3,945,084                --       3,945,084

Minority interest distributions in
    excess of contributions and
    accumulated earnings                     --            --               --              --        (2,924,873 )    (2,924,873)

Distributions declared and paid
    ($.18 per share)                         --            --               --      (5,522,124 )              --      (5,522,124)
                                    ------------   -----------  ---------------  --------------    -------------- ---------------

Balance at March 31, 2000            33,873,315      $338,733     $299,660,797    $ (5,043,063 )     $(2,924,873 )  $292,031,594
                                    ============   ===========  ===============  ==============    ============== ===============


          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                          Quarters Ended March 31,
                                                                          2000                 1999
                                                                      -------------         ------------
Cash flows from operating activities:
   Net earnings                                                        $ 3,945,084            $ 430,280
    Adjustments to reconcile net earnings to net cash
      provided by operating activities:
        Depreciation                                                       881,329              230,834
        Amortization                                                        43,422               73,724
        Distribution from investment in
          unconsolidated subsidiary, net
          of equity in loss                                                473,512              184,539
        Minority interest                                                  124,690                   --
        Changes in operating assets and
          liabilities:
            Dividends receivable                                           (64,402 )           (241,843 )
            Receivables                                                   (315,056 )                429
            Prepaid expenses                                                17,918               (7,555 )
            Accrued rental income                                            1,123              (15,905 )
            Interest payable                                                    --              (36,152 )
            Accounts payable and accrued
              expenses                                                     398,103               58,094
            Due to related parties -  operating expenses                   102,281               (9,519 )
            Rents paid in advance                                          219,344               (3,489 )
                                                                    ---------------      ---------------

                      Net cash provided by operating activities          5,827,348              663,437
                                                                    ---------------      ---------------

Cash flows from investing activities:
    Additions to land, buildings and equipment on
       operating leases                                                   (125,645 )                 --
    Investment in unconsolidated subsidiary                                     --          (23,983,718 )
    Investment in certificate of deposit                                        --             (730,567 )
    Increase in restricted cash                                           (133,908 )            (56,682 )
    Additions to other assets                                           (2,823,904 )         (1,690,852 )
                                                                    ---------------      ---------------

                Net cash used in investing activities                   (3,083,457 )        (26,461,819 )
                                                                    ---------------      ---------------



          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                        Quarters Ended March 31,
                                                                        2000                 1999
                                                                   ----------------      --------------
Cash flows from financing activities:
    Proceeds from note payable                                          10,000,000                 --
    Repayment of borrowings on line of credit                                   --         (9,600,000 )
    Proceeds from convertible loans                                             --          3,684,745
    Subscriptions received from stockholders                            49,575,764         47,730,318
    Distributions to stockholders                                       (5,522,124 )         (998,652 )
    Distributions to minority interest                                 (10,000,000 )               --
    Retirement of common stock                                            (134,363 )               --
    Payment of stock issuance costs                                     (6,492,452 )       (5,396,076 )
    Other                                                                       --            (10,029 )
                                                                  -----------------     --------------

         Net cash provided by financing activities                      37,426,825         35,410,306
                                                                  -----------------     --------------

Net increase in cash and cash equivalents                               40,170,716          9,611,924

Cash and cash equivalents at beginning of quarter                      101,972,441         13,228,923
                                                                  -----------------     --------------

Cash and cash equivalents at end of quarter                          $ 142,143,157       $ 22,840,847
                                                                  =================     ==============


Supplemental schedule of non-cash financing activities:

      Distributions declared but not paid to minority
         interest                                                       $  174,178            $    --
                                                                  =================     ==============


          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners,
         LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC (the "LLC").

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to hotel operators. The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of hotel chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of shares of common stock.

         The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP and CNL Philadelphia Annex, LLC (an 89% owned limited liability company). All significant intercompany balances and transactions have been eliminated in consolidation. Interest of unaffiliated third party is reflected as minority interest.

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 2000, may not be indicative of the results that may be expected for the year ending December 31, 2000. Amounts as of December 31, 1999, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date.

         These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1999.

         Certain items in the prior period's financial statements have been reclassified to conform with the 2000 presentation, including a change in the presentation of the cash flow from the direct to the indirect method. These reclassifications had no effect on stockholders' equity or net earnings.

2.       Public Offerings:

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares ($15,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan. Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"). The price per share and other terms of the 1999 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to CNL Hospitality Corp. (the "Advisor") for acquisition fees, are substantially the same for the Company's Initial Offering. As of March 31, 2000, the Company received total subscription proceeds from the Initial Offering, the 1999 Offering and the sale of warrants of $338,733,751 (33,873,375 shares), including $748,625 (74,863 shares) through the reinvestment plan.



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


2.       Public Offerings - Continued:

         On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 45,000,000 additional shares of common stock ($450,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of the Company's 1999 Offering. Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same for the Company's 1999 Offering. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

3.       Investment in Unconsolidated Subsidiary:

         During 1999, the Company with Five Arrows Realty Securities II L.L.C. ("Five Arrows") formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), which acquired seven hotel Properties. In order to fund the acquisition of the Properties, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the Properties (the "Hotel Investors Loan"). In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and those of Hotel Investors.

         Five Arrows also invested approximately $14 million in the Company through the purchase of common stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors.

         The following presents condensed financial information for Hotel Investors as of and for the quarter ended and year ended:

                                                                    March 31,         December 31,
                                                                       2000               1999
                                                                 ----------------    ---------------
      Land, buildings and equipment on operating leases, net        $163,941,510       $165,088,059
      Cash and cash equivalents                                        8,578,188          4,884,014
      Loan costs, net                                                    693,092            708,006
      Accrued rental income                                              365,183          283,914
      Prepaid expenses, receivables and other assets                     152,134          3,283,306
      Liabilities                                                     92,250,208         92,229,193
      Redeemable preferred stock - Class A and Class B                86,314,361         85,361,864
      Stockholders' deficit                                           (3,982,913 )       (2,915,614 )
      Revenues                                                         4,772,528         13,025,978
      Net earnings                                                     1,664,125          4,104,936
      Preferred stock dividends                                        1,908,622          5,693,642
      Loss applicable to common stockholders                             (244,497)       (1,588,706 )

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


3.       Investment in Unconsolidated Subsidiary - Continued:

         During the quarter ended March 31, 2000, the Company recorded $926,817 in dividend income and $119,803 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $807,014 attributable to this investment.

4.       Other Assets:

         Other assets consists of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties and deposits.

5.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. During the three months ended March 31, 2000, 14,605 shares of common stock were redeemed and retired.

6.       Indebtedness:

         The Company has a line of credit in the amount of $30,000,000 which expires on July 30, 2003. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. As of March 31, 2000 and December 31, 1999, the Company had no amounts outstanding under the line of credit.

         During the quarter ended March 31, 2000, the Company through the LLC entered into a Tax Increment Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of twenty years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel property. Interest on the TIF
         Note is 12.85% and payments are due each May, through May 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfall pursuant to its guarantee of the TIF Note.

7.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with its offerings of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

         During the three months ended March 31, 2000 and 1999, the Company incurred $5,962,733 and $5,195,324, respectively, in stock issuance costs, including $3,966,001 and $3,345,810, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 9). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


8.       Distributions:

         For the  quarters  ended  March  31,  2000 and 1999,  approximately  48 percent and 41 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and approximately 52 percent and 59 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 2000 and 1999 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2000 may not be indicative of the results that may be expected for the year ended December 31, 2000.

9.       Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         During the quarters ended March 31, 2000 and 1999, the Company incurred $3,718,126 and $3,136,697 respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($3,681,508 and $2,927,797, respectively) was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the quarters ended March 31, 2000 and 1999, the Company incurred $247,875 and $209,113, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Initial Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients hold shares on such date. As of March 31, 2000, no such fees had been incurred.

         In addition, in connection with its current offering of common stock, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the current offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the quarter ended March 31, 2000, the Company issued approximately 479,000 Soliciting Dealer Warrants. As of March 31, 2000, in connection with the 1999 Offering, CNL Securities Corp. was entitled to approximately 171,500 additional Soliciting Dealer Warrants for shares sold during the quarter then ended.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the quarters ended March 31, 2000 and 1999, the Company incurred $3,284,373 and $2,106,510, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases, investment in unconsolidated subsidiary and other assets.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


9.       Related Party Transactions - Continued:

         The Company incurs operating expenses which, in general, are those 4 expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described below, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). For the quarter ended March 31, 2000, the Company's operating expenses did not exceed the Expense Cap.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year, as the Advisor shall determine. During the quarters ended March 31, 2000 and 1999, the Company incurred $126,422 and $49,565, respectively, of such fees.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follow quarters ended March 31:

                                                     2000            1999
                                                 -------------    -------------

         Stock issuance costs                     $ 1,167,684        $ 883,881
         General operating and
             administrative expenses                  104,024           85,731
         Land, buildings and equipment on
             operating leases and other
             assets                                       735            3,806
                                                 -------------    -------------
                                                  $ 1,272,443        $ 973,418
                                                 =============    =============

         The amounts due to related parties consisted of the following at:

                                                    March 31, 2000    December 31,1999
                                                   -----------------  -------------------
         Due to the Advisor:
              Expenditures incurred on behalf
                 of the Company for accounting
                 and administrative services            $ 193,167           $ 387,690
              Acquisition fees                            108,546             337,797
              Management fees                                  --              19,642
                                                     -------------    ----------------
                                                          301,713             745,129
                                                     -------------    ----------------
         Due to CNL Securities Corp.:
              Commissions                                 191,863             229,834
              Marketing support and due diligence
                 expense reimbursement fee                 12,791              16,764
                                                     -------------    ----------------
                                                          204,654             246,598
                                                     -------------    ----------------

         Due to other related party                           123               3,773
                                                     -------------    ----------------
                                                        $ 506,490          $ 995,500
                                                     =============    ================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


9.       Related Party Transactions - Continued:

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $15,534,326 and $15,275,629 at March 31, 2000 and December 31, 1999, respectively.


10.      Concentration of Credit Risk:

         STC Leasing Associates, LLC, which was acquired by Crestline Capital Corp. on March 6, 2000, operates and leases two Properties, and City Center Annex Tenant Corporation contributed more than ten percent of the Company's total rental income for the quarter ended March 31, 2000. In addition, all of the Company's rental income was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of this lessee or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

         It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

11.      Earnings Per Share:

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the quarters ended March 31, 2000 and 1999, approximately 7.4 and 1.4 million shares, respectively, related to the conversion of Hotel Investors' Class A Preferred Stock into the Company's common stock, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


11.      Earnings Per Share - Continued:

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the quarters ended March 31:

                                                                          2000                 1999
                                                                      --------------      ---------------
         Basic Earnings Per Share:
            Net earnings                                                $3,945,084            $ 430,280
                                                                      ==============      ===============

            Weighted average number of shares outstanding               31,200,726            6,419,548
                                                                      ==============      ===============

            Basic earnings per share                                       $  0.13              $  0.07
                                                                      ==============      ===============

         Diluted Earnings Per Share:
            Net earnings                                               $ 3,945,084            $ 430,280

            Additional income attributable to investment in
               unconsolidated subsidiary assuming all Class A
               Preferred Shares were converted                             857,241               71,479
                                                                      --------------      ---------------

                   Adjusted net earnings assuming dilution              $4,802,325            $ 501,759
                                                                      ==============      ===============

         Weighted average number of shares outstanding                  31,200,726            6,419,548

         Assumed conversion of Class A Preferred Stock                   7,422,148            1,392,900
                                                                      --------------      ---------------

                   Adjusted weighted average number of
                   shares outstanding                                   38,622,874            7,812,448
                                                                      ==============      ===============

         Diluted earnings per share                                       $   0.12             $   0.06
                                                                      ==============      ===============


12.      Commitments and Contingencies:

         The Company has commitments to acquire six hotel Properties for an anticipated aggregate purchase price of approximately $148 million. In connection with these commitments, the Company has deposits of approximately $6.6 million held in escrow. Additionally, the Company has refundable deposits on two hotel properties that are currently under negotiations in the amount of $500,000.

         In connection with the acquisition of two Properties in 1998, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of March 31, 2000, approximately $97,000 was payable under this agreement.

         In addition, in connection with the acquisition of the 89% interest in the LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11% interest in the LLC. These rights are effective five years after the hotel's opening which is November 2004. The price for the 11% interest is equal to 11% of the lesser of (a) an amount equal to the product of
         8.5 multiplied times net house profit (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, or (b) the appraised fair market value.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Quarters Ended March 31, 2000 and 1999


13.      Subsequent Events:

         During the period April 1, 2000 through April 24, 2000, the Company received subscription proceeds for an additional 1,250,000 shares ($12,500,000) of common stock.

         On  April  1,  2000,  the  Company  declared   distributions   totaling
         $2,044,420, or $0.0604 per share of common stock, payable in June 2000, to stockholders of record on April 1, 2000.

         On April 18, 2000, the Company announced its intent to purchase two hotel properties for an aggregate purchase price of approximately $44 million. In connection with these two properties, the Company may be required to make an additional payment (the "Earnout Provision") not to exceed $2,471,500 if certain earnout provisions are achieved by the thirty-sixth month following the closing date of the two properties ("Earnout Termination Date"). After the Earnout Termination Date, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Provision is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid.

               Report of Independent Certified Public Accountants



To the Board of Directors
CNL Hospitality Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits. We conducted our audits of these consolidated statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 21, 2000

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                    December 31,
                                                                              1999                1998
                                                                          --------------      -------------
                   ASSETS
Land, buildings and equipment on operating leases, net                     $112,227,771        $28,368,383
Investment in unconsolidated subsidiary                                      38,364,157                 --
Cash and cash equivalents                                                   101,972,441         13,228,923
Restricted cash                                                                 275,630             82,407
Certificate of deposit                                                        5,000,000          5,000,000
Dividends receivable                                                          1,215,993                 --
Receivables                                                                     112,184             44,832
Prepaid expenses                                                                 41,165              9,391
Organization costs, less accumulated amortization of
    $5,221                                                                           --             19,752
Loan costs, less accumulated amortization of $86,627 and
    $12,980, respectively                                                        51,969             78,282
Accrued rental income                                                            79,399             44,160
Other assets                                                                  7,627,565          1,980,560
                                                                         ---------------     --------------

                                                                           $266,968,274        $48,856,690
                                                                         ===============     ==============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Line of credit                                                                  $    --        $ 9,600,000
Interest payable                                                                     --             66,547
Accounts payable and accrued expenses                                           405,855            333,726
Due to related parties                                                        1,085,343            318,937
Security deposits                                                             5,042,054          1,417,500
Rents paid in advance                                                           255,568              3,489
                                                                         ---------------     --------------
       Total liabilities                                                      6,788,820         11,740,199
                                                                         ---------------     --------------

Commitments and contingencies

Minority interest                                                             7,124,615                 --
                                                                         ---------------     --------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued  3,000,000  shares                                    --                 --
    Excess shares,  $.01 par value per share.
       Authorized and unissued 63,000,000 shares                                     --                 --
    Common stock, $.01 par value per share. 60,000,000
       authorized shares, issued and outstanding  28,902,914
       and 4,321,908 shares, respectively                                       289,029             43,219
    Capital in excess of par value                                          256,231,833         37,289,402
      Accumulated distributions in excess of net earnings                    (3,466,023 )         (216,130 )
                                                                         ---------------     --------------
          Total stockholders' equity                                        253,054,839         37,116,491
                                                                         ---------------     --------------

                                                                           $266,968,274        $48,856,690
                                                                         ===============     ==============



          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EARNINGS


                                                                Year Ended December 31,
                                                   1999                1998              1997
                                                ------------       -------------      ------------
Revenues:
    Rental income from
       operating leases                         $3,910,639          $1,218,500            $   --
    FF&E reserve income                            320,356              98,099                --
    Dividend income                              2,753,506                  --                --
    Interest and other income                    3,693,004             638,862            46,071
                                              -------------       -------------     -------------
                                                10,677,505           1,955,461            46,071
                                              -------------       -------------     -------------

Expenses:
    Interest and loan cost amortization            248,094             350,322                --
    General operating and administrative           626,649             167,951            22,386
    Professional services                           69,318              21,581                --
    Asset management fees to
       related party                               106,788              68,114                --
    Depreciation and amortization                1,267,868             388,554               833
                                              -------------       -------------     -------------
                                                 2,318,717             996,522            23,219
                                              -------------       -------------     -------------
Earnings Before Equity in Loss of
    Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority
    Interest                                     8,358,788             958,939            22,852

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                     (778,466 )                --                --

Minority Interest                                  (64,334 )                --                --
                                              -------------       -------------     -------------

Net Earnings                                    $7,515,988           $ 958,939         $  22,852
                                              =============       =============     =============

Earnings Per Share of Common Stock:
    Basic                                         $   0.47            $   0.40          $   0.03
                                              =============       =============     =============
    Diluted                                       $   0.45            $   0.40          $   0.03
                                              =============       =============     =============

Weighted Average Number of Shares of
    Common Stock Outstanding:
       Basic                                    15,890,212           2,402,344           686,063
                                              =============       =============     =============
       Diluted                                  21,437,859           2,402,344           686,063
                                              =============       =============     =============



          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years Ended December 31, 1999, 1998 and 1997

                                                                                    Accumulated
                                            Common stock                           distributions
                                       ------------------------    Capital in        in excess
                                         Number         Par        excess of           of net
                                       of Shares       value       par value          earnings          Total
                                       -----------   ----------  ---------------   ---------------  ---------------
Balance at December 31, 1996               20,000        $  200       $  199,800          $   --        $  200,000

Subscriptions received for
    common stock through public
    offering and distribution
    reinvestment plan                   1,132,540        11,325       11,314,077              --        11,325,402

Stock issuance costs                           --            --       (2,284,561 )            --        (2,284,561 )

Net earnings                                   --            --               --          22,852            22,852

Distributions declared and paid
    ($.05 per share)                           --            --               --         (29,776 )         (29,776 )
                                      ------------    ----------  ---------------  --------------    --------------

Balance at December 31, 1997            1,152,540        11,525        9,229,316          (6,924 )       9,233,917

Subscriptions received for
    common stock through public
    offering and distribution
    reinvestment plan                   3,169,368        31,694       31,661,984              --        31,693,678

Stock issuance costs                           --            --       (3,601,898 )            --        (3,601,898 )

Net earnings                                   --            --               --         958,939           958,939

Distributions declared and paid
    ($.47 per share)                           --            --               --      (1,168,145 )      (1,168,145 )
                                      ------------    ----------  ---------------  --------------    --------------

Balance at December 31, 1998            4,321,908        43,219       37,289,402        (216,130 )      37,116,491

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan                  24,593,891       245,939      245,692,968              --       245,938,907

Retirement of common stock                (12,885 )        (129 )       (118,413 )            --          (118,542 )

Stock issuance costs                           --            --      (26,632,124 )            --       (26,632,124 )

Net earnings                                   --            --               --       7,515,988         7,515,988

Distributions declared and paid
    ($.72 per share)                           --            --               --     (10,765,881 )     (10,765,881 )
                                      ------------    ----------  ---------------  --------------    --------------

Balance at December 31, 1999           28,902,914      $289,029     $256,231,833    $ (3,466,023 )    $253,054,839
                                      ============    ==========  ===============  ==============    ==============


          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    Years Ended December 31,
                                                              1999            1998             1997
                                                          -------------    ------------     ------------
Cash flows from operating activities:
   Net earnings                                            $ 7,515,988      $  958,939         $ 22,852
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                         1,230,499         384,166               --
        Amortization                                           130,769          17,368              833
        Distribution from investment in
          unconsolidated subsidiary, net
          of equity in loss                                  1,478,111              --               --
        Minority interest                                       64,334              --               --
        Changes in operating assets and
          liabilities:
            Dividends receivable                            (1,215,993 )            --               --
            Receivables                                        (67,352 )       (44,832 )             --
            Prepaid expenses                                   (31,774 )         1,788          (11,179 )
            Accrued rental income                              (35,239 )       (44,160 )             --
            Interest payable                                   (66,547 )        66,547               --
            Accounts payable and accrued
              expenses                                          (2,191 )         5,322            3,822
            Due to related parties -
              operating expenses                                12,923          10,838            6,141
            Security deposits                                3,624,554       1,417,500               --
            Rents paid in advance                              252,079           3,489               --
                                                        ---------------   -------------    -------------

              Net cash provided by
                 operating  activities                      12,890,161       2,776,965           22,469
                                                        ---------------   -------------    -------------

Cash flows from investing activities:
    Additions to land, buildings and
       equipment on operating leases                       (85,089,887 )   (28,752,549 )             --
    Investment in unconsolidated subsidiary                (39,879,638 )            --               --
    Investment in certificate of deposit                            --      (5,000,000 )             --
    Increase in restricted cash                               (193,223 )       (82,407 )             --
    Additions to other assets                               (5,068,727 )      (676,026 )       (463,470 )
                                                        ---------------   -------------    -------------

              Net cash used in investing
                 activities                               (130,231,475 )   (34,510,982 )       (463,470 )
                                                        ---------------   -------------    -------------





          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                                   Years Ended December 31,
                                                           1999              1998             1997
                                                      ---------------     ------------     ------------
Cash flows from financing activities:
    Proceeds from borrowings on line of
      credit                                                     --          9,600,000               --
    Repayment of borrowings on line of
      credit                                             (9,600,000 )               --               --
    Payment of loan costs                                   (47,334 )          (91,262 )             --
    Contributions from minority interest
      of consolidated subsidiary                          7,150,000                 --               --
    Subscriptions received from
      stockholders                                      245,938,907         31,693,678       11,325,402
    Distributions to stockholders                       (10,765,881 )       (1,168,145 )        (29,776 )
    Retirement of common stock                             (118,542 )               --               --
    Payment of stock issuance costs                     (26,472,318 )       (3,948,669 )     (1,979,371 )
    Other                                                        --              7,500           (7,500 )
                                                     ---------------     --------------  ---------------

      Net cash provided by financing
         activities                                     206,084,832         36,093,102        9,308,755
                                                     ---------------     --------------  ---------------

Net increase in cash and cash equivalents                88,743,518          4,359,085        8,867,754

Cash and cash equivalents at beginning of
    year                                                 13,228,923          8,869,838            2,084
                                                     ---------------     --------------  ---------------

Cash and cash equivalents at end of year              $ 101,972,441        $13,228,923      $ 8,869,838
                                                     ===============     ==============  ===============


Supplemental disclosures of cash flow information:

      Cash paid during the year for interest             $  240,994         $  270,795          $    --
                                                     ===============     ==============  ===============

Supplemental schedule of non-cash
   financing activities:

      Distributions declared not paid to
        minority interest                                $   89,719            $    --          $    --
                                                     ===============     ==============  ===============



          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized in Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partners, respectively, of CNL Hospitality Partners, LP. The term "Company" includes, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners,
         LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Philadelphia Annex, LLC (see note 4).

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to hotel operators. The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of hotel chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of gross proceeds from the Company's offerings of shares of common stock.

         The Company was a development stage enterprise from June 12, 1996 through October 15, 1997. Since operations had not begun, activities through October 15, 1997 were devoted to organization of the Company.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP and CNL Philadelphia Annex, LLC (an 89% owned limited liability company). All significant intercompany balances and transactions have been eliminated in consolidation. Interest of unaffiliated third party is reflected as minority interest.

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. Land, buildings and equipment are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property leases are accounted for using the operating method. Under the operating method, land, building and equipment are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

         When the Properties or equipment are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected in income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


1.       Significant Accounting Policies - Continued:

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. The Company limits investment of temporary cash investments to financial institutions with high credit standing; therefore, management believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Loan Costs - Loan costs incurred in connection with the Company's line of credit and a $5,000,000 letter of credit have been capitalized and are being amortized over the term of the loan and the term of the letter of credit commitment, respectively, using the straight-line method which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and Properties.

         Earnings Per Share - Basic earnings per share ("EPS") is calculated based upon the weighted average number of shares of common stock outstanding  during  each  year  and  diluted  earnings  per  share  is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares (see Note 12).

         Reclassification   -  Certain  items  in  the  prior  years'  financial
         statements have been reclassified to conform with the 1999 presentation, including a change in the presentation of the cash flow from the direct to the indirect method. These reclassifications had no effect on stockholders' equity or net earnings.

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


2.       Public Offerings:

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares ($15,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan. Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"). Of the 27,500,000 shares of common stock to be offered, 2,500,000 will be available only to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 1999 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to CNL Hospitality Corp. (formerly known as CNL Hospitality Advisors, Inc.) (the "Advisor") for acquisition fees, are substantially the same for the Company's Initial Offering. As of December 31, 1999, the Company received total subscription proceeds from the Initial Offering and the 1999 Offering of $289,157,987 (28,915,799 shares), including $503,819 (50,382 shares) through the reinvestment plan.

         On October 26, 1999, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 45,000,000 additional shares of common stock ($450,000,000) (the "2000 Offering") in an offering expected to commence immediately following the completion of the Company's 1999 Offering. Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same for the Company's 1999 Offering. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties and, to a lesser extent, make Mortgage Loans.

3.       Investment in Unconsolidated Subsidiary:

         In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows") pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International. At the time the agreement was entered into, the eight Properties (four as Courtyard(R) by Marriott(R) hotels, three as Residence Inn(R) by Marriott(R) hotels, and one as a Marriott Suites(R)) were either newly constructed or in various stages of completion.

         In February 1999 and June 1999, Hotel Investors purchased seven of the eight Properties for an aggregate purchase price of approximately $167 million and paid $3 million as a deposit on the one remaining Property. The Properties acquired were a Courtyard by Marriott located in Plano, Texas, a Marriott Suites located in Dallas, Texas, a Residence Inn by Marriott located in Las Vegas, Nevada, a Residence Inn by Marriott located in Plano, Texas, a Courtyard by Marriott located in Scottsdale, Arizona, a Courtyard by Marriott located in Seattle, Washington and a Residence Inn by Marriott located in Phoenix, Arizona. The $3 million deposit relating to the eighth Property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the Property under the purchase and sale agreement. As of December 31, 1999, Hotel Investors owned seven of the newly constructed hotels.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


3.       Investment in Unconsolidated Subsidiary - Continued:

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, collateralized by Hotel Investors' interests in the Properties (the "Hotel Investors Loan").

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of
         Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock is exchangeable upon demand into common stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and those of Hotel Investors.

         Cash available for distributions of Hotel Investors is distributed first to Five Arrows with respect to dividends payable on the Class A Preferred Stock. Such dividends are calculated based on Five Arrows' "special investment amount," or $1,294.78 per share, representing the sum of its investment in Hotel Investors and its approximately $14 million investment in the Company, on a per share basis, adjusted for any dividends received from the Company. Then, cash available for distributions is distributed to the Company with respect to its Class B Preferred Stock. Next, cash available for distributions is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded eight percent return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares.

         Five Arrows also invested approximately $14 million in the Company through the purchase of common stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to 387,868 shares of common stock. For the year ended December 31, 1999, the Company incurred approximately $54,000 in interest expense on this convertible loan.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor, Hotel Investors, and certain affiliates have agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its advisory agreement.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


3.       Investment in Unconsolidated Subsidiary - Continued:

         The following presents condensed financial information for Hotel Investors as of and for the period from February 10, 1999 (inception) to December 31, 1999:

                Land, buildings and equipment on operating leases, net                    $165,088,059
                Cash and cash equivalents                                                    4,884,014
                Loan costs, net                                                                708,006
                Accrued rental income                                                          283,914
                Prepaid expenses, receivables and other assets                               3,283,306
                Liabilities                                                                 92,229,193
                Redeemable preferred stock - Class A and Class B                            85,361,864
                Stockholders' deficit                                                       (2,915,614 )
                Revenues                                                                    13,025,978
                Net earnings                                                                 4,104,936
                Preferred stock dividends                                                    5,693,642
                Loss applicable to common stockholders                                      (1,588,706 )

         During  the  year  ended  December  31,  1999,  the  Company   recorded
         $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,975,040 attributable to this investment.

4.       Land, Buildings and Equipment on Operating Leases:

         During the year ended December 31, 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) (the "LLC"), for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic property was recently renovated and converted into a hotel which commenced operations in late November 1999. The LLC is included with the accounts of the Company except for the remaining 11% interest which is reflected as minority interest in the accompanying consolidated financial statements.

         In addition, during the year ended December 31, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California for approximately $15.5 million. The Property is being operated by the tenant as a Residence Inn by Marriott.

         The Company leases its land, buildings and equipment to hotel operators. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and have been classified as operating leases. The lease terms range from 15 to 19 years and provide for minimum and contingent rentals. In addition, the tenant pays all property taxes and assessments and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew each of the leases for two to three successive five-year to ten-year periods subject to the same terms and

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


4.       Land, Buildings and Equipment on Operating Leases - Continued:

         conditions of the initial leases. The leases also require the establishment of capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent. For the years ended December 31, 1999 and 1998, revenues from the FF&E Reserve totaled $320,356 and $98,099, respectively, of which $275,630 and $82,407, respectively, is classified as restricted cash. No such amounts were earned or outstanding during 1997.

         Land, buildings and equipment on operating leases consisted of the following at December 31:

                                                   1999                1998
                                               -------------     -------------

             Land                                $12,337,950        $2,926,976
             Buildings                            92,220,370        23,476,442
             Equipment                             9,272,785         2,349,131
                                               --------------    --------------
                                                 113,831,105        28,752,549
             Less accumulated depreciation        (1,603,334 )        (384,166 )
                                               --------------    --------------
                                                $112,227,771       $28,368,383
                                               ==============    ==============

         Certain leases provide an increase in the minimum annual rent at a predetermined interval during the terms of the leases. Such amount is recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 1999 and 1998, the Company recognized $35,238 and $44,160, respectively, of such rental income. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings. No such amounts were earned during 1997.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 1999:


               2000                                           $ 10,971,195
               2001                                             10,971,195
               2002                                             10,971,195
               2003                                             10,971,195
               2004                                             10,971,195
               Thereafter                                      118,283,694
                                                           ----------------
                                                              $173,139,669
                                                           ================

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on a percentage of the tenant's gross sales.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


5.       Other Assets:

         Other assets as of December 31, 1999 and 1998 were $7,627,565 and $1,980,560, respectively, which consisted of acquisition fees and miscellaneous acquisition expenses that will be allocated to future Properties.

6.       Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1999, 12,885 shares of common stock were redeemed and retired. No shares were redeemed in 1998 or 1997.

7.       Line of Credit:

         On July 31, 1998, the Company entered into a revolving line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The line of credit provides that the Company may receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, in the bank's reasonable discretion, of the credit quality. Interest expense on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or
         (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of .5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorneys fees, subject to a maximum cap, incurred in connection with the line of credit and each advance.

         In connection with the line of credit, the Company incurred a commitment fee, legal fees and closing costs of approximately $138,000. As of December 31, 1999, the Company has no amounts outstanding under the line of credit.

8.       Stock Issuance Costs:

         The Company has incurred certain expenses of its offerings of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


8.       Stock Issuance Costs - Continued:

         During the years ended December 31, 1999, 1998 and 1997, the Company incurred $26,632,124, $3,606,871 and $2,304,561, respectively, in organizational and offering costs, including $18,475,145, $2,535,494 and $906,032, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 10). Of these amounts $26,632,124, $3,601,898 and $2,284,561, respectively, have been treated  as stock  issuance  costs and $4,973  and  $20,000,  have been treated as start-up and organization costs in 1998 and 1997, respectively. The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above. The organization costs have been expensed.

9.       Distributions:

         For the years ended December 31, 1999, 1998 and 1997, approximately 75 percent, 76 percent and 100 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and for the years ended December 31, 1999 and 1998, approximately 25 percent and 24 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 1999, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

10.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company. On June 12, 1996 (date of inception), CNL Fund Advisors, Inc. contributed $200,000 in cash to the Company and became its sole stockholder. In February 1997, the Advisor purchased the Company's outstanding common stock from CNL Fund Advisors, Inc. and became the sole stockholder of the Company.

         During the years ended December 31, 1999, 1998 and 1997, the Company incurred $17,320,448, $2,377,026 and $849,405 respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($16,164,488, $2,200,516 and $792,832, respectively) were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 1999, 1998 and 1997, the Company incurred $1,154,697, $158,468 and
         $56,627, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Initial Offering and the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which the offering is completed in the amount of 0.20% of the stockholders' investment in the Company. CNL Securities Corp. in turn may reallow all or a portion of such fee to soliciting dealers whose clients hold shares on such date. As of December 31, 1999, no such fees had been incurred.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


10.      Related Party Transactions - Continued:

         In addition, in connection with its current offering of common stock, the Company has agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp.. The price for each warrant will be $0.0008 and one warrant will be issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the current offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. As of December 31, 1999, in connection with the 1999 Offering, CNL Securities Corp. was entitled to approximately 479,000 Soliciting Dealer Warrants; however, no such warrants had been issued as of that date.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 1999, 1998 and 1997, the Company incurred $10,956,455, $1,426,216 and
         $509,643, respectively, of such fees. Such fees are included in land, buildings and equipment on operating leases and other assets.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described below, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). For the year ended December 31, 1999, the Company's operating expenses did not exceed the Expense Cap. As of year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement. For the year ended December 31, 1997, the Expense Cap was not applicable.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year, as the Advisor shall determine. During the years ended December 31, 1999 and 1998, the Company incurred $106,788 and $68,114, respectively, of such fees. No such fees were incurred by the Company for 1997.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


10.      Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                  Years Ended December 31,
                                                          1999              1998              1997
                                                      -------------     -------------     -------------
               Stock issuance costs                     $3,854,739          $494,729          $185,335
               General operating and
                   administrative expenses                 351,846           140,376             6,889
               Land, buildings and equipment
                   on operating leases and
                   other assets                                124             9,084                --
                                                     --------------     -------------     -------------
                                                        $4,206,709          $644,189          $192,224
                                                     ==============     =============     =============

         The amounts due to related parties consisted of the following at December 31:

                                                                           1999               1998
                                                                        ------------      -------------
               Due to the Advisor:
                    Expenditures incurred on behalf
                       of the Company for accounting
                       and administrative services                        $ 477,533           $110,496
                    Acquisition fees                                        337,797            137,974
                    Management fees                                          19,642                 --
                                                                        ------------      -------------
                                                                            834,972            248,470
                                                                        ------------      -------------
               Due to CNL Securities Corp.:
                    Commissions                                             229,834             66,063
                    Marketing support and due diligence
                       expense reimbursement fee                             16,764              4,404
                                                                        ------------      -------------
                                                                            246,598             70,467
                                                                        ------------      -------------

               Due to other related party                                     3,773                 --
                                                                        ------------      -------------
                                                                         $1,085,343           $318,937
                                                                        ============      =============

         During 1999, the Company opened three bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $15,275,629 at December 31, 1999.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


11.      Concentration of Credit Risk:

         STC Leasing  Associates,  LLC ("STC")  (which  operates  and leases two
         Properties) contributed more than ten percent of the Company's total rental income for the years ended December 31, 1999 and 1998. In addition, WI Hotel Leasing LLC (which leases seven Properties) contributed more than ten percent of Hotel Investor's total rental income. In addition, all of the Company's rental income (including the Company's share of rental income from Hotel Investors) was earned from Properties operating as Marriott(R) brand chains. Although the Company intends to acquire Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

         It is expected that the percentage of total rental income contributed by STC will decrease as additional Properties are acquired and leased during 2000 and subsequent years.

12.      Earnings Per Share:

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the year ended December 31, 1999, approximately 5.5 million shares, related to the conversion of Hotel Investors' Class A Preferred Stock to the Company's common stock, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period. The Company had no potentially dilutive common shares in 1998 or 1997.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


12.      Earnings Per Share - Continued:

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the years ended December 31, 1999, 1998 and 1997:

                                                                1999                 1998                1997
                                                            --------------       --------------      --------------
Basic Earnings Per Share:
   Net earnings                                               $ 7,515,988            $ 958,939           $  22,852
                                                            ==============       ==============      ==============

   Weighted average number of shares outstanding               15,890,212            2,402,344             686,063
                                                            ==============       ==============      ==============

   Basic earnings per share                                          0.47                 0.40                0.03
                                                            ==============       ==============      ==============

Diluted Earnings Per Share:
   Net earnings                                              $ 7,515,988             $ 958,939           $  22,852

   Additional income attributable to investment in
      unconsolidated subsidiary assuming all Class A
      Preferred Shares were converted                           2,129,899                   --                  --
                                                            --------------       --------------      --------------

         Adjusted net earnings assuming dilution              $ 9,645,887            $ 958,939           $  22,852
                                                            ==============       ==============      ==============

Weighted average number of shares outstanding                  15,890,212            2,402,344             686,063

Assumed conversion of Class A Preferred Stock                   5,547,647                   --                  --
                                                            --------------       --------------      --------------

         Adjusted weighted average number of
         shares outstanding                                    21,437,859            2,402,344             686,063
                                                            ==============       ==============      ==============

Diluted earnings per share                                       $   0.45             $   0.40            $   0.03
                                                            ==============       ==============      ==============

13.      Commitments and Contingencies:

         During 1998, the Company entered into agreements to acquire three hotel Properties for an anticipated aggregate purchase price of approximately $100 million. In connection with these agreements, the Company has a deposit in the form of a letter of credit, which is collateralized by a certificate of deposit, amounting to $5 million. Additionally, as of December 31, 1999, the Company had a commitment to acquire an additional three hotel Properties for an anticipated aggregate purchase price of approximately $48 million. In connection with this agreement, the Company has a deposit of approximately $1.6 million held in escrow.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                  Years Ended December 31, 1999, 1998 and 1997


13.      Commitments and Contingencies - Continued:

         In connection with the acquisition of two Properties in 1998, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. No Earnout Amounts under this agreement have been payable as of December 31, 1999.

         In addition, in connection with the acquisition of the 89% interest in the LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11% interest in the LLC. These rights are effective five years after the hotel's opening which is November 2004. The price for the 11% interest is equal to 11% of the lesser of (a) an amount equal to the product of
         8.5 multiplied times net house profit (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, or (b) the appraised fair market value.

14.      Subsequent Events:

         During the period January 1, 2000 through January 21, 2000, the Company
         received   subscription  proceeds  for  an  additional  901,779  shares
         ($9,017,790) of common stock.

         On  January  1,  2000,  the  Company  declared  distributions  totaling
         $1,745,931, or $0.0604 per share of common stock, payable in March 2000, to stockholders of record on January 1, 2000.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1999


                                                                                                               Costs Capitalized
                                                                                                                   Subsequent
                                                                       Initial Cost                              To Acquisition
                                                    -------------------------------------------------   ---------------------------

                                           Encum-                                                          Improve-      Carrying
                                          brances        Land          Buildings        Equipment           ments         Costs
                                          ---------  --------------  --------------    -------------    ------------    -----------
Properties the Company has
   Invested in Under
   Operating Leases:

     Residence Inn(R) by Marriott(R):
       Atlanta, Georgia                                 $1,907,479     $13,459,040       $1,234,689         $35,485           $ --
       Duluth, Georgia                                   1,019,497      10,017,402        1,114,442          26,500             --
       Mira Mesa, California                             2,002,314      12,924,317        1,701,280              --             --
                                                     --------------  --------------    -------------    ------------    -----------

                                                         4,929,290      36,400,759        4,050,411          61,985             --

     Courtyard(R) by Marriott(R):
       Philadelphia, Pennsylvania                        7,408,660      55,819,611        5,160,389              --             --
                                                     --------------  --------------    -------------    ------------    -----------

                                                       $12,337,950     $92,220,370       $9,210,800         $61,985             --
                                                     ==============  ==============    =============    ============    ===========


                                                                                                                           Life
                                                                                                                          on Which
                                                                                                                        Depreciation
          Gross Amount at Which Carried                                                      Date                        in Latest
             at Close of Period (d)                                                           of                           Income
--------------------------------------------------                        Accumulated        Con-           Date        Statement is
     Land             Buildings       Equipment            Total          Depreciation     struction       Acquired        Computed
----------------    --------------   -------------    ---------------    --------------     ---------    -----------  --------------
     $1,907,479       $13,459,040      $1,270,174        $16,636,693         $ 731,622        1997         07/98             (c)
      1,019,497        10,017,402       1,140,942         12,177,841           584,111        1997         07/98             (c)
      2,002,314        12,924,317       1,701,280         16,627,911            34,124        1999         12/99             (c)
----------------    --------------   -------------    ---------------    --------------

      4,929,290        36,400,759       4,112,396         45,442,445         1,349,857        1999         11/99             (c)


      7,408,660        55,819,611       5,160,389         68,388,660           253,477
----------------    --------------   -------------    ---------------    --------------

    $12,337,950       $92,220,370      $9,272,785       $113,831,105        $1,603,334
================    ==============   =============    ===============    ==============




                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                                December 31, 1999


(a) Transactions in real estate and accumulated depreciation during 1999, 1998 and 1997 are summarized as follows:

                                                                                      Accumulated
                                                               Cost (b) (d)          Depreciation
                                                              ----------------      ----------------
               Properties the Company has
                   Invested in Under Operating
                   Leases:

                     Balance, December 31, 1998                   $        --             $      --
                     Acquisitions                                  28,752,549                    --
                     Depreciation expense (c)                              --               384,166
                                                              ----------------      ----------------

                     Balance, December 31, 1998                   $28,752,549             $ 384,166
                     Acquisitions                                  85,078,556                    --
                     Depreciation expense (c)                              --             1,219,168
                                                              ----------------      ----------------

                     Balance, December 31, 1999                  $113,831,105            $1,603,334
                                                              ================      ================

(b) As of December 31, 1999 and 1998, the aggregate cost of the Properties owned directly and indirectly by the Company and its subsidiaries for federal income tax purposes was $113,831,105 and $28,752,549, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(d) During the years ended December 31, 1999, 1998 and 1997, the Company incurred acquisition fees totalling $4,470,836, $1,507,010 and $0, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases at December 31, 1999 and 1998.

                      INDEX TO OTHER FINANCIAL INFORMATION


The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for two tenants relating to properties representing more than 20 percent of the Company's total assets as of March 31, 2000 and December 31, 1999. The summarized financial information presented for Marriott as of March 24, 2000 and for the quarter ended March 24, 2000, was obtained from the Form 10-Q/A filed by Marriott with the Securities and Exchange Commission for the quarter ended March 24, 2000. The summarized financial information presented for Marriott as of December 31, 1999 and 1998, and for each of the years ended December 31, 1999, 1998, and 1997, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended December 31, 1999.

                                                                          Page
                                                                          ----
Marriott International, Inc. and Subsidiaries:

    Selected Financial Data for the quarter ended March 24, 2000          B-44

    Selected Financial Data for the year ended December 31, 1999          B-45

                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)






Condensed Consolidated Balance
Sheet Data:

                                                           March 24, 2000
                                                          ------------------

Current assets                                                   $1,564
Noncurrent assets                                                 5,986
Current liabilities                                               1,669
Noncurrent liabilities                                            3,091


Condensed Consolidated Statement of
Income Data:
                                                           March 24, 2000
                                                          ------------------

Gross revenues                                                   $2,172

Costs and expenses                                                2,078

Net income                                                           94

Basic earnings per share                                            .39

Diluted earnings per share                                          .37

                           Other Financial Information

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)






Consolidated Balance Sheet Data:
                                                                                      December 31,
                                                                                 1999             1998
                                                                              ---------         --------

Current assets                                                                   $1,600          $1,333
Noncurrent assets                                                                 5,724           4,900
Current liabilities                                                               1,743           1,412
Noncurrent liabilities                                                            2,673           2,251



Consolidated Statement of Income Data:
                                                                                  Year Ended December 31,
                                                                            1999            1998            1997
                                                                         ---------      ----------       ---------

Gross revenues                                                            $8,771          $8,004          $7,268

Costs and expenses                                                         8,371           7,614           6,944

Net income                                                                   400             390             324

Basic earnings per share                                                    1.62            1.56            1.27

Diluted earnings per share                                                  1.51            1.46            1.19


                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Health Care Properties, Inc., to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Health Care Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1999. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 1999.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 1999, of the Prior Public Programs, the offerings of which became fully subscribed between January 1995 and December 1999.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix C because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1995 and December 1999.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           -------------
                                                                              (Note 1)
Dollar amount offered                              $45,000,000                $747,464,420             $30,000,000
                                                  =============           =================           =============

Dollar amount raised                                     100.0%                      100.0%                  100.0%
                                                  -------------           -----------------           -------------

Less offering expenses:

   Selling commissions and discounts                      (8.5)                       (7.5)                   (8.5)
   Organizational expenses                                (3.0)                       (2.2)                   (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                               (0.5)                       (0.5)                   (0.5)
                                                  -------------           -----------------           -------------
                                                         (12.0)                      (10.2)                  (12.0)
                                                  -------------           -----------------           -------------
Reserve for operations                                      --                          --                      --
                                                  -------------           -----------------           -------------

Percent available for investment                          88.0%                       89.8%                   88.0%
                                                  =============           =================           =============

Acquisition costs:

   Cash down payment                                      82.5%                       85.3%                   83.5%
   Acquisition fees paid to affiliates                     5.5                         4.5                     4.5
   Loan costs                                               --                          --                      --
                                                  -------------           -----------------           -------------

Total acquisition costs                                   88.0%                       89.8%                   88.0%
                                                  =============           =================           =============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                      --                          --                      --

Date offering began                                    9/02/94            4/19/95, 2/06/97                 9/02/95
                                                                               and 3/02/98

Length of offering (in months)                               9               22, 13 and 9,                      12
                                                                              respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                    11              23, 16 and 11,                      15
                                                                              respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
           issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

   CNL Income         CNL Health Care
   Fund XVIII,          Properties,
      Ltd.                 Inc.
 ----------------    ------------------
                         (Note 2)

     $35,000,000
 ================

           100.0%
 ----------------



            (8.5)
            (3.0)



            (0.5)
 ----------------
           (12.0)
 ----------------
               --
 ----------------

            88.0%
 ================



            83.5%
             4.5
               --
 ----------------

            88.0%
 ================


               --

         9/20/96


              17




              17

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                   CNL Income               CNL American               CNL Income
                                                   Fund XVI,              Properties Fund,             Fund XVII,
                                                      Ltd.                      Inc.                      Ltd.
                                                  -------------           -----------------           --------------
                                                                              (Note 1)
Date offering commenced                                9/02/94            4/19/95, 2/06/97                  9/02/95
                                                                               and 3/02/98

Dollar amount raised                               $45,000,000                $747,464,420              $30,000,000
                                                  =============           =================           ==============
Amount paid to sponsor from proceeds
  of offering:
     Selling commissions and discounts               3,825,000                  56,059,832                2,550,000
     Real estate commissions                                --                          --                       --
     Acquisition fees (Notes 5 and 6)                2,475,000                  33,604,618                1,350,000
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                          225,000                   3,737,322                  150,000
                                                  -------------           -----------------           --------------
Total amount paid to sponsor                         6,525,000                  93,401,772                4,050,000
                                                  =============           =================           ==============
Dollar amount of cash generated from
   operations before deducting payments to
   sponsor:
     1999 (Note 7)                                   3,327,199                 311,630,414                2,567,164
     1998                                            3,765,104                  42,216,874                2,638,733
     1997                                            3,909,781                  18,514,122                2,611,191
     1996                                            3,911,609                   6,096,045                1,340,159
     1995                                            2,619,840                     594,425                   11,671
     1994                                              212,171                          --                       --
     1993                                                   --                          --                       --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     1999                                              175,968                   4,369,200                  117,146
     1998                                              141,410                   3,100,599                  117,814
     1997                                              129,357                   1,437,908                  116,077
     1996                                              157,883                     613,505                  107,211
     1995                                              138,445                      95,966                    2,659
     1994                                                7,023                          --                       --
     1993                                                   --                          --                       --
Dollar amount of property sales
   and refinancing before deducting
   payments to sponsor:
     Cash (Note 3)                                   2,052,695                  14,349,067                1,675,385
     Notes                                                  --                          --                       --
Amount paid to sponsors from property
     sales and refinancing:
     Real estate commissions                                --                          --                       --
     Incentive fees                                         --                          --                       --
     Other (Notes 2 and 6)                                  --                          --                       --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
           issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plans.

  CNL Income         CNL Health Care
  Fund XVIII,          Properties,
     Ltd.                 Inc.
----------------    ------------------
                        (Note 4)
        9/20/96


    $35,000,000
================


      2,975,000
             --
      1,575,000



        175,000
----------------
      4,725,000
================



      2,921,071
      2,964,628
      1,459,963
         30,126
             --
             --
             --



        124,031
        132,890
         98,207
          2,980
             --
             --
             --



        688,997
              --


              --
              --
              --


Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and
           $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Health Care Properties, Inc. registered for sale $155,000,000 of shares of common stock, including $5,000,000 available only to stockholders participating in the company's reinvestment plan. The offering of shares of CNL Health Care Properties, Inc. commenced September 18, 1998. As of December 31, 1999, CNL Health Care Properties, Inc. had received subscription proceeds of $5,435,283 (543,528 shares) from the offering, including 1,254 shares ($12,540) through the reinvestment plan and 23,500 shares ($235,000) from Pennsylvania investors which will be held in escrow until the Company receives aggregate subscriptions of at least $7,775,000. From the commencement of the offering through December 31, 1999, total selling commissions and discounts were $390,021, marketing support and due diligence expense reimbursement fees were $26,002, and acquisition fees were $234,013, for a total due to the sponsor

Note 4
  (Continued):
           of $650,035. CNL Health Care Properties, Inc. had cash generated from operations for the period July 13, 1999 (the date funds were originally released from escrow) through December 31, 1999 of $12,851. CNL Health Care Properties, Inc. made payments of $37,591 to the sponsor from operations for this period.


Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999 APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see note
           6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and equipment lease servicing fees.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                                    TABLE III
                       Operating Results of Prior Programs
                            CNL INCOME FUND XVI, LTD.

                                                     1993
                                                   (Note 1)             1994              1995               1996
                                                 --------------     --------------    --------------     -------------
Gross revenue                                         $      0         $  186,257       $ 2,702,504       $ 4,343,390
Equity in earnings from joint venture                        0                  0                 0            19,668
Gain/(loss) from sale of properties
(Notes 4, 5 and 10)                                          0                  0                 0           124,305
Provision for loss on building (Note 8)                      0                  0                 0                 0
Interest income                                              0             21,478           321,137            75,160
Less:  Operating expenses                                    0            (10,700)         (274,595)         (261,878)
       Transaction costs                                     0                  0                 0                 0
       Interest expense                                      0                  0                 0                 0
       Depreciation and amortization                         0             (9,458)         (318,205)         (552,447)
                                                 --------------     --------------    --------------     -------------
Net income - GAAP basis                                      0            187,577         2,430,841         3,748,198
                                                 ==============     ==============    ==============     =============
Taxable income
    -  from operations                                       0            189,864         2,139,382         3,239,830
                                                 ==============     ==============    ==============     =============
    -  from gain (loss) on sale
      (Notes 4, 5 and 10)                                    0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Cash generated from operations
    (Notes 2 and 3)                                          0            205,148         2,481,395         3,753,726
Cash generated from sales (Notes 4, 5 and 10)                0                  0                 0           775,000
Cash generated from refinancing                              0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated from operations, sales and
    refinancing                                              0            205,148         2,481,395         4,528,726
Less:  Cash distributions to investors
    (Note 6)
      -  from operating cash flow                            0             (2,845)       (1,798,921)       (3,431,251)
      -  from cash flow from prior period                    0                  0                 0                 0
                                                 --------------     --------------    --------------     -------------
Cash generated (deficiency) after cash
    distributions                                            0            202,303           682,474         1,097,475
Special items (not including sales and
    refinancing):
      Limited partners' capital
        contributions                                        0         20,174,172        24,825,828                 0
      General partners' capital
        contributions                                    1,000                  0                 0                 0
      Syndication costs                                      0         (1,929,465)       (2,452,743)                0
      Acquisition of land and buildings                      0        (13,170,132)      (16,012,458)       (2,355,627)
      Investment in direct financing leases                  0           (975,853)       (5,595,236)         (405,937)
      Investment in joint ventures                           0                  0                 0          (775,000)
      Reimbursement of organization,
        syndication and acquisition costs
        paid on behalf of CNL Income
        Fund XVI, Ltd. by related parties                    0           (854,154)         (405,569)           (2,494)
      Increase in other assets                               0           (443,625)          (58,720)                0
      Increase (decrease) in restricted cash                 0                  0                 0                 0
      Reimbursement from developer of
         construction costs                                  0                  0                 0                 0
      Other                                                (36)           (20,714)           20,714                 0
                                                 --------------     --------------    --------------     -------------

Cash generated (deficiency) after cash
    distributions and special items                        964          2,982,532         1,004,290        (2,441,583)
                                                 ==============     ==============    ==============     =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                       0                 17                53                71
                                                 ==============     ==============    ==============     =============
    -  from recapture                                        0                  0                 0                 0
                                                 ==============     ==============    ==============     =============
Capital gain (loss) (Notes 4, 5 and 10)                      0                  0                 0                 0
                                                 ==============     ==============    ==============     =============

     1997               1998              1999
----------------    --------------    -------------
   $  4,308,853       $ 3,901,555      $ 3,852,222
         73,507           132,002          158,580

         41,148                 0          (84,478)
              0          (266,257)               0
         73,634            60,199           49,008
       (272,932)         (270,489)        (359,311)
              0           (24,652)        (212,093)
              0                 0                0
       (563,883)         (555,360)        (588,920)
----------------    --------------    -------------
      3,660,327         2,976,998        2,815,008
================    ==============    =============

      3,178,911         3,153,618        2,835,955
================    ==============    =============

         64,912                 0         (102,397)
================    ==============    =============

      3,780,424         3,623,694        3,151,231
        610,384                 0          667,311
              0                 0                0
----------------    --------------    -------------

      4,390,808         3,623,694        3,818,542


     (3,600,000)       (3,623,694)      (3,151,231)
              0           (66,306)        (448,769)
----------------    --------------    -------------

        790,808           (66,306)         218,542



              0                 0                0

              0                 0                0
              0                 0                0
        (23,501)           (3,545)               0
        (29,257)          (28,403)               0
              0          (744,058)        (158,512)



              0                 0                0
              0                 0                0
       (610,384)          610,384                0

              0           161,648                0
              0                 0          (25,866)
----------------    --------------    -------------

        127,666           (70,280)          34,164
================    ==============    =============




             70                69               62
================    ==============    =============
              0                 0                0
================    ==============    =============
              1                 0               (2)
================    ==============    =============

                                                 1993
                                               (Note 1)     1994      1995       1996
                                               --------     -----     -----      -----
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                        0         1        45         76
    -  from capital gain                             0         0         0          0
    -  from investment income from prior
       period                                        0         0         0          0
                                               --------     -----     -----      -----
Total distributions on GAAP basis (Note 6)           0         1        45         76
                                               ========     =====     =====      =====
   Source (on cash basis)
    -  from sales                                    0         0         0          0
    -  from refinancing                              0         0         0          0
    -  from operations                               0         1        45         76
    -  from prior period                             0         0         0          0
                                               --------     -----     -----      -----
Total distributions on cash basis (Note 6)           0         1        45         76
                                               ========     =====     =====      =====
Total cash distributions as a percentage
    of original $1,000 investment
    (Notes 7 and 9)                               0.00%     4.50%     6.00%      7.88%
Total cumulative cash distributions per
    $1,000 investment from inception                 0         1        46        122
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties in
    program)  (Notes 4, 5 and 10)                  N/A       100%      100%       100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVI.

Note 4: In April 1996, CNL XVI sold one of its properties and received net sales proceeds of $775,000, resulting in a gain of $124,305 for financial reporting purposes. In October 1996, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with an affiliate of the general partners.

Note 5: In March 1997, CNL XVI sold one of its properties and received net sales proceeds of $610,384, resulting in a gain of $41,148 for financial reporting purposes. In January 1998, CNL XVI reinvested the net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 6: Distributions declared for the quarters ended December 31, 1994, 1995, 1996, 1997 and 1998 are reflected in the 1995, 1996, 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1995, 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994, 1995, 1996, 1997, 1998 and 1999 are not included in the 1994, 1995,
           1996, 1997, 1998 and 1999 totals, respectively.

Note 7: Cash distributions for 1998 include an additional amount equal to 0.20% of invested capital which was earned in 1997 but declared payable in the first quarter of 1998.

Note 8: During the year ended December 31, 1998, CNL XVI recorded a provision for loss on building of $266,257 for financial reporting purposes relating to a Long John Silver's property in Celina, Ohio. The tenant of this property filed for bankruptcy and ceased payment of rents under the terms of its lease agreement. The allowance represents the difference between the Property's carrying value at December 31, 1998 and the estimated net realizable value for this Property.

1997     1998     1999
-----    -----    -----



  80       65       62
   0        0        0

   0       17       18
-----    -----    -----
  80       82       80
=====    =====    =====

   0        0        0
   0        0        0
  80       81       70
   0        1       10
-----    -----    -----
  80       82       80
=====    =====    =====



8.00%    8.20%    8.00%

 202      284      364








 100%    100%      99%



Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 10: In November 1999, CNL XVI sold one of its properties and received net sales proceeds of $667,311, resulting in a loss of $84,478 for financial reporting purposes. CNL XVI intends to reinvest the net sales proceeds from the sale of this property in an additional property.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                            1994                                                1997
                                                          (Note 1)          1995              1996            (Note 2)
                                                         ------------    ------------     -------------     -------------
Gross revenue                                                $     0       $ 539,776        $4,363,456      $ 15,516,102
Equity in earnings of joint venture                                0               0                 0                 0
Loss on sale of assets (Notes 7 and 15)                            0               0                 0                 0
Provision for losses on assets (Notes 12 and 14)                   0               0                 0                 0
Interest income                                                    0         119,355         1,843,228         3,941,831
Less:  Operating expenses                                          0        (186,145)         (908,924)       (2,066,962)
       Transaction costs                                           0               0                 0                 0
       Interest expense                                            0               0                 0                 0
       Depreciation and amortization                               0        (104,131)         (521,871)       (1,795,062)
       Advisor acquisition expense (Note 16)                       0               0                 0                 0
       Minority interest in income of consolidated
         joint venture                                             0             (76)          (29,927)          (31,453)
                                                         ------------    ------------     -------------     -------------
Net income (loss) - GAAP basis                                     0         368,779         4,745,962        15,564,456
                                                         ============    ============     =============     =============
Taxable income
    -  from operations (Note 8)                                    0         379,935         4,894,262        15,727,311
                                                         ============    ============     =============     =============
    -  from gain (loss) on sale (Notes 7 and 15)                   0               0                 0           (41,115)
                                                         ============    ============     =============     =============
Cash generated from operations (Notes 4 and 5)                     0         498,459         5,482,540        17,076,214
Cash generated from sales (Notes 7 and 15)                         0               0                 0         6,289,236
Cash generated from refinancing                                    0               0                 0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated from operations, sales and                          0         498,459         5,482,540        23,365,450
refinancing
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                         0        (498,459)       (5,439,404)      (16,854,297)
      -  from sale of properties                                   0               0                 0                 0
      -  from cash flow from prior period                          0               0                 0                 0
      -  from return of capital (Note 10)                          0        (136,827)                0                 0
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash distributions               0        (136,827)           43,136         6,511,153
Special items (not including sales of real estate
and refinancing):
      Subscriptions received from stockholders                     0      38,454,158       100,792,991       222,482,560
      Sale of common stock to CNL Fund
       Advisors, Inc.                                        200,000               0                 0                 0
      Retirement of shares of common stock
       (Note 13)                                                   0               0                 0                 0
      Contributions from minority interest                         0         200,000            97,419                 0
      Distributions to holder of minority interest                 0               0           (39,121)          (34,020)
      Stock issuance costs                                       (19)     (3,680,704)       (8,486,188)      (19,542,862)
      Acquisition of land and buildings                            0     (18,835,969)      (36,104,148)     (143,542,667)
      Investment in direct financing leases                        0      (1,364,960)      (13,372,621)      (39,155,974)
      Proceeds from sales of equipment direct
        financing leases                                           0               0                 0           962,274
      Investment in joint venture                                  0               0                 0                 0
      Purchase of other investments                                0               0                 0                 0
      Investment in mortgage notes receivable                      0               0       (13,547,264)      (4,401,982)
      Collections on mortgage notes receivable                     0               0           133,850           250,732
      Investment in equipment and other notes
       receivable                                                  0               0                 0       (12,521,401)
      Collections on equipment and other notes
       receivable                                                  0               0                 0                 0
      Investment in (redemption of) certificates of
       deposit                                                     0               0                 0        (2,000,000)
      Proceeds of borrowing on line of credit and
       note payable                                                0               0         3,666,896        19,721,804
      Payment on line of credit                                    0               0          (145,080)      (20,784,577)
      Reimbursement of organization, acquisition,
        and deferred offering and stock issuance costs
        paid on behalf of CNL American Properties Fund,
        Inc. by related parties                             (199,036)     (2,500,056)         (939,798)       (2,857,352)
      Increase in intangibles and other assets                     0        (628,142)       (1,103,896)                0
      Proceeds from borrowings on mortgage
        warehouse facility                                         0               0                 0                 0
      Payments on mortgage warehouse facility                      0               0                 0                 0
      Payments of loan costs                                       0               0                 0                 0
      Other                                                        0               0           (54,533)           49,001
                                                         ------------    ------------     -------------     -------------
Cash generated (deficiency) after cash
   distributions and special items                                945      11,507,500        30,941,643         5,136,689
                                                         ============    ============     =============     =============


     1998              1999
   (Note 3)          (Note 3)
---------------   ---------------

   $33,202,491      $ 62,165,451
        16,018            97,307
             0        (1,851,838)
      (611,534)       (7,779,195)
     8,984,546        13,335,146
    (5,354,859)      (12,833,224)
             0        (6,798,803)
             0       (10,205,197)
    (4,054,098)       (9,591,787)
             0       (76,333,516)

       (30,156)          (41,678)
---------------   ---------------
    32,152,408       (49,837,334)
===============   ===============

    33,553,390        58,152,473
===============   ===============
      (149,948)         (789,861)
===============   ===============
    39,116,275       307,261,214
     2,385,941         5,302,433
             0                 0
---------------   ---------------
    41,502,216       312,563,647

   (39,116,275)      (60,078,825)
             0                 0
      (265,053)                0
       (67,821)                0
---------------   ---------------
     2,053,067       252,484,822


   385,523,966           210,736

             0                 0

      (639,528)          (50,891)
             0           740,621
       (34,073)          (66,763
   (34,579,650)         (737,190)
  (200,101,667)     (286,411,210)
   (47,115,435)      (63,663,720)

             0         2,252,766
      (974,696)         (187,452)
   (16,083,055)                0
    (2,886,648)       (4,041,427)
       291,990           393,468

    (7,837,750)      (26,963,918)

     1,263,633         3,500,599

             0         2,000,000

     7,692,040       439,941,245
        (8,039)      (61,580,289)



    (4,574,925)       (1,492,310)
    (6,281,069)       (1,862,036)

             0        27,101,067
             0      (352,808,966)
             0        (5,947,397)
       (95,101)                0
---------------   ---------------

    75,613,060       (77,188,245)
===============   ===============


                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                             0                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                       0                 0                  0                 0
                                                ==============     =============     ==============     =============
Capital gain (loss) (Note 7)                                0                 0                  0                 0
                                                ==============     =============     ==============     =============
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                19                 59                66
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
        period                                              0                 0                  0                 0
    -  from return of capital (Note 10)                     0                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations (Note 4)                             0                26                 67                72
    -  from cash flow from prior period                     0                 0                  0                 0
    -  from return of capital (Note 10)                     0                 7                  0                 0
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                 0                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                  0.00%             5.34%              7.06%             7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                        0                33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Note 7)                                    N/A               100%               100%              100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
           issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in mortgage loans, proceeds from sale of mortgage loans, collections of mortgage loans, proceeds from securitization transactions and

      1998                 1999
    (Note 3)             (Note 3)
------------------    ---------------





               63                 74
==================    ===============
                0                  0
==================    ===============
                0                 (1)
==================    ===============


               60                  0
                0                  0

                0                  0
               14                 76
------------------   ---------------

               74                 76
==================    ===============

                0                  0
                0                  0
               73                 76
                1                  0
                0                  0
------------------    ---------------

               74                 76
==================    ===============

            7.625%              7.62%

              246                322






              100%               100%


Note 4
   (Continued):
           purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:    Taxable income presented is before the dividends paid deduction.

Note 9: For the years ended December 31, 1999, 1998, 1997, 1996 and 1995, 97%, 84.87%, 93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.


                                                         1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint                        0             4,834           100,918             140,595
ventures
Loss on dissolution of consolidated joint
venture  (Note 7)                                                 0                 0                 0                   0
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493)         (169,536)         (181,865)           (168,542)
       Transaction costs                                          0                 0                 0             (14,139)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                           (309)         (179,208)         (387,292)           (369,209)
       Minority interest in income of
         consolidated joint venture                               0                 0           (41,854)            (62,632)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                          0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                  9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                 0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                               9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199)         (703,681)       (2,177,584)         (2,400,000)
      -  from sale of properties                                  0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                             7,813           529,267           317,530             120,919
Special items (not including sales and refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                 0                   0
      General partners' capital contributions                 1,000                 0                 0                   0
      Contributions from minority interest                        0           140,676           278,170                   0
      Distribution to holder of minority interest                 0                 0           (41,507)            (49,023)
      Distribution to holder of minority interest
        from dissolution of consolidated joint
        venture                                                   0                 0                 0                   0
      Syndication costs                                    (604,348)       (2,407,317)               0                    0
      Acquisition of land and buildings                    (332,928)      (19,735,346)       (1,740,491)                  0
      Investment in direct financing leases                       0        (1,784,925)       (1,130,497)                  0
      Investment in joint ventures                                0          (201,501)       (1,135,681)          (124,452)
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                 0
      Increase in other assets                             (221,282 )               0                 0                   0
      Reimbursement from developer of
         construction costs                                       0                 0                 0             306,100
      Other                                                    (410 )             410                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                       4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============


      1999
-----------------

     $ 2,403,040
         182,132

         (82,914)
          44,184
        (219,361)
         (71,366)
               0
        (384,985)

         (31,461)
-----------------
       1,839,269
=================

       2,003,243
=================
         (23,150)
=================

       2,450,018
       2,094,231
               0
-----------------

       4,544,249

      (2,400,000)
               0
-----------------

       2,144,249

               0
               0
               0
         (46,567)


        (417,696)
               0
               0
               0
        (527,864)



               0
               0

               0
               0
-----------------

       1,152,122
=================




              66
=================
               0
=================
              (1)
=================

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------

Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                 73                79
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
       period                                               0                 0                  0                 1
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales                                           0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      4                23                 73                80
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  4                23                 73                80
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00%             5.50%             7.625%             8.00%
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27                100               180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 7)                             N/A               100%               100%              100%

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997 and 1998 are reflected in the 1996, 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998 and 1999 are not included in the 1995, 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. CNL XVII intends to reinvest the proceeds from the dissolution in an additional property. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes.

      1999
------------------



               61
                0

               19
------------------
               80
==================

                0
                0
               80
------------------
               80
==================

            8.00%

              260






               94%

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.

                                                          1995
                                                        (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                              $      0         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                               0                 0                 0                   0
Gain on sale of properties (Note 7)                               0                 0                 0                   0
Provision for loss on land (Note 5)                               0                 0                 0            (197,466)
Interest income                                                   0            30,241           161,826             141,408
Less:  Operating expenses                                         0            (3,992)         (156,403)           (207,974)
       Transaction costs                                          0                 0                 0             (15,522)
       Interest expense                                           0                 0                 0                   0
       Depreciation and amortization                              0              (712)         (142,079)           (374,473)
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                           0            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                            0            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                 0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                      0            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                                0                 0                 0                   0
Cash generated from refinancing                                   0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                   0            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                 0            (2,138)         (855,957)         (2,468,400)
      -  from cash flow from prior period                         0                 0                 0                   0
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                 0            25,008           505,799             363,338
Special items (not including sales and refinancing):
    Limited partners' capital contributions                       0         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                 0                 0                   0
    Contributions from minority interest                          0                 0                 0                   0
    Syndication costs                                             0          (845,657)       (2,450,214)           (161,142 )
    Acquisition of land and buildings                             0        (1,533,446)      (18,581,999)         (3,134,046 )
    Investment in direct financing leases                         0                 0        (5,962,087)            (12,945 )
    Investment in joint venture                                   0                 0                 0            (166,025 )
    Increase in restricted cash                                   0                 0                 0                   0
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                  0          (497,420)         (396,548)            (37,135 )
    Increase in other assets                                      0          (276,848)                0                   0
    Other                                                       (20 )            (107)          (66,893)            (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998)         (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                            0                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                             0                 0                 0                   0
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                      0                 0                 0                   0
                                                      ==============    ==============     =============      ==============

     1999
---------------

   $ 3,075,379
        61,656
        46,300
             0
        55,336
      (256,060)
       (74,734)
             0
      (392,521)
---------------
     2,515,356
===============

     2,341,350
===============
        80,170
===============

     2,797,040
       688,997
             0
---------------

     3,486,037

    (2,797,040)
        (2,958)
---------------

       686,039

             0
             0
             0
             0
       (25,792)
             0
      (526,138)
      (688,997)


        (2,495)
             0
          (117)
---------------

      (557,500)
===============




            66
===============
             0
===============
             2
===============

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               0                 0                 38                65
    -  from capital gain                                    0                 0                  0                 0
    -  from investment income from prior
        period                                              0                 0                  0                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                  0                 0                  0                 0
    -  from refinancing                                     0                 0                  0                 0
    -  from operations                                      0                 0                 38                71
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                  0                 0                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00%             5.00%              5.75%             7.63%
Total cumulative cash distributions per
    $1,000 investment (Note 6)                              0                 0                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total                   N/A               100%               100%              100%
    acquisition cost of all properties in
    program) (Note 7)

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4:           Distributions declared for the quarters ended December
                  1996, 1997 and 1998 are reflected in the 1997, 1998 and 1999 columns, respectively, due to the payment of such distributions in January 1997, 1998 and 1999, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998 and 1999 are not included in the 1996, 1997, 1998 and 1999 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on land of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The loss represents the difference between the Property's carrying value at December 31, 1998 and the current estimate of net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. CNL XVIII intends to reinvest the net sales proceeds from the sale of this property in an additional property.

     1999
----------------



             71
              1

              8
----------------
             80
================

              0
              0
             80
----------------
             80
================


           8.00%

            189






             98%

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                    Purchase
                                                                                    money      Adjustments
                                                              Cash       Mortgage   mortgage    resulting
                                                          received net    balance   taken         from
                                   Date        Date of     of closing     at time   back by    application
          Property               Acquired       Sale          costs       of sale    program     of GAAP       Total
============================== ============= ============ ============== ========== ========== ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92     $1,169,021       0           0          0        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490       0           0          0         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700       0           0          0           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713       0           0          0           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300       0           0          0           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457       0           0          0           870,457

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800       0           0          0           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628       0           0          0           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000       0           0          0           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800       0           0          0           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882       0       42,000         0           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363       0           0          0           639,363
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97        833,031       0           0          0           833,031
     (12)
   Wendy's -
     Farmington Hills, MI       05/18/87     10/09/97      1,085,259       0           0          0         1,085,259
     (13) (14)
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061       0           0          0           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938       0           0          0           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975       0           0          0           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888       0           0          0           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000       0           0          0           150,000

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)           06/02/88     01/10/97        496,418       0           0          0           496,418
   Perkins -
     Bradenton, FL              06/30/88     03/14/97      1,310,001       0           0          0         1,310,001




                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                  -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                of property
                                                 cost,                    operating
                                                capital                      cash
                                  Original    improvements                 receipts
                                  mortgage    closing and                  over cash
          Property                financing   soft costs(1)    Total     expenditures
============================== ============= ============= ============ =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)            0         $955,000       $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)            0          861,500        861,500      156,990
   Wendy's -
     Casa Grande, AZ               0          667,255        667,255      128,445
   Wendy's -
     North Miami, FL (9)           0          385,000        385,000       88,713
   Popeye's -
     Kissimmee, FL (14)            0          475,360        475,360      185,940
   Golden Corral -
     Kent Island, MD (21)          0          726,600        726,600      143,857

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                 0          642,800        642,800      104,000
   Pizza Hut -
     Graham, TX                    0          205,500        205,500       56,128
   Golden Corral -
     Medina, OH (11)               0          743,000        743,000       82,000
   Denny's -
     Show Low, AZ (8)              0          484,185        484,185      136,615
   KFC -
     Eagan, MN                     0          601,100        601,100       64,782
   KFC -
     Jacksonville, FL              0          405,000        405,000      234,363
   Wendy's -
     Farmington Hills, MI          0          679,000        679,000      154,031
     (12)
   Wendy's -
     Farmington Hills, MI          0          887,000        887,000      198,259
     (13) (14)
   Denny's -
     Plant City, FL                0          820,717        820,717       89,344
   Pizza Hut -
     Mathis, TX                    0          202,100        202,100       95,838
   KFC -
     Avon Park, FL (14)            0          345,000        345,000      156,975
   Golden Corral -
     Columbia, MO                  0          511,200        511,200      167,688
   Little House -
     Littleton, CO                 0          330,456        330,456     (180,456)

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)              0          591,362        591,362      (94,944)
   Perkins -
     Bradenton, FL                 0        1,080,500      1,080,500      229,501


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------
                                                                                      Purchase     Adjustments
                                                              Cash       Mortgage      money        resulting
                                                          received net    balance     mortgage        from
                                   Date        Date of     of closing     at time    taken back    application
          Property               Acquired       Sale          costs       of sale    by program      of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159        0               0         0           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981        0         685,000         0           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040        0               0         0           217,040
   Taco Bell -
     Fernandina Beach, FL        04/09/88      01/15/98      721,655        0               0         0           721,655
     (14)
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98    1,008,976        0               0         0         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973        0               0         0           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884        0               0         0           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625        0               0         0           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99    1,091,193        0               0         0         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977        0               0         0           700,977

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000        0               0         0           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650        0               0         0           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96    1,049,550        0               0         0         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695        0               0         0           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690        0               0         0           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135        0               0         0           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288        0               0         0           529,288
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98      533,127        0               0         0           533,127

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            0        0        1,040,000        0         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96       73,713        0        1,057,299        0         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97      960,741        0               0         0           960,741



                                           Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                of property
                                                 cost,                    operating
                                                capital                      cash
                                   Original   improvements                 receipts
                                   mortgage   closing and                  over cash
          Property                 financing  soft costs(1)    Total     expenditures
==============================  ============= ============= ============ =============
CNL Income Fund III, Ltd.
(Continued):
   Pizza Hut -
     Kissimmee, FL                    0          474,755      474,755       198,404
   Burger King -
     Roswell, GA                      0          775,226      775,226       167,755
   Wendy's -
     Mason City, IA                   0          190,252      190,252        26,788
   Taco Bell -
     Fernandina Beach, FL             0          559,570      559,570       162,085
     (14)
   Denny's -
     Daytona Beach, FL (14)           0          918,777      918,777        90,799
   Wendy's -
     Punta Gorda, FL                  0          684,342      684,342       (18,369)
   Po Folks -
     Hagerstown, MD                   0        1,188,315    1,188,315      (399,431)
   Denny's-
     Hazard, KY                       0          647,622      647,622      (214,997)
   Perkins -
     Flagstaff, AZ                    0          993,508      993,508        97,685
   Denny's -
     Hagerstown, MD                   0          861,454      861,454      (160,477)

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                         0          616,501      616,501        95,499
   Burger King -
     Hastings, MI                     0          419,936      419,936        98,714
   Wendy's -
     Tampa, FL                        0          828,350      828,350       221,200
   Checkers -
     Douglasville, GA                 0          363,768      363,768        16,927
   Taco Bell -
     Fort Myers, FL (14)              0          597,998      597,998       196,692
   Denny's -
     Union Township, OH (14)          0          872,850      872,850      (198,715)
   Perkins -
     Leesburg, FL                     0          737,260      737,260      (207,972)
   Taco Bell -
     Naples, FL                       0          410,546      410,546       122,581

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)             0          986,418      986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)          0          996,769      996,769       134,243
   Franklin National Bank -
     Franklin, TN                     0        1,138,164    1,138,164      (177,423)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          ------------------------------------------------------------------
                                                                                     Purchase     Adjustments
                                                             Cash        Mortgage      money       resulting
                                                          received net    balance     mortgage      from
                                   Date        Date of    of closing     at time     taken back  application
      Property                   Acquired       Sale         costs        of sale    by program    of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                  03/22/89     05/13/97      636,788         0               0         0           636,788
   KFC -
     Salem, NH                   05/31/89     09/22/97    1,272,137         0               0         0         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89     09/23/97    1,216,750         0               0         0         1,216,750
   Hardee's -
     Richmond, IN                02/17/89     11/07/97      397,785         0               0         0           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89     12/29/97      805,175         0               0         0           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89     01/23/98    1,283,096         0               0         0         1,283,096
   Shoney's
     Tyler, TX                   03/20/89     02/17/98      844,229         0               0         0           894,229
   Wendy's -
     Ithaca, NY                  12/07/89     03/29/99      471,248         0               0         0           471,248
   Wendy's -
     Endicott, NY                12/07/89     03/29/99      642,511         0               0         0           642,511
   Burger King -
     Halls, TN (20)              01/05/90     06/03/99      433,366         0               0         0           433,366

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89     05/24/94      791,211         0               0         0           791,211
   Hardee's -
     Heber Springs, AR           02/13/90     05/24/94      638,270         0               0         0           638,270
   Hardee's -
     Little Canada, MN           11/28/89     06/29/95      899,503         0               0         0           899,503
   Jack in the Box -
     Dallas, TX                  06/28/94     12/09/96      982,980         0               0         0           982,980
   Denny's -
     Show Low, AZ (8)            05/22/87     01/31/97      349,200         0               0         0           349,200
   KFC -
     Whitehall Township, MI      02/26/90     07/09/97      629,888         0               0         0           629,888
   Perkins -
     Naples, FL                  12/26/89     07/09/97    1,487,725         0               0         0         1,487,725
   Burger King -
     Plattsmouth, NE             01/19/90     07/18/97      699,400         0               0         0           699,400
   Shoney's -
     Venice, FL                  08/03/89     09/17/97    1,206,696         0               0         0         1,206,696
   Jack in the Box -
     Yuma, AZ (10)               07/14/94     10/31/97      510,653         0               0         0           510,653
   Denny's
     Deland, FL                  03/22/90     01/23/98    1,236,971         0               0         0         1,236,971
   Wendy's -
     Liverpool, NY               12/08/89     02/09/98      145,221         0               0         0           145,221




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ---------------------------------------
                                                                            Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                                 cost,                     operating
                                                capital                       cash
                                   Original   improvements                  receipts
                                   mortgage   closing and                   over cash
      Property                    financing   soft costs(1)    Total     expenditures
==============================  ============= ============= ============ =============
CNL Income Fund V, Ltd.
(Continued):
   Shoney's -
     Smyrna, TN                             0           554,200      554,200        82,588
   KFC -
     Salem, NH                              0         1,079,310    1,079,310       192,827
   Perkins -
     Port St. Lucie, FL                     0         1,203,207    1,203,207        13,543
   Hardee's -
     Richmond, IN                           0           695,464      695,464      (297,679)
   Wendy's -
     Tampa, FL (14)                         0           657,800      657,800       147,375
   Denny's -
     Port Orange, FL (14)                   0         1,021,000    1,021,000       262,096
   Shoney's
     Tyler, TX                              0           770,300      770,300        73,929
   Wendy's -
     Ithaca, NY                             0           471,297      471,297           (49)
   Wendy's -
     Endicott, NY                           0           471,255      471,255       171,256
   Burger King -
     Halls, TN (20)                         0           329,231      329,231       104,135

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR                         0           605,500      605,500       185,711
   Hardee's -
     Heber Springs, AR                      0           532,893      532,893       105,377
   Hardee's -
     Little Canada, MN                      0           821,692      821,692        77,811
   Jack in the Box -
     Dallas, TX                             0           964,437      964,437        18,543
   Denny's -
     Show Low, AZ (8)                       0           272,354      272,354        76,846
   KFC -
     Whitehall Township, MI                 0           725,604      725,604       (95,716)
   Perkins -
     Naples, FL                             0         1,083,869    1,083,869       403,856
   Burger King -
     Plattsmouth, NE                        0           561,000      561,000       138,400
   Shoney's -
     Venice, FL                             0         1,032,435    1,032,435       174,261
   Jack in the Box -
     Yuma, AZ (10)                          0           448,082      448,082        62,571
   Denny's
     Deland, FL                             0         1,000,000    1,000,000       236,971
   Wendy's -
     Liverpool, NY                          0           341,440      341,440      (196,219)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                      Purchase    Adjustments
                                                               Cash       Mortgage     money       resulting
                                                           received net    balance    mortgage       from
                                   Date        Date of      of closing     at time   taken back   application
          Property               Acquired       Sale          costs        of sale   by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98         552,910      0              0          0           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98         900,000      0              0          0           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99       1,059,373      0              0          0         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99       1,059,200      0              0          0         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99       1,168,298      0              0          0         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99       1,031,274      0              0          0         1,031,274

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92         700,000      0              0          0           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94         869,036      0              0          0           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95               0      0      1,160,000          0         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95               0      0        240,000          0           240,000
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96       1,044,909      0              0          0         1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96         617,035      0              0          0           617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97         223,590      0              0          0           223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97         757,800      0              0          0           757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97         471,372      0              0          0           471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99       1,059,954      0              0          0         1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99         451,054      0              0          0           451,054

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95       1,184,865      0              0          0         1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95               0      0        240,000          0           240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95               0      0        220,000          0           220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96               0      0      1,353,775          0         1,353,775



                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                               ------------------------------------------
                                                                             Excess
                                                Total                     (deficiency)
                                             acquisition                  of property
                                                cost,                      operating
                                               capital                        cash
                                Original     improvements                   receipts
                                mortgage     closing and                   over cash
          Property              financing    soft costs(1)      Total     expenditures
============================== ============== ============== ============ =============
CNL Income Fund VI, Ltd.
(Continued):
   Perkin's -
     Melbourne, FL                   0           692,850       692,850     (139,940)
   Hardee's -
     Bellevue, NE                    0           899,512       899,512          488
   Burger King -
     Greeneville, TN                 0           890,240       890,240      169,133
   Burger King -
     Broadway, TN                    0           890,036       890,036      169,164
   Burger King -
     Sevierville, TN                 0           890,696       890,696      277,602
   Burger King -
     Walker Springs, TN              0           864,777       864,777      166,497

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                      0           560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                    0           742,333       742,333      126,703
   Perkins -
     Florence, SC (3)                0         1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)       0           233,728       233,728        6,272
   Shoney's -
     Colorado Springs, CO            0           893,739       893,739      151,170
   Hardee's -
     Hartland, MI                    0           841,642       841,642     (224,607)
   Hardee's -
     Columbus, IN                    0           219,676       219,676        3,914
   KFC -
     Dunnellon, FL                   0           546,333       546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                   0           413,614       413,614       57,758
   Burger King -
     Maryville, TN                   0           890,668       890,668      169,286
   Burger King -
     Halls, TN (20)                  0           342,669       342,669      108,385

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                       0           949,199       949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)       0           238,153       238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)       0           215,845       215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)            0         1,179,210     1,179,210      174,565

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                       Purchase    Adjustments
                                                               Cash       Mortgage      money       resulting
                                                           received net    balance     mortgage       from
                                   Date        Date of      of closing     at time    taken back   application
          Property               Acquired       Sale           costs       of sale    by program     of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ ============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)          05/31/91     12/12/96       918,445        0                0         0          918,445
   Burger King -
     Alpharetta, GA             09/20/91     06/30/97     1,053,571        0                0         0        1,053,571
   Shoney's -
     Corpus Christi, TX         10/28/91     02/12/99     1,350,000        0                0         0        1,350,000
   Perkins -
     Rochester, NY              12/20/91     03/03/99     1,050,000        0                0         0        1,050,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                 03/04/92      08/11/95    1,050,186        0                0         0        1,050,186
   Jack in the Box -
     Freemont, CA               03/26/92      09/23/97    1,366,550        0                0         0        1,366,550
   Jack in the Box -
     Sacramento, CA             12/19/91      01/20/98    1,234,175        0                0         0        1,234,175
   Pizza Hut -
     Billings, MT               04/16/92      10/07/98      359,990        0                0         0          359,990
   Perkins -
     Amherst, NY                02/26/92      03/03/99    1,150,000        0                0         0        1,150,000
   Shoney's -
     Fort Myers Beach, FL       09/08/95      08/26/99      931,725        0                0         0          931,725

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA           09/29/92      11/07/96    1,044,750        0                0         0        1,044,750
   Burger King -
     Columbus, OH (19)          06/29/92      09/30/98      795,264        0                0         0          795,264
   Burger King -
     Nashua, NH                 06/29/92      10/07/98    1,630,296        0                0         0        1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                12/28/92      04/10/96    1,640,000        0                0         0        1,640,000
   Long John Silver's -
     Monroe, NC                 06/30/93      12/31/98      483,550        0                0         0          483,550
   Long John Silver's -
     Morganton, NC (23)         07/02/93      05/17/99      467,300        0           55,000         0          522,300

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                03/31/94      04/24/95      286,411        0                0         0          286,411
   Checkers -
     Richmond, VA               03/31/94      11/21/96      550,000        0                0         0          550,000



                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                          Excess
                                                                       (deficiency)
                                                Total                  of property
                                             acquisition                operating
                                                cost,                      cash
                                               capital                   receipts
                                 Original    improvements                  over
                                 mortgage    closing and                   cash
          Property               financing   soft costs(1)    Total     expenditures
============================== ============= ============= =========== =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)               0          918,445      918,445            0
   Burger King -
     Alpharetta, GA                  0          713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX              0        1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                   0        1,064,815    1,064,815      (14,815)

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                     0           987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                   0         1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                 0           969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                   0           302,000      302,000       57,990
   Perkins -
     Amherst, NY                    0         1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL           0           931,725      931,725            0

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA               0           818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)              0           795,264      795,264            0
   Burger King -
     Nashua, NH                     0         1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                    0         1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                     0           239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)             0           304,002      304,002      218,298

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                    0           286,411      286,411            0
   Checkers -
     Richmond, VA                   0           413,288      413,288      136,712

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase    Adjustments
                                                                  Cash       Mortgage      Money       resulting
                                                              received net    balance     mortgage       from
                                       Date        Date of     of closing     at time    taken back   application
            Property                 Acquired       Sale          costs       of sale    by program     of GAAP       Total
================================== ============= ============ ============== ========== ============= ============ ==========
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                      09/01/93     10/24/97       932,849       0               0          0          932,849
   Jack in the Box -
     Houston, TX                      07/27/93     07/16/99     1,063,318       0               0          0        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                    03/31/94     03/01/95       339,031       0               0          0          339,031
   Checkers -
     Dallas, TX                       03/31/94     03/01/95       356,981       0               0          0          356,981
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Hardee's -
     Madison, AL                      12/14/93     01/08/98       700,950       0               0          0          700,950
   Checkers -
     Richmond, VA (#548)              03/31/94     01/29/98       512,462       0               0          0          512,462
   Checkers -
     Riviera Beach, FL                03/31/94     04/14/98       360,000       0               0          0          360,000
   Checkers -
     Richmond, VA (#486)              03/31/94     07/27/98       397,985       0               0          0          397,985
   Long John Silver's -
     Stockbridge, GA                  03/31/94     05/25/99       696,300       0               0          0          696,300
   Long John Silver's -
     Shelby, NC                       06/22/94     11/12/99       494,178       0               0          0          494,178
   Checker's -
     Kansas City, MO                  03/31/94     12/10/99       268,450       0               0          0          268,450
   Checker's -
     Houston, TX                      03/31/94     12/15/99       385,673       0               0          0          385,673

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                    05/27/94     03/01/95       263,221       0               0          0          263,221
   Checkers -
     Leavenworth, KS                  06/22/94     03/01/95       259,600       0               0          0          259,600
   Checkers -
     Knoxville, TN                    07/08/94     03/01/95       288,885       0               0          0          288,885
   TGI Friday's -
     Woodridge, NJ (7)                01/01/95     09/27/96     1,753,533       0               0          0        1,753,533
   Wendy's -
     Woodridge, NJ (7)                11/28/94     09/27/96       747,058       0               0          0          747,058
   Long John Silver's -
     Gastonia, NC                     07/15/94     11/12/99       631,304       0               0          0          631,304



                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                     -----------------------------------
                                                                              Excess
                                                                           (deficiency)
                                                    Total                  of property
                                                 acquisition                operating
                                                    cost,                      cash
                                                   capital                   receipts
                                      Original   improvements                  over
                                      mortgage   closing and                  cash
            Property                  financing  soft costs(1)    Total    expenditures
==================================== =========== ============= =========== =============
CNL Income Fund XIII, Ltd.
(Continued):
   Denny's -
     Orlando, FL                            0         934,120      934,120      (1,271)
   Jack in the Box -
     Houston, TX                            0         861,321      861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                          0         339,031      339,031           0
   Checkers -
     Dallas, TX                             0         356,981      356,981           0
   TGI Friday's -
     Woodridge, NJ (7)                      0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                      0         672,746      672,746      74,312
   Hardee's -
     Madison, AL                            0         658,977      658,977      41,973
   Checkers -
     Richmond, VA (#548)                    0         382,435      382,435     130,027
   Checkers -
     Riviera Beach, FL                      0         276,409      276,409      83,591
   Checkers -
     Richmond, VA (#486)                    0         352,034      352,034      45,951
   Long John Silver's -
     Stockbridge, GA                        0         738,340      738,340     (42,040)
   Long John Silver's -
     Shelby, NC                             0         608,611      608,611    (114,433)
   Checker's -
     Kansas City, MO                        0         209,329      209,329      59,121
   Checker's -
     Houston, TX                            0         311,823      311,823      73,850

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                          0         263,221      263,221           0
   Checkers -
     Leavenworth, KS                        0         259,600      259,600           0
   Checkers -
     Knoxville, TN                          0         288,885      288,885           0
   TGI Friday's -
     Woodridge, NJ (7)                      0       1,510,245    1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)                      0         672,746      672,746      74,312
   Long John Silver's -
     Gastonia, NC                           0         776,248      776,248    (144,944)


                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                       Purchase   Adjustments
                                                               Cash       Mortgage      money      resulting
                                                           received net    balance     mortgage      from
                                   Date        Date of      of closing     at time    taken back  application
          Property               Acquired       Sale           costs       of sale    by program    of GAAP        Total
============================== ============= ============ ============== ========== ============= ============ ============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95     04/24/96          775,000      0               0         0           775,000
   Checker's -
     Oviedo, FL                  11/14/94     02/28/97          610,384      0               0         0           610,384
   Boston Market -
     Madison, TN (16)            05/05/95     05/08/98          774,851      0               0         0           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95     06/16/98          713,386      0               0         0           713,386
   Boston Market -
     Lawrence, KS                05/08/98     11/23/99          667,311      0               0         0           667,311

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96     06/16/98          857,487      0               0         0           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97     12/02/99        1,675,385      0               0         0         1,675,385

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97     12/06/99          688,997      0               0         0           688,997

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95     05/08/97        1,312,799      0               0         0         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96     05/08/97        1,324,109      0               0         0         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96     05/08/97        1,372,075      0               0         0         1,372,075
   TGI Friday's -
     Hamden, CT                  08/26/96     05/08/97        1,245,100      0               0         0         1,245,100
   Boston Market -
     Southlake, TX               07/02/97     07/21/97        1,035,153      0               0         0         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95     04/14/98          950,361      0               0         0           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95     04/14/98          837,656      0               0         0           837,656
   Burger King -
     Indian Head Park, IL        04/03/96     05/05/98          674,320      0               0         0           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95     05/08/98          969,159      0               0         0           969,159
   Boston Market -
     Merced, CA (29)             10/06/96     05/08/98          930,834      0               0         0           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97     07/28/98        1,152,262      0               0         0         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96     04/28/99          822,824      0               0         0           822,824




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 -------------------------------------
                                                                           Excess
                                                Total                   (deficiency)
                                             acquisition                of property
                                                cost,                    operating
                                               capital                      cash
                                 Original    improvements                 receipts
                                 mortgage    closing and                  over cash
          Property               financing   soft costs(1)    Total     expenditures
============================== ============= ============= ============ =============
CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                     0          613,838       613,838      161,162
   Checker's -
     Oviedo, FL                       0          506,311       506,311      104,073
   Boston Market -
     Madison, TN (16)                 0          774,851       774,851            0
   Boston Market -
     Chattanooga, TN (17)             0          713,386       713,386            0
   Boston Market -
     Lawrence, KS                     0          774,851       774,851     (107,540)

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                    0          857,487       857,487            0
   Golden Corral -
     El Cajon, CA (22)                0        1,692,994     1,692,994      (17,609)

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                      0          617,610       617,610       71,387

CNL American Properties
Fund, Inc.:
   TGI Friday's -
     Orange, CT                       0        1,310,980     1,310,980        1,819
   TGI Friday's -
     Hazlet, NJ                       0        1,294,237     1,294,237       29,872
   TGI Friday's -
     Marlboro, NJ                     0        1,324,288     1,324,288       47,787
   TGI Friday's -
     Hamden, CT                       0        1,203,136     1,203,136       41,964
   Boston Market -
     Southlake, TX                    0        1,035,135     1,035,135            0
   Boston Market -
     Franklin, TN (26)                0          950,361       950,361            0
   Boston Market -
     Grand Island, NE (27)            0          837,656       837,656            0
   Burger King -
     Indian Head Park, IL             0          670,867       670,867        3,453
   Boston Market -
     Dubuque, IA (28)                 0          969,159       969,159            0
   Boston Market -
     Merced, CA (29)                  0          930,834       930,834            0
   Boston Market -
     Arvada, CO (30)                  0        1,152,262     1,152,262            0
   Boston Market -
      Ellisville, MO                  0        1,026,746     1,026,746     (203,922)

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                          -----------------------------------------------------------------
                                                                                      Purchase     Adjustments
                                                              Cash       Mortgage      money        resulting
                                                          received net    balance     mortgage        from
                                   Date        Date of     of closing     at time    taken back    application
          Property               Acquired       Sale         costs        of sale    by program      of GAAP       Total
============================== ============= ============ ============== ========== ============= ============ ============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                08/23/96     05/18/99          974,560      0               0         0           974,560
   Boston Market -
     Edgewater, CO               08/19/97     08/11/99          634,122      0               0         0           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97     08/24/99          648,598      0               0         0           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99     09/22/99          939,445      0               0         0           939,445
   Boston Market -
     LaQuinta, CA                12/16/96     10/13/99          833,140      0               0         0           833,140
   Sonny's -
     Jonesboro, GA               06/02/98     12/22/99        1,098,342      0               0         0         1,098,342




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                -------------------------------------
                                                                           Excess
                                               Total                    (deficiency)
                                            acquisition                 of property
                                               cost,                     operating
                                              capital                       cash
                                Original    improvements                  receipts
                                mortgage    closing and                   over cash
          Property              financing   soft costs(1)    Total      expenditures
============================== ============ ============= ============ ==============

CNL American Properties
Fund, Inc.
   (Continued):
   Golden Corral -
     Brooklyn, OH                     0          997,296       997,296      (22,736)
   Boston Market -
     Edgewater, CO                    0          904,691       904,691     (270,569)
   Black Eyed Pea -
     Houston, TX (31)                 0          648,598       648,598            0
   Big Boy -
     Topeka, KS (32)                  0        1,062,633     1,062,633     (123,188)
   Boston Market -
     LaQuinta, CA                     0          987,034       987,034     (153,894)
   Sonny's -
     Jonesboro, GA                    0        1,098,342     1,098,342            0

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                        CNL HOSPITALITY PROPERTIES, INC.
                        --------------------------------





                   Up to 45,000,000 Shares -- $10.00 per Share
                    Minimum Purchase -- 250 Shares ($2,500)

            100 Shares ($1,000) for IRAs, Keoghs, and Qualified Plans

            Minimum purchase is higher in Nebraska and North Carolina





================================================================================

PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

                              SOUTHTRUST BANK, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
================================================================================




         Overnight Packages:                      Regular Mail Packages:
       Attn: Investor Services                    Attn: Investor Services
     CNL Center at City Commons                    Post Office Box 1033
       450 South Orange Avenue                  Orlando, Florida 32802-1033
       Orlando, Florida 32801


                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (800) 522-3863

CNL HOSPITALITY PROPERTIES, INC.

1._______________INVESTMENT_____________________________________________________

This subscription is in the amount of $      for the purchase of      Shares
($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
[ ] ADDITIONAL PURCHASE

[ ] REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)


2._______________SUBSCRIBER INFORMATION_________________________________________

Name (1st)____________________________________________________ [ ] M [ ] F
Date of Birth (MM/DD/YY)______________________
Name (2nd)____________________________________________________ [ ] M [ ] F
Date of Birth (MM/DD/YY)______________________
Address_________________________________________________________________________
City____________________________________ State________________Zip Code__________
Custodian Account No.________________________ Daytime Phone # (   )_____________
[ ] U.S. Citizen   [ ] Resident Alien   [ ] Foreign Resident   Country__________
[ ] Check if Subscriber is a U.S. citizen residing outside the U.S.
Income Tax Filing State_________________________________________________________
ALL SUBSCRIBERS: State of Residence of Subscriber/Plan Beneficiary (required)______________________________________________________________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number.

     Taxpayer ID#    -                  Social Security #     -    -
                 ---- ---------------                     ---- ---- ------------


3._______________INVESTOR MAILING ADDRESS_______________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name____________________________________________________________________________
Address_________________________________________________________________________
City____________________________________ State________________Zip Code__________
Daytime Phone # (___)___________________


4._______________DIRECT DEPOSIT ADDRESS_________________________________________

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company_________________________________________________________________________
Address_________________________________________________________________________
City____________________________________ State________________Zip Code__________
Account No._____________________________ Phone # (   )__________________________


5._______________FORM OF OWNERSHIP______________________________________________

(Select only one)
[ ] INDIVIDUAL - one signature required (1)
[ ] HUSBAND AND WIFE, AS COMMUNITY PROPERTY two signatures required (15)
[ ] TENANTS IN COMMON - two signatures required (9)
[ ] TENANTS BY THE ENTIRETY - two signatures required (31)
[ ] S-CORPORATION (22)
[ ] C-CORPORATION (5)
[ ] IRA - custodian signature required (23)
[ ] ROTH IRA - custodian signature required (36)
[ ] SEP - custodian signature required (38)
[ ] TAXABLE TRUST (7)
[ ] TAX-EXEMPT TRUST (20)
[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
[ ] A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
[ ] KEOGH (H.R.10) - trustee signature required (24)
[ ] CUSTODIAN - custodian signature required (33)
[ ] PARTNERSHIP (3)
[ ] NON-PROFIT ORGANIZATION (12)
[ ] PENSION PLAN - trustee signature(s) required (19)
[ ] PROFIT SHARING PLAN - trustee signature(s) required (27)
[ ] CUSTODIAN UGMA-STATE of __________ - custodian signature required (16)
[ ] CUSTODIAN UTMA-STATE of __________ - custodian signature required (42)
[ ] ESTATE - Personal Representative signature required (13)
[ ] REVOCABLE GRANTOR TRUST - grantor signature required (25)
[ ] IRREVOCABLE TRUST - trustee signature required (21)

                                                CNL HOSPITALITY PROPERTIES, INC.

6._______________SUBSCRIBER SIGNATURES__________________________________________
If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X
   ------------------------------------------ ----------------------
   Signature of 1st Subscriber                Date
X
   ------------------------------------------ ----------------------
   Signature of 2nd Subscriber                Date


7._______________BROKER/DEALER INFORMATION______________________________________

Broker/Dealer NASD Firm Name____________________________________________________

Registered Representative_______________________________________________________

Branch Mail Address_____________________________________________________________

City__________________State__________________Zip Code___________________________
[ ] Please check if new address

Phone #(   )_________________   Fax #(   )_________________  [ ] Sold CNL before

Shipping Address________________________________________________________________
City__________________State__________________Zip Code___________________________

[ ] Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

[ ] Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

[ ] Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as a RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

 PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X
     ---------------------------------------------------------    ---------------------    -----------------------------------------
     Principal, Branch Manager or Other Authorized Signature      Date                     Print or Type Name of Person Signing

X
     ---------------------------------------------------------    ---------------------    -----------------------------------------
     Registered Representative/Investment  Advisor Signature      Date                     Print or Type Name of Person Signing

------------------------------------------------------------------------------------------------------------------------------------
 Make check payable to:  SOUTHTRUST BANK, N.A., ESCROW AGENT

 Please remit check and                        For overnight delivery, please send to:
 subscription document to:                                                                            For Office Use Only **

 CNL SECURITIES CORP.                          CNL SECURITIES CORP.                           Sub. #_____________________________
 Attn:  Investor Services                      Attn:  Investor Services
 Post Office Box 1033                          CNL Center at City Commons                     Admit Date_________________________
 Orlando, FL  32802-1033                       450 South Orange Avenue
 (800) 522-3863                                Orlando, FL  32801                             Amount_____________________________
                                               (407) 650-1000
                                               (800) 522-3863                                 Region_____________________________

                                                                                              RSVP#______________________________

                                                                                                                        Rev. 5/00

------------------------------------------------------------------------------------------------------------------------------------

NOTICE TO ALL INVESTORS:

(a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering - Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



Notice to California Residents: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



Notice to North Carolina Residents: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



Notice to Ohio Residents: Shares purchased pursuant to the Company's Reinvestment Plan are subject to commissions. (See Prospectus for details.)



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION

                             THROUGH APRIL 28, 2000
                For the Year Ended December 31, 1999 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from inception through April 28, 2000. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 1999, and (ii) had been operational during the period January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                     Residence Inn by Marriott             Residence Inn by Marriott       Residence Inn by Marriott
                                      Buckhead (Lenox Park) (1)               Gwinnett Place (1)                    Mira Mesa
                                   ---------------------------------     --------------------------------    -----------------------
 Estimated Taxable Operating
    Results Before Dividends

    Paid Deduction:


Rental Income  (5)                          $1,668,185                             $1,220,977                          $1,542,300

FF&E Reserve Income (6)                        166,584                                127,865                              32,000

  Asset Management Fees  (7)                  (94,388 )                               (69,085 )                           (93,232 )

Interest Expense (8)                                --                                     --                                  --

 General and Administrative
    Expenses  (9)                            (132,144 )                               (96,719 )                          (123,384 )
                                          --------------                        ---------------                    ----------------

Estimated Cash Available from
    Operations                              1,608,237                               1,183,038                           1,357,684

Depreciation Expense  (10) (11)              (569,033 )                              (425,414 )                          (409,488 )
                                          --------------                        ---------------                    ----------------

 Estimated Taxable Operating
    Results Before Dividends
    Paid  Deduction                        $1,039,204                               $ 757,624                           $ 948,196
                                          ==============                        ===============                    ================


                                  See Footnotes




                                     Marriott Suites by Marriott         Residence Inn by Marriott         Residence Inn by Marriott
                                          Market Center (2)                  Hughes Center (2)                    Dallas Plano (2)
                                   --------------------------------   ---------------------------------    -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (5)                            $1,665,666                          $1,671,913                           $ 590,198

FF&E Reserve Income (6)                           57,356                              59,061                              18,694

Asset Management Fees  (7)                       (96,942 )                           (97,305 )                           (34,349 )

Interest Expense (8)                            (655,617 )                          (647,853 )                          (215,294 )

General and Administrative
    Expenses  (9)                               (133,254 )                          (133,753 )                           (47,216 )
                                            --------------                     ---------------                     ---------------

Estimated Cash Available from
    Operations                                   837,209                             852,063                             312,033

Depreciation Expense  (10) (11)                 (525,525 )                          (472,372 )                          (184,169 )
                                            --------------                     ---------------                     ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                             $ 311,684                           $ 379,691                           $ 127,864
                                            ==============                     ===============                     ===============



                                  See Footnotes


                                           Courtyard by Marriott             Courtyard by Marriott         Residence Inn by Marriott
                                          Scottsdale Downtown (2)               Lake Union (2)                Phoenix Airport (2)
                                      --------------------------------    ----------------------------   ---------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (5)                              $ 990,821                          $1,808,515                      $1,078,591

FF&E Reserve Income (6)                            13,884                              51,932                          15,347

Asset Management Fees  (7)                        (57,666 )                          (105,256 )                       (62,774 )

Interest Expense  (8)                            (403,572 )                          (707,322 )                      (396,454 )

General and Administrative
    Expenses  (9)                                 (79,266 )                          (144,681 )                       (86,288 )
                                            ---------------                    ----------------                  --------------

Estimated Cash Available from
    Operations                                    464,201                             903,188                         548,422

Depreciation Expense  (10) (11)                  (226,498 )                          (542,248 )                      (338,234 )
                                            ---------------                    ----------------                  --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                              $ 237,703                           $ 360,940                       $ 210,188
                                            ===============                    ================                  ==============




                                  See Footnotes


                                        Courtyard by Marriott               Courtyard by Marriott
                                           Legacy Park (2)                Philadelphia Downtown (3)                   Total
                                   ---------------------------------  ----------------------------------            ----------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (4)                           $ 641,250                          $ 5,785,000                        $18,663,416

FF&E Reserve Income (5)                         18,073                              161,674                            722,470

Asset Management Fees  (6)                     (37,321 )                           (309,060 )                       (1.057,378 )

Interest Expense  (7)                         (247,351 )                               --                           (3,273,463 )

General and Administrative
    Expenses  (8)                              (51,300 )                           (462,800 )                       (1,490,805 )
                                          --------------                      ---------------                   ---------------

Estimated Cash Available from
    Operations                                 323,351                            5,174,814                         13,564,240

Depreciation Expense  (9) (10)                (201,256 )                         (1,804,256 )                       (5,698,493 )
                                          --------------                      ---------------                   ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $ 122,095                          $ 3,370,558                         $7,865,747
                                          ==============                      ===============                   ===============


                                  See Footnotes

FOOTNOTES:

(1) The lessee of the Buckhead (Lenox Park) and Gwinett Place Properties is the same unaffiliated lessee.

(2) In February 1999, the Company formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("CHI") with Five Arrows Realty Securities II, L.L.C. to acquire seven hotel Properties. The Company has a 49% ownership interest in CHI. The seven hotel Properties are the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. The lessee of these seven hotel Properties is the same unaffiliated lessee. For purposes of this table, the balances presented represent the 49% interest owned by the Company.

(3) In November 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) to own and lease one hotel Property. The hotel Property is the
         Philadelphia Downtown Property. For purposes of this table, the balances presented represent the 89% interest owned by the Company.

(4) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(5) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. FF&E Reserve income earned is estimated at three percent of projected hotel gross receipts. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years one through four and has been estimated based on projected gross revenues.

(6) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(7) Estimated at 7.625% per annum based on the bank's base rate as of February 24, 1999 and June 21, 1999, assuming $88 million was borrowed to acquire the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. For purposes of this table, the amounts presented represent the 49% interest owned by the Company.

(8) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT. Amount does not include soliciting dealer servicing fee due to the fact that the Company did not incur such fee for the year ended December 31, 1999.

(9) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 49% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):

                                                                  Furniture and
                                                  Buildings         Fixtures
                                                  (39 years)       (5-15 years)
                                                --------------    --------------

            Buckhead (Lenox Park) Property         $13,459,000       $1,235,000
            Gwinett Place Property                  10,017,000        1,114,000
            Legacy Park Property                     5,005,000          470,000
            Market Center Property                  13,762,000        1,177,000
            Hughes Center Property                  13,719,000          815,000
            Dallas Plano Property                    4,703,000          405,000
            Scottsdale Downtown Property             7,766,000          539,000
            Lake Union Property                     13,499,000          846,000
            Phoenix Airport Property                 8,826,000          633,000
            Philadelphia Downtown Property          47,237,000        4,367,000
            Mira Mesa Property                      12,924,000        1,701,000

(10) A loan origination fee of $758,000 from the issuance of promissory notes, to facilitate the acquisition of the seven CHI hotel Properties, is being amortized under the effective interest method over the term of the loans. For purposes of this table, the amounts presented represent the 49% interest owned by the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 36. Financial Statements and Exhibits.

         Financial Statements:


         The following financial statements are included in this Prospectus Supplement dated December 12, 2000.

        (1)     Pro Forma Consolidated Balance Sheet as of  September 30, 2000

        (2) Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2000

        (3) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999

        (4) Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2000 and the year ended December 31, 1999

        (5) Condensed Consolidated Balance Sheets as of September 30, 2000 and December 31, 1999

        (6) Condensed Consolidated Statements of Earnings for the quarters and nine months ended September 30, 2000 and 1999

        (7) Condensed Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 2000 and the year ended December 31, 1999

        (8) Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 and 1999

        (9) Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended September 30, 2000 and 1999

        The following financial statements are included in the Prospectus.

        (10)    Pro Forma Consolidated Balance Sheet as of March 31, 2000

        (11) Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2000

        (12) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999

        (13) Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2000 and the year ended December 31, 1999

        (14) Condensed Consolidated Balance Sheets as of March 31, 2000 and December 31, 1999

        (15) Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2000 and 1999

        (16) Condensed Consolidated Statements of Stockholders' Equity for the quarter ended March 31, 2000 and the year ended December 31, 1999

        (17) Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2000 and 1999

        (18)    Notes to Condensed  Consolidated   Financial  Statements for the
                quarters ended March 31, 2000 and 1999

        (19) Report of Independent Certified Public Accountants for CNL Hospitality Properties, Inc.

        (20)    Consolidated Balance Sheets at December 31, 1999 and 1998

        (21) Consolidated Statements of Earnings for the years ended December 31, 1999, 1998 and 1997

        (22) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1999, 1998 and 1997

        (23) Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997

        (24) Notes to Consolidated Financial Statements for the years ended December 31, 1999, 1998 and 1997

        (25) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1999

        (26) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1999

        Other Financial Statements:

        The following other financial information is included in the Prospectus.

        Marriott International, Inc. and Subsidiaries

        (27) Summarized financial information presented for Marriott as of March 24, 2000 and for the quarter ended March 24, 2000

        (28) Summarized financial information presented for Marriott as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997

All  other   Schedules  have  been  omitted  as  the  required   information  is
inapplicable or is presented in the financial statements or related notes.

         (b)      Exhibits:

         *1.1     Form of Managing Dealer Agreement

         *1.2     Form of Participating Broker Agreement

         3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form S-11") and incorporated herein by reference.)

         3.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

         3.3      CNL American  Realty Fund, Inc.  Bylaws  (Previously  filed as
                  Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

         3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (To change the name of the Company from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

         3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-67787) (the "1998 Form S-11") and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

         *3.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000

         *3.7     Amendment No. 1 to the Bylaws of CNL  Hospitality  Properties,
                  Inc.


         4.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

         4.2      CNL American Realty Fund, Inc.  Amended and Restated  Articles
                  of  Incorporation   (Previously   filed  as  Exhibit  3.2  and
                  incorporated herein by reference.)

         4.3      CNL American  Realty Fund, Inc.  Bylaws  (Previously  filed as
                  Exhibit 3.3 and incorporated herein by reference.)

         4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

         4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

         4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the 1998 Form S-11 and incorporated herein be reference.)

         4.7 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 and incorporated herein by reference.)

         4.8 Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 and incorporated herein by reference.)

         *5 Opinion of Shaw Pittman as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

         *8 Opinion of Shaw Pittman regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

         *10.1 Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank

         *10.2 Advisory Agreement dated as of June 17, 2000, between CNL Hospitality Properties, Inc. and CNL Hospitality Corp.

         10.3     Form of Joint Venture  Agreement  (Previously filed as Exhibit
                  10.3 to the 1998 Form S-11 and incorporated herein by reference.)

         10.4     Form of Indemnification and Put Agreement (Previously filed as
                  Exhibit 10.4 to the 1996 Form S-11 and incorporated herein by reference.)

         10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

         10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1996 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

         10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit
                  10.7 to the 1996 Form S-11 and incorporated herein by reference.)

         10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

         10.9 Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn
                  E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold, dated January 7, 1999; Charles E. Adams and Craig M. McAllaster, dated February 10, 1999;
                  Matthew W. Kaplan dated February 24, 1999; and Thomas J. Hutchison III dated May 16, 2000 (Previously filed as Exhibit
                  10.2 to the Form 10-Q filed on May 17, 1999 and incorporated herein by reference.)

         10.10 Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

         10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)

         10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as
                  Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

         10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to the 1996 Form S-11 and incorporated herein by reference.)

         10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as
                  Exhibit 10.14 to the 1996 Form S-11 and incorporated herein by reference.)

         10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit
                  10.15 to the 1996 Form S-11 and incorporated herein by reference.)

         10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as
                  Exhibit 10.16 to the 1996 Form S-11 and incorporated herein by reference.)

         10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank, dated July 31, 1998 (Previously filed as
                  Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

         10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

         10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

         10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

         10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

         10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.22 to the 1998 Form S-11 and incorporated herein by reference.)

         10.23 First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.23 to the 1998 Form S-11 and incorporated herein by reference.)

         10.24 Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.24 to the 1998 Form S-11 and incorporated herein by reference.)

         10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn - Mira Mesa (Previously filed as Exhibit 10.25 to the 1998 Form S-11 and incorporated herein by reference.)


         10.26 Purchase and Sale Agreement between Marriott International, Inc., TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 24, 1999, relating to the Residence Inn - Mira Mesa and the TownePlace Suites - Newark (Previously filed as Exhibit 10.26 to the 1998 Form S-11 and incorporated herein by reference.)


         10.27 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Gwinnett Place, (amends
                  Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as
                  Exhibit 10.15 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

         10.28 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Buckhead (Lenox Park) (amends Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit 10.16 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

         10.29 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to the 1998 Form S-11 and incorporated herein by reference.)

         10.30 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to the 1998 Form S-11 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

         10.31 Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to the 1998 Form S-11 and incorporated herein by reference.)

         *10.32 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated June 17, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert

         *10.33 Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer, dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert

         *10.34 Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to Courtyard - Palm Desert and the Residence Inn - Palm Desert (amends Exhibit 10.33 above)

         *10.35 Assignment Agreement between CNL Hospitality Corp. and CNL Hospitality Partners, LP, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert

         *10.36 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the SpringHill Suites - Gaithersburg

         *10.37 Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites - Gaithersburg

         *10.38 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the Residence Inn
                  - Merrifield

         *10.39 Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Merrifield


         *10.40 First Amendment to Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Mira Mesa , SpringHill Suites - Gaithersburg, Residence Inn - Merrifield and TownePlace Suites - Newark (amends Exhibits
                  10.26 and 10.39 above)

         *10.41 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Courtyard
                  - Alpharetta

         *10.42 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Residence Inn - Cottonwood

         *10.43 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Mt. Laurel

         *10.44 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Scarborough

         *10.45 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Tewksbury


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

         *10.46 Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline Capital Corporation, Marriott International, Inc., and joined in by CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury

         *10.47 First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant, Crestline Capital Corporation, and Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury

         10.48 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated November 4, 2000, relating to the TownePlace Suites - Newark (Filed herewith.)

         10.49 Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard
                  - Little Lake Bryan (Filed herewith.)

         10.50 Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn - Little Lake Bryan (Filed herewith.)

         10.51 First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibit 10.49 above) (Filed herewith.)

         10.52 First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn - Little Lake Bryan (amends Exhibit 10.50 above) (Filed herewith.)

         10.53 Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard
                  - Little Lake Bryan and the Fairfield Inn - Little Lake Bryan (Filed herewith.)

         23.1     Consent    of    PricewaterhouseCoopers    LLP,    Independent
                  Accountants, dated December 8, 2000 (Filed herewith.)


         23.2 Consent of Shaw Pittman (Contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference.)

--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS


              Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REIT sponsored by Affiliates of the Company through June 30, 2000. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS



                                     CNL Income            CNL Income            CNL Income            CNL Income
                                       Fund,                Fund II,              Fund III,             Fund IV,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 2)              (Note 3)              (Note 4)              (Note 5)

Locations                         AL,  AZ, CA, FL,       AL,   AZ,   CO,       AL,   AZ,   CA,       AL,   DC,   FL,
                                  GA,  LA, MD, OK,       FL,   GA,   IL,       CO,   FL,   GA,       GA,   IL,   IN,
                                  PA, TX, VA, WA         IN,   KS,   LA,       IA,   IL,   IN,       KS,   MA,   MD,
                                                         MI,   MN,   MO,       KS,   KY,   MD,       MI,   MS,   NC,
                                                         NC,   NM,   OH,       MI,   MN,   MO,       OH,   PA,   TN,
                                                         TN, TX, WA, WY        NC, NE, OK, TX        TX, VA

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    22 units              50 units              40 units              47 units
   of units and total
   square feet of units                 80,314 s/f           190,753 s/f           170,944 s/f           166,494 s/f

Dates of purchase                        2/18/86 -             2/11/87 -             2/11/87 -            10/30/87 -
                                          12/31/97              11/18/99              10/25/99               1/19/99

Cash down payment (Note 1)             $13,435,137           $27,417,112           $25,000,031           $28,643,526

Contract purchase price
plus                                   $13,361,435           $27,266,696           $24,891,350           $28,541,500
   acquisition fee

Other cash expenditures
   expensed                                     --                    --                    --                    --

Other cash expenditures
   capitalized                              73,702               150,416               108,681               102,026
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost                 $13,435,137           $27,417,112           $25,000,031           $28,643,526
(Note 1)
                                  =================      ================      ================      ================





Note 1: This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL American Properties Fund, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties.

Note 2: The partnership owns a 50% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership
           owns  a  12.17%   interest  in  one   restaurant   property  held  as
           tenants-in-common with affiliates.

Note 3: The partnership owns a 49%, 50%, 64% and a 48% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39% and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates.

Note 4: The partnership owns a 73.4%, 69.07% and 46.88% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 5:    The partnership owns a 51%, 26.6%,  57%, 96.1%,  68.87% and 35.71%
           interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held as tenants-in-common with affiliates.




                                     CNL Income            CNL Income            CNL Income            CNL Income
                                      Fund V,               Fund VI,              Fund VII,            Fund VIII,
                                        Ltd.                  Ltd.                  Ltd.                  Ltd.
                                  -----------------      ----------------      ----------------      ----------------
                                      (Note 6)              (Note 7)              (Note 8)              (Note 9)

Locations                         AZ,  FL, GA, IL,       AR,   AZ,   CA,       AL,   AZ,   CO,       AZ,   FL,   IN,
                                  IN,  MI, NH, NY,       FL,   GA,   IL,       FL,   GA,   IN,       LA,   MI,   MN,
                                  OH,  SC, TN, TX,       IN,   KS,   MA,       LA,   MI,   MN,       NC,   NY,   OH,
                                  UT,  WA                MI,   MN,   NC,       NC,   OH,   PA,       TN,   TX,   VA
                                                         NE,   NM,   NY,       SC,   TN,   TX,
                                                         OH,   OK,   PA,       UT,   WA
                                                         TN,   TX,   VA,
                                                         WA,   WY

Type of property                       Restaurants           Restaurants           Restaurants           Restaurants

Gross leasable space
   (sq. ft.) or number                    36 units              60 units              52 units              43 units
   of units and total
   square feet of units                149,519 s/f           243,496 s/f           201,401 s/f           183,957 s/f

Dates of purchase                         2/6/89 -              5/1/87 -              1/5/90 -             4/30/90 -
                                          12/14/99               1/31/00               6/30/00              11/04/99

Cash down payment (Note 1)             $26,459,769           $45,040,871           $32,048,557           $32,433,602

Contract purchase price
plus                                   $26,077,897           $44,520,362           $31,381,875           $31,900,876
   acquisition fee

Other cash expenditures
   expensed                                      --                     --                     --                     --

Other cash expenditures
   capitalized                             381,872               520,509               666,682               532,726
                                  -----------------      ----------------      ----------------      ----------------

Total acquisition cost                 $26,459,769           $45,040,871           $32,048,557           $32,433,602
(Note 1)
                                  =================      ================      ================      ================





Note 6: The partnership owns a 43%, 66.5%, 53.12% and 12% interest in four separate joint ventures. Each joint venture owns one restaurant property. The Partnership also owns a 48.90% interest in a joint venture that sold its property and as of 06/30/00 had not reinvested the net sales proceeds because the Partnership intends to distribute the proceeds to the limited partners. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 7:    The partnership owns a 3.9%, 14.46%,  36%, 66.14%, 50%, 64.29% and
           80% interest in seven separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67%, a 18%, a 23.04%, a 34.74%, a 46.2%, a 85%, a 77% and a 75%
           interest in eight restaurant properties held separately as tenants-in-common with affiliates.

Note 8:    The  partnership  owns a 83.3%,  4.79%,  18%,  79%, 11% and 17.16%
           interest in six separate joint ventures. Five of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. The Partnership also owns a 51.10% interest in a joint venture that sold its property and as of 06/30/00 had not reinvested the net sales proceeds. In addition, the partnership owns a 71%, a 53% and a 35.64% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 9:    The partnership  owns a 85.54%,  87.68%,  36.8%,  12.46% and a 34%
           interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.



                                     CNL Income            CNL Income            CNL Income             CNL Income
                                      Fund IX,               Fund X,              Fund XI,              Fund XII,
                                        Ltd.                  Ltd.                  Ltd.                   Ltd.
                                  -----------------      ----------------      ----------------      -----------------
                                     (Note 10)              (Note 11)             (Note 12)             (Note 13)

Locations                         AL,  CA, CO, FL,       AL,   AZ,   CA,       AL,   AZ,   CA,       AL,  AZ, CA, FL,
                                  GA,  IL, IN, LA,       CO,   FL,   ID,       CO,   CT,   FL,       GA,  LA, MO, MS,
                                  MI,  MN, MS, NC,       IL,   LA,   MI,       KS,   LA,   MA,       NC,  NM, OH, SC,
                                  NH,  NY, OH, SC,       MO,   MT,   NC,       MI,   MS,   NC,       TN,  TX, WA
                                  TN, TX                 NE,   NH,   NM,       NH,   NM,   OH,
                                                         NY,   OH,   PA,       OK,   PA,   SC,
                                                         SC, TN, TX, WA        TX,   VA,   WA

Type of property                       Restaurants           Restaurants           Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                    46 units              55 units              44 units               52 units
   of units and total
   square feet of units                205,174 s/f           232,970 s/f           189,043 s/f            215,701 s/f

Dates of purchase                        8/31/90 -             11/5/91 -             5/18/92 -             10/16/92 -
                                          11/18/99              11/18/99              10/27/99                4/11/00

Cash down payment (Note 1)             $35,281,872           $41,350,155           $38,564,392            $42,818,171

Contract purchase price
plus                                   $34,539,511           $40,647,657           $37,968,947            $42,320,740
   acquisition fee

Other cash expenditures
   expensed                                     --                    --                    --                     --

Other cash expenditures
   capitalized                             742,361               702,498               595,445                497,431
                                  -----------------      ----------------      ----------------      -----------------

Total acquisition cost                 $35,281,872           $41,350,155           $38,564,392            $42,818,171
(Note 1)
                                  =================      ================      ================      =================





Note 10: The partnership owns a 50%, 45.2% and 27.33% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each. In addition, the partnership owns a 67%, a 25% and a 29% interest in three restaurant properties held as tenants-in-common with an affiliate.

Note 11:   The partnership owns a 50%, 88.26%,  40.95%,  10.51%,  69.06% and
           52% interest in six separate joint ventures. Five of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties. In addition, the partnership owns a 13% and a 6.69% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 12:   The  partnership  owns a 62.16%,  77.33%,  85%,  76.6% and 42.8%
           interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.58% and a 23% interest in two restaurant properties held as tenants-in-common with affiliates.

Note 13:   The partnership owns a 31.13%, 59.05%, 18.61%, 87.54%, 27.72% and
           55% interest in six separate joint ventures. Each joint venture owns one restaurant property.



                                     CNL Income            CNL Income             CNL Income             CNL Income
                                     Fund XIII,             Fund XIV,              Fund XV,              Fund XVI,
                                        Ltd.                  Ltd.                   Ltd.                   Ltd.
                                  -----------------      ----------------      -----------------      -----------------
                                     (Note 14)              (Note 15)             (Note 16)              (Note 17)

Locations                         AL,  AR, AZ, CA,       AL,   AZ,   CO,       AL,  CA, FL, GA,       AZ,  CA, CO, DC,
                                  CO,  FL, GA, IN,       FL,   GA,   IL,       KS,  KY, MN, MO,       FL,  GA, ID, IN,
                                  KS,  LA, MD, NC,       KS,   LA,   MN,       MS,  NC, NJ, NM,       KS,  MN, MO, NC,
                                  OH,  PA, SC, TN,       MO,   MS,   NC,       OH,  OK, PA, SC,       NM,  NV, OH, PA,
                                  TX, VA                 NJ,   NV,   OH,       TN, TX, VA             TN, TX, UT, WI
                                                         SC, TN, TX, VA

Type of property                       Restaurants           Restaurants            Restaurants            Restaurants

Gross leasable space
   (sq. ft.) or number                    50 units              68 units               57 units               50 units
   of units and total
   square feet of units                167,286 s/f           210,969 s/f            186,796 s/f            195,916 s/f

Dates of purchase                        5/18/93 -             9/27/93 -              4/28/94 -             10/21/94 -
                                          12/31/97               1/31/00                6/30/00                6/30/00

Cash down payment (Note 1)             $36,388,084           $45,298,133            $39,403,258            $43,177,900

Contract purchase price
plus                                   $36,019,958           $44,871,752            $39,012,968            $42,788,437
   acquisition fee

Other cash expenditures
   expensed                                      --                     --                      --                      --

Other cash expenditures
   capitalized                             368,126               426,381                390,290                389,463
                                  -----------------      ----------------      -----------------      -----------------

Total acquisition cost                 $36,388,084           $45,298,133            $39,403,258            $43,177,900
(Note 1)
                                  =================      ================      =================      =================





Note 14: The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13%, a 63.09% and a 47.83% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, a 11% and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns six restaurant properties and a 23.62% interest in a joint venture which owns one property. In addition, the partnership owns a 16%, a 15% and a 33% interest in three restaurant properties held as tenants-in-common with affiliates.

Note 17: The partnership owns a 32.35% and a 19.72% interest in two separate joint ventures which each own one restaurant. In addition, the partnership owns a 80.44% and a 40.42% interest in two restaurant properties held as tenants-in-common with affiliates.




                                    CNL American           CNL Income             CNL Income
                                  Properties Fund,         Fund XVII,            Fund XVIII,          CNL Retirement
                                        Inc.                  Ltd.                   Ltd.            Properties, Inc.
                                  -----------------      ----------------      -----------------     ------------------
                                     (Note 18)              (Note 19)             (Note 20)              (Note 21)

Locations                         AL,  AZ, CA, CO,       CA,   FL,   GA,       AZ,  CA, FL, GA,             IL
                                  CT,  DE, FL, GA,       IL,   IN,   MI,       IL,  KY, MD, MN,
                                  IA,  ID, IL, IN,       NC,   NV,   OH,       NC,  NV, NY, OH,
                                  KS,  KY, LA, MD,       SC, TN, TX, WA        TN, TX, VA
                                  MI,  MN, MO, MS,
                                  NC,  NE, NH, NJ,
                                  NM,  NV, NY, OH,
                                  OK,  OR, PA, RI,
                                  SC,  TN, TX, UT,
                                  VA, WA, WI, WV

Type of property                       Restaurants           Restaurants            Restaurants        Assisted Living
                                                                                                              Facility

Gross leasable space
   (sq. ft.) or number                   703 units              32 units               26 units                 1 unit
   of units and total
   square feet of units              3,476,654 s/f           130,169 s/f            136,179 s/f             67,224 s/f

Dates of purchase                 6/30/95 - 6/9/00            12/20/95 -             12/27/96 -                4/20/00
                                                                 1/31/00                6/30/00

Cash down payment (Note 1)            $898,625,282           $27,713,758            $31,314,648            $14,639,694

Contract purchase price
plus                                  $896,032,029           $27,647,294            $31,207,661            $14,570,794
   acquisition fee

Other cash expenditures
   expensed                                    --                     --                     --                     --

Other cash expenditures
   capitalized                           2,593,253                66,464                106,987                 68,900
                                  -----------------      ----------------      -----------------     ------------------

Total acquisition cost                $898,625,282           $27,713,758            $31,314,648            $14,639,694
(Note 1)
                                  =================      ================      =================     ==================





Note 18: In May 1998, CNL American Properties Fund, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold all properties subsequent to the formation of CNL APF Partners, LP. CNL American Properties Fund, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF Partners, LP. CNL American Properties Fund, Inc. and CNL APF Partners, LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 19: The partnership owns a 21%, a 60.06% and a 30.94% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, 27.42%, 36.91% and 24% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 20: The partnership owns a 39.93%, a 57.2% and a 39.5% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 21: In December 1999, CNL Retirement Properties, Inc. formed an operating partnership, CNL Retirement Partners, LP, to acquire and hold its interest in properties. CNL Retirement Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Retirement Partners, LP.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Three to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 8, 2000.


                                        CNL HOSPITALITY PROPERTIES, INC.
                                        (Registrant)



                                        By:  /s/ James M. Seneff, Jr.
                                             ------------------------------
                                             James M. Seneff, Jr.
                                             Chairman of the Board and Chief
                                             Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Three to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                       Title                                   Date
                   ---------                                       -----                                   ----


    /s/ James M. Seneff, Jr.                             Chairman of the Board and                    December 8, 2000
    ----------------------------------------
    JAMES M. SENEFF, JR.                                 Chief Executive Officer
                                                         (Principal Executive Officer)


    /s/ Robert A. Bourne                                 Director and President                       December 8, 2000
    ----------------------------------------
    ROBERT A. BOURNE



    /s/ C. Brian Strickland                              Senior Vice President, Finance and          December 8, 2000
    ----------------------------------------
    C. BRIAN STRICKLAND                                  Administration (Principal Financial
                                                         and Accounting Officer)


    /s/ Mathew W. Kaplan                                         Director                             December 8, 2000
    ----------------------------------------
    MATHEW W. KAPLAN


    /s/ Charles E. Adams                                   Independent Director                       December 8, 2000
    ----------------------------------------
    CHARLES E. ADAMS


    /s/ Lawrence A. Dustin                                 Independent Director                       December 8, 2000
    ----------------------------------------
    LAWRENCE A. DUSTIN


    /s/ John A. Griswold                                   Independent Director                       December 8, 2000
    ----------------------------------------
    JOHN A. GRISWOLD


    /s/ Craig M. McAllaster                                Independent Director                       December 8, 2000
    ----------------------------------------
    CRAIG M. MCALLASTER



                                  EXHIBIT INDEX

     Exhibits                                                              Page

    *1.1      Form of Managing Dealer Agreement

    *1.2      Form of Participating Broker Agreement

     3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form S-11") and incorporated herein by reference.)

     3.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

     3.3      CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
              3.3 to the 1996 Form S-11 and incorporated herein by reference.)

     3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (To change the name of the Company from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as
              Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

     3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-67787) (the "1998 Form S-11") and incorporated herein by reference.)

     *3.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000


     *3.7     Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc.



     4.1      CNL  American   Realty  Fund,  Inc.   Articles  of   Incorporation
              (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

     4.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

     4.3      CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit
              3.3 and incorporated herein by reference.)

     4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

     4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

     4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the 1998 Form S-11 and incorporated herein be reference.)



--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

     4.7 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 and incorporated herein by reference.)


     4.8 Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 and incorporated herein by reference.)

     *5 Opinion of Shaw Pittman as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

     *8 Opinion of Shaw Pittman regarding certain material tax issues relating to CNL Hospitality Properties, Inc.

     *10.1 Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank

     *10.2 Advisory Agreement dated as of June 17, 2000, between CNL Hospitality Properties, Inc. and CNL Hospitality Corp.

     10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

     10.4     Form of  Indemnification  and Put Agreement  (Previously  filed as
              Exhibit 10.4 to the 1996 Form S-11 and incorporated herein by reference.)

     10.5     Form  of   Unconditional   Guaranty  of  Payment  and  Performance
              (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

     10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1996 Form S-11 and incorporated herein by reference.)

     10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1996 Form S-11 and incorporated herein by reference.)

     10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

     10.9 Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A.
              Griswold, dated January 7, 1999; Charles E. Adams and Craig M. McAllaster, dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; and Thomas J. Hutchison III dated May 16, 2000 (Previously filed as Exhibit 10.2 to the Form 10-Q filed on May 17, 1999 and incorporated herein by reference.)

     10.10 Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

     10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

     10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

     10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.13 to the 1996 Form S-11 and incorporated herein by reference.)

     10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.14 to the 1996 Form S-11 and incorporated herein by reference.)

     10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

     10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit
              10.16 to the 1996 Form S-11 and incorporated herein by reference.)

     10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit
              10.17 to the 1996 Form S-11 and incorporated herein by reference.)

     10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

     10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

     10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

     10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

     10.22 Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.22 to the 1998 Form S-11 and incorporated herein by reference.)

     10.23 First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C. relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.23 to the 1998 Form S-11 and incorporated herein by reference.)

     10.24 Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard - Philadelphia (Previously filed as Exhibit 10.24 to the 1998 Form S-11 and incorporated herein by reference.)


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

     10.25 Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn
              - Mira Mesa (Previously filed as Exhibit 10.25 to the 1998 Form S-11 and incorporated herein by reference.)


     10.26 Purchase and Sale Agreement between Marriott International, Inc., TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 24, 1999, relating to the Residence Inn - Mira Mesa and the TownePlace Suites - Newark (Previously filed as Exhibit
              10.26 to the 1998 Form S-11 and incorporated herein by reference.)


     10.27 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Gwinnett Place, (amends
              Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as Exhibit
              10.15 to the Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

     10.28 First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn - Buckhead (Lenox Park) (amends
              Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit
              10.16 to the Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

     10.29 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to the 1998 Form S-11 and incorporated herein by reference.)

     10.30 Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to the 1998 Form S-11 and incorporated herein by reference.)

     10.31 Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to the 1998 Form S-11 and incorporated herein by reference.)

     *10.32 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated June 17, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert

     *10.33 Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer dated January 19, 2000, relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert

     *10.34 Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to Courtyard - Palm Desert and the Residence Inn - Palm Desert (amends Exhibit 10.33 above)

     *10.35   Assignment   Agreement  between  CNL  Hospitality  Corp.  and  CNL
              Hospitality Partners, LP relating to the Courtyard - Palm Desert and the Residence Inn - Palm Desert


--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

     *10.36 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the SpringHill Suites
              - Gaithersburg

     *10.37 Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites - Gaithersburg

     *10.38 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the Residence Inn - Merrifield

     *10.39 Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Merrifield


     *10.40 First Amendment to Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn - Mira Mesa , SpringHill Suites - Gaithersburg, Residence Inn - Merrifield and TownePlace Suites - Newark (amends Exhibits 10.26 and 10.39 above)

     *10.41 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Courtyard - Alpharetta

     *10.42 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Residence Inn
              - Cottonwood

     *10.43 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Mt. Laurel

     *10.44 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Scarborough

     *10.45 Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites - Tewksbury

     *10.46 Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline Capital Corporation, Marriott International, Inc., and joined in by CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury

     *10.47 First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant, Crestline Capital Corporation, and Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn - Cottonwood, Courtyard - Alpharetta, and TownePlace Suites - Mt. Laurel, Scarborough and Tewksbury

     10.48 Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated November 4, 2000, relating to the TownePlace Suites - Newark (Filed herewith.)




--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.

     10.49 Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard - Little Lake Bryan (Filed herewith.)

     10.50    Lease  Agreement   between  LLB  F-Inn,   L.L.C.  and  LLB  Tenant
              Corporation, dated October 12, 2000, relating to the Fairfield Inn
              - Little Lake Bryan (Filed herewith.)

     10.51 First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard - Little Lake Bryan (amends Exhibit 10.49 above) (Filed herewith.)

     10.52 First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn - Little Lake Bryan (amends Exhibit 10.50 above) (Filed herewith.)

     10.53 Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard - Little Lake Bryan and the Fairfield Inn - Little Lake Bryan (Filed herewith.)

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants, dated December 8, 2000 (Filed herewith.)


     23.2 Consent of Shaw Pittman (Contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference.)



--------------------
* Previously filed as exhibits to the Registration Statement on Form S-11 (File No. 333-89691) filed October 26, 1999, as amended, and incorporated herein by reference.